As filed with the Securities and Exchange Commission on October 5, 2018

Registration No. 333-227085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUSINESS FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	6022	20-5340628
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

David R. (“Jude”) Melville III

President and Chief Executive Officer

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

(225) 248-7600

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lowell W. Harrison, Esq.	Bob D. Tucker, Esq.
John T. Wilson, Jr., Esq.	George P. Holmes, Esq.
Fenimore, Kay, Harrison & Ford, LLP	Kantrow, Spaht, Weaver & Blitzer (APLC)
812 San Antonio Street, Suite 600	445 North Boulevard, Suite 300
Austin, Texas 78701	Baton Rouge, Louisiana 70802
(512) 583-5900	(225) 383-4703
(512) 583-5940 (facsimile)	(225) 343-0630 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: 

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated filer	☐	Emerging growth company	☑
Non−accelerated filer	☐	(do not check if a smaller reporting company)		Smaller reporting company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,679,608 (1)	N/A	24,497,275.27 (2)	3,049.91

(1) Represents the maximum number of shares of the common stock of the registrant estimated to be issuable upon completion of the merger described herein.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) and (f)(3) under the Securities Act by multiplying (i) the book value of Richland State Bancorp, Inc. (“RSBI”) common stock of $347.56 per share as of June 30, 2018 by (ii) 101,053, which represents the maximum number of shares of RSBI common stock to be exchanged in the merger to which this Registration Statement relates, less the anticipated cash portion of the merger consideration of $10,627,737 to be paid by the registrant to the holders of RSBI common stock and options to purchase RSBI common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY – SUBJECT TO COMPLETION, DATED October 5, 2018

JOINT PROXY STATEMENT/PROSPECTUS

PROPOSED MERGER AND SHARE ISSUANCE—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

You are invited to attend a special meeting of shareholders of Richland State Bancorp, Inc., or Richland State, on                      , 2018, at           p.m., local time, at 724 Louisa Street, Rayville, Louisiana 71269. At the meeting, Richland State’s shareholders will be asked to vote on a proposal to approve the Agreement and Plan of Reorganization, dated June 1, 2018, by and between Richland State and Business First Bancshares, Inc., or Business First. The Agreement and Plan of Reorganization, which we refer to in this proxy statement/prospectus as the merger agreement, provides for the merger of Richland State with and into Business First, with Business First surviving the merger. Business First is the parent company for Business First Bank, Baton Rouge, Louisiana, and is listed on the NASDAQ Global Select Market under the symbol “BFST.”

If the merger agreement and the merger contemplated thereby are approved by Richland State’s shareholders and the merger is completed, the holders of Richland State’s common stock and options to purchase Richland State common stock would be entitled to receive, in the aggregate, 1,679,608 shares of Business First common stock (the “aggregate stock consideration”) and $10,627,737 in cash (the “aggregate cash consideration” and together with the aggregate stock consideration, the “aggregate merger consideration”), subject to certain potential adjustments described in this proxy statement/prospectus, including the ability of Richland State to make certain pre-closing cash distributions to its shareholders relating to its tax status as a Subchapter S corporation. Using Business First's closing stock price of $23.92 per share on June 1, 2018, the trading day immediately prior to announcement of the transaction, the implied total value of the consideration to be paid to Richland State's shareholders would be $50.8 million.

Each share of Richland State common stock, other than shares of Richland State common stock held by any shareholder of Richland State who has perfected statutory appraisal rights in connection with the merger (a “dissenting shareholder”), will be entitled to receive a portion of the aggregate merger consideration equal to (i) the aggregate cash consideration divided by the number of outstanding shares of Richland State common stock immediately prior to the effective time (the “per share cash consideration”), and (ii) the aggregate stock consideration divided by the number of outstanding shares of Richland State common stock immediately prior to the effective time (the “per share stock consideration” and together with the per share cash consideration, the “per share merger consideration”). There are anticipated to be 98,553 outstanding shares of Richland State common stock immediately prior to the effective time, including 2,500 shares issuable upon the exercise of outstanding options to purchase Richland State common stock, which options must be exercised or will be terminated in connection with the merger.

The aggregate merger consideration is subject to a dollar-for-dollar downward adjustment to the extent Richland State’s adjusted tangible shareholders’ equity is less than $34,600,000 (the “adjusted tangible shareholders’ equity threshold”) as of a date, to be determined by Richland State, that is within ten days prior to the closing of the merger. The adjusted tangible shareholders’ equity of Richland State will be calculated as the sum of Richland State’s capital stock, surplus and undivided profits, on a consolidated basis, including the unrealized gains or losses on available-for-sale securities as of April 30, 2018, excluding any goodwill and unrealized gains or losses on available-for-sale securities after April 30, 2018, and less certain merger costs and other specified items which are described in more detail in this proxy statement/prospectus. The aggregate cash consideration and the adjusted tangible shareholders’ equity threshold is subject to a dollar-for-dollar downward adjustment if Richland State makes distributions to its shareholders, with Business First’s consent, in excess of its normal Subchapter S distributions prior to closing.

Because the value of the merger consideration to be paid to Richland State’s shareholders fluctuates with the price of Business First common stock and is subject to certain potential adjustments contained in the merger agreement, you may not know the actual merger consideration that you would receive when you vote on the proposal at the special meeting. For more information regarding these adjustments, please refer to “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page of this proxy statement/prospectus. However, for illustrative purposes only, had the merger transaction occurred on September 28, 2018, the latest practicable date before the printing of this proxy statement/prospectus, Richland State’s shareholders would have been entitled to receive for each share of Richland State stock (i) 17.04 shares of Business First common stock, with an implied value of $23.92 per share as of June 1, 2018, the trading day immediately prior to the announcement of the transaction, and (ii) a cash payment of $102.12, for a total implied value of $509.78 per share.

Your vote is important regardless of the number of shares that you own. Approval of the merger agreement requires the approval of the holders of at least a majority of the outstanding shares of Richland State common stock. Richland State’s shareholders will also, if necessary, vote upon a proposal to adjourn the special meeting to a later date if there are not enough votes at the meeting to approve the merger agreement, which we refer to as the adjournment proposal. Whether or not you plan to attend the special meeting, please take time to vote by following the voting instructions included in the enclosed proxy card. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

Richland State’s board of directors unanimously recommends that Richland State shareholders vote “FOR” the adoption of the merger agreement and, if necessary, “FOR” the adjournment proposal at the Richland State special meeting.

This proxy statement/prospectus describes the Richland State special meeting, the issuance of the Business First common stock in connection with the merger, the documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page , for a discussion of the risks relating to the merger. You also can obtain information about Business First from documents that it has filed with the Securities and Exchange Commission.

David R. “Jude” Melville, III	N. Jerome Vascocu
President and Chief Executive Officer	President and Chief Executive Officer
Business First Bancshares, Inc.	Richland State Bancorp, Inc.
Telephone: (225) 248-7600	Telephone: (318) 728-2024

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Business First or Richland State, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is                        , 2018, and it is first being mailed or otherwise delivered to the shareholders of Richland State on or about                        , 2018.

RICHLAND STATE BANCORP, INC.
724 Louisa Street
Rayville, Louisiana 71269

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Richland State Bancorp, Inc.:

Notice is hereby given that Richland State Bancorp, Inc. (which we refer to as “Richland State”) will hold a special meeting of its shareholders on                , 2018 at 724 Louisa Street, Rayville, Louisiana 71269, at       p.m., local time, to consider and vote upon the following matters:

●

a proposal to approve the Agreement and Plan of Reorganization (which we refer to as the “merger agreement”), dated June 1, 2018, by and between Business First Bancshares, Inc. (“Business First”) and Richland State, pursuant to which Richland State will merge with and into Business First (which we refer to as the “merger”), with Business First surviving the merger, and approve the merger, each as more fully described in the accompanying proxy statement/prospectus (which we refer to as the “merger proposal”); and

●	a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (which we refer to as the “adjournment proposal”).

The proposals are described in the accompanying proxy statement/prospectus. Richland State has fixed the close of business on                , 2018 as the record date for the special meeting. Only Richland State shareholders of record as of the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Richland State common stock. The adjournment proposal will be approved if the holders of a majority of the shares of Richland State common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the adjournment proposal vote in favor of such proposal.

Shareholders of Richland State have appraisal rights under the Louisiana Business Corporation Act (which we refer to as the “LBCA”) in connection with the proposed merger. Because appraisal rights are available to Richland State’s shareholders, the following notice of such rights is required under Part 13 of the LBCA:

Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the shareholder’s intent to demand appraisal if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with those requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights.

A copy of the procedural requirements for shareholders exercising appraisal rights is included with the accompanying proxy statement/prospectus as Annex C, and a summary of the provisions can be found under the section of the proxy statement/prospectus entitled “The Merger—Dissenters’ Rights in the Merger.”

Richland State’s board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Richland State and its shareholders, and unanimously recommends that Richland State shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Your vote is very important. Business First and Richland State cannot complete the merger unless Richland State’s shareholders approve the merger agreement and approve the merger. Regardless of whether you plan to attend the Richland State special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of Richland State, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

The proxy statement/prospectus provides a detailed description of the special meeting of Richland State’s shareholders, the merger proposal, the documents related to the merger and other related matters. Business First and Richland State urge you to read the proxy statement/prospectus, including any documents you are referred to, and its annexes carefully and in their entirety. We look forward to seeing you at the Richland State special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert W. Calvert, Jr.
Chairman of the Board

ADDITIONAL INFORMATION

This proxy statement/prospectus references important business and financial information about Business First and Richland State from other documents that are not included in or delivered with this proxy statement/prospectus. For more details on these documents, including how you may obtain these documents from the SEC’s website, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 126. You may obtain free copies of any such documents by requesting copies in writing or by telephone from the appropriate company, as set forth below:

Business First Bancshares, Inc.	Richland State Bancorp, Inc.
500 Laurel Street, Suite 101	724 Louisa Street
Baton Rouge, Louisiana 70801	Rayville, Louisiana 71269
Attn: Corporate Secretary	Attn: Corporate Secretary
Telephone: (225) 248-7600	Telephone: (318) 728-2024

You will not be charged for any of these documents that you request. To receive timely delivery of these documents in advance of the meeting, you must make your request no later than five business days before the Richland State special meeting.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (which we refer to as the “SEC”) by Business First (File No. 333-227085), constitutes a prospectus of Business First under Section 5 of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the shares of Business First common stock to be issued to Richland State shareholders pursuant to the terms of the merger agreement. This document also constitutes a notice of special meeting with respect to Richland State’s shareholders and a proxy statement with respect to the special meeting under the Securities Exchange Act of 1934, as amended.

You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. This proxy statement/prospectus is dated                 , 2018, and you should assume that the information in this document is accurate only as of such date unless another date is specified. Neither the mailing of this document to Richland State shareholders nor the issuance by Business First of shares of Business First common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Business First has been provided by Business First and information contained in this document regarding Richland State has been provided by Richland State.

For more details, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 126.

Questions and Answers

The following are some questions that you, as a Richland State shareholder, may have about the merger and the Richland State special meeting, and brief answers to those questions. Business First and Richland State urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Richland State special meeting or the proposals presented at that meeting. Additional important information is also contained in the annexes to this proxy statement/prospectus. For details about where you can find additional important information, please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 126.

Unless the context otherwise requires, references in this proxy statement/prospectus to “Business First” refer to Business First Bancshares, Inc., a Louisiana corporation, and its affiliates, including Business First Bank, a Louisiana banking association and the wholly-owned subsidiary of Business First Bancshares, Inc. Additionally, unless the context otherwise requires, references to “Richland State” refer to Richland State Bancorp, Inc., a Louisiana corporation, and its affiliates, including Richland State Bank, a Louisiana banking association and the wholly-owned subsidiary of Richland State Bancorp, Inc.

Q:	What is the merger?

A:

Business First and Richland State entered into the Agreement and Plan of Reorganization on June 1, 2018 (which we refer to as the “merger agreement”). Under the merger agreement, Richland State will merge with and into Business First, with Business First continuing as the surviving entity (which we refer to as the “merger”). A copy of the merger agreement is included in this proxy statement/prospectus as Annex A. The merger cannot be completed unless, among other things, the holders of at least a majority of the issued and outstanding shares of common stock of Richland State vote in favor of the proposal to approve the merger agreement and approve the merger (which we refer to as the “Richland State merger proposal”).

Q:	What are the material terms of the merger?

A:

The material terms of the merger, including the consideration that the Richland State shareholders are entitled to receive as a result of the merger, are contained in the merger agreement which is attached to this proxy statement/prospectus as Annex A. For a summary of such terms, see “Summary” beginning on page 7. For a full description of such terms, see “The Merger Agreement” beginning on page 107.

Q:	Why am I receiving this proxy statement/prospectus?

A:

Business First and Richland State are delivering this proxy statement/prospectus to you because it contains a proxy statement being used by Richland State’s board of directors (which we refer to as the “Richland State Board”) to solicit proxies of Richland State’s shareholders entitled to vote on approval of the merger proposal and related matters. Richland State has called a special meeting of its shareholders to consider the Richland State merger proposal (which we refer to as the “Richland State special meeting”). This document serves as the proxy statement for the Richland State special meeting and describes the proposals to be presented at the Richland State special meeting. It also constitutes a notice of special meeting with respect to the Richland State special meeting.

In addition, this document constitutes a prospectus that is being delivered to Richland State shareholders because Business First is offering shares of Business First common stock to Richland State shareholders in connection with the merger. This proxy statement/prospectus contains important information about Business First and an investment in its common stock.

This proxy statement/prospectus contains important information about the merger, the proposals being voted on at the Richland State special meeting and important information to consider in connection with an investment in Business First common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of Richland State stock voted by proxy without attending the Richland State special meeting. Your vote is important, and Business First and Richland State encourage you to submit your proxy as soon as possible.

Q:	What are Richland State shareholders being asked to vote on at the Richland State special meeting?

A:	Richland State is soliciting proxies from its shareholders with respect to the following proposals:

•	the Richland State merger proposal; and

•

a proposal to adjourn the Richland State special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Richland State merger proposal (which we refer to as the “Richland State adjournment proposal”). Completion of the merger is not conditioned upon approval of the Richland State adjournment proposal.

Q:	When and where is the Richland State special meeting?

A:	The Richland State special meeting will be held on , 2018, at p.m., local time, at Richland State’s main office located at 724 Louisa Street, Rayville, Louisiana 71269.

Q:	How does the Richland State Board recommend that I vote at the Richland State special meeting?

A:

The Richland State Board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Richland State and its shareholders and has unanimously approved the merger agreement and the merger. The Richland State Board unanimously recommends that Richland State shareholders vote “FOR” the Richland State merger proposal and “FOR” the Richland State adjournment proposal. For the factors considered by the Richland State Board in reaching its decision to approve the Richland State merger proposal, see “The Merger—Richland State’s Reasons for the Merger; Recommendation of the Richland State Board” beginning on page 87.

Certain executive officers and directors of Richland State and their affiliates have entered into a voting agreement with Business First, solely in their capacity as shareholders of Richland State, pursuant to which they have agreed to vote in favor of the Richland State merger proposal and in favor of any other matter required to be approved by the shareholders of Richland State to facilitate the transactions contemplated by the merger agreement. Collectively, these executive officers and directors own 26,589 shares of Richland State common stock, including stock options to purchase shares of Richland State common stock, or approximately 26.3% of the outstanding shares of Richland State common stock on a fully diluted basis. For more information regarding the voting agreements, see “The Merger Agreement—Richland State Director Support Agreements and Richland State Voting Agreements” beginning on page 120.

Q:	What constitutes a quorum for the Richland State special meeting?

A:

The holders of a majority of the shares of Richland State stock issued and outstanding and entitled to vote at the Richland State special meeting must be present, either in person or by proxy, to constitute a quorum at the special meeting. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.

Q:	What is the vote required to approve each proposal at the Richland State special meeting?

A:

The Richland State merger proposal: The affirmative vote of at least a majority of the outstanding shares of Richland State common stock is required to approve the Richland State merger proposal. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote in person at the Richland State special meeting (if you have not submitted a proxy card) or fail to instruct your bank or broker how to vote with respect to the Richland State merger proposal, it will have the effect of a vote AGAINST the proposal.

The Richland State adjournment proposal: The affirmative vote of the holders of a majority of the outstanding shares of Richland State common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the Richland State adjournment proposal is required to approve the proposal. If you mark “ABSTAIN” on your proxy card, it will have the effect of a vote AGAINST the proposal. If you fail to submit a proxy card or fail to vote in person at the Richland State special meeting (if you have not submitted a proxy card) or fail to instruct your bank or broker how to vote with respect to the Richland State adjournment proposal, it will have no effect on the proposal.

Q:	Why is my vote important?

A:

Your failure to vote will have the effect of a vote “AGAINST” the Richland State merger proposal. The Richland State Board unanimously recommends that you, as a Richland State shareholder, vote “FOR” the Richland State merger proposal. Further, if you do not vote, it will be more difficult for Richland State to obtain the necessary quorum to hold its special meeting and to obtain approval of the proposals to be voted upon at the special meeting.

Q:	Can I attend the special meeting and vote my shares in person?

A:

Yes. All shareholders of Richland State as of the Richland State record date, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record as of the Richland State record date, are invited to attend the Richland State special meeting. Shareholders of record can vote in person at the Richland State special meeting. If you are not a shareholder of record as of the Richland State record date, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Richland State special meeting.

If you plan to attend the Richland State special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Richland State reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Richland State special meeting is prohibited without Richland State’s express written consent.

Q:	Can I change my vote?

A:

Yes. If you are the record holder of your shares as of the Richland State record date, you may revoke any proxy given pursuant to this solicitation by the Richland State Board at any time before it is voted at the special meeting by (i) giving written notice to the Corporate Secretary of Richland State, or (ii) executing a proxy bearing a later date and delivering that proxy to the Corporate Secretary of Richland State at or before the Richland State special meeting.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Richland State Bancorp, Inc., 724 Louisa Street, Rayville, Louisiana 71269, Attn: Corporate Secretary. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting.

If you hold your shares in your name as a shareholder of record, in order to vote your shares you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you hold your shares in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. “Street name” shareholders who wish to vote in person at their special meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:

If you are a Richland State shareholder and if your shares of Richland State stock are registered directly in your name, you are considered the shareholder of record with respect to those shares of Richland State stock. On the close of business on         , 2018, the Richland State record date, Richland State had         holders of record.

If your shares of Richland State stock are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” If your shares are held in street name, this proxy statement/prospectus and the Richland State proxy card, as applicable, have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Q:	If my shares are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:

No. Your bank or broker cannot vote your shares without instructions from you with respect to the Richland State merger proposal or the Richland State adjournment proposal. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:	How are broker non-votes and abstentions treated?

A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Both the Richland State merger proposal and the Richland State adjournment proposal are non-routine matters, and a broker or nominee does not have discretionary voting power with respect to the proposals.

Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. If a broker or nominee does not vote on any matter, the shares held by such broker or nominee is not included in determining whether a quorum exists.

Abstentions and broker non-votes by Richland State shareholders will have the effect of a vote “AGAINST” the Richland State merger proposal because Louisiana law requires the Richland State merger proposal be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Likewise, abstentions will have the effect of a vote “AGAINST” the Richland State adjournment proposal. However, broker non-votes will not have the effect of a vote “AGAINST” the Richland State adjournment proposal.

Q:	What are the U.S. federal income tax consequences of the merger to Richland State shareholders?

A:

The obligations of Richland State and Business First to complete the merger are subject to, among other customary closing conditions described in this proxy statement/prospectus, the merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). Assuming that the merger qualifies as a reorganization under the Code, holders of Richland State stock who exchange their shares of Richland State stock in exchange for a combination of shares of Business First common stock and cash consideration pursuant to the merger generally will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the cash consideration received and the fair market value of the shares of Business First common stock received over that holder’s adjusted tax basis in the holder’s shares of Richland State stock that were surrendered, and (ii) the amount of cash consideration received by that holder in exchange for their shares of Richland State stock pursuant to the merger. In addition, a holder of Richland State stock generally will recognize gain with respect to any cash received instead of fractional shares of Business First common stock.

You should read the section of this proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 121 for a general discussion of the material U.S. federal income tax consequences of the merger. The U.S. federal income tax consequences described above may not apply to all holders of Richland State stock. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	Are Richland State shareholders entitled to dissenters’ rights?

A:

Yes, Richland State shareholders may assert dissenters’ rights. For further information, see “The Merger —Dissenters’ Rights in the Merger” beginning on page 102, which discussion is qualified by the full text of the provisions of the LBCA relating to rights of appraisal set forth in Annex C hereto.

Q:	If I am a Richland State shareholder, should I send in my Richland State stock certificates now?

A:

No. Please do not send in your Richland State stock certificates with your proxy. After the merger, Business First’s exchange agent, American Stock Transfer & Trust Company, LLC, will send you instructions for exchanging Richland State stock certificates for your portion of the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange of Certificates” beginning on page 109.

Q:	Who may I contact if I cannot locate my Richland State stock certificate(s)?

A:	If you are unable to locate your original Richland State stock certificate(s), you should contact John Mulhern, Corporate Secretary of Richland State, at (318) 728-2024.

Q:	What should I do if I receive more than one set of voting materials?

A:

Richland State shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Richland State stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Richland State stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Richland State stock that you own.

Q:	When is the merger expected to be completed?

A:

Business First and Richland State currently expect to complete the merger in the fourth quarter of 2018. However, neither Business First nor Richland State can assure you of if or when the merger will be completed. Before the merger is completed, Richland State must obtain the approval of its shareholders for the Richland State merger proposal, necessary regulatory approvals must be obtained and certain other closing conditions must be satisfied.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, holders of Richland State stock will not receive any consideration for their shares in connection with the merger. Instead, Richland State will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, Richland State may be required to pay a termination fee. See the section of this proxy statement/prospectus entitled “The Merger Agreement —Termination Fee” beginning on page 118 for a discussion of the circumstances under which termination fees will be required to be paid.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Richland State stock, please contact John Mulhern, Corporate Secretary of Richland State, at (318) 728-2024.

Summary

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. Business First and Richland State urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which they refer in order to fully understand the merger. A copy of the merger agreement is attached as Annex A. For a full discussion of each item in this summary, please refer to the page of this proxy statement/prospectus set forth below.

Information about Business First (page 32)

Business First Bancshares, Inc. is a bank holding company headquartered in Baton Rouge, Louisiana, and the parent company of Business First Bank, a Louisiana state banking association and community-based financial institution that offers a full array of banking products and services. Business First currently operates throughout the state of Louisiana, including in the state’s six largest metropolitan markets, and in Dallas, Texas from a network of 18 banking centers and a wealth solutions office. Business First is currently one of the ten largest Louisiana-based financial institutions. As of June 30, 2018, on a consolidated basis, Business First had total assets of $1.6 billion, total loans of $1.2 billion, total deposits of $1.3 billion and shareholders’ equity of $210.6 million.

Business First’s common stock is listed on the NASDAQ Global Select Market (which we refer to as “NASDAQ”) under the symbol “BFST.”

Business First’s principal office is located at 500 Laurel Avenue, Suite 100, Baton Rouge, Louisiana 78701, and its telephone number at that location is (225) 248-7600.

Information about Richland State (page 33)

Richland State Bancorp, Inc. is a financial holding company headquartered in Rayville, Louisiana, and the parent company of Richland State Bank, a Louisiana state banking association that offers a full range of banking products and services from seven full-service branch locations located in or near Rayville, Minden and Monroe, Louisiana. Richland State is the leading financial institution in Richland Parish in deposit market share. As of June 30, 2018, Richland State reported total assets of $301.0 million, total loans of $197.3 million, total deposits of $263.8 million and total stockholders’ equity of $34.4 million.

Richland State’s principal office is located at 724 Louisa Street, Rayville, Louisiana 71269, and its telephone number at that location is (318) 728-2024.

Consideration to be Received by Richland State Shareholders in the Merger (page 107)

At the effective time, each outstanding share of Richland State (other than shares of Richland State held in the treasury of Richland State or by any dissenting shareholder) will be converted into the right to receive, subject to possible adjustment as described below, a number of shares of Business First common stock (which we refer to as the “per share stock consideration”) and an amount in cash, (which we refer to as the “per share cash consideration”, and together with the per share stock consideration, the “aggregate merger consideration”) the amounts of which are determined as described below. In the aggregate, subject to possible adjustment as described below, the consideration paid to Richland State shareholders and option holders will consist of 1,679,608 shares of Business First common stock and $10,627,737 in cash.

Because the value of Business First’s common stock may fluctuate between the date of this proxy statement/prospectus, the date of the Richland State special meeting, and the closing date, Richland State shareholders will not know with certainty the exact number of shares or amount of cash each will receive, or the value of those shares, when they vote to approve the Richland State merger proposal. For illustrative purposes only, based upon the closing price of Business First common stock of $26.55 on September 28, 2018, the latest practicable trading day before the printing of this proxy statement/prospectus, and assuming there are no adjustments to the aggregate merger consideration, the implied value of the aggregate merger consideration would be $55.2 million and the implied value of the per share merger consideration would be $554.60 if the transaction were to have been consummated on that date.

The consideration to be received by Richland State shareholders is subject to certain potential adjustments in the event that (i) Richland State makes distributions to its shareholders, with Business First’s consent, in excess of its normal Subchapter S distributions prior to closing, (ii) the adjusted tangible shareholders’ equity of Richland State, as defined in the merger agreement, is less than $34,600,000 at closing, or (iii) the value of Business First’s common stock has declined to less than a specified threshold, and has declined relative to the NASDAQ Bank Index by more than a specified threshold. For more information on the potential adjustments to the merger consideration, please see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108.

Additionally, Business First will not issue any fractional shares in the merger. In lieu of a fractional share that might be due a Richland State shareholder, Business First will pay an amount in cash equal to the value of the fractional share, as described in “The Merger Agreement—Structure of the Merger—Fractional Shares” beginning on page 108.

Treatment of Richland State Stock Options in the Merger (page 108)

Richland State has agreed to cause each holder of stock options to purchase Richland State common stock, at least 15 days prior to the closing, to either (i) exercise or agree in writing to exercise such options prior to closing, or (ii) agree to the cancellation of such options in exchange for a cash payment equal to the sum of (i) the per share cash consideration and (ii) the per share stock consideration multiplied by the volume weighted average closing price of Business First common stock for the 10 trading days immediately prior to the determination date, less the exercise price of such option. Each holder of a Richland State option will be required to enter into an option termination agreement as a condition to receiving cash for the cancellation of such Richland State options.

Material U.S. Federal Income Tax Consequences of the Merger (page 121)

The obligations of Richland State and Business First to complete the merger are subject to, among other customary closing conditions described in this proxy statement/prospectus, the merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the merger qualifies as a reorganization under the Code, holders of Richland State stock who exchange their shares of Richland State stock for a combination of shares of Business First common stock and cash consideration pursuant to the merger generally will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the cash consideration received and the fair market value of the shares of Business First common stock received over that holder’s adjusted tax basis in the holder’s shares of Richland State stock that were surrendered, and (ii) the amount of cash consideration received by that holder in exchange for their shares of Richland State stock pursuant to the merger. In addition, a holder of Richland State stock generally will recognize gain with respect to any cash received instead of fractional shares of Business First common stock.

The U.S. federal income tax consequences described above may not apply to all holders of Richland State common stock. Your tax consequences will depend on your individual situation. Accordingly, Business First and Richland State strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Opinion of Richland State’s Financial Advisor (page 90 and Annex B)

On May 29, 2018, National Capital, L.L.C. (which we refer to as “National Capital”) rendered to Richland State its written opinion with respect to the fairness, from a financial point of view, to the holders of Richland State common stock, as of the date of the opinion, of the merger consideration to be received in the merger by such holders pursuant to the terms of the merger agreement. National Capital’s opinion was directed to the Richland State Board and did not address any other aspect or implication of the merger. The references to National Capital’s opinion in this proxy statement/prospectus are qualified in their entirety by reference to the full text of National Capital’s written opinion, which is included as Annex B to this proxy statement/prospectus, and National Capital’s opinion sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by National Capital in preparing its opinion.

Neither National Capital’s opinion, nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to the Richland State Board or any shareholder of Richland State as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. National Capital’s opinion was furnished for the use and benefit of the Richland State Board (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and National Capital will not be deemed to have, any fiduciary duty to the Richland State Board, Richland State, any security holder or creditor of Richland State or any other person, regardless of any prior or ongoing advice or relationships.

Interests of Richland State’s Directors and Executive Officers in the Merger (page 99)

In considering the recommendation of the Richland State Board with respect to the merger agreement, you should be aware that certain of Richland State’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Richland State shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Richland State shareholders include:

•

Director Support Agreements. Business First has entered into separate support agreements with each of the non-employee directors of Richland State, to be effective, if at all, upon completion of the merger. Each of those agreements provides, among other things, that each such director agrees to use reasonable efforts to refrain from harming the goodwill and customer and client relationships of Richland State, as well as certain confidentiality, non-competition and non-solicitation obligations following the closing date. For more information, please see “The Merger Agreement—Director Support Agreements and Voting Agreement” beginning on page 120.

•

Voting Agreement. Business First has entered into a voting agreement with each director and executive officer of Richland State, pursuant to which each has agreed, solely in their capacity as shareholders of Richland State, to vote their shares of common stock in favor of the Richland State merger proposal. For more information, please see “The Merger Agreement—Director Support Agreements and Voting Agreement” beginning on page 120.

•

Stock Options. Certain officers and directors of Richland State hold stock options to purchase shares of Richland State common stock. Richland State has agreed to cause all its stock option holders to either agree to exercise such options prior to closing or agree to the cancellation of the options in exchange for a cash payment, as discussed in more detail in “The Merger Agreement—Structure of the Merger—Treatment of Richland State Stock Options” beginning on page 108.

•

Indemnification and Insurance. The directors and officers of Richland State will receive indemnification from Business First for a period of four years after completion of the merger to the same extent and subject to the conditions set forth in the articles of incorporation and bylaws of Richland State and continued director and officer liability insurance coverage for such four year period. Payment of the premium for the continued director and officer liability coverage will be considered a transaction expense and accounted for in determining Richland State’s adjusted tangible shareholders’ equity, as discussed in more detail in “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108.

•

Employee Benefit Plans. Employees of Richland State who continue on as employees of Business First will be entitled to participate as newly-hired employees in the employee benefit plans and programs maintained for employees of Business First and Business First Bank. These employees will receive credit for their years of service with Richland State for all purposes under the employee welfare benefit plans and other employee benefit plans and programs sponsored by Business First or Business First Bank, to the extent permitted by applicable law and the terms of such plans.

•

Employment Agreement. Business First has entered into an executive employment agreement with Jerome Vascocu, Richland State Bancorp, Inc.’s President and Chief Executive Officer, to be effective, if at all, upon completion of the merger. The agreement includes, among other things, certain compensation, benefits and severance obligations, as well as certain confidentiality, noncompetition and non-solicitation obligations following the closing date. Mr. Vascocu will be employed by Business First Bank as Chairman of the Northeast Louisiana Region. Under the terms of the employment agreement, Mr. Vascocu will also be appointed to the board of directors of Business First Bank.

•

Retention Agreements. Business First has entered into retention agreements with certain employees of Richland State that provide for a lump sum payment to the employee if they remain employed by Business First at a specified time. In the even the employee is terminated other than for cause prior to such date, the amount of the retention benefit will be payable immediately.

The Richland State Board was aware of these interests and considered them, among other matters, in approving the merger agreement.

Conditions to Closing of the Merger (page 115)

Currently, Richland State and Business First expect to complete the merger in the fourth quarter of 2018. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. Business First’s and Richland State’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions, among others:

•	the approval of the Richland State merger proposal by the requisite vote of the Richland State shareholders;

•	the receipt of all required regulatory approvals upon terms agreeable to the parties;

•	the exercise of appraisal rights by the holders of not more than five percent of the issued and outstanding shares of Richland State stock;

•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•	the truth and correctness of the representations and warranties of each other party to the merger agreement, subject to the materiality standards contained in the merger agreement;

•	the performance by each party in all material respects of their obligations under the merger agreement;

•	Richland State’s adjusted tangible shareholders’ equity being no less than $34,600,000, less any permitted distributions;

•	the merger qualifying as a reorganization under Section 368(a) of the Code; and

•	the voting agreement, director support agreements, and employment agreement executed by certain of Richland State’s directors and officers remaining in full force and effect.

Neither Richland State nor Business First can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed.

Termination of the Merger Agreement (page 117)

The merger agreement can be terminated at any time prior to the effective time in the following circumstances, whether before or after approval of the Richland State merger proposal by Richland State’s shareholders:

•	by mutual agreement of the parties;

•

by either party if the merger has not been consummated by the close of business on March 31, 2019, unless a failure to comply with the terms of the agreement or breach of a representation or warranty by the party desiring to terminate the merger agreement has materially contributed to the failure to consummate the merger by that date;

•

by either party if any required regulatory approval is not obtained or if either party reasonably determines that there is a substantial likelihood such required regulatory approval will not be obtained or will only be obtained upon conditions that make it inadvisable to proceed with the merger;

•

by either party (provided such party is not then in material breach of the merger agreement) if there has been a material breach of the merger agreement by the other party thereto and such breach either has not been cured within 30 days after notice from the non-breaching party or such breach cannot be cured;

•

by Richland State if at any time before the receipt of approval for the merger from Richland State’s shareholders, Richland State receives an unsolicited proposal for the acquisition of all or substantially all of Richland State’s capital stock or assets and the Richland State Board determines that such acquisition proposal is superior from a financial point of view, to the merger agreement and it would be a breach of the board’s fiduciary duties to proceed with the merger; provided, however, that Business First may renegotiate the terms of the merger agreement such that the Richland State Board may not accept the third party proposal on the basis that it is superior, from a financial point of view, to Business First's;

•

by Richland State if the value of Business First’s common stock prior to closing (i) declines below a specified threshold and (ii) declines relative to the NASDAQ Bank Index in excess of a specified threshold; provided that, in such event, Business First may increase the aggregate merger consideration such that Richland State’s shareholders and option holders receive aggregate merger consideration with a value equal to at least what they would be entitled to if Business First’s common stock was valued at $20.00 per share, in which event Richland State may not terminate the merger agreement;

•

by Business First if (i) Richland State has breached its covenant not to solicit acquisition proposals, (ii) the Richland State Board has resolved to accept another acquisition proposal, or (iii) the Richland State Board changes its recommendation to its shareholders with regard to the Richland State merger proposal; or

•	by either party should the Richland State shareholders fail to approve the Richland State merger proposal.

Termination Fee (page 118)

If the merger agreement is terminated under certain circumstances, including circumstances involving an alternative acquisition proposal and changes in the recommendation of the Richland State Board, Richland State may be required to pay to Business First a termination fee equal to $2,225,000 and/or Business First’s expenses related to the merger (not to exceed $250,000). This termination fee could discourage other companies from seeking to acquire or merge with Richland State.

Required Regulatory Approvals for the Merger (page 106)

Subject to the terms of the merger agreement, Business First has agreed, with the cooperation of Richland State, to use its commercially reasonable best efforts to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, but are not limited to, approval of the merger by the Board of Governors of the Federal Reserve (which we refer to as the “Federal Reserve”), the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”) and the Office of Financial Institutions of the State of Louisiana (which we refer to as the “OFI”).

Changes in Shareholder Rights for Richland State Shareholders that Receive Business First Common Stock (page 80)

The rights of Richland State shareholders will change as a result of the merger due to differences in Business First’s and Richland State’s governing documents. See “Comparison of Shareholders’ Rights” beginning on page 80 for a description of the material differences in shareholders’ rights under each of the Business First and Richland State governing documents.

Risk Factors (page 22)

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 22.

Selected Consolidated Historical Financial Data of Business First

The following table sets forth Business First’s selected consolidated historical financial and other data (i) as of and for the six months ended June 30, 2018 and 2017, and (ii) as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013. The selected consolidated historical financial data as of and for the years ended December 31, 2017 and 2016 has been derived from Business First’s audited financial statements that are incorporated by reference into this proxy statement/prospectus. The selected consolidated historical financial data as of and for the six months ended June 30, 2018 and 2017 has been derived from Business First’s unaudited condensed consolidated financial statements that are incorporated by reference into this proxy statement/prospectus.

The financial data below, except for as of and for the six months ended June 30, 2018, does not give effect to Business First’s acquisition of Minden Bancorp, Inc. and its subsidiary MBL Bank, which was consummated on January 1, 2018. For pro forma financial information giving effect to the acquisition, see “Selected Unaudited Pro Forma Financial Information” beginning on page 16. The audited financial statements of Minden Bancorp, Inc. for the years ended December 31, 2017 and 2016 and unaudited pro forma combined consolidated financial information as of and for the year ended December 31, 2017 are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

Business First’s unaudited condensed consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus, have been prepared on a basis consistent with Business First’s audited consolidated financial statements. In the opinion of management of Business First, such unaudited consolidated financial data as of and for the six months ended June 30, 2018 and 2017 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. Business First’s historical results are not necessarily indicative of the results that may be expected for any future period. See “Where You Can Find More Information” beginning on page 126.

	As of and for the Six Months Ended June 30, (unaudited)		As of and for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in thousands, except per share data)
Statements of Earnings Data:
Interest income	$35,317	$25,505	$51,601	$43,418	$38,617	$27,475	$28,977
Interest expense	5,841	3,255	7,229	5,826	4,467	3,951	4,700
Net interest income	29,476	22,250	44,372	37,592	34,150	23,524	24,277
Provision for possible credit losses	948	1,660	4,237	1,220	1,200	700	751
Net interest income after provision for possible credit losses	28,528	20,590	40,135	36,372	32,950	22,824	23,526
Noninterest income	3,741	2,904	5,618	5,421	3,180	1,728	2,171
Noninterest expense	23,969	17,880	36,802	35,069	30,509	19,155	20,076
Earnings before income taxes	8,300	5,614	8,951	6,724	5,621	5,397	5,621
Provision for income tax expense	1,554	1,586	4,103	1,613	1,525	1,364	1,016
Net earnings from continuing operations	6,746	4,028	4,848	5,111	4,096	4,033	4,605
Net earnings from discontinued operations	-	-	-	-	-	-	524
Net earnings	6,746	4,028	4,848	5,111	4,096	4,033	5,129
Net earnings attributable to noncontrolling interest	-	-	-	-	-	-	344
Net earnings attributable to Business First Bancshares, Inc.	6,746	4,028	4,848	5,111	4,096	4,033	4,785
Net earnings available for common shareholders	$6,746	$4,028	$4,848	$5,111	$4,096	$4,033	$4,785

Per Share Data:
Basic earnings per common share	$0.65	$0.58	$0.63	$0.73	$0.61	$0.76	$0.90
Diluted earnings per weighted average common share	0.62	0.56	0.61	0.70	0.59	0.72	0.87
Book value per common share	18.26	17.14	17.58	16.42	15.98	14.83	13.53
Common, fully diluted, weighted average shares	10,878,454	7,195,594	8,003,959	7,315,083	6,983,056	5,608,525	5,506,714
Common shares outstanding at end of period	11,533,171	6,932,570	10,232,495	6,916,673	7,035,913	5,314,925	5,314,925

Balance Sheet Data (at period end):
Total assets	$1,649,207	$1,169,086	$1,321,256	$1,105,841	$1,076,089	$684,502	$684,180
Securities	252,139	192,058	179,148	198,342	210,857	74,503	102,286
Gross Loans	1,234,031	874,673	975,485	811,131	772,392	558,386	536,045
Allowance for possible credit losses	(9,756)	(9,177)	(8,765)	(8,162)	(7,244)	(6,632)	(6,043)
Deposits	1,329,493	972,016	1,055,533	932,795	904,236	587,252	594,176
Stockholders’ equity	210,629	118,813	179,935	113,559	112,449	78,845	71,923

Average Balance Sheet Data:
Total assets	$1,619,474	$1,154,196	$1,199,788	$1,127,773	$999,487	$696,895	$687,354
Securities	254,104	199,883	195,211	211,351	178,915	80,803	162,953
Gross Loans	1,195,564	850,680	890,683	795,625	700,952	535,725	483,748
Deposits	1,326,999	960,848	988,029	945,043	821,750	604,600	566,001
Stockholders’ equity	183,455	115,818	131,746	115,637	105,303	73,413	68,871

Performance Ratios:
Return on average assets	0.83%	0.70%	0.40%	0.45%	0.41%	0.58%	0.70%
Return on average common shareholders’ equity	7.35%	6.96%	3.68%	4.42%	3.89%	5.49%	6.95%
Net interest margin	3.97%	4.19%	4.01%	3.64%	3.68%	3.55%	3.72%
Efficiency ratio	72.16%	71.08%	73.66%	81.97%	81.70%	75.89%	78.49%

Asset Quality Ratios:
Nonperforming assets to total loans and other real estate	1.24%	1.41%	1.32%	1.04%	1.29%	1.08%	0.70%
Net charge-offs to average loans	0.00%	0.08%	0.41%	0.04%	0.08%	0.02%	0.12%
Allowance for possible credit losses to period-end loans	0.79%	1.05%	0.90%	1.01%	0.94%	1.19%	1.13%
Allowance for possible credit losses to nonperforming loans	69.62%	82.23%	69.20%	111.90%	91.04%	219.02%	275.18%

Capital Ratios:
Leverage ratio	11.20%	9.46%	13.53%	9.67%	10.08%	11.24%	10.78%
Average shareholders’ equity to average total assets	11.33%	10.03%	10.98%	10.25%	10.54%	10.53%	10.02%
Common Equity Tier 1 risk-based capital ratio	12.43%	10.06%	14.49%	10.81%	11.30%	N/A	N/A
Tier 1 risk-based capital ratio	12.43%	10.06%	14.49%	10.81%	11.30%	12.33%	12.07%
Total risk-based capital ratio	13.11%	10.90%	15.23%	11.63%	12.06%	13.36%	13.05%

Selected Consolidated Historical Financial Data of Richland State

The following table sets forth Richland State’s selected consolidated historical financial and other data (i) as of and for the six months ended June 30, 2018 and 2017, and (ii) as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013. The selected consolidated historical financial data as of and for the years ended December 31, 2017 and 2016 has been derived from Richland State’s audited financial statements that are included in this proxy statement/prospectus. The selected consolidated historical financial data as of and for the six months ended June 30, 2018 and 2017 has been derived from Richland State’s unaudited condensed consolidated financial statements that are included in this proxy statement/prospectus.

Richland State’s unaudited condensed consolidated financial statements not included in this proxy statement/prospectus have been prepared on a basis consistent with Richland State’s audited consolidated financial statements. In the opinion of management of Richland State, such unaudited consolidated financial data as of and for the six months ended June 30, 2018 and 2017 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. Richland State’s historical results are not necessarily indicative of the results that may be expected for any future period. See “Where You Can Find More Information” beginning on page 126.

	As of and for
	the Six Months
	Ended June 30,
	(unaudited)		As of and for the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in thousands, except per share data)
Statements of Earnings Data:
Interest income	$6,867	$6,338	$12,982	$12,573	$12,214	$11,525	$10,816
Interest expense	578	385	930	707	684	903	963

Net interest income	6,289	5,953	12,052	11,866	11,530	10,622	9,853
Provision for loan losses	120	180	360	994	90	0	45

Net interest income after provision for loan losses	6,169	5,773	11,692	10,872	11,440	10,622	9,808
Noninterest income	1,450	1,244	2,436	2,763	2,230	2,363	2,324
Noninterest expense	5,362	5,135	10,239	10,015	9,601	9,287	8,685

Income before income taxes	2,257	1,882	3,889	3,620	4,069	3,698	3,447
Income tax expense	0	0	0	0	0	0	0

Net income	$2,257	$1,882	$3,889	$3,620	$4,069	$3,698	$3,447

Per Share Data:
Basic earnings per common share	$23.02	$19.32	$39.95	$37.13	$41.93	$38.55	$35.93
Diluted earnings per common share	22.87	19.10	39.49	36.69	40.73	37.00	34.49
Book value per common share	347.56	339.06	352.91	331.75	321.30	302.67	271.82
Weighted average shares outstanding	98,053	97,390	97,346	97,506	97,051	95,929	95,927
Diluted weighted average shares outstanding	98,704	98,536	98,492	98,652	99,891	99,951	99,952
Common shares outstanding at end of period	98,553	97,303	97,303	97,506	97,506	96,702	95,927

Balance Sheet Data (at period end):
Total assets	$300,955	$285,640	$304,177	$282,890	$290,426	$289,223	$273,990
Securities	70,068	64,017	72,218	67,905	83,368	106,272	105,934
Loans	197,305	197,993	191,312	190,088	179,679	143,153	127,775
Allowance for loan losses	(1,835)	(1,524)	(1,683)	(1,455)	(1,650)	(1,575)	(1,636)
Deposits	263,839	243,813	266,859	242,239	252,321	257,377	245,611
Stockholders’ equity	34,253	32,992	34,339	32,348	31,329	29,269	26,075

Average Balance Sheet Data:
Total assets	$302,296	$284,347	$291,543	$294,699	$298,887	$283,145	$258,732
Securities	72,367	66,251	66,157	76,947	96,048	108,475	87,766
Loans	191,402	191,086	193,904	191,832	173,487	153,437	132,122
Deposits	265,818	247,858	250,903	245,206	252,994	244,312	230,592
Stockholders’ equity	33,851	32,146	32,887	31,673	29,690	27,057	25,720

Performance Ratios:
Return on average assets	1.49%	1.32%	1.32%	1.23%	1.36%	1.31%	1.33%
Return on average common shareholders’ equity	13.33%	11.71%	11.66%	11.43%	13.70%	13.67%	13.40%
Net interest margin	4.07%	4.01%	3.87%	3.92%	3.76%	3.55%	3.56%
Efficiency ratio (1)	67.98%	69.65%	69.37%	67.12%	67.81%	68.16%	68.79%

Asset Quality Ratios (2) :
Nonperforming loans to total loans	0.53%	0.09%	0.09%	0.37%	0.05%	0.38%	0.42%
Nonperforming assets to total assets	0.50%	0.17%	0.20%	0.41%	0.19%	0.40%	0.31%
Net charge-offs to average loans (excluding loans held for sale)	-0.03%	0.12%	0.07%	0.62%	0.01%	0.04%	0.04%
Allowance for loan losses to period-end loans (excluding loans held for sale)	0.93%	0.77%	0.88%	0.77%	0.92%	1.10%	1.28%
Allowance for loan losses to nonperforming loans (3)	173.77%	861.02%	995.86%	317.69%	1,853.93%	286.36%	304.66%

Capital Ratios (2) :
Leverage ratio	11.62%	11.46%	11.36%	11.09%	10.21%	9.82%	9.67%
Average shareholders’ equity to average total assets	11.20%	11.31%	11.28%	10.75%	9.93%	9.56%	9.94%
Tier 1 risk-based capital ratio	15.60%	14.69%	15.67%	15.07%	15.18%	16.98%	16.90%
Total risk-based capital ratio	16.41%	15.37%	16.43%	15.74%	15.99%	17.92%	17.95%

1.	Calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains and losses. Additionally, taxes are not part of this calculation.
2.	At period end, except for net charge-offs to average loans and average shareholders’ equity to average total assets, which are averages for the periods ended on such dates.
3.	Nonperforming loans consist of nonaccrual loans, loans contractually past due 90 days or more and any other loan management deems to be nonperforming.

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2018, and the unaudited pro forma condensed combined consolidated statements of income for the six months ended June 30, 2018, and the year ended December 31, 2017, have been prepared to show the impact on Business First’s historical financial position and results of operations of the consummation of the merger, including the expected issuance of 1,679,608 shares of Business First common stock to Richland State’s shareholders and the payment of $10,627,737 to Richland State’s shareholder as the aggregate cash consideration pursuant to the merger agreement.

Additionally, the unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2017, includes the effect of the acquisition of Minden Bancorp, which was consummated on January 1, 2018, as if the acquisition had been consummated on January 1, 2017.

The unaudited pro forma condensed combined consolidated financial information and explanatory notes are based upon the assumption that the potential adjustments to the merger consideration set forth in the merger agreement will not be applicable. See “The Merger Agreement—Structure of the Merger—Adjustments to the Merger Consideration” beginning on page 108.

The unaudited pro forma condensed combined consolidated financial statements give effect to the acquisitions of Richland State and Minden Bancorp as business combinations under GAAP. Accordingly, all assets and liabilities were recorded at estimated fair value. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Business First’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Business First anticipates that the acquisition of Richland State will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Richland State. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Business First, Richland State, and Minden Bancorp been combined during these periods.

The unaudited pro forma condensed combined consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of Business First, Richland State, and Minden Bancorp which are included with this proxy statement/prospectus or incorporated by reference herein.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
JUNE 30, 2018
(all amounts are in thousands)

Business First Bancshares, Inc.
Pro Forma Balance Sheet

				Purchase
	Business First	Richland State		Accounting		Pro Forma
Assets	Bancshares, Inc.	Bancorp, Inc.	Combined	Adjustments		Combined
Cash and cash equivalents	$78,383	$19,133	$97,516	$(10,628)	a	$86,888
Held-to-maturity investment securities	-	27,640	27,640	-		27,640
Available-for-sale investment securities	252,139	42,428	294,567	-		294,567
Loans, net of unearned income	1,234,031	196,988	1,431,019	(3,093)	b	1,427,926
Allowance for loan losses	(9,756)	(1,835)	(11,591)	1,835	c	(9,756)
Net loans	1,224,275	195,153	1,419,428	(1,258)		1,418,170
Mortgage loans held for sale	-	317	317	-		317
Premises and equipment (net)	10,537	4,822	15,359	1,000	d	16,359
Bank owned life insurance	24,275	7,196	31,471	-		31,471
Others real estate owned	1,273	453	1,726	(123)	d	1,603
Goodwill	32,552	-	32,552	17,689	e	50,241
Other intangible assets	4,234	-	4,234	3,979	f	8,213
Other assets	21,539	3,813	25,352	(654)	g	24,698
Total assets	$1,649,207	$300,955	$1,950,162	$10,005		$1,960,167
Liabilities
Non-interest-bearing	$305,314	$62,794	$368,108	$-		$368,108
Interest bearing	1,024,179	201,045	1,225,224	-		1,225,224
Total deposits	1,329,493	263,839	1,593,332	-		1,593,332
Borrowings	102,166	-	102,166	-		102,166
Other liabilities	6,919	2,863	9,782	-		9,782
Total liabilities	1,438,578	266,702	1,705,280	-		1,705,280
Equity
Common stock	11,533	493	12,026	1,187	h	13,213
Surplus	171,193	355	171,548	42,223	h	213,771
Retained earnings	32,483	34,349	66,832	(34,349)	i	32,483
Accumulated other comprehensive income	(4,580)	(944)	(5,524)	944	i	(4,580)
Total shareholders’ equity	210,629	34,253	244,882	10,005		254,887
Total liabilities and shareholders’ equity	$1,649,207	$300,955	$1,950,162	$10,005		$1,960,167

Notes
a. Includes cash consideration paid to Richland State shareholders and option holders.
b. Recognition on $3.093MM purchased loan discount.
c. Elimination of Richland State Bank's Allowance for Loan Losses.
d. Fair value adjustments.
e. Recognition of goodwill.
f. Core deposit intangible.
g. Net of deferred tax asset and liability entries associated with transaction.
h. Elimination of Richland State's Surplus and Common Stock and the issuance of 1,679,608 shares of Business First stock at $26.35 per share.
i. Purchase accounting adjustments.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2017
(all amounts are in thousands, except per share data)

	Business First Bancshares, Inc. (as reported)		Minden Bancorp, Inc. (as reported)	Pro Forma Adjustments		Pro Forma Combined	Richland State Bancorp, Inc.	As Adjusted for Offering		Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	$47,516		$11,368	$767	a	$59,651	$11,432			$697	a	$71,780
Interest income on securities	3,829		2,155	-	e	5,984	1,388			-	e	7,372
Other interest income	256		155	-		411	162			-		573
Total interest income	51,601		13,678	767		66,046	12,982			697		79,725
Interest expense:
Interest expense on deposits	6,328		1,421	-	d	7,749	867			-	d	8,616
Interest expense on borrowings	901		46	-		947	63			-		1,010
Total interest expense	7,229		1,467	-		8,696	930			-		9,626
Net interest income	44,372		12,211	767		57,350	12,052			697		70,099
Provision for loan losses	4,237		130	(130)	a	4,237	360			(360)	a	4,237
Net interest income after provision	40,135		12,081	897		53,113	11,692			1,057		65,862
Non-interest income:
Service charges on deposit accounts	2,109		545	-		2,654	1,818			-		4,472
Gain on sale of securities	31		(263)	-		(232)	-			-		(232)
Other non-interest income	3,478		369	-		3,847	618			-		4,465
Total non-interest income	5,618		651	-		6,269	2,436			-		8,705
Non-interest expense:												-
Salaries and employee benefits	21,482		4,039	-		25,521	6,048			-		31,569
Net occupancy and depreciation expense	4,820		637	-	b	5,457	1,576			-	b	7,033
Amortization of intangibles	276		-	249	c	525	-			398	c	923
Other non-interest expense	10,224		1,998	(2,175)	f	10,047	2,615			-		12,662
Total non-interest expense	36,802		6,674	(1,926)		41,550	10,239			398		52,187
Net income before taxes	8,951		6,058	2,823		17,832	3,889			659		22,380
Income tax expenses (benefit)	4,103		2,126	960	g	7,189	-			1,546	j	8,735
Net income	$4,848		$3,932	$1,863		$10,643	$3,889			$(887)		$13,645
												-
Basic earnings per common share	$0.47		$1.66			$1.04	$39.95					$1.04
Weighted average common shares outstanding	10,228,093	h	2,369,775			10,228,093	97,346	1,207,500	i	1,679,608	k	13,115,201
												-
Diluted earnings per common share	$0.46		$1.62			$1.01	$39.49					$1.01
Weighted average diluted common shares outstanding	10,573,915	h	2,432,084			10,573,915	98,492	1,207,500	i	1,679,608	k	13,461,023

a

Based on Business First’s initial evaluation of the acquired portfolio of loans, a fair value adjustment of $2.65 million for Minden Bancorp, Inc. and $3.09 million for Richland State was recorded to reflect the credit risk of the portfolio. The provision for loan losses is eliminated and included in the fair value adjustment. No material interest rate risk adjustment was identified. Interest income was adjusted to recognize the estimated accretion based on the weighted average maturity of the loan portfolio.

b

The net fair value adjustment to the net book value of property held by Minden Bancorp, Inc. and Richland State is negligible based on Business First’s initial evaluation of comparable sales. The adjustments to depreciation expense due to adjustments in estimated useful life are also considered immaterial.

c

Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $2.49 million for Minden bancorp, Inc. and $3.98 million for Richland State will be amortized on a straight line basis over an estimated useful life of 10 years.

d	Minden Bancorp, Inc. and Richland State's fixed-rate deposit liabilities bear rates similar to current market rates. No fair value adjustment was necessary.
e	Estimated fair value adjustments would not have a material impact on the income stream of the security portfolio.
f	Add back of merger expenses recorded by Business First and Minden Bancorp, Inc.
g	Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 34% for 2017.
h

Business First common shares outstanding were adjusted to record shares of Business First stock sold in the capital offering used to fund the transaction; recalculated YTD December 31, 2017 weighted average shares assuming capital raise completed January 1, 2017.

i	Offering of 1,207,500 shares at public offering price of $24.00 per share, less underwriting and offering costs.
j	Income taxes were adjusted to reflect the tax effects of Richland State being taxed using Business First’s statutory rate of 34% for 2017 since Richland State was an S-Corp at December 31, 2017.
k	1,679,608 shares issued to Richland State shareholders and adjusted to record shares of Business First stock assuming the transaction occurred on January 1, 2017.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT
SIX MONTHS ENDED JUNE 30, 2018
(all amounts are in thousands)

	Business First Bancshares, Inc.	Richland State Bancorp, Inc.	Pro Forma Adjustments		Adjusted Pro Forma Combined

Total interest income	$35,317	$6,867	$349	a,e	$42,533
Total interest expense	5,841	578	-	d	6,419
Net interest income	29,476	6,289	349		36,114
Provision for loan losses	948	120	(120)	a	948
Non-interest income	3,741	1,450	-		5,191
Gain on sale of securities	-	-	-		-
Non-interest expense	23,969	5,362	199	b,c	29,530
Net income before taxes	8,300	2,257	270		10,827
Income tax expenses (benefit)	1,554	-	531	f	2,085
Net income	$6,746	$2,257	$(261)		$8,742

a

Based on Business First’s initial evaluation of the acquired portfolio of loans, a fair value adjustment of $3.09 million was recorded to reflect the credit risk of the portfolio. The provision for loan losses is eliminated and included in the fair value adjustment. No material interest rate risk adjustment was identified. Interest income was adjusted to recognize the estimated accretion based on the weighted average maturity of the loan portfolio.

b

The net fair value adjustment to the net book value of property held by Richland State is negligible based on Business First’s initial evaluation of comparable sales. The adjustments to depreciation expense due to adjustments in estimated useful life are also considered immaterial.

c

Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $3.98 million will be amortized on a straight line basis over an estimated useful life of 10 years.

d	Richland State's fixed-rate deposit liabilities bear rates similar to current market rates. No fair value adjustment was necessary/material.
e	Estimated fair value adjustments would not have a material impact on the income stream of the security portfolio.
f

Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 21% for 2018 and the tax effect of Richland State being taxed using Business First’s C-Corp rate since Richland State was an S-Corp at June 30, 2018.

Unaudited Comparative Per Share Data

The following table shows unaudited earnings and book value per share data for Business First and Richland State on a historical and pro forma combined basis after giving effect to the acquisition of Richland State by Business First as of and for the six months ended June 30, 2018 and year ended December 31, 2017. The unaudited earnings and book value per share data as of and for the year ended December 31, 2017, also includes the effect of the acquisition of Minden Bancorp as if it had occurred on January 1, 2017. The information should be read together with the historical consolidated financial statements of Business First, Richland State, and Minden Bancorp and the pro forma condensed combined consolidated financial information, including the notes thereto, which are included elsewhere in this joint proxy statement/prospectus.

The selected unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under a set of assumptions including the effect of the merger and the public offering, does not reflect the impact of other factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of Richland State will be reflected in the consolidated financial statements of Business First on a prospective basis.

The per equivalent Richland State share data shows the effect of the merger from the perspective of an owner of Richland State common stock. Assuming 98,553 shares of Richland State common stock outstanding at the effective date, the per equivalent Richland State share data is based on a per share exchange ratio of          shares of Business First common stock for each share of Richland State common stock, and excludes per share cash consideration of $              . The per share exchange ratio and per share cash consideration is calculated by dividing the aggregate stock and cash consideration, respectively, by 98,553 shares of Richland State common stock. The calculation also assumes no adjustment of the aggregate cash or stock consideration is made as described under the section of joint proxy statement/prospectus entitled “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108.

	Business First Bancshares, Inc.	Richland State Bancorp, Inc.	Pro Forma Combined	Per Equivalent Richland State Bancorp, Inc. Share

For the six months ended June 30, 2018
Basic earnings per common share	$0.65	$23.02	$0.83		a
Diluted earnings per common share	0.62	22.87	0.80		a
Cash dividends per share	0.14	18.05	0.28		a
Book value per common share as of June 30, 2018	18.26	347.56	19.29		a

	Business First Bancshares, Inc.	Minden Bancorp, Inc.	Pro Forma Combined	Richland State Bancorp, Inc.	Pro Forma Combined	Per Equivalent Richland State Bancorp, Inc. Share

For the year ended December 31, 2017
Basic earnings per common share	$0.47	$1.66	$1.04	$39.95	$1.04		a
Diluted earnings per common share	0.46	1.62	1.01	39.49	1.01		a
Cash dividends per share	0.23	3.30	0.77	19.90	0.92		a
Book value per common share as of December 31, 2017	17.58	11.71	16.47	352.91	19.04		a

a - Calculated by multiplying the pro forma combined by the per share exchange ratio.

Special Cautionary Note regarding Forward-Looking Statements

This proxy statement/prospectus and the documents incorporated by reference herein and therein and any other written or oral statements made by Business First or Richland State from time to time may contain forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements reflect the current views of management of the respective companies with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the banking industry, the managements’ beliefs and certain assumptions made by management of the respective companies, many of which, by their nature, are inherently uncertain and beyond their control. Accordingly, Business First and Richland State caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Business First and Richland State believe that the expectations reflected in their respective forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the factors described under the headings “Risk Factors” in this proxy statement/prospectus and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Business First’s most recent Annual Report on Form 10-K and in any of its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made with the SEC since the date of its most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date such document.

Business First and Richland State undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after the time of the forward-looking statements, unless required to do so by law. You should not put undue reliance on any forward-looking statements.

Risk Factors

An investment by Richland State’s shareholders in Business First common stock as a result of the exchange of shares of Business First common stock for shares of Richland State common stock in the merger involves certain risks. Certain material risks and uncertainties connected with the merger are discussed below. In addition, Business First discusses certain other material risks connected with the ownership of Business First common stock and with Business First’s business under the caption “Risk Factors” appearing in Business First’s Annual Report on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it files with the SEC after the date of this proxy statement/prospectus, each of which report is or will be incorporated by reference in this proxy statement/prospectus.

The merger may not be consummated unless important conditions are satisfied.

Business First and Richland State expect the merger to close during the fourth quarter of 2018, but the acquisition is subject to a number of closing conditions. Satisfaction of many of these conditions is beyond Business First’s control. If these conditions are not satisfied or waived, the merger will not be completed or may be delayed and each of Business First and Richland State may lose some or all of the intended benefits of the merger. Certain of the conditions that remain to be satisfied include, but are not limited to:

•	the continued accuracy of the representations and warranties made by the parties in the merger agreement;

•	the performance by each party of its respective obligations under the merger agreement;

•	the receipt of required regulatory approvals, including the waiver by the Federal Reserve and the approval of the FDIC and OFI;

•	the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the merger;

•	the absence of any material adverse change in the financial condition, business or results of operations of Richland State, Richland State Bank, Business First or Business First Bank;

•	the effectiveness of the registration statement covering the shares of Business First common stock that are expected to be issued to Richland State shareholders as consideration for the merger;

•	the adjusted tangible shareholders’ equity of Richland State, determined in accordance with the requirements of the merger agreement, being at least $34.6 million; and

•	the approval by Richland State’s shareholders of the merger agreement and the merger.

As a result, the merger may not close as scheduled or at all. In addition, either Business First or Richland State may terminate the merger agreement under certain circumstances. For additional information regarding the conditions to the merger, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 115.

Because the market price of Business First common stock will fluctuate, Richland State shareholders cannot be certain of the precise value of the merger consideration they will be entitled to receive.

Upon completion of the merger, Richland State’s shareholders and optionholders will receive, in the aggregate, 1,679,608 shares of Business First common stock and $10,627,737 in cash, subject to certain potential adjustments as set forth in the merger agreement, including an adjustment if Richland State’s adjusted tangible shareholders’ equity is less than the minimum equity required by the merger agreement immediately prior to the closing of the merger, as more fully described below. In addition, if the Business First average quoted price is less than $20.00 per share and Business First common stock underperforms the NASDAQ Bank Index by more than 20%, Business First has the right to increase the merger consideration to prevent a termination of the merger agreement by Richland State. For a discussion of the possible upward or downward adjustment to the aggregate merger consideration, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108. There will be a lapse of time between each of the date of this proxy statement/prospectus, the date of the Richland State special meeting and the date on which Richland State shareholders entitled to receive the merger consideration actually receive the merger consideration. The market value of Business First common stock may fluctuate during these periods as a result of a variety of factors, including general market and economic conditions, changes in Business First’s businesses, operations and prospects and regulatory considerations. Many of these factors are outside of the control of Business First and Richland State. Consequently, at the time Richland State shareholders must decide whether to approve the merger agreement, they will not know the actual market value of the shares of Business First common stock they may receive when the merger is completed. The value of the merger consideration will depend on the market value of shares of Business First common stock on the date the merger consideration is received. This value will not be known at the time of the Richland State special meeting and may be more or less than the current price of Business First common stock or the price of Business First common stock at the time of the Richland State special meeting.

The aggregate merger consideration could be reduced if Richland State’s adjusted tangible shareholders’ equity is less than the minimum equity required by the merger agreement immediately prior to the closing of the merger.

The aggregate merger consideration is subject to a downward adjustment on a dollar-for-dollar basis to the extent that Richland State’s adjusted tangible shareholders’ equity, as defined in the merger agreement, is less than $34.6 million as of a date, to be determined by Richland State, that is within ten days prior to the closing of the merger. If this downward adjustment is triggered, then the aggregate cash consideration and/or the aggregate stock consideration will be reduced based upon the amount of aggregate cash consideration and aggregate stock consideration making up the aggregate merger consideration prior to such reduction.

Richland State’s adjusted tangible shareholders’ equity as calculated prior to the closing of the merger will depend in part on the results of Richland State’s business operations and the management of expenses by Richland State prior to the closing of the merger. If Richland State’s earnings are less than it expects or if its expenses are greater than Richland State expects, Richland State’s adjusted tangible shareholders’ equity may be less than the minimum equity required by the merger agreement.

Shareholders will not know the exact value of the aggregate merger consideration they will be entitled to receive when the vote with respect to the merger. For a discussion of the possible downward adjustment to the aggregate merger consideration including Richland State’s estimates of its adjusted tangible shareholders’ equity, see “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that Business First does not anticipate or cannot be met.

Before the merger may be completed, various approvals or waivers must be obtained from bank regulatory authorities, including the Federal Reserve, the FDIC and the OFI. These regulators may impose conditions on the completion of, or require changes to the terms of, the merger. Such conditions or changes and the process of obtaining regulatory approvals or waivers could have the effect of delaying completion of the merger or of imposing additional costs or limitations on Business First following the completion of the merger. The regulatory approvals or waivers may not be received at all, may not be received in a timely fashion or may contain conditions on the completion of the merger that are burdensome, not anticipated or cannot be met. If the completion of the merger is delayed, including by a delay in receipt of necessary governmental approvals or waivers, the business, financial condition and results of operations of Business First and Richland State may also be materially adversely affected.

Business First may be unsuccessful in integrating the operations of the businesses it has acquired or expects to acquire in the future, including Richland State.

From time to time, Business First evaluates and acquires businesses that it believes complement its existing business. The acquisition component of Business First’s growth strategy depends on the successful integration of these acquisitions. Business First faces numerous risks and challenges to the successful integration of acquired businesses, including the following:

•	the potential for unexpected costs, delays and challenges that may arise in integrating acquisitions into Business First’s existing business;

•	limitations on Business First’s ability to realize the expected cost savings and synergies from an acquisition;

•	challenges related to integrating acquired operations, including Business First’s ability to retain key employees and maintain relationships with significant customers and depositors;

•	challenges related to the integration of businesses that operate in new geographic areas, including difficulties in identifying and gaining access to customers in new markets; and

•	discovery of previously unknown liabilities following an acquisition associated with the acquired business.

If Business First is unable to successfully integrate the businesses it acquires, Business First’s business, financial condition and results of operations may be materially adversely affected.

The market price of Business First common stock after the merger may be affected by factors different from those affecting Richland State common stock or Business First common stock currently.

The businesses of Business First and Richland State differ in some respects and, accordingly, the results of operations of the combined company and the market price of Business First’s shares of common stock after the merger may be affected by factors different from those currently affecting the results of operations of each of Business First and Richland State. For a discussion of the business of Business First and of certain factors to consider in connection with that business, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 126.

Richland State will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Richland State and consequently, if the merger occurs, on Business First. These uncertainties may impair Richland State’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Richland State to seek to change existing business relationships with Richland State, which could negatively affect Richland State’s results of operations. Retention of certain employees may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Business First. If key employees depart, Business First’s business following the merger could be harmed. In addition, the merger agreement restricts Richland State from making certain acquisitions and loans and taking other specified actions until the merger occurs without the consent of Business First. These restrictions may prevent Richland State from pursuing attractive business opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Completion of the Merger” beginning on page 112 of this proxy statement/prospectus for a description of the restrictive covenants to which Richland State is subject.

The merger could result in unexpected disruptions on the combined business.

In response to the announcement of the merger, Richland State’s customers may cease or reduce their business with Richland State, which could negatively affect the combined business operations of Business First and Richland State. Similarly, current or prospective employees of Business First or Richland State may experience uncertainty about their future roles with the combined entity. This may adversely affect Business First’s or Richland State’s ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of Business First’s and Richland State’s respective management teams away from day-to-day operations during the negotiation and pendency of the merger could have an adverse effect on the financial condition and operating results of either Business First or Richland State.

Business First may fail to realize some or all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on Business First’s ability to realize the anticipated benefits and cost savings from combining its business with Richland State’s business. However, to realize these anticipated benefits and cost savings, Business First must successfully combine both businesses. If Business First is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than Business First expects.

Business First’s and Richland State’s historical and pro forma condensed combined consolidated financial information may not be representative of Business First’s results as a combined company.

The unaudited pro forma condensed combined financial statements in this proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Business First’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments to illustrate the effect of the merger had they been completed on the dates indicated. Such unaudited pro forma condensed combined financial statements are based upon preliminary estimates to record the Richland State identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the identifiable assets and identifiable liabilities of Richland State as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” beginning on page 18.

Business First will incur significant transaction and merger-related integration costs in connection with the merger.

Business First expects to incur significant costs associated with completing the merger and integrating Richland State’s operations into Business First’s operations and is continuing to assess the impact of these costs. Although Business First believes that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of Richland State’s business with Business First’s business, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Richland State’s officers and directors have interests in the merger in addition to or different from the interests that they share with you as a Richland State shareholder.

Some of Richland State’s executive officers participated in negotiations of the merger agreement with Business First, and the Richland State Board approved the merger agreement and is recommending that Richland State shareholders vote to approve the merger agreement. In considering these facts and the other information included in or incorporated by reference into this proxy statement/prospectus, you should be aware that certain of Richland State’s executive officers and directors have economic interests in the merger that are different from or in addition to the interests that they share with you as a Richland State shareholder. These interests include, as a result of the merger, the payment of certain benefits to which executive officers of Richland State are entitled under existing benefit plans and other arrangements with Richland State. For further discussion of the interests of Richland State’s directors and officers in the merger, see “The Merger—Interests of Richland State’s Directors and Executive Officers in the Merger” beginning on page 99.

The merger may be completed on different terms from those contained in the merger agreement.

Prior to the completion of the merger, Business First and Richland State may, by mutual agreement, amend or alter the terms of the merger agreement, including with respect to, among other things, the consideration payable by Business First to Richland State’s shareholders or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to Business First.

Richland State shareholders will experience a reduction in percentage ownership and voting power of their shares as a result of the merger and will have less influence on the management and policies of Business First than they had on Richland State before the merger.

Richland State shareholders will have a much smaller percentage ownership interest and effective voting power in Business First compared to their ownership interest and voting power in Richland State prior to the merger. Consequently, Richland State shareholders will have significantly less influence on the management and policies of Business First after the merger than they now have on the management and policies of Richland State. If the merger is consummated, assuming no adjustments to the aggregate stock consideration, current Richland State shareholders will own approximately 12.7% of the 13,212,779 shares of Business First common stock expected to be outstanding immediately after completion of the merger. Accordingly, former Richland State shareholders will own less than the outstanding voting stock of the combined company than current Business First shareholders and would, as a result, be outvoted by current Business First shareholders if such current Business First shareholders voted together as a group.

The merger agreement limits Richland State’s ability to pursue alternatives to the merger.

The merger agreement prohibits Richland State from initiating, soliciting, encouraging or facilitating certain third-party acquisition proposals. In addition, Richland State has agreed to pay Business First a termination fee of $2.25 million, as well as up to $250,000 of Business First's expenses related to the transaction, if the transaction is terminated because Richland State decides to enter into or close another acquisition transaction. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Richland State from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Richland State than it might otherwise have proposed to pay.

The opinion received by Richland State Board prior to the signing of the merger agreement has not been nor will be updated to reflect changes in circumstances since the signing of the merger agreement.

The opinion rendered by National Capital, financial advisor to Richland State, on May 29, 2018, is based upon information available to National Capital as of such date. This opinion has not been updated to reflect changes that may occur or may have occurred after the date on which it was delivered, including changes to the operations and prospects of Business First or Richland State, changes in general market and economic conditions, or other changes. Any such changes may alter the relative value of Business First or Richland State or the prices of shares of Business First common stock or Richland State common stock by the time the merger is completed. The opinion does not speak as of the date the merger will be completed or as of any date other than the date of such opinion. For a description of the opinion that Richland State received from its financial advisor, please see “The Merger—Opinion of Richland State’s Financial Advisor” beginning on page 90.

The Richland State Special Meeting

This section contains information for Richland State shareholders about the Richland State special meeting that Richland State has called to allow its shareholders to consider and vote on the Richland State merger proposal. Richland State is mailing this proxy statement/prospectus to you, as a Richland State shareholder, on or about , 2018. This proxy statement/prospectus is accompanied by a notice of the Richland State special meeting and a form of proxy card that the Richland State Board is soliciting for use at the Richland State special meeting and at any adjournments or postponements of the Richland State special meeting.

Date, Time and Place of Richland State Special Meeting

The Richland State special meeting will be held on             , 2018 at 724 Louisa Street, Rayville, Louisiana 71269, at          p.m. local time. On or about                 , 2018, Richland State commenced mailing this document and the enclosed forms of proxy cards to its shareholders entitled to vote at the Richland State special meeting.

Matters to be Considered

At the Richland State special meeting, the holders of Richland State common stock will be asked to consider and vote upon the Richland State merger proposal and, if necessary, the Richland State adjournment proposal. Completion of the merger is conditioned on, among other things, Richland State shareholder approval of the Richland State merger proposal. No other business may be conducted at the Richland State special meeting.

Recommendation of the Richland State Board

On May 31, 2018, the Richland State Board unanimously approved the merger agreement and the transactions contemplated thereby. Based on Richland State’s reasons for the merger described in the section of this proxy statement/prospectus entitled “The Merger—Richland State’s Reasons for the Merger; Recommendation of the Richland State Board” beginning on page 87, the Richland State Board believes that the merger is in the best interests of Richland State shareholders. Accordingly, the Richland State Board recommends that its shareholders vote “FOR” the Richland State merger proposal and, if necessary, vote “FOR” the Richland State adjournment proposal.

Record Date and Quorum

The Richland State Board has fixed the close of business on         , 2018 as the Richland State record date, which is the date for determining the holders of Richland State stock entitled to receive notice of and to vote at the Richland State special meeting. As of the Richland State record date, there were          shares of Richland State common stock outstanding and entitled to notice of, and to vote at, the Richland State special meeting or any adjournment thereof, and such outstanding shares of Richland State common stock were held by        holders of record. Each share of Richland State common stock entitles the holder to one vote at the Richland State special meeting on each proposal to be considered at the Richland State special meeting.

The holders of a majority of the shares of Richland State stock issued and outstanding and entitled to vote at the Richland State special meeting must be present, either in person or by proxy, to constitute a quorum at the Richland State special meeting. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. No business may be transacted by the holders of Richland State common stock at the Richland State special meeting unless a quorum is present.

As of the Richland State record date, the directors and executive officers of Richland State and their affiliates beneficially owned and were entitled to vote, in the aggregate,        shares of Richland State common stock, representing approximately      % of the shares of the Richland State common stock outstanding on that date. The directors and executive officers of Richland State (a total of 13 persons) have entered into a voting agreement with Business First to vote the shares of Richland State stock they control in favor of the Richland State merger proposal. As of the Richland State record date,        shares of Richland State common stock, or approximately      % of the outstanding shares of Richland State common stock, were subject to the voting agreement. Richland State currently expects that each of its executive officers will vote their respective shares of Richland State stock in favor of the Richland State merger proposal and the Richland State adjournment proposal, if applicable. As of the Richland State record date, Business First beneficially held no shares of Richland State stock.

Required Vote; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The Richland State Merger Proposal. The affirmative vote of the holders of at least a majority of the outstanding shares of Richland State common stock is required to approve the Richland State merger proposal. If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or fail to vote in person at the Richland State special meeting or fail to instruct your bank or broker how to vote with respect to the Richland State merger proposal, it will have the effect of a vote “AGAINST” the proposal.

The Richland State Adjournment Proposal. The affirmative vote of the holders of a majority of the shares of Richland State common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the Richland State adjournment proposal is required to approve the proposal. If you mark “ABSTAIN” on your proxy card, it will have the effect of a vote AGAINST the proposal. If you fail to submit a proxy card or fail to vote in person at the Richland State special meeting or fail to instruct your bank or broker how to vote with respect to the Richland State adjournment proposal, it will have no effect on the proposal.

The Richland State Board encourages you to complete, date and sign the enclosed proxy card that is applicable to your shares of Richland State stock and return it promptly in the enclosed postage-paid envelope so that your voice is heard on these matters.

Voting and Revocation of Proxies

Proxies, in the forms enclosed, which are properly executed and returned and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the Richland State merger proposal and “FOR” the Richland State adjournment proposal, if applicable.

If you are the record holder of your shares, you may revoke any proxy given pursuant to this solicitation by the Richland State Board at any time before it is voted at the special meeting by:

•	giving written notice to the Corporate Secretary of Richland State;

•	executing a proxy bearing a later date and delivering that proxy to the Corporate Secretary of Richland State at or before the Richland State special meeting; or

•	attending and voting in person at the Richland State special meeting.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Richland State Bancorp, Inc., 724 Louisa Street, Rayville, Louisiana 71269, Attn: Corporate Secretary. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.

Shares Held in “Street Name”; Broker Non-Votes

Banks, brokers and other nominees who hold shares of Richland State stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Richland State special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of Richland State stock in “street name,” your broker, bank or other nominee will vote your shares of Richland State stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.

Solicitation of Proxies; Expenses

This proxy solicitation is made by the Richland State Board. Richland State is responsible for its expenses incurred in preparing, assembling, printing, and mailing this proxy statement/prospectus. Proxies will be solicited through the mail. Additionally, directors and officers of Richland State intend to solicit proxies personally or by telephone or other means of communication. The directors and officers will not be additionally compensated for any such solicitation. Richland State will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners. In addition, Richland State retains the discretion to engage a third-party proxy solicitor to assist Richland State in soliciting proxies from the Richland State shareholders.

Attending Special Meeting

All shareholders of Richland State as of the Richland State record date, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record as of the Richland State record date, are invited to attend the Richland State special meeting. Shareholders of record of Richland State stock can vote in person at the Richland State special meeting. If you are not a shareholder of record as of the Richland State record date, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Richland State special meeting. If you plan to attend the Richland State special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Richland State reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Richland State special meeting is prohibited without Richland State’s express written consent.

A Richland State shareholder who holds shares in “street name” through a broker, bank, trustee or other nominee (which we refer to as a “beneficial owner”) who desires to attend the Richland State special meeting in person must bring proof of beneficial ownership as of the Richland State record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.

Assistance

If you need assistance in completing your proxy card, have questions regarding Richland State’s special meeting or would like additional copies of this proxy statement/prospectus, please contact John Mulhern, Corporate Secretary of Richland State, at (318) 728-2024.

Richland State Special Meeting Proposals

Richland State Merger Proposal

Richland State is asking its shareholders to approve the Richland State merger proposal. Holders of Richland State common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the Richland State Board, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of Richland State and its shareholders. See “The Merger—Richland State’s Reasons for the Merger; Recommendation of the Richland State Board” beginning on page 87 of this proxy statement/prospectus for a more detailed discussion of the Richland State Board’s recommendation.

The Richland State Board recommends a vote “FOR”
the Richland State merger proposal.

Richland State Adjournment Proposal

The Richland State special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Richland State special meeting to approve the Richland State merger proposal.

If, at the Richland State special meeting, the number of shares of Richland State common stock present or represented and voting in favor of the Richland State merger proposal is insufficient to approve the Richland State merger proposal, Richland State intends to move to adjourn the Richland State special meeting in order to enable the Richland State Board to solicit additional proxies for approval of the Richland State merger proposal. In that event, Richland State will ask the holders of Richland State common stock to vote upon the Richland State adjournment proposal, but not the Richland State merger proposal.

In this proposal, Richland State is asking the holders of Richland State common stock to authorize the holder of any proxy solicited by the Richland State Board on a discretionary basis to vote in favor of adjourning the Richland State special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Richland State shareholders who have previously voted.

The Richland State Board recommends a vote “FOR”
the Richland State adjournment proposal.

Information about Business First

As a public reporting company that meets certain criteria, the rules and regulations of the SEC permit Business First to omit certain information from this proxy statement/prospectus by incorporating it by reference herein. Business First files annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act that are available to you, free of charge. See “Where You Can Find More Information” beginning on page 126.

Information About Richland State

Information about Richland State’s Business

Richland State Bancorp, Inc. is a registered financial holding company headquartered in Rayville, Louisiana. Through its wholly-owned subsidiary, Richland State Bank, a Louisiana state chartered bank, Richland State provides a broad range of financial services tailored to meet the needs of small businesses and consumers. Since its inception in 1902, Richland State’s priority has been and continues to be serving the financial needs of the people of Northeast Louisiana, while creating shareholder value through the effective and ongoing development of an attractive consumer and commercial bank in North Louisiana. Richland State currently operates out of seven full-service branches and an additional remote drive-thru facility. As of June 30, 2018, Richland State reported total assets of $301.0 million, total loans of $197.3 million, total deposits of $263.8 million and total stockholders’ equity of $34.4 million.

Richland State Bank is a traditional commercial community bank offering a variety of banking services to consumer and commercial customers throughout its market areas. Richland State Bank offers a range of lending services, including real estate, commercial, and consumer loans to individuals and small- to medium-sized business and professional firms that are located in or conduct a substantial portion of their business in Richland State Bank’s market areas. Real estate loans offered by Richland State Bank are secured by first or second mortgages on the subject collateral, and often relate to owner-occupied office and retail buildings. Commercial loans offered include loans to small- and medium-sized businesses for the purpose of purchasing equipment, inventory, facilities or for working capital. Consumer loans offered include loans for the purpose of purchasing automobiles, recreational vehicles, personal residences, household goods, home improvements or for educational needs.

Richland State Bank offers depository services and various checking account services. Richland State Bank also offers commercial treasury management services, safe deposit boxes, debit card services, merchant bank card services, traveler’s checks, wire transfer services, cashier’s checks, money orders, telephone banking, Internet banking, direct deposit and automatic transfers between accounts. Richland State Bank has ATMs at each of its locations, along with several other ATMs positioned strategically throughout its core market area. Richland State Bank’s business is not seasonal in any material respect. Richland State Bank funds its lending activities primarily from its core deposits, which are obtained from its primary markets. Richland State Bank is not heavily dependent on any single depositor.

As a financial holding company, Richland State is subject to supervision and regulation by the Federal Reserve. Richland State Bank is subject to supervision and regulation by the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation.

Richland State Bank’s branch locations are located primarily in or near Richland Parish and nearby Monroe, Louisiana, with a branch location in Minden, Louisiana, inside the Shreveport-Bossier City metropolitan statistical area, or MSA. The table below contains certain information about the markets in which Richland State Bank operates and its deposits in those markets.

Market	Market Rank	Branch Count	Deposits in Market (in thousands)	Market Share
Richland Parish	1	3	$126,250	29.48%
Monroe MSA	12	2	$65,766	2.01%
Shreveport-Bossier City MSA	22	1	$29,158	0.36%
West Carroll Parish	4	1	$18,840	11.63%

* Deposit information as of June 30, 2017. Source: FDIC.

Information about Richland State’s Properties

Details on Richland State Bank’s banking facilities are provided in the table below:

Branch Location	Address	Established	Own/Lease

Main Office	724 Louisa Street Rayville, LA	09/15/1902	Own
Mangham Branch	Main and Horace Streets Mangham, LA	12/12/1953	Own
Motor Branch	404 Blackmon Street Richland, LA	11/11/1996	Own
Minden Branch	1222 Homer Road Minden, LA	02/07/2000	Own
West Monroe Branch	2500 North Seventh Street West Monroe, LA	01/26/2004	Lease
Monroe Branch	1816 Forsythe Avenue Monroe, LA	04/18/2005	Lease
Oak Grove Branch	140 Industrial Boulevard Oak Grove, LA	10/15/2007	Own
Bastrop Branch	639 East Madison Avenue Bastrop, LA	03/06/2013	Lease

Richland State Legal Proceedings

From time to time, Richland State or Richland State Bank may become a party to various litigation matters incidental to the conduct of its business. Neither Richland State nor Richland State Bank is presently a party to any legal proceeding the resolution of which, in the opinion of Richland State’s management, would be expected to have a material adverse effect on Richland State’s business, operating results, financial condition or prospects.

Richland State Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis is presented by management of Richland State to focus on the financial condition of Richland State Bancorp, Inc. and its subsidiaries as of June 30, 2018 and December 31, 2017, compared to the same dates in the prior year, and its results of operations for the same periods. This discussion and analysis is intended to highlight and supplement information presented elsewhere in this proxy statement/prospectus, particularly the consolidated financial statements and related notes appearing herein. This discussion and analysis contains forward-looking statements that are subject to certain risks and uncertainties and are based on certain assumptions that Richland State believes are reasonable but may prove to be inaccurate. Certain risks, uncertainties and other factors, including those set forth under “Special Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this proxy statement/prospectus may cause actual results to differ materially from those projected results discussed in the forward-looking statements appearing in this discussion and analysis. Richland State assumes no obligation to update any of these forward-looking statements.

Overview

We are a registered financial holding company headquartered in Rayville, Louisiana. Through our wholly-owned subsidiary, Richland State Bank, a Louisiana state chartered bank, we provide a broad range of financial services tailored to meet the needs of small businesses and consumers. Since our inception in 1902, our priority has been and continues to be serving the financial needs of the people of Northeast Louisiana, while creating shareholder value through the effective and ongoing development of an attractive consumer and commercial bank in our markets. We currently operate out of seven full-service branches and an additional remote drive-thru facility. As of June 30, 2018, we had total assets of $301.0 million, total loans of $197.3 million, total deposits of $263.8 million, and total shareholders’ equity of $34.4 million.

As a financial holding company operating through one market segment, community banking, we generate most of our revenues from interest income on loans, customer service and loan fees, and interest income from securities. We incur interest expense on deposits and other borrowed funds and noninterest expense, such as salaries and employee benefits and occupancy expenses. We analyze our ability to maximize income generated from interest earning assets and expense of our liabilities through our net interest margin. Net interest margin is a ratio calculated as net interest income divided by average interest-earning assets. Net interest income is the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings, which are used to fund those assets.

Changes in market interest rates and the interest rates we earn on interest-earning assets or pay on interest-bearing liabilities, as well as the volume and types of interest-earning assets, interest-bearing and noninterest-bearing liabilities and shareholders’ equity, are usually the largest drivers of periodic changes in net interest spread, net interest margin and net interest income. Fluctuations in market interest rates are driven by many factors, including governmental monetary policies, local competition, inflation, deflation, macroeconomic developments, changes in unemployment, the money supply, political and international conditions, and conditions in domestic and foreign financial markets. Periodic changes in the volume and types of loans in our loan portfolio are affected by, among other factors, economic and competitive conditions in our markets and across our region, as well as developments affecting the real estate, technology, financial services, insurance, transportation, manufacturing and energy sectors within our markets.

Financial Highlights

The financial highlights as of and for the six months ended June 30, 2018 include:

•	Total assets of $301.0 million, a $15.3 million, or 5.4%, increase from June 30, 2017.

•	Total loans of $197.3 million, a $0.7 million, or 0.4%, decrease from June 30, 2017.

•	Total deposits of $263.8 million, an $20.0 million, or 8.2%, increase from June 30, 2017.

•	Net income of $2.3 million, a $0.4 million, or 19.9%, increase from the six months ended June 30, 2017.

•	Net interest income of $6.3 million, a $0.3 million, or 5.6%, increase from the six months ended June 30, 2017.

•	Allowance for loan and lease losses of 0.93% of total loans and a ratio of non-performing loans to total loans of 0.53%.

•	Return on average assets of 1.49% (annualized).

•	Return on average equity of 13.33% (annualized).

•	Capital ratios for Tier 1 Leverage, Common Equity Tier 1 Risk-Based, Tier 1 Risk-Based and Total Risk-based Capital of 11.62%, 15.60%, 15.60% and 16.41%, respectively.

•	Book value per share of $347.56, an increase of 2.5% from $339.06 at June 30, 2017.

Results of Operations for the Six Months ended June 30, 2018 and 2017

Performance Summary

For the six months ended June 30, 2018, net income was $2.257 million, or $23.02 per basic share and $22.87 per diluted share, compared to net income of $1.882 million, or $19.32 per basic share and $19.10 per diluted share, for the six months ended June 30, 2017. Return on average assets increased to 1.49% on an annualized basis for the six months ended June 30, 2018 compared to 1.32% for the six months ended June 30, 2017. Return on average equity was 13.33% on an annualized basis for the six months ended June 30, 2018, as compared to 11.71% for the six months ended June 30, 2017.

Net Interest Income

Our operating results depend primarily on our net interest income, calculated as the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Fluctuations in market interest rates impact the yield and rates paid on interest sensitive assets and liabilities. Changes in the amount and type of interest-earning assets and interest-bearing liabilities also impact net interest income. The variance driven by the changes in the amount and mix of interest-earning assets and interest-bearing liabilities is referred to as a “volume change.” Changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds are referred to as a “rate change.”

To evaluate net interest income, we measure and monitor (1) yields on our loans and other interest-earning assets, (2) the costs of our deposits and other funding sources, (3) our net interest spread and (4) our net interest margin. Net interest spread is the difference between rates earned on interest-earning assets and rates paid on interest-bearing liabilities. Net interest margin is calculated as net interest income divided by average interest-earning assets. Because noninterest-bearing sources of funds, such as noninterest-bearing deposits and shareholders’ equity also fund interest-earning assets, net interest margin includes the benefit of these noninterest-bearing sources. We calculate average assets, liabilities, and capital using a monthly average.

For the six months ended June 30, 2018, net interest income totaled $6.3 million and net interest margin and net interest spread were 4.43% and 3.96%, respectively. For the six months ended June 30, 2017, net interest income totaled $6.0 million and net interest margin and net interest spread were 4.48% and 4.05%, respectively.

The following table presents, for the periods indicated, an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding and the interest earned or paid on such amounts. The table also sets forth the average rate earned on interest-earning assets, the average rate paid on interest-bearing liabilities, and the net interest margin on average total interest-earning assets for the same periods. Interest earned on loans that are classified as nonaccrual is not recognized in income; however the balances are reflected in average outstanding balances for the period. For the six months ended June 30, 2018 and 2017, interest income not recognized on nonaccrual loans was not material. Any nonaccrual loans have been included in the table as loans carrying a zero yield. The average total loans reflected below are net of deferred loan fees and discounts.

	For the Six Months Ended June 30,
	2018			2017
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Total loans	$191,402	$5,900	6.17%	$191,086	$5,584	5.84%
Investment in Securities	72,367	783	2.16%	66,251	701	2.12%
Interest-bearing deposits in other banks	19,947	184	1.84%	8,452	53	1.25%
Total interest-earning assets	283,716	6,867	4.84%	265,789	6,338	4.77%
Allowance for loan losses	(1,786)			(1,459)
Noninterest-earning assets	20,366			20,017
Total assets	302,296	6,867	4.54%	284,347	6,338	4.46%
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	200,496	578	0.58%	184,734	372	0.40%
Advances from FHLB & FFP	-	-	0.00%	1,855	13	1.40%
Total interest-bearing liabilities	200,496	578	0.58%	186,589	385	0.41%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	65,322			63,124
Other liabilities	2,627			2,488
Total noninterest-bearing liabilities	67,949			65,612
Shareholders’ equity	33,851			32,146
Total liabilities and shareholders’ equity	302,296			284,347
Net interest rate spread			3.96%			4.05%
Net interest income		6,289			5,953
Net interest margin			4.43%			4.48%

The following table presents information regarding the dollar amount of changes in interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities, and distinguishes between the changes attributable to changes in volume and changes attributable to changes in interest rates. For purposes of these tables, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.

	Six Months Ended June 30, 2018
	compared to the Six Months Ended
	June 30, 2017
	Increase (Decrease) due to change in
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Total loans	$5	$311	$316
Securities available for sale	32	50	82
Interest-earning deposits in other banks	36	95	131
Total increase (decrease) in interest income	73	456	529
Interest-bearing liabilities:
Interest-bearing deposits	16	190	206
Advances from FHLB	(13)	-	(13)
Total increase (decrease) in interest expense	3	190	193
Increase (decrease) in net interest income	70	266	336

Provision for Loan Losses

Our provision for loan losses is a charge to income in order to bring our allowance for loan losses to a level deemed appropriate by management. For a description of the factors taken into account by management in determining the allowance for loan losses see “—Financial Condition—Allowance for Loan Losses.” The provision for loan losses was $120,000 for the six months ended June 30, 2018 and 180,000 for the six months ended June 30, 2017.

Noninterest Income

Our primary sources of noninterest income are service charges on deposit accounts. The following table presents, for the periods indicated, the major categories of noninterest income:

	For the Six Months Ended
	June 30,		Increase
	2018	2017	(Decrease)
	(Dollars in thousands)
Noninterest income:
Service charges on deposit accounts	$609	$673	$(64)
Other	841	571	$270
Total noninterest income	1,450	1,244	$206

Noninterest income for the six months ended June 30, 2018 increased $206,000, or 16.6%, to $1.5 million, compared to $1.2 million for the same period in 2017.

Noninterest Expense

Generally, noninterest expense is composed of all employee expenses and costs associated with operating our facilities, obtaining and retaining customer relationships and providing bank services. The largest component of noninterest expense is salaries and employee benefits. Noninterest expense also includes operational expenses, such as occupancy expenses, depreciation and amortization, professional and regulatory fees, including Federal Deposit Insurance Corporation (“FDIC”) assessments, data processing expenses, and advertising and promotion expenses.

The following table presents, for the periods indicated, the major categories of noninterest expense:

	For the Six Months Ended
	June 30,		Increase
	2018	2017	(Decrease)
	(Dollars in thousands)
Salaries and employee benefits	$3,143	$2,995	$148
Occupancy & Equipment	589	587	$2
Data processing	363	340	$23
Other	1,267	1,213	$54
Total noninterest expense	5,362	5,135	$227

Noninterest expense for the six months ended June 30, 2018 increased $227,000 or 4.4% to $5.4 million compared to noninterest expense of $5.1 million for the same period in 2017. The components of noninterest expense with significant fluctuations compared to the prior year period were as follows:

Salaries and employee benefits. Salaries and employee benefits are the largest component of noninterest expense and include payroll expense, the cost of incentive compensation, benefit plans, health insurance and payroll taxes. Salaries and employee benefits were $3.1 million for the six months ended June 30, 2018, an increase of $148,000 or 4.94% compared to the same period in 2017. The increase was primarily due to promotions and our merit increase cycle. As of June 30, 2018, we had 81 full-time equivalent employees, compared to 80 full-time equivalent employees as of June 30, 2017.

Results of Operations for the Years Ended December 31, 2017 and 2016

Performance Summary

For the year ended December 31, 2017, net income was $3.9 million, or $39.95 per basic share and $38.48 per diluted share, compared to net income of $3.6 million, or $37.13 per basic share and $35.75 per diluted share, for the year ended December 31, 2016. Return on average assets was 1.32% for the year ended December 31, 2017, up from 1.23% for the year ended December 31 2016. Return on average equity was 11.66% for the year ended December 31, 2017, as compared to 11.43% for the year ended December 31, 2016.

Net Interest Income

For more information on net interest income and how we measure and monitor it, see "—Results of Operations for the Six Months Ended June 30, 2018 and 2017—Net Interest Income."

For the year ended December 31, 2017, net interest income totaled $12.1 million, and net interest margin and net interest spread were 4.32% and 3.97%, respectively. For the year ended December 31, 2016 net interest income totaled $11.9 million and net interest margin and net interest spread were 4.34% and 3.91%, respectively.

The following table presents, for the periods indicated, an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding and the interest earned or paid on such amounts. The table also sets forth the average rate earned on interest-earning assets, the average rate paid on interest-bearing liabilities, and the net interest margin on average total interest-earning assets for the same periods. Interest earned on loans that are classified as nonaccrual is not recognized in income; however the balances are reflected in average outstanding balances for the period. For the years ended December 31, 2017 and 2016, interest income not recognized on nonaccrual loans was not material. Any nonaccrual loans have been included in the table as loans carrying a zero yield. The average total loans reflected below are net of deferred loan fees and discounts.

	For the Years Ended December 31,
	2017			2016
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Total loans	$193,904	$11,432	5.90%	$191,832	$10,880	5.67%
Investment in Securities	66,157	1,388	2.10%	76,947	1,621	2.11%
Interest-bearing deposits in other banks	19,173	162	0.84%	4,674	72	1.54%
Total interest-earning assets	279,234	12,982	4.65%	273,453	12,573	4.60%
Allowance for loan losses	(1,531)			(1,455)
Noninterest-earning assets	13,840			22,701
Total assets	291,543	12,982	4.45%	294,699	12,573	4.27%
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	187,608	868	0.46%	182,002	612	0.34%
Advances from FHLB & FFP	4,629	62	1.34%	14,692	95	0.65%
Total interest-bearing liabilities	192,237	930	0.48%	196,694	707	0.36%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	63,295			63,204
Other liabilities	3,130			2,962
Total noninterest-bearing liabilities	66,425			66,166
Shareholders’ equity	32,881			31,839
Total liabilities and shareholders’ equity	291,543			294,699
Net interest rate spread			3.97%			3.91%
Net interest income		12,052			11,866
Net interest margin			4.32%			4.34%

The following table presents information regarding the dollar amount of changes in interest income and interest expense for the periods indicated for each major component of interest-earning assets and interest-bearing liabilities, and distinguishes between the changes attributable to changes in volume and changes attributable to changes in interest rates. For purposes of these tables, changes attributable to both rate and volume that cannot be segregated have been allocated to rate.

	Year Ended December 31, 2017
	compared to the Year ended
	December 31, 2016
	Increase (Decrease) due to change in
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Total loans	$118	$434	$552
Securities available for sale	(227)	(6)	(233)
Interest-earning deposits in other banks	223	(133)	90
Total increase (decrease) in interest income	114	295	409
Interest-bearing liabilities:
Interest-bearing deposits	19	237	256
Advances from FHLB	(65)	32	(33)
Total increase (decrease) in interest expense	(46)	269	223
Increase (decrease) in net interest income	160	26	186

Provision for Loan Losses

Our provision for loan losses is a charge to income in order to bring our allowance for loan losses to a level deemed appropriate by management. For a description of the factors taken into account by management in determining the allowance for loan losses see “—Financial Condition—Allowance for Loan Losses.” The provision for loan losses was $360,000 and $994,000 for of the years ended December 31, 2017 and 2016, respectively.

Noninterest Income

Our primary sources of noninterest income are service charges on deposit accounts. The following table presents, for the periods indicated, the major categories of noninterest income:

	For the Years Ended
	December 31,		Increase
	2017	2016	(Decrease)
	(Dollars in thousands)
Noninterest income:
Service charges on deposit accounts	$1,818	$1,684	$134
Other	618	1,079	(461)
Total noninterest income	2,436	2,763	(327)

Noninterest income for the year ended December 31, 2017 decreased $327,000, or 11.8%, to $2.4 million, compared to noninterest income of $2.8 million for the same period in 2016. The component of noninterest income with a significant fluctuation compared to the prior year was Other Noninterest Income, which was unusually high in 2016 due to a nonrecurring death benefit on a bank-owned life insurance policy.

Noninterest Expense

Generally, noninterest expense is composed of all employee expenses and costs associated with operating our facilities, obtaining and retaining customer relationships and providing bank services. The largest component of noninterest expense is salaries and employee benefits. Noninterest expense also includes operational expenses, such as occupancy expenses, depreciation and amortization, professional and regulatory fees, including FDIC assessments, data processing expenses, and advertising and promotion expenses.

The following table presents, for the periods indicated, the major categories of noninterest expense:

	For the Years Ended
	December 31,		Increase
	2017	2016	(Decrease)
	(Dollars in thousands)
Salaries and employee benefits	$6,048	$5,668	$380
Non-staff expenses:
Occupancy & Equipment	945	959	(14)
Data processing	631	620	11
Other	2,615	2,768	(153)
Total noninterest expense	10,239	10,015	224

Noninterest expense for the year ended December 31, 2017 increased $224,000, or 2.2%, to $10.2 million, compared to noninterest expense of $10.0 million for the same period in 2016. The components of noninterest expense with significant fluctuations compared to the prior year period were as follows:

Salaries and employee benefits. Salaries and employee benefits are the largest component of noninterest expense and include payroll expense, the cost of incentive compensation, benefit plans, health insurance and payroll taxes. Salaries and employee benefits were $6.0 million for the year ended December 31, 2017, an increase of $380,000, or 6.70%, compared to the same period in 2016. The increase was primarily due to promotions and additional hires for new positions, and our merit increase cycle. As of December 31, 2017, we had 86 full-time equivalent employees, compared to 83 full-time equivalent employees as of December 31, 2016.

Other. This category includes operating and administrative expenses including business development expenses (i.e. travel and entertainment, donations and club memberships), insurance, supplies and printing, equipment rent, and software support and maintenance. Other noninterest expense decreased $153,000 for the year ended December 31, 2017, compared to the same period in 2016. The decrease was primarily due to small reductions in various expenses.

Financial Condition

Our assets increased $15.4 million, or 5.4%, from $285.6 million as of June 30, 2017 to $301.0 million as of June 30, 2018. Our assets increased $21.3 million, or 7.52%, from $282.9 million as of December 31, 2016 to $304.2 million as of December 31, 2017. Our asset growth was primarily in interest bearing cash and equivalents, driven by deposit growth.

Loan Portfolio

Our primary source of income is interest on loans to individuals, professionals, small businesses and commercial companies located in Louisiana. Our loan portfolio consists primarily of commercial loans and real estate loans secured by commercial real estate properties located in our primary market areas. Our loan portfolio represents the highest yielding component of our earning asset base.

As of June 30, 2018, total loans were $197.3 million, a decrease of $0.7 million compared to $198.0 million as of June 30, 2017. Total loans as a percentage of deposits were 74.78% and 81.21% as of June 30, 2018 and 2017, respectively. Total loans as a percentage of assets were 65.56% and 69.32% as of June 30, 2018 and 2017, respectively.

The following table summarizes our loan portfolio by type of loan as of the dates indicated:

	As of June 30, 2018		As of June 30, 2017
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial	$57,166	28.97%	$59,354	29.98%
Real estate	135,162	68.51%	133,370	67.36%
Consumer	4,976	2.52%	5,269	2.66%
Total loans	197,304	100.00%	197,993	100.00%

As of December 31, 2017, total loans were $191.3 million, an increase of $1.2 million compared to $190.1 million as of December 31, 2016. Total loans as a percentage of deposits were 71.69% and 78.47% as of December 31, 2017 and 2016, respectively. Total loans as a percentage of assets were 62.89% and 67.20% as of December 31, 2017 and 2016, respectively.

The following table summarizes our loan portfolio by type of loan as of the dates indicated:

	As of December 31, 2017		As of December 31, 2016
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial	$51,123	26.72%	$61,827	32.53%
Real estate	135,190	70.67%	123,169	64.79%
Consumer	4,999	2.61%	5,092	2.68%
Total loans	191,312	100.00%	190,088	100.00%

Commercial loans. Commercial loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably and effectively. These loans are primarily made based on the identified cash flows of the borrower and, secondarily, on the underlying collateral provided by the borrower. Most commercial loans are secured by the assets being financed or other business assets, such as accounts receivable or inventory, and generally include personal guarantees. Agriculture production is a segment of the commercial loan portfolio that is cyclical in nature. Our commercial loan volume was down $2.1 million as of June 30, 2018, relative to June 30, 2017. Commercial loans decreased $10.7 million, or 17.3%, to $51.1 million as of December 31, 2017 from $61.8 million as of December 31, 2016.

Real estate loans. Real estate loans are comprised of loans to fund construction, land acquisition and development, 1-4 family homes, and loans for nonfarm nonresidential properties. Properties for the majority of these loans are located in Louisiana and are generally diverse in terms and type. This diversity helps reduce the exposure to adverse economic events that affect any single industry. Real estate loans increased $1.8 million, or 1.3%, to $135.2 million as of June 30, 2018 from $133.4 million as of June 30, 2017. Real estate loans increased $12.0 million, or 9.8%, to $135.2 million as of December 31, 2017 from $123.2 million as of December 31, 2016.

Consumer Loans. Richland State Bank makes a variety of consumer loans. The volume of these loans as of June 30, 2018 was $5.0 million, down $0.3 million, or 5.6%, compared to June 30, 2017. The volume of these loans as of December 31, 2017 was $5.0 million, down $0.1 million, or 1.8%, compared to December 31, 2016.

The contractual maturity ranges of loans in our loan portfolio and the amount of such loans with fixed and floating interest rates in each maturity range as of date indicated are summarized in the following tables:

	As of June 30, 2018
		One
	One Year	Through	After Five
	or Less	Five Years	Years	Total
	(Dollars in thousands)
Commercial	$34,551	$22,199	$416	$57,166
Real estate	36,489	94,460	4,213	135,162
Consumer	1,366	3,574	36	4,976
Total loans	72,406	120,233	4,665	197,304
Amounts with fixed rates	38,592	110,217	3,283	152,092
Amounts with floating rates	33,814	10,016	1,382	45,212

	As of June 30, 2017
		One
	One Year	Through	After Five
	or Less	Five Years	Years	Total
	(Dollars in thousands)
Commercial	$36,423	$22,549	$382	$59,354
Real estate	62,511	68,577	2,282	133,370
Consumer	2,793	2,470	6	5,269
Total loans	101,727	93,596	2,670	197,993
Amounts with fixed rates	69,661	84,477	2,196	156,334
Amounts with floating rates	32,066	9,119	474	41,659

	As of December 31, 2017
		One
	One Year	Through	After Five
	or Less	Five Years	Years	Total
	(Dollars in thousands)
Commercial	$20,345	$30,549	$229	$51,123
Real estate	44,936	80,627	9,627	135,190
Consumer	1,402	3,551	46	4,999
Total loans	66,683	114,727	9,902	191,312
Amounts with fixed rates	44,574	96,577	8,100	149,251
Amounts with floating rates	22,109	18,150	1,802	42,061

	As of December 31, 2016
		One
	One Year	Through	After Five
	or Less	Five Years	Years	Total
	(Dollars in thousands)
Commercial	$29,180	$31,784	$863	$61,827
Real estate	40,673	78,527	3,969	123,169
Consumer	1,356	3,661	75	5,092
Total loans	71,209	113,972	4,907	190,088
Amounts with fixed rates	45,714	102,190	3,278	151,182
Amounts with floating rates	25,495	11,782	1,629	38,906

Nonperforming Assets

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on nonaccrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

We have several procedures in place to assist in maintaining the overall quality of our loan portfolio. We have established underwriting guidelines to be followed by our bankers, and we also monitor our delinquency levels for any negative or adverse trends. There can be no assurance, however, that our loan portfolio will not become subject to increasing pressures from deteriorating borrower credit due to general economic conditions.

We believe our conservative lending approach and focused management of nonperforming assets has resulted in sound asset quality and timely resolution of problem assets. We had $1.5 million and $0.5 million in nonperforming assets as of June 30, 2018 and 2017, respectively, and $0.6 million and $1.2 million in nonperforming assets as of December 31, 2017 and 2016, respectively. We had $1.1 million in nonperforming loans as of June 30, 2018 compared to $0.2 million as of June 30, 2017, and $0.2 million in nonperforming loans as of December 31, 2017 compared to $0.7 million as of December 31, 2016. The following table presents information regarding nonperforming assets and loans at the dates indicated:

	As of June 30,
	2018	2017
	(Dollars in thousands)
Nonaccrual loans	$522	$159
Accruing loans 90 or more days past due	534	18
Total nonperforming loans	1,056	177
Nonaccrual debt securities	-	-
Other real estate owned:
Commercial real estate, construction, land and land development	313	313
Residential real estate	140	-
Total other real estate owned	453	313
Total nonperforming assets	1,509	490
Restructured loans-nonaccrual	-	-
Restructured loans-accruing	-	-
Ratio of nonperforming loans to total loans	0.53%	0.09%
Ratio of nonperforming assets to total assets	0.50%	0.17%

	As of December 31,
	2017	2016
	(Dollars in thousands)
Nonaccrual loans	$157	$228
Accruing loans 90 or more days past due	12	471
Total nonperforming loans	169	699
Nonaccrual debt securities
Other real estate owned:
Commercial real estate, construction, land and land development	453	456
Residential real estate
Total other real estate owned	453	456
Total nonperforming assets	622	1,155
Restructured loans-nonaccrual
Restructured loans-accruing	-	216
Ratio of nonperforming loans to total loans	0.09%	0.37%
Ratio of nonperforming assets to total assets	0.20%	0.41%

Potential Problem Loans

From a credit risk standpoint, we classify loans in one of four categories: pass, special mention, substandard or doubtful. Loans classified as loss are charged-off. The classifications of loans reflect a judgment about the risks of default and loss associated with the loan. We review the ratings on credits monthly. Ratings are adjusted to reflect the degree of risk and loss that is believed to be inherent in each credit as of each monthly reporting period. Our methodology is structured so that specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk of loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk of loss).

Credits rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness; however, such concerns are not so pronounced that we generally expect to experience significant loss within the short-term. Such credits typically maintain the ability to perform within standard credit terms and credit exposure is not as prominent as credits with a lower rating.

Credits rated substandard are those in which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or important weaknesses which exist in collateral. A protracted workout on these credits is a distinct possibility. Prompt corrective action is therefore required to reduce exposure and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such credits and a serious evaluation of the secondary support to the credit is performed.

The following tables summarize our internal ratings of our loans as of the dates indicated.

	As of June 30, 2018
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Commercial	$54,383	$2,064	$719	$-	$57,166
Real estate	128,670	4,974	1,518	-	135,162
Consumer	4,656	263	54	3	4,976
Total	187,709	7,301	2,291	3	197,304

	As of June 30, 2017
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Commercial	$55,303	$3,866	$185	$-	$59,354
Real estate	126,365	5,447	1,462	96	133,370
Consumer	4,934	255	69	11	5,269
Total	186,602	9,568	1,716	107	197,993

	As of December 31, 2017
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Real estate	$127,608	$6,136	$1,349	$97	$135,190
Commercial	46,189	4,761	173	-	51,123
Consumer	4,669	260	57	13	4,999
Total	178,466	11,157	1,579	110	191,312

	As of December 31, 2016
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in thousands)
Real estate	$110,679	$9,614	$2,780	$96	$123,169
Commercial	58,679	2,993	155	-	61,827
Consumer	4,776	222	81	13	5,092
Total	174,134	12,829	3,016	109	190,088

Allowance for Loan Losses

We maintain an allowance for loan losses that represents management’s best estimate of the loan losses and risks inherent in the loan portfolio. In determining the allowance for loan losses, we estimate losses on specific loans, or groups of loans, where the probable loss can be identified and reasonably determined. The balance of the allowance for loan losses is based on internally assigned risk classifications of loans, historical loan loss rates, changes in the nature of the loan portfolio, overall portfolio quality, industry concentrations, delinquency trends, current economic factors and the estimated impact of current economic conditions on certain historical loan loss rates. For additional discussion of our methodology, please refer to “—Critical Accounting Policies—Loans and Allowance for Loan Losses.”

In connection with our review of the loan portfolio, we consider risk elements attributable to particular loan types or categories in assessing the quality of individual loans. Some of the risk elements we consider include:

•

for commercial and industrial loans, the operating results of the commercial, industrial or professional enterprise, the borrower’s business, professional and financial ability and expertise, the specific risks and volatility of income and operating results typical for businesses in that category, and the value, nature and marketability of collateral;

•

for commercial mortgage loans and multifamily residential loans, the debt service coverage ratio (income from the property in excess of operating expenses compared to loan payment requirements), operating results of the owner in the case of owner occupied properties, the loan to value ratio, the age and condition of the collateral, and the volatility of income, property value and future operating results typical for properties of that type;

•

for 1-4 family residential mortgage loans, the borrower’s ability to repay the loan, including a consideration of the debt to income ratio and employment and income stability, the loan to value ratio, and the age, condition and marketability of the collateral; and

•

for construction, land development and other land loans, the perceived feasibility of the project including the ability to sell developed lots or improvements constructed for resale or the ability to lease property constructed for lease, the quality and nature of contracts for presale or prelease, if any, the experience and ability of the developer, and the loan to value ratio.

As of June 30, 2018, the allowance for loan losses totaled $1.8 million, or 0.93% of total loans, compared to $1.5 million, or 0.77% of total loans, as of June 30, 2017. As of December 31, 2017, the allowance for loan losses totaled $1.7 million, or 0.88% of total loans, compared to $1.5 million, or 0.77% of total loans, as of December 31, 2016.

The following tables present, as of and for the periods indicated, an analysis of the allowance for loan losses and other related data:

	As of June 30, 2018	As of June 30, 2017
	(Dollars in thousands)
Average loans outstanding	$191,402	$191,086
Gross loans outstanding at end of period	197,304	197,993
Allowance for loan losses at beginning of period	1,683	1,455
Provision for loan losses	120	180
Charge-offs:
Real estate	97	367
Commercial	-	36
Consumer	20	5
Total charge-offs	117	408
Recoveries:
Real estate	97	219
Commercial	44	69
Consumer	8	9
Total recoveries	149	297
Net charge-offs	(32)	111
Allowance for loan losses at end of period	1,835	1,524
Ratio of allowance to end of period loans	0.93%	0.77%
Ratio of net charge-offs to average loans (annualized)	-0.03%	0.12%

	As of December 31, 2017	As of December 31, 2016
	(Dollars in thousands)
Average loans outstanding	$193,904	$191,832
Gross loans outstanding at end of period	191,312	190,088
Allowance for loan losses at beginning of period	1,455	1,650
Provision for loan losses	360	994
Charge-offs:
Real estate	367	54
Commercial	44	1,199
Consumer	40	33
Total charge-offs	451	1,286
Recoveries:
Real estate	219	35
Commercial	89	23
Consumer	11	39
Total recoveries	319	97
Net charge-offs	(132)	(1,189)
Allowance for loan losses at end of period	1,683	1,455
Ratio of allowance to end of period loans	0.88%	0.77%
Ratio of net charge-offs to average loans	0.07%	0.62%

Although we believe that we have established our allowance for loan losses in accordance with U.S. generally accepted accounting principles (“GAAP”) and that the allowance for loan losses was adequate to provide for known and inherent losses in the portfolio at all times shown above, future provisions will be subject to ongoing evaluations of the risks in our loan portfolio. If we experience economic declines or if asset quality deteriorates, material additional provisions could be required.

The following tables show the allocation of the allowance for loan losses among loan categories and certain other information as of the dates indicated. The allocation of the allowance for loan losses as shown in the table should neither be interpreted as an indication of future charge-offs, nor as an indication that charge-offs in future periods will necessarily occur in these amounts or in the indicated proportions. The total allowance is available to absorb losses from any loan category.

	As of June 30,
	2018		2017
		Percent		Percent
	Amount	of Total	Amount	of Total
	(Dollars in thousands)
Commercial	$1,085	59.13%	$937	61.49%
Real estate	667	36.35%	535	35.10%
Consumer	83	4.52%	52	3.41%
Total allowance for loan losses	1,835	100.00%	1,524	100.00%

	As of December 31,		As of December 31,
	2017		2016
		Percent		Percent
	Amount	of Total	Amount	of Total
	(Dollars in thousands)
Real estate	$690	41.00%	$392	26.94%
Commercial	946	56.21%	1,018	69.97%
Consumer	47	2.79%	45	3.09%
Total allowance for loan losses	1,683	100.00%	1,455	100.00%

Securities

We use our securities portfolio to provide a source of liquidity, an appropriate return on funds invested, manage interest rate risk, meet collateral requirements, and meet regulatory capital requirements. Our investment portfolio consists of both securities classified as available for sale and as held to maturity. The carrying values of our available for sale investment securities are adjusted for unrealized gain or loss, and any gain or loss is reported on an after-tax basis as a component of other comprehensive income in shareholders’ equity. As of June 30, 2018, the carrying amount of investment securities totaled $70.1 million, an increase of $6.1 million, or 9.5%, compared to $64.0 million as of June 30, 2017. Securities represented 23.3% and 22.4% of total assets as of June 30, 2018 and 2017, respectively. As of December 31, 2017, the carrying amount of investment securities totaled $72.2 million, an increase of $4.3 million, or 6.4%, compared to $67.9 million as of December 31, 2016. Securities represented 23.7% and 23.8% of total assets as of December 31, 2017 and 2016, respectively.

The following tables summarize the amortized cost and estimated fair value of investment securities as of the dates shown:

	As of June 30, 2018
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$9,561	$4	$(177)	$9,388
Mortgage-backed securities	33,811	60	(831)	33,040
Total Available for Sale	43,372	64	(1,008)	42,428
Securities Held to Maturity
State and municipal securities	27,640	187	(197)	27,630
Total Held to Maturity	27,640	187	(197)	27,630
Total Investment Securities	71,012	251	(1,205)	70,058

	As of June 30, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$7,237	$64	$(52)	$7,249
Mortgage-backed securities	27,673	275	(75)	27,873
Total Available for Sale	34,910	339	(127)	35,122
Securities Held to Maturity
State and municipal securities	28,895	653	(17)	29,531
Total Held to Maturity	28,895	653	(17)	29,531
Total Investment Securities	63,805	992	(144)	64,653

	As of December 31, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$8,780	$25	$(91)	$8,714
Mortgage-backed securities	34,338	126	(190)	34,274
Total Available for Sale	43,118	151	(281)	42,988
Securities Held to Maturity
State and municipal securities	29,230	325	(108)	29,447
Total Held to Maturity	29,230	325	(108)	29,447
Total Investment Securities	72,348	476	(389)	72,435

	As of December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$7,530	$49	$(88)	$7,491
Mortgage-backed securities	29,041	175	(343)	28,873
Total Available for Sale	36,571	224	(431)	36,364
Securities Held to Maturity
State and municipal securities	31,541	365	(200)	31,706
Total Held to Maturity	31,541	365	(200)	31,706
Total Investment Securities	68,112	589	(631)	68,070

All of our mortgage-backed securities are agency securities. We do not hold any Fannie Mae or Freddie Mac preferred stock, corporate equity, collateralized debt obligations, collateralized loan obligations, structured investment vehicles, private label collateralized mortgage obligations, subprime, Alt-A, or second lien elements in our investment portfolio. For all periods presented herein, the investment portfolio did not contain any securities that are directly backed by subprime or Alt-A mortgages.

Management evaluates securities for other-than-temporary impairment, at least on a semi-annual basis.

The following tables set forth the fair value, maturities and approximated weighted average yield based on estimated annual income divided by the average amortized cost of the securities portfolio as of the dates indicated. The contractual maturity of a mortgage-backed security is the date at which the last underlying mortgage matures.

	As of June 30, 2018
	Less than		12 Months
	12 months		or greater		Total
	Fair Value	Yield	Fair Value	Yield	Total	Yield
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$1,493	1.14%	$7,895	2.11%	$9,388	1.96%
Mortgage-backed securities	-	0.00%	33,040	2.42%	33,040	2.42%
Total Available for Sale	1,493	1.14%	40,935	2.36%	42,428	2.32%
Securities Held to Maturity
State and municipal securities	2,434	2.96%	25,196	2.29%	27,630	2.35%
Total Held to Maturity	2,434	2.96%	25,196	2.29%	27,630	2.35%
Total Investment Securities	3,927	2.27%	66,131	2.33%	70,058	2.33%

	As of June 30, 2017
	Less than		12 Months
	12 months		or greater		Total
	Fair Value	Yield	Fair Value	Yield	Total	Yield
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$-	0.00%	$7,249	1.85%	$7,249	1.85%
Mortgage-backed securities	22	4.04%	27,851	2.08%	27,873	2.08%
Total Available for Sale	22	4.04%	35,100	2.03%	35,122	2.03%
Securities Held to Maturity
State and municipal securities	2,826	3.05%	26,705	2.33%	29,531	2.40%
Total Held to Maturity	2,826	3.05%	26,705	2.33%	29,531	2.40%
Total Investment Securities	2,848	3.06%	61,805	2.16%	64,653	2.20%

	As of December 31, 2017
	Less than		12 Months
	12 months		or greater		Total
	Fair Value	Yield	Fair Value	Yield	Total	Yield
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$1,490	1.14%	$7,224	2.02%	$8,714	1.87%
Mortgage-backed securities	27	2.82%	34,247	2.27%	34,274	2.27%
Total Available for Sale	1,517	1.17%	41,471	2.23%	42,988	2.19%
Securities Held to Maturity
State and municipal securities	2,981	3.12%	26,466	2.26%	29,447	2.35%
Total Held to Maturity	2,981	3.12%	26,466	2.26%	29,447	2.35%
Total Investment Securities	4,498	2.46%	67,937	2.24%	72,435	2.25%

	As of December 31, 2016
	Less than		12 Months
	12 months		or greater		Total
	Fair Value	Yield	Fair Value	Yield	Total	Yield
	(Dollars in thousands)
Securities Available for Sale
U.S. government agencies	$-		$7,491	1.89%	$7,491	1.89%
Mortgage-backed securities	23	4.59%	28,850	1.97%	28,873	1.97%
Total Available for Sale	23	4.59%	36,341	1.95%	36,364	1.96%
Securities Held to Maturity
State and municipal securities	4,593	3.36%	27,113	2.45%	31,706	2.58%
Total Held to Maturity	4,593	3.36%	27,113	2.45%	31,706	2.58%
Total Investment Securities	4,616	3.37%	63,454	2.17%	68,070	2.25%

The contractual maturity of mortgage-backed securities, collateralized mortgage obligations and asset backed securities is not a reliable indicator of their expected life because borrowers have the right to prepay their obligations at any time. Mortgage-backed securities and asset-backed securities are typically issued with stated principal amounts and are backed by pools of mortgage loans and other loans with varying maturities. The term of the underlying mortgages and loans may vary significantly due to the ability of a borrower to pre-pay. Monthly pay downs on mortgage-backed securities tend to cause the average life of the securities to be much different than the stated contractual maturity. During a period of increasing interest rates, fixed rate mortgage-backed securities do not tend to experience heavy prepayments of principal and, consequently, the average life of this security will be lengthened. If interest rates begin to fall, prepayments may increase, thereby shortening the estimated life of this security. The weighted average life of our investment portfolio was 3.49 years with an estimated effective duration of 3.21 years as of June 30, 2018 and 3.45 years with an estimated effective duration of 2.61 years as of December 31, 2017.

For all periods presented herein, we did not own securities of any one issuer for which aggregate adjusted cost exceeded 10% of the consolidated shareholders’ equity as of such respective dates.

Deposits

We offer a variety of deposit accounts having a wide range of interest rates and terms including demand, savings, money market and time accounts. We rely primarily on competitive pricing policies, convenient locations and personalized service to attract and retain these deposits.

Total deposits as of June 30, 2018 were $263.8 million, an increase of $20.0 million, or 8.2%, compared to $243.8 million as of June 30, 2017. Total deposits as of December 31, 2017 were $266.9 million, an increase of $24.7 million compared to $242.2 million, or 10.2%, as of December 31, 2016. Deposit growth was primarily due to an increase in the offering rate on interest-bearing demand accounts and certificates of deposit, in order to retain deposit customers and continue deposit growth in our primary market area.

Noninterest-bearing deposits as of June 30, 2018 were $62.8 million compared to $60.0 million as of June 30, 2017, an increase of $2.8 million, or 4.7%. Noninterest-bearing deposits as of December 31, 2017 were $67.5 million compared to $65.8 million as of December 31, 2016, an increase of $1.7 million, or 2.6%.

Average deposits for the six months ended June 30, 2018 were $265.8 million, an increase of $17.9 million, or 7.3%, over the average for the six months ended June 30, 2017 of $247.9 million. The average rate paid on total interest-bearing deposits increased over this period from 0.41% for the six months ended June 30, 2017 to 0.58% for the six months ended June 30, 2018. The increase in average rates was driven by a strategic goal of growing deposits in our primary market area. Our cost of deposits was 0.44% for the six months ended June 30, 2018 and 0.30% for the six months ended June 30, 2017.

Average deposits for the year ended December 31, 2017 were $250.9 million, an increase of $5.7 million, or 2.3%, over the average for the year ended December 31, 2016 of $245.2 million. The average rate paid on total interest-bearing deposits increased over this period from 0.34% for the year ended December 31, 2016 to 0.46% for the year ended December 31, 2017. The increase in average rates was driven by a strategic goal of growing deposits in our primary market area. Our cost of deposits was 0.35% for the year ended December 31, 2017 and 0.25% for the year ended December 31, 2016.

The following tables present the daily average balances and weighted average rates paid on deposits for the periods indicated:

	For the Six Months Ended June 30, 2018		For the Six Months Ended June 30, 2017
	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
	(Dollars in thousands)
Interest-bearing demand accounts	$75,672	0.18%	$71,021	0.13%
Money market accounts	22,963	0.57%	21,150	0.52%
Savings accounts	31,775	0.22%	29,347	0.18%
Time deposits	70,086	1.19%	63,216	0.78%
Total interest-bearing deposits	200,496	0.58%	184,734	0.41%
Noninterest-bearing demand accounts	65,322	0.00%	63,124	0.00%
Total deposits	265,818	0.44%	247,858	0.30%

	For the Year Ended December 31, 2017		For the Year Ended December 31, 2016
	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
	(Dollars in thousands)
Interest-bearing demand accounts	$70,221	0.16%	$70,532	0.12%
Money market accounts	21,731	0.54%	21,951	0.52%
Savings accounts	30,484	0.22%	28,278	0.14%
Time deposits	65,172	0.88%	61,241	0.61%
Total interest-bearing deposits	187,608	0.46%	182,002	0.34%
Noninterest-bearing demand accounts	63,295	0.00%	63,204	0.00%
Total deposits	250,903	0.35%	245,206	0.25%

The ratio of average noninterest-bearing deposits to average total deposits for the six months ended June 30, 2018 and 2017 was 24.57% and 25.47%, respectively. The ratio of average noninterest-bearing deposits to average total deposits for the years ended December 31, 2017 and 2016 was 25.23% and 25.78%, respectively.

The following tables set forth the amount of certificates of deposit that are greater than $250,000 by time remaining until maturity:

	As of June 30, 2018	As of June 30, 2017
	(Dollars in thousands)
1 year or less	$13,450	$6,601
More than 1 year but less than 3 years	1,018	2,301
3 years or more but less than 5 years	1,103	-
5 years or more	345	-
Total	15,916	8,902

	As of December 31, 2017	As of December 31, 2016
	(Dollars in thousands)
1 year or less	$6,221	$7,419
More than 1 year but less than 3 years	5,811	930
3 years or more but less than 5 years	250	-
5 years or more	-	-
Total	12,282	8,349

Borrowings

We utilize short-term borrowings to supplement deposits to fund our lending and investment activities. Each of these relationships is discussed below.

FHLB advances. The Federal Home Loan Bank, or FHLB, allows us to borrow on a blanket floating lien status collateralized by certain securities and loans. We utilize these borrowings short-term to meet liquidity needs during the agriculture loan production cycle. As of June 30, 2018 and 2017, total borrowing capacity of $79.7 million and $79.2 million, respectively, was available under this arrangement, with no borrowings outstanding as of June 30, 2018 and $4.0 million outstanding with a weighted average stated interest rate of 1.24% as of June 30, 2017. As of December 31, 2017 and 2016, total borrowing capacity of $83.7 million and $75.2 million, respectively, was available under this arrangement and $0 and $5.5 million, respectively, were outstanding with a weighted average stated interest rate of 0.70% as of December 31, 2016. The following tables present our FHLB borrowings at the dates indicated:

FHLB
Advances
(Dollars in
Thousands)
June 30, 2018
Amount outstanding at period-end	$-
Weighted average stated interest rate at period-end	0.00%
Maximum month-end balance YTD	-
Average balance outstanding YTD	-
Weighted average interest rate YTD	0.00%

June 30, 2017
Amount outstanding at period-end	$4,000
Weighted average stated interest rate at period-end	1.24%
Maximum month-end balance YTD	4,000
Average balance outstanding YTD	1,544
Weighted average interest rate YTD	1.40%

FHLB
Advances
(Dollars in
Thousands)
December 31, 2017
Amount outstanding at year-end	$-
Weighted average stated interest rate at year-end	0.00%
Maximum month-end balance during the year	10,000
Average balance outstanding during the year	4,412
Weighted average interest rate during the year	1.38%

December 31, 2016
Amount outstanding at year-end	$5,500
Weighted average stated interest rate at year-end	0.70%
Maximum month-end balance during the year	27,000
Average balance outstanding during the year	14,333
Weighted average interest rate during the year	0.65%

Correspondent Bank Federal Funds Purchased Relationships

We maintain one Federal Funds Purchased Relationship with First National Banker’s Bank, or FNBB. Our borrowing limit was $12.0 million as of June 30, 2018, June 30, 2017, December 31, 2017 and December 31, 2016. The following tables summarize our Federal Funds Purchased relationship at the dates indicated.

Fed Funds
Purchased
(Dollars in
Thousands)
June 30, 2018
Amount outstanding at period-end	$-
Weighted average stated interest rate at period-end	0.00%
Maximum month-end balance YTD	-
Average balance outstanding YTD	-
Weighted average interest rate YTD	0.00%

June 30, 2017
Amount outstanding at period-end	$2,100
Weighted average stated interest rate at period-end	1.75%
Maximum month-end balance YTD	2,100
Average balance outstanding YTD	305
Weighted average interest rate YTD	1.70%

Fed Funds
Purchased
(Dollars in
Thousands)
December 31, 2017
Amount outstanding at year-end	$-
Weighted average interest rate at year-end	0.00%
Maximum month-end balance during the year	2,100
Average balance outstanding during the year	217
Weighted average interest rate during the year	1.78%

December 31, 2016
Amount outstanding at year-end	$-
Weighted average interest rate at year-end	0.00%
Maximum month-end balance during the year	3,000
Average balance outstanding during the year	359
Weighted average interest rate during the year	1.23%

Liquidity and Capital Resources

Liquidity

Liquidity involves our ability to utilize funds to support asset growth and acquisitions or reduce assets to meet deposit withdrawals and other payment obligations, to maintain reserve requirements and otherwise to operate on an ongoing basis and manage unexpected events. For all periods presented herein, Richland State Bank’s liquidity needs were primarily met by core deposits, security and loan maturities, and amortizing investment and loan portfolios. Although access to brokered deposits, purchased funds from correspondent banks and overnight advances from the FHLB are available and have been utilized on occasion to take advantage of investment opportunities, we do not generally rely on these external funding sources. For all periods presented herein, Richland State maintained one line of credit with a commercial bank that provides for extensions of credit with an availability to borrow up to $3.0 million. There were no funds outstanding under this line of credit for the periods presented herein.

The following tables illustrate, during the periods presented, the mix of our funding sources and the average assets in which those funds are invested as a percentage of average total assets for the period indicated. Average assets totaled $302.3 million and $284.3 million for the six months ended June 30, 2018 and 2017, respectively. Average assets totaled $291.5 million and $294.7 million for the years ended December 31, 2017 and 2016, respectively.

	For the Six Months Ended
	June 30, 2018	June 30, 2017
Sources of Funds:
Deposits:
Noninterest-bearing	21.61%	22.20%
Interest-bearing	66.32%	64.97%
Advances from FHLB & FFP	0.00%	0.65%
Other liabilities	0.87%	0.87%
Shareholders’ equity	11.20%	11.31%
Total	100.00%	100.00%
Uses of Funds:
Loans	63.32%	67.20%
Securities	23.94%	23.30%
Interest-bearing deposits in other banks	6.60%	2.97%
Other noninterest-earning assets	6.14%	6.53%
Total	100.00%	100.00%
Average noninterest-bearing deposits to average deposits	24.57%	25.47%
Average loans to average deposits	72.00%	77.09%

	For the Year Ended
	December 31, 2017	December 31, 2016
Sources of Funds:
Deposits:
Noninterest-bearing	21.89%	21.56%
Interest-bearing	64.35%	61.76%
Advances from FHLB & FFP	1.59%	5.00%
Other liabilities	0.89%	0.99%
Shareholders’ equity	11.28%	10.69%
Total	100.00%	100.00%
Uses of Funds:
Loans	66.51%	65.09%
Securities	22.69%	26.11%
Interest-bearing deposits in other banks	6.58%	1.59%
Other noninterest-earning assets	4.22%	7.21%
Total	100.00%	100.00%
Average noninterest-bearing deposits to average deposits	25.38%	25.88%
Average loans to average deposits	77.13%	78.13%

Our primary source of funds is deposits, and our primary use of funds is loans. We do not expect a change in the primary source or use of our funds in the foreseeable future. Our average loans increased 0.17% for the six months ended June 30, 2018 compared to the same period in 2017. Our average loans increased 1.08% for the year ended December 31, 2017 compared to the same period in 2016.

We predominantly invest excess deposits in overnight deposits, securities, interest-bearing deposits at other banks or other short-term liquid investments until needed to fund loan growth. Our securities portfolio had a weighted average life of 3.49 years and an effective duration of 3.21 years as of June 30, 2018 and a weighted average life of 3.54 years and an effective duration of 2.65 years as of June 30, 2017. Our securities portfolio had a weighted average life of 3.45 years and an effective duration of 2.61 years as of December 31, 2017 and a weighted average life of 3.48 years and an effective duration of 2.64 years as of December 31, 2016.

For all periods presented herein, we had no exposure to future cash requirements associated with known uncertainties or capital expenditures of a material nature. As of June 30, 2018, we had cash and cash equivalents of $19.1 million, compared to $9.3 million as of June 30, 2017. As of December 31, 2017, we had cash and cash equivalents of $26.2 million, compared to $10.7 million as of December 31, 2016.

Capital Resources

Total shareholders’ equity increased to $34.3 million as of June 30, 2018, compared to $33.0 million as of June 30, 2017, an increase of $1.3 million, or 3.9%. Total shareholders’ equity increased to $34.3 million as of December 31, 2017, compared to $32.3 million as of December 31, 2016, an increase of $2.0 million, or 6.1%.

The declaration and payment of dividends to our shareholders, as well as the amounts thereof, are subject to the discretion of the Board and depend upon our results of operations, financial condition, capital levels, cash requirements, future prospects and other factors deemed relevant by the Board. As a financial holding company, our ability to pay dividends is largely dependent upon the receipt of dividends from our subsidiary, Richland State Bank. There can be no assurance that we will declare and pay any dividends to our shareholders.

Capital management consists of providing equity to support current and future operations. Banking regulators view capital levels as important indicators of an institution’s financial soundness. As a general matter, FDIC-insured depository institutions and their holding companies are required to maintain minimum capital relative to the amount and types of assets they hold. We are subject to regulatory capital requirements at the financial holding company and bank levels. For all periods presented herein, Richland State and Richland State Bank were in compliance with all applicable regulatory capital requirements, and Richland State Bank was classified as “well-capitalized,” for purposes of the prompt corrective action regulations. As we employ our capital and continue to grow our operations, our regulatory capital levels may decrease depending on our level of earnings. However, we expect to monitor and control our growth in order to remain in compliance with all regulatory capital standards applicable to us.

The following tables present the actual regulatory capital amounts and capital ratios for the bank and holding company as of the dates indicated.

	As of June 30, 2018		As of June 30, 2017
	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Richland State Bancorp
Total capital (to risk weighted assets)	$37,032	16.41%	$34,304	15.37%
Tier 1 capital (to risk weighted assets)	35,197	15.60%	32,780	14.69%
Common Equity Tier 1 capital (to risk weighted assets)	35,197	15.60%	32,780	14.69%
Tier 1 Leverage capital (to average assets)	35,197	11.62%	32,780	11.46%

Richland State Bank
Total capital (to risk weighted assets)	36,047	15.97%	33,797	15.14%
Tier 1 capital (to risk weighted assets)	34,212	15.16%	32,273	14.46%
Common Equity Tier 1 capital (to risk weighted assets)	34,212	15.16%	32,273	14.46%
Tier 1 Leverage capital (to average assets)	34,212	11.30%	32,273	11.28%

RSBI RWA	225,673		223,197
RSB RWA	225,673		223,197
RSBI AA	302,837		286,048
RSB AA	302,837		286,048

	As of December 31, 2017		As of December 31, 2016
	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Richland State Bancorp
Total capital (to risk weighted assets)	$36,151	16.43%	$33,979	15.74%
Tier 1 capital (to risk weighted assets)	34,468	15.67%	32,524	15.07%
Common Equity Tier 1 capital (to risk weighted assets)	34,468	15.67%	32,524	15.07%
Tier 1 Leverage capital (to quarterly average assets)	34,468	11.36%	32,524	11.09%

Richland State Bank
Total capital (to risk weighted assets)	35,501	16.14%	33,561	15.55%
Tier 1 capital (to risk weighted assets)	33,818	15.37%	32,106	14.87%
Common Equity Tier 1 capital (to risk weighted assets)	33,818	15.37%	32,106	14.87%
Tier 1 Leverage capital (to quarterly average assets)	33,818	11.15%	32,106	10.95%

Contractual Obligations

The following tables summarize contractual obligations and other commitments to make future payments as of the dates indicated (other than non-maturity deposit obligations), which consist of future cash payments associated with our contractual obligations pursuant to our FHLB advances, revolving line of credit, and non-cancelable future operating leases. Payments related to leases are based on actual payments specified in underlying contracts.

	As of June 30, 2018
		More than 1	3 years or
		year but less	more but less	5 years
	1 year or less	than 3 years	than 5 years	or more	Total
	(Dollars in thousands)
Non-cancelable future operating leases	$267	$237	$350	$324	$1,178
Time deposits	55,394	10,513	6,139	1,728	73,774
Advances from FHLB	-	-	-	-	-
Advances from FNBB	-	-	-	-	-
Securities sold under agreements to repurchase	-	-	-	-	-
Standby and commercial letters of credit	172	-	-	-	172
Commitments to extend credit	67,119	12,629	522	-	80,270
Total	122,952	23,379	7,011	2,052	155,394

	As of June 30, 2017
		More than 1	3 years or
		year but less	more but less	5 years
	1 year or less	than 3 years	than 5 years	or more	Total
	(Dollars in thousands)
Non-cancelable future operating leases	$301	$267	$350	$642	$1,560
Time deposits	41,408	18,306	2,837	1,058	63,609
Advances from FHLB	4,000	-	-	-	4,000
Advances from FNBB	-	-	-	-	-
Securities sold under agreements to repurchase	-	-	-	-	-
Standby and commercial letters of credit	555	-	-	-	555
Commitments to extend credit	83,856	16,809	436	-	101,101
Total	130,120	35,382	3,623	1,700	170,825

	As of December 31, 2017
		More than 1	3 years or
		year but less	more but less	5 years
	1 year or less	than 3 years	than 5 years	or more	Total
	(Dollars in thousands)
Non-cancelable future operating leases	$206	$289	$294	$294	$1,083
Time deposits	45,843	20,865	3,141	-	69,849
Advances from FHLB	-	-	-	-	-
Advances from FNBB	-	-	-	-	-
Securities sold under agreements to repurchase	-	-	-	-	-
Standby and commercial letters of credit	166	-	-	-	166
Commitments to extend credit	82,960	-	-	-	82,960
Total	129,175	21,154	3,435	294	154,058

	As of December 31, 2016
		More than 1	3 years or
		year but less	more but less	5 years
	1 year or less	than 3 years	than 5 years	or more	Total
	(Dollars in thousands)
Non-cancelable future operating leases	$287	$440	$294	$441	$1,462
Time deposits	46,843	13,342	2,535	-	62,720
Advances from FHLB		-	-	-	-
Advances from FNBB	-	-	-	-	-
Securities sold under agreements to repurchase	-	-	-	-	-
Standby and commercial letters of credit	597	-	-	-	597
Commitments to extend credit	87,152	-	-	-	87,152
Total	134,879	13,782	2,829	441	151,931

Off-Balance Sheet Items

In the normal course of business, we enter into various transactions which, in accordance with GAAP, are not included in our consolidated balance sheets. We enter into these transactions to meet the financing needs of our customers. These transactions include commitments to extend credit and standby and commercial letters of credit which involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in the consolidated balance sheets.

Our commitments associated with outstanding standby and commercial letters of credit and commitments to extend credit expiring by period as of the date indicated are summarized in the tables below. Because commitments associated with letters of credit and commitments to extend credit may expire unused, the amounts shown do not necessarily reflect the actual future cash funding requirements.

	As of June 30, 2018	As of June 30, 2017
	(Dollars in thousands)
Commitments to extend credit	$80,270	$101,101
Unfunded commitments to extend credit	28,730	31,329
Commercial letters of credit	172	555

	As of December 31, 2017	As of December 31, 2016
	(Dollars in thousands)
Commitments to extend credit	$82,960	$87,152
Unfunded commitments to extend credit	29,873	32,564
Commercial letters of credit	166	597

Standby and commercial letters of credit are conditional commitments issued by us to guarantee the performance of a customer to a third party. In the event of nonperformance by the customer, we have rights to the underlying collateral, which can include commercial real estate, physical plant and property, inventory, receivables, cash and/or marketable securities. The credit risk to us in issuing letters of credit is essentially the same as that involved in extending loan facilities to our customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. We evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by us, upon extension of credit, is based on management’s credit evaluation of the customer.

Interest Rate Sensitivity and Market Risk

As a financial institution, our primary component of market risk is interest rate volatility. Our asset liability and funds management policy provides management with the guidelines for effective funds management, and we have established a measurement system for monitoring our net interest rate sensitivity position. We manage our sensitivity position within our established guidelines.

Fluctuations in interest rates will ultimately impact both the level of income and expense recorded on most of our assets and liabilities, and the market value of all interest-earning assets and interest-bearing liabilities, other than those which have a short term to maturity. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income.

We manage our exposure to interest rates by structuring our balance sheet in the ordinary course of business. We do not enter into instruments such as leveraged derivatives, interest rate swaps, financial options, financial futures contracts or forward delivery contracts for the purpose of reducing interest rate risk. Based upon the nature of our operations, we are not subject to foreign exchange or commodity price risk. We do not own any trading assets.

Our exposure to interest rate risk is managed by the asset-liability committee of Richland State Bank, in accordance with policies approved by the Board. The committee formulates strategies based on appropriate levels of interest rate risk. In determining the appropriate level of interest rate risk, the committee considers the impact on earnings and capital of the current outlook on interest rates, potential changes in interest rates, regional economies, liquidity, business strategies and other factors. The committee meets regularly to review, among other things, the sensitivity of assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activities, commitments to originate loans and the maturities of investments and borrowings. Additionally, the committee reviews liquidity, cash flow flexibility, maturities of deposits and consumer and commercial deposit activity. Management employs methodologies to manage interest rate risk which include an analysis of relationships between interest-earning assets and interest-bearing liabilities, and an interest rate shock simulation model.

We use interest rate risk simulation models and shock analysis to test the interest rate sensitivity of net interest income and fair value of equity, and the impact of changes in interest rates on other financial metrics. Contractual maturities and re-pricing opportunities of loans are incorporated in the model as are prepayment assumptions, maturity data and call options within the investment portfolio. Average life of non-maturity deposit accounts are based on standard regulatory decay assumptions and are also incorporated into the model. Model assumptions are revised and updated as more accurate information becomes available. The assumptions used are inherently uncertain and, as a result, the model cannot precisely measure future net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model’s simulated results due to timing, magnitude and frequency of interest rate changes, as well as changes in market conditions and the application and timing of various management strategies.

Internal policy regarding interest rate risk simulations currently specifies that for instantaneous parallel shifts of the yield curve, estimated net income at risk for the subsequent one-year period should not decline by more than 10% for a 100 basis point shift, 12% for a 200 basis point shift, and 14% for a 300 basis point shift. Internal policy regarding interest rate simulations currently specifies that for instantaneous parallel shifts of the yield curve, estimated fair value of equity should not decline by more than 15% for a 100 basis point shift, 15% for a 200 basis point shift, and 20% for a 300 basis point shift.

The following tables summarize the simulated change in net interest income and fair value of equity over a 12-month horizon as of the dates indicated:

	As of June 30, 2018		As of June 30, 2017
	Percent Change	Percent Change	Percent Change	Percent Change
Change in Interest	in Net Interest	in Fair Value of	in Net Interest	in Fair Value of
Rates (Basis Points)	Income	Equity	Income	Equity
+300	8.4%	6.9%	3.5%	4.4%
+200	6.9%	9.0%	2.1%	5.8%
+100	4.1%	3.2%	-0.2%	0.1%
Base	0.3%	0.0%	-3.1%	0.0%
-100	-4.2%	-11.2%	-3.8%	-10.9%

	As of December 31, 2017		As of December 31, 2016
	Percent Change	Percent Change	Percent Change	Percent Change
Change in Interest	in Net Interest	in Fair Value of	in Net Interest	in Fair Value of
Rates (Basis Points)	Income	Equity	Income	Equity
+300	12.2%	9.8%	5.1%	2.7%
+200	9.3%	11.2%	3.7%	4.8%
+100	5.1%	4.2%	1.3%	-0.4%
Base	-0.2%	0.0%	-1.5%	0.0%
-100	-3.5%	-10.2%	-3.1%	-10.7%

The results are primarily due to the balance sheet mix and behavior of demand, money market and savings deposits during such rate fluctuations. We have found that, historically, interest rates on these deposits change more slowly than changes in the discount and federal funds rates. This assumption is incorporated into the simulation model and is generally not fully reflected in a gap analysis. The assumptions incorporated into the model are inherently uncertain and, as a result, the model cannot precisely measure future net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model’s simulated results due to timing, magnitude and frequency of interest rate changes, as well as changes in market conditions and the application and timing of various management strategies.

Impact of Inflation

Our consolidated financial statements and related notes included elsewhere in this statement have been prepared in accordance with GAAP. These require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative value of money over time due to inflation or recession.

Unlike many industrial companies, substantially all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates may not necessarily move in the same direction or in the same magnitude as the prices of goods and services. However, other operating expenses do reflect general levels of inflation.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.

The non-GAAP financial measures that we discuss should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed in this statement when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate (1) tangible common equity as shareholders’ equity less goodwill and core deposit intangible and other intangible assets, net of accumulated amortization, and (2) tangible book value per common share as tangible common equity divided by shares of common stock outstanding. The most directly comparable GAAP financial measure for tangible book value per common share is book value per common share.

We believe this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents tangible book value per common share compared to book value per common share:

	As of June 30,
	2018	2017
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$34,253	$32,992
Adjustments:
Goodwill	-	-
Core deposit and other intangibles	-	-
Total tangible common equity	34,253	32,992
Common shares outstanding(1)	98,553	97,303
Book value per common share	347.56	339.06
Tangible book value per common share	347.56	339.06

	As of December 31,
	2017	2016	2015	2014
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$34,339	$32,348	$31,329	$29,269
Adjustments:
Goodwill	-	-	-	-
Core deposit and other intangibles	-	-	-	-
Total tangible common equity	34,339	32,348	31,329	29,269
Common shares outstanding(1)	97,303	97,506	97,506	96,702
Book value per common share	352.91	331.75	321.30	302.67
Tangible book value per common share	352.91	331.75	321.30	302.67

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate tangible common equity, as described above, and tangible assets as total assets less goodwill, core deposit intangible and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible common equity to tangible assets is total common shareholders’ equity to total assets.

We believe this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets:

	As of June 30,
	2018	2017
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$34,253	$32,992
Adjustments:
Goodwill	-	-
Core deposit and other intangibles	-	-
Total tangible common equity	34,253	32,992
Tangible Assets
Total assets	300,955	285,640
Adjustments:
Goodwill	-	-
Core deposit and other intangibles	-	-
Total tangible assets	300,955	285,640
Common Equity to Total Assets	11.38%	11.55%
Tangible Common Equity to Tangible Assets	11.38%	11.55%

	As of December 31,
	2017	2016	2015	2014
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	34,339	32,348	31,329	29,269
Adjustments:
Goodwill	-	-	-	-
Core deposit and other intangibles	-	-	-	-
Total tangible common equity	34,339	32,348	31,329	29,269
Tangible Assets
Total assets	304,177	282,890	290,426	289,223
Adjustments:
Goodwill	-	-	-	-
Core deposit and other intangibles	-	-	-	-
Total tangible assets	304,177	282,890	290,426	289,223
Common Equity to Total Assets	11.29%	11.43%	10.79%	10.12%
Tangible Common Equity to Tangible Assets	11.29%	11.43%	10.79%	10.12%

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with GAAP and with general practices within the financial services industry. Application of these principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under current circumstances. These assumptions form the basis for our judgments about the carrying values of assets and liabilities that are not readily available from independent, objective sources. We evaluate our estimates on an ongoing basis. Use of alternative assumptions may have resulted in significantly different estimates. Actual results may differ from these estimates.

We have identified the following accounting policies and estimates that, due to the difficult, subjective or complex judgments and assumptions inherent in those policies and estimates and the potential sensitivity of our financial statements to those judgments and assumptions, are critical to an understanding of our financial condition and results of operations. We believe that the judgments, estimates and assumptions used in the preparation of our financial statements are appropriate.

Investment Securities

Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them until maturity. Securities to be held for indefinite periods of time are classified as available for sale and carried at fair value, with the unrealized holding gains and losses reported in other comprehensive income, net of tax. Management determines the appropriate classification of securities at the time of purchase.

Interest income includes amortization of purchase premiums and discounts. Realized gains and losses are derived from the amortized cost of the security sold. Credit related declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses, with the remaining unrealized loss recognized as a component of other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of us to retain our investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans and Allowance for Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Interest on loans is recognized using the simple-interest method on the daily balances of the principal amounts outstanding. The accrual of interest on loans is discontinued when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. When a loan is placed on nonaccrual status, all previously accrued and unpaid interest is reversed. Interest income is subsequently recognized on a cash basis as long as the remaining book balance of the asset is deemed to be collectible. If collectability is questionable, then cash payments are applied to principal. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured in accordance with the terms of the loan agreement.

The allowance for loan losses is an estimated amount management believes is adequate to absorb inherent losses on existing loans that may be uncollectible based upon review and evaluation of the loan portfolio. Management’s periodic evaluation of the allowance is based on general economic conditions, the financial condition of borrowers, the value and liquidity of collateral, delinquency, prior loan loss experience, and the results of periodic reviews of the portfolio.

The allowance for loan losses is comprised of two components. The first component, the general reserve, is determined in accordance with current authoritative accounting guidance that considers historical loss rates for the twelve quarter lookback period adjusted for qualitative factors based upon general economic conditions and other qualitative risk factors both internal and external to us. Such qualitative factors include current local economic conditions and trends including unemployment, changes in lending staff, policies and procedures, changes in credit concentrations, changes in the trends and severity of problem loans, and changes in trends in volume and terms of loans. These qualitative factors serve to compensate for additional areas of uncertainty inherent in the portfolio that are not reflected in our historical loss factors. For purposes of determining the general reserve, the loan portfolio, less cash secured loans, government guaranteed loans and impaired loans, is multiplied by our adjusted historical loss rate. The second component of the allowance for loan losses, the specific reserve, is determined in accordance with current authoritative accounting guidance based on probable losses on specific classified loans.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for new commercial, commercial real estate and construction loans. Internal risk ratings are a key factor in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the allowance for loan losses. Internal risk ratings are updated on a continuous basis.

Loans are considered impaired when, based on current information and events, it is probable we will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. If a loan is impaired, a specific valuation allowance is allocated, if necessary. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Our policy requires measurement of the allowance for an impaired collateral dependent loan based on the fair value of the collateral. Other loan impairments are measured based on the present value of expected future cash flows or the loan’s observable market price. At June 30, 2018, all significant impaired loans have been determined to be collateral dependent and the allowance for loss has been measured utilizing the estimated fair value of the collateral.

From time to time, we modify our loan agreement with a borrower. A modified loan is considered a troubled debt restructuring when two conditions are met: (i) the borrower is experiencing financial difficulty and (ii) concessions are made by us that would not otherwise be considered for a borrower with similar credit risk characteristics. Modifications to loan terms may include a lower interest rate, a reduction of principal, or a longer term to maturity. We review each troubled debt restructured loan and determine on a case by case basis if the loan is subject to impairment and the need for a specific allowance for loan loss allocation. An allowance for loan loss allocation is based on either the present value of estimated future cash flows or the estimated fair value of the underlying collateral.

We have certain lending policies and procedures in place that are designed to maximize loan income with an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis and makes changes as appropriate. Management receives frequent reports related to loan originations, quality, concentrations and delinquencies, as well as non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions, both by type of loan and geography.

Commercial loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably and effectively. Underwriting standards are designed to determine whether the borrower possesses sound business ethics and practices and to evaluate current and projected cash flows to determine the ability of the borrower to repay their obligations as agreed. Commercial loans are primarily made based on the identified cash flows of the borrower and, secondarily, on the underlying collateral provided by the borrower. Most commercial loans are secured by the assets being financed or other business assets, such as accounts receivable or inventory, and include personal guarantees.

Real estate loans are also subject to underwriting standards and processes similar to commercial loans. These loans are underwritten primarily based on projected cash flows and, secondarily, as loans secured by real estate. The repayment of real estate loans is generally largely dependent on the successful operation of the property securing the loans or the business conducted on the property securing the loan. Real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy.

We utilize methodical credit standards and analysis to supplement our policies and procedures in underwriting consumer loans. Our loan policy addresses types of consumer loans that may be originated and the collateral, if secured, which must be perfected. The relatively smaller individual dollar amounts of consumer loans that are spread over numerous individual borrowers also minimize risk.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Description of Capital Stock of Business First

As a result of the merger, Richland State shareholders who receive shares of Business First common stock in the merger will become shareholders of Business First. Your rights as a shareholder of Business First will be governed by Louisiana law and the Business First articles of incorporation and bylaws. The following briefly summarizes the material terms of Business First common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding Business First’s capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the LBCA and the Business First articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law, which Business First and Richland State urge you to read. Copies of Business First’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, as well as the copies of Richland State’s governing documents, see “Where You Can Find More Information” beginning on page 126.

Overview

Business First is incorporated in the state of Louisiana. Accordingly, the rights of its shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or LBCA, and its articles of incorporation and bylaws, as the same may be amended from time to time.

Business First’s articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of Business First common stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of August 10, 2018, 11,533,171 shares of Business First common stock were issued and outstanding and held by approximately 798 shareholders of record, and no shares of preferred stock were issued and outstanding. Also, as of August 10, 2018, there were outstanding stock options and warrants to purchase 867,705 shares of Business First common stock held by its employees, officers and directors. Business First has also reserved an additional 451,010 shares for issuance in connection with share-based payment awards that may be granted under the Business First 2017 Equity Incentive Plan.

Description of Common Stock

Voting Rights. Each holder of Business First common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any shares of preferred stock that Business First may issue. Business First’s articles of incorporation do not provide for cumulative voting in the election of directors. Directors are elected by a majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected at the meeting, in which case directors would be elected by a plurality of the votes cast.

Dividend Rights. Subject to certain regulatory restrictions discussed in or incorporated by reference into this proxy statement/prospectus and to the rights of holders of any preferred stock that Business First may issue, all shares of Business First common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by the board of directors.

No Preemptive Rights. No holder of Business First common stock has a right under the LBCA, or Business First’s articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.

Liquidation Rights. In the event of Business First’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of its common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on any preferred stock that Business First may issue.

Modification of Rights. Business First’s articles of incorporation provide that the approval of at least 80% of the total voting power of the company will be required to amend the indemnification and limitation of liability provisions of its articles of incorporation. Any other amendment to Business First’s articles of incorporation requires the approval of a majority of the votes entitled to be cast. Business First’s bylaws may be amended by its board of directors, by a vote of a majority of the members present, or by its shareholders, by a majority of the votes cast at a meeting of the shareholders.

Other Rights. Holders of Business First’s common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to Business First’s common stock.

Action by Written Consent. Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Business First’s articles of incorporation provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Certain provisions of Business First’s articles of incorporation and bylaws, and the corporate and banking laws applicable to Business First, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to Business First enable its board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of Business First’s common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of the board of directors to issue authorized but unissued shares of Business First’s common or preferred stock at its sole discretion may enable Business First’s board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of Business First. In addition, the ability of the board of directors to issue authorized but unissued shares of Business First capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Business First’s articles of incorporation contain provisions that permit the board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Business First’s bylaws enable the board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and Business First’s articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of Business First common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), Business First’s articles of incorporation require the request of holders of at least 25% of the outstanding shares entitled to vote at the meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Business First’s bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to Business First’s shareholders and Business First.

Amending Certain Provisions of the Articles of Incorporation. Business First’s articles of incorporation require an 80% vote of its shareholders to modify the sections of its articles of incorporation addressing limitation of liability and indemnification of Business First’s officers and directors, which provide limitation of liability and indemnification to the maximum extent permitted by law.

Amending our Bylaws. Business First’s board of directors may amend its bylaws without shareholder approval.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of Business First’s shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of Business First common stock at that time. In addition, these provisions may have the effect of assisting the board of directors and management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Business First’s business.

Comparison of Shareholders’ Rights

Both Business First and Richland State are incorporated under Louisiana law. Upon completion of the merger, the Business First articles of incorporation and bylaws in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the combined company. Because both Business First and Richland State are organized under the laws of the State of Louisiana, differences in the rights of holders of Business First stock and the rights of holders of Richland State stock arise only from differing provisions of their respective articles of incorporation and bylaws. The material differences between the rights of holders of Business First common stock and the rights of holders of Richland State common stock resulting from any differing provisions of their articles of incorporation and bylaws are summarized below.

The following summary does not purport to be a complete statement of the rights of Business First shareholders and Richland State shareholders. The summary is necessarily general, and it is not intended to be a complete statement of all differences affecting the rights of shareholders of Business First or Richland State, respectively, or a complete description of the specific provisions referred to below. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed, and is qualified in its entirety by reference to the LBCA and the governing documents of Business First and Richland State, to which the shareholders of Richland State are referred. Copies of the governing documents of Business First are available, without charge, to any person, including any beneficial owner of Richland State stock to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information” beginning on page 126.

Authorized Capital Stock

Business First. Business First’s articles of incorporation authorize it to issue 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. As of August 10, 2018, there were 11,533,171 shares of Business First common stock issued and outstanding and no shares of its preferred stock were issued and outstanding.

Richland State. Richland State’s articles of incorporation authorize it to issue 600,000 shares of common stock, par value $5.00 per share. Richland State’s articles of incorporation do not authorize it to issue preferred stock. As of               , 2018, the record date for the Richland State special meeting, there were              shares of Richland State common stock issued and outstanding.

Board of Directors

Business First. Business First’s bylaws provide for a board of directors consisting of not less than one and not more than 25 members, the number of members to be fixed from time to time by the board. Business First’s directors serve a one-year term and are elected by a majority of the votes actually cast at each annual meeting of Business First’s shareholders, unless the number of director nominees exceeds the number of directors to be elected at such meeting, in which case the directors are elected by a plurality of the votes actually cast at such meeting.

Richland State. Richland State’s bylaws provide for the board of directors to determine the number of directors. Richland State’s board of directors is divided into three classes, with each class of directors serving a three-year term, and the classes shall be as near equal in size as possible. Directors are elected by the affirmative vote of at least two-thirds of the total voting power of Richland State. Any director that is not elected shall have his or her directorship treated as a vacancy on the board. Richland State requires that its directors own at least 500 shares of Richland State common stock.

Nomination of Directors

Business First. Business First’s bylaws contain procedures with which a shareholder must comply in order to nominate a director. In order to nominate a candidate, the shareholder must submit to Business First a timely written notice including the candidate’s name and address, along with adequate information as to the candidate’s qualifications. To be considered timely, the notice must be received by Business First’s corporate secretary by the date that is not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Richland State. Richland State’s articles of incorporation and bylaws do not contain provisions restricting a shareholder’s right to nominate directors for election at an annual meeting.

Removal of Directors

Business First. A Business First director or the entire board of directors may be removed at any time, with or without cause, at any special or annual meeting of the shareholders of Business First by the affirmative vote of a majority of the votes actually cast at such meeting of Business First’s shareholders.

Richland State. A Richland State director may be removed from office by the affirmative vote of at least two-thirds of the total voting power of Richland State at any special meeting of the shareholders of Business First called for that purpose, but only for cause.

Special Meetings of Shareholders

Business First. Special meetings of Business First shareholders may be called by:

•	Business First’s Chairman of the Board, Chief Executive Officer and President;

•	A majority of its board of directors; or

•	shareholders holding not less than 25% of all shares of Business First stock entitled to vote at the meeting.

Richland State. Special meetings of Richland State’s shareholders may be called by:

•	Richland State’s President;

•	its board of directors; or

•	any two directors or any shareholder or shareholders holding in the aggregate one-fifth of the total voting power of Richland State.

Anti-Takeover Provisions

Business First. Business First’s articles of incorporation do not contain any special voting requirement to approve a merger or other business combination.

Richland State. Richland State’s articles of incorporation require the affirmative vote of not less than two-thirds of the number of shares entitled to vote to approve a merger or other business combination where the takeover attempt or other acquisition has not been approved by at least 80% of Richland State’s board of directors.

Indemnification of Directors and Officers

Business First. Business First’s articles of incorporation permit the indemnification of individuals against liabilities arising out of their status as directors, officers or employees to the fullest extent permitted by the applicable provisions of the LBCA.

Richland State. Richland State’s bylaws require the indemnification of individuals against liabilities rising out of their status as directors and officers of Richland State, and permit the indemnification of individuals arising out of their status as employees and agents, to the fullest extent permitted by the applicable provisions of the LBCA.

The indemnification provisions in the merger agreement and the respective articles of incorporation and bylaws of Richland State and Business First are limited by applicable federal statutes and regulations, including federal banking regulations and securities laws.

Business First Security Ownership of Certain Beneficial Owners and Management

The following table provides beneficial ownership information regarding the directors and senior executive officers of Business First as of August 10, 2018. Unless otherwise indicated, based on information furnished by such shareholders, management of Business First believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. The address for each individual listed on the table below is: c/o Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

Directors and Executive Officers	Number of Shares		Percent of Class[1]
Directors:
Lloyd Benny Alford	33,897	[2]	*
Jack E. Byrd, Jr.	20,000		*
John Graves	38,919		*
Robert S. Greer, Jr.	16,544		*
David L. Laxton, III	30,872		*
Rolfe Hood McCollister Jr.	83,544	[3]	*
Andrew D. McLindon	25,544		*
David R. Melville, III	220,081	[4]	1.88%
Patrick E. Mockler	9,177		*
David A. Montgomery, Jr.	6,544		*
Arthur Price	11,544	[5]	*
Fayez K. Shamieh	33,762		*
C. Stewart Slack	12,044		*
Kenneth Smith	42,544		*
Thomas Everett Stewart Jr.	129,294	[6]	1.12%
Steve White	3,044		*
Jerome Vascocu[7]	-		-
Robert Yarborough	33,044	[8]	*
Executive Officers:
Donald A. Hingle, II	34,420	[9]	*
Philip Jordan	44,381	[10]	*
Keith Mansfield	49,362	[11]	*
Alicia Robertson	13,656	[12]	*
Gregory Robertson	39,479	[13]	*
Directors and executive officers, as a group (23 persons)	931,696		7.64%

* Represents less than 1%

1 Based on 11,533,171 shares of our common stock outstanding as of August 10, 2018, and calculated on a fully diluted basis for each shareholder in accordance with SEC requirements.

2 Includes 853 shares held by spouse.

3 Includes 5,000 shares held by spouse and 23,750 vested and unexercised warrants.

4 Includes 8,936 shares of restricted stock over which Mr. Melville has voting power and 192,400 vested and unexercised options to purchase common stock.

5 Includes 11,000 shares held indirectly by Mr. Price through PEMP Investments, LLC.

6 Shares held jointly with spouse, and includes 23,750 vested and unexercised warrants.

7 Mr. Vascocu will become a director of BFST and the Surviving Bank following consummation of the Transactions.

8 Includes 10,000 shares held jointly with spouse.

9 Includes 747 shares of restricted stock over which Mr. Hingle has voting power, 30,000 vested and unexercised options to purchase common stock. Does not include 5,000 unvested options to purchase common stock.

10 Includes 3,647 shares of restricted stock over which Mr. Jordan has voting power, 31,250 vested and unexercised options to purchase common stock.

11 Includes 1,721 shares of restricted stock over which Mr. Mansfield has voting power, 30,000 vested and unexercised options to purchase common stock.

12 Includes 617 shares of restricted stock over which Ms. Robertson has voting power and 12,000 vested and unexercised options to purchase common stock.

13 Includes 3,740 shares of restricted stock over which Mr. Robertson has voting power and 25,000 vested and unexercised options to purchase common stock.

Richland State Security Ownership of Certain Beneficial Owners and Management

The following table provides beneficial ownership information regarding the directors, senior executive officers and shareholders holding more than 5% ownership of Richland State, as of August 10, 2018. Unless otherwise indicated, based on information furnished by such shareholders, management of Richland State believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. The address for each individual listed on the table below is: c/o Richland State Bancorp, Inc., 724 Louisa Street, Rayville, Louisiana 71269.

Directors and Executive Officers	Number of Shares		Percent of Class[1]
Herbert J. Banks, III	5,088	[2]	5.2%
Robert W. Calvert, Jr.	3,668	[3]	3.7%
A. Carlton Clark, III	2,000	[4]	2.0%
J. Todd Colvin	1,000	[5]	1.0%
Fred Scott Franklin	3,859	[6]	3.9%
Daniel W. Gibson	250	[7]	*
Robyn D. Hillman	1,000	[8]	1.0%
John C. Morris, III	2,065		2.1%
Timothy Michael Mulhearn	1,250		1.3%
Adam S. Richardson	500	[9]	*
Thomas A. Sanders, Jr.	609		*
Thomas Chad Still	500		*
N. Jerome Vascocu	4,800	[10]	4.8%
Directors and executive officers, as a group (13 persons)	26,589		26.3%

* Represents less than 1%

1 Based on 98,553 shares of common stock outstanding as of August 10, 2018, and calculated on a fully diluted basis for each shareholder in accordance with SEC requirements.

2 Includes 835 shares held by Mr. Banks’ mother, to which Mr. Banks has usufruct.

3 Includes 149 shares held by the estate of Mr. Calvert’s deceased spouse.

4 Includes 1,000 shares held by Mr. Clark’s children, to which Mr. Clark has usufruct.

5 Includes 750 stock options.

6 Includes 500 shares held by George B. Franklin Jr. Q-Tip Marital Trust, of which Mr. Franklin is trustee.

7 Includes 250 stock options.

8 Includes 500 stock options.

9 Includes 500 stock options.

10 Includes 500 stock options.

The Merger

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. Business First and Richland State urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

Each of the boards of directors of Business First and Richland State has approved the merger agreement. The merger agreement provides that, subject to the terms and conditions set forth in the merger agreement, Richland State will merge with and into Business First, with Business First continuing as the surviving entity.

If the merger is completed, subject to the terms of the merger agreement, each share of Richland State stock (other than shares of Richland State stock held in the treasury of Richland State, by Richland State, or by any dissenting shareholder) will be cancelled and converted into the right to receive, without interest (i) the per share stock consideration and (ii) the per share cash consideration, each of which is subject to possible adjustments as discussed in “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108. Business First will not issue any fractional shares of Business First common stock in the merger. The Richland State shareholders who would otherwise be entitled to a fraction of a share of Business First common stock upon the completion of the merger will instead be entitled to receive, in lieu of the fraction of a share, an amount in cash as described in “The Merger Agreement—Structure of the Merger” beginning on page 107.

Richland State’s shareholders are being asked to approve the Richland State merger proposal. See the section of this proxy statement/prospectus entitled “The Merger Agreement” beginning on page 107 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

From time to time and no less than annually for the past 20 years, the Richland State Board has evaluated strategic options to increase shareholder value. These strategic options have included expanding organically, raising additional capital through offerings of equity or debt securities, and merging with another financial institution. Historically, the Richland State Board has determined that the preferable strategic option would be either possible acquisitions by Richland State of other financial institutions or Richland State being acquired by another financial institution, in each case on terms favorable to Richland State’s shareholders.

The bases for the consideration by the Richland State Board of these strategic options included the continuing challenges to community banks of regulatory oversight and the costs thereof, competition from larger institutions, management succession, lower operating margins, increased employee costs, rapidly increasing demand for and escalating costs of consumer technology, and the limitation on the ability of Richland State to grow its franchise in a market area with strong competition and limited economic growth opportunities.

In furtherance of its strategic plan, executive management of Richland State informally engaged in discussions with several financial institutions, including Business First Bank, between 2013 and 2015 about possible transactions that would assist in achieving Richland State’s strategic goals. Executive management of Richland State was also contacted by and engaged in discussions with several other financial institutions during this period about possible mergers and/or acquisitions. All of these discussions were informal, and none resulted in the proposal or discussion of terms for a potential transaction. At that time, the Richland State Board considered Richland State’s internal growth and profitability opportunities as sufficient reasons to continue independently. The Richland State Board did not engage a financial advisor and no formal process for a potential merger and/or acquisition transaction was initiated.

In late 2016, a financial institution (which we refer to as “Bank A”) made contact with Richland State’s executive management, indicating an interest in pursuing an acquisition of Richland State. Informal discussions then ensued during the first half of 2017 between the chief executive officers of Richland State and Bank A, as well as between representatives from both companies’ boards of directors. In October 2017, Bank A made a presentation about a potential merger of Richland State with and into Bank A, the benefits to the two organizations therefrom and the possible terms thereof.

The potential merger transaction with Bank A, the benefits to Richland State and its shareholders therefrom and the possible terms thereof were discussed by the Richland State Board at its annual strategic planning session on November 9, 2017. During that meeting, Jeff Fair, President of National Capital, discussed various merger and acquisition structures, processes and potential outcomes. Mr. Fair also identified several other institutions that would likely have an interest in considering Richland State as a transaction partner. The Richland State Board noted that Richland State Bank’s pattern of growth had slowed over the past three years, while increasing costs of operating the bank (personnel, occupancy, technology, compliance, etc.) outpaced revenue growth. As a result, the Richland State Board was more willing to consider a potential merger, and therefore was prepared to investigate and respond to some of the recent overtures from potential partners.

At its next regularly scheduled board meeting on December 20, 2017, the Richland State Board engaged National Capital as its financial advisor and authorized Mr. Fair and Richland State’s Chief Executive Officer to advance discussions with three of the identified merger candidates (Bank A, another Bank we refer to as “Bank B” and Business First) about a potential merger transaction. Confidentiality agreements were signed with all three candidates in January 2018.

Representatives of each company made presentations to the Richland State Board and delivered nonbinding indications of interest in February 2018. On February 27, 2018, the Richland State Board engaged Kantrow, Spaht, Weaver & Blitzer (APLC) as legal counsel to assist it in connection with the proposed transaction. Following extended discussions and analysis of the indications of interest, on March 6, 2018, the Richland State Board voted to terminate discussions with Bank A and invite Bank B and Business First to conduct due diligence examinations of Richland State. Following the diligence period, Bank B and Business First each submitted updated nonbinding indications of interest dated April 20, 2018.

Between April 20 and April 26, 2018, the Richland State Board met multiple times to analyze the revised indications of interest and discuss Richland State’s strategic opportunities as a stand-alone financial institution or as part of a combined, larger company. The Richland State Board also sought input on these matters from its financial and legal counsel. On April 26, 2018, the Richland State Board determined that the sale of Richland State was in the best interests of its shareholders, selected Business First as the most suitable transaction partner and authorized Richland State’s Chief Executive Officer to execute and deliver Business First’s indication of interest. This selection was made based on terms of the indications of interest, trading behavior of the stocks of the merger candidates, the Richland State Board’s expectations for future financial and stock price performance of each company and understandings of expected staff reductions and possible branch closures. Both Business First and Bank B were notified of the decision on April 27, 2018.

Negotiations between Richland State and Business First then ensued relating to the proposed financial terms of the merger transaction. Due diligence by the parties continued and work on the definitive merger agreement began in early May, 2018. The boards of directors of Richland State and Richland State Bank held a special joint meeting on May 29, 2018, to consider and discuss the proposed definitive merger agreement and related ancillary agreements, with financial and legal advisors attending the meeting to assist in the discussion. National Capital presented a fairness opinion letter dated May 29, 2018, stating that “the consideration to be received as set forth in the proposed transaction is fair, from a financial point of view, to all shareholders of Richland State.” At this meeting, the Richland State Board unanimously voted to adopt the merger agreement and recommend its adoption to Richland State’s shareholders. The board of directors of Richland State Bank also unanimously voted to approve the related merger of Richland State Bank with Business First Bank. After the special meeting, the merger agreement, in the form approved by the Richland State Board, was executed by representatives of Richland State and Business First, effective as of June 1, 2018. On June 4, 2018, Business First issued a press release announcing the proposed merger transactions.

Richland State’s Reasons for the Merger; Recommendation of the Richland State Board

The Richland State Board believes that the merger is in the best interests of Richland State and its shareholders. Accordingly, the Richland State Board has approved the merger transactions and the merger agreement and has unanimously recommended that Richland State’s shareholders vote “FOR” the Richland State Merger Proposal. In approving the merger agreement, the Richland State Board engaged National Capital (as an independent valuation firm) to provide an opinion regarding the fairness of the merger consideration, from a financial point of view, to the holders of shares of Richland State common stock. The Richland State Board also consulted with its outside legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its decision to approve the merger agreement, the Richland State Board considered a number of factors, including the following:

•

the Richland State Board’s belief that the merger consideration that would be received by Richland State shareholders pursuant to the merger represented a fair price for the shares of common stock of Richland State;

•

the Richland State Board’s understanding of Richland State’s business, historical, current and projected financial performance, the competitive operating environment, current management strengths, existing trends in the industry in which Richland State operates, including the regulatory environment, escalating technology demands, as well as the execution risks of continuing with Richland State’s current strategy in light of the foregoing;

•

National Capital’s opinion, dated as of May 29, 2018, that, as of such date (the date on which the Richland State Board approved the merger agreement), and based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth in its opinion, the total aggregate consideration to be received by the holders of Richland State common stock pursuant to the merger was fair from a financial point of view to such holders;

•

that shareholders of Richland State will receive part of the merger consideration in shares of Business First common stock, which will be registered with the SEC and listed on the NASDAQ Stock Market in connection with the merger, contrasted with the fact that there are currently restrictions upon the transfer of Richland State common stock;

•

the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code with the result that the portion of Richland State common stock exchanged for Business First common stock is generally tax-free;

•

the merger agreement allows Richland State, with Business First’s consent and subject to applicable regulatory approvals and available cash on hand, to make S Corporation distributions to its shareholders prior to the closing of the merger, with the dollar value of such distributions resulting in a dollar for dollar reduction of the cash portion of the merger consideration, which may provide the Richland State shareholders a more favorable tax treatment than exchanging Richland State stock for cash;

•	the financial analyses, information and perspectives provided to the Richland State Board by Richland State’s management;

•	the fact that completion of the merger requires the approval of Richland State’s shareholders;

•

the results that Richland State could expect to obtain if it continued to operate independently, and the likely benefits to Richland State shareholders of that course of action, as compared with the value of the merger consideration offered by Business First;

•	the ability of Business First to pay the aggregate merger consideration without a financing contingency and without the need to obtain financing to close the transaction;

•	the ability of Business First to receive the requisite regulatory approvals in a timely manner;

•

the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants and other agreements and conditions to closing, including a provision that permits the Richland State Board, in the exercise of its fiduciary duties, under certain conditions, to furnish information to any third party that submits an unsolicited and potentially superior proposal to acquire Richland State;

•

that merging with a larger bank holding company would provide the combined corporation the opportunity to realize economies of scale, increase efficiencies of operations and enhance the development of new products and services, potentially benefiting Richland State’s shareholders that would receive Business First common stock in the merger;

•	the agreement of Business First to continue to provide indemnification for Richland State’s directors and officers following the closing of the merger;

•	that Richland State’s directors and executive officers may have other financial interests in the merger in addition to their interests as Richland State shareholders;

•

the requirement that Richland State conduct its business in the ordinary course and the other restrictions on the conduct of Richland State’s business before completion of the merger, which may delay or prevent Richland State from undertaking business opportunities that may arise before completion of the merger; and

•	that under the merger agreement Richland State could not solicit competing proposals for the acquisition of Richland State.

The above-listed considerations are not intended to be exhaustive but include the material factors considered by the Richland State Board in approving the merger and the merger agreement. In reaching its determination, the Richland State Board did not assign any relative or specific weight to different factors and individual directors may have given different weight to different factors. Based upon the reasons stated above, the Richland State Board believes that the merger is in the best interests of Richland State and its shareholders, and, therefore, the Richland State Board approved the merger agreement and the merger. Each member of the Richland State Board has agreed to vote the shares of common stock of Richland State over which he has voting authority in favor of the merger agreement and the merger. It should be noted that this explanation of the Richland State Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Richland State’s Financial Advisor

Richland State retained National Capital as its financial advisor in connection with a possible merger or sale, as well as to provide an independent fairness opinion on connection with the proposed merger. At the meeting of the Richland State board of directors on May 29, 2018, National Capital rendered its oral opinion, subsequently confirmed in writing, to the Richland State board of directors that, as of May 29, 2018 and based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth in its opinion, the consideration to be paid by Business First to the holders of Richland State common stock pursuant to the merger agreement was fair, from a financial point of view, to Richland State’s shareholders.

The full text of the written opinion of National Capital, dated May 29, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by National Capital in connection with rendering its opinion, is attached to this proxy statement/prospectus as Annex B and is incorporated herein by reference. Richland State’s shareholders should read this opinion carefully and in its entirety.

The written opinion of National Capital is addressed to the Richland State board of directors, speaks only to the consideration to be paid to the holders of shares of Richland State common stock pursuant to the merger agreement and does not address any other matter. The issuance of this opinion does not constitute a recommendation by National Capital to any holder of shares of Richland State common stock as to how such shareholder should vote with respect to the merger or any other matter. The merger consideration to be paid to the holders of shares of Richland State common stock was determined in negotiations between Business First and Richland State, and the decision to approve and recommend the transactions contemplated by the reorganization agreement was made independently by the Richland State board of directors. The opinion of National Capital was among the many factors considered by the Richland State board of directors in its evaluation of the transactions contemplated by the merger agreement and should not be viewed as determinative of the views of the Richland State board of directors or management with respect to the merger consideration or the transactions contemplated by the reorganization agreement.

Analyses of National Capital

In performing its analyses, National Capital made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of National Capital, Richland State and Business First. Any estimates contained in the analyses performed by National Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The National Capital opinion was among several factors taken into consideration by our board of directors in making its determination to adopt the merger agreement and the related transactions. Consequently, the analyses described below should not be viewed as determinative of the decision of our board of directors, or the decision of management, with respect to the fairness of the merger consideration to our shareholders.

The summary that follows is not a complete description of the analyses underlying the National Capital opinion or the presentation made by National Capital to our board of directors, but summarizes the material analyses performed and presented in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

The following sections and tables present National Capital's financial analysis, including certain adjustments not reflected in our audited financial statements. In arriving at its opinion, National Capital did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. National Capital believes that its analyses and the summary of its analyses must be considered as a whole, and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Asset-Based Approaches. Asset-based approaches presume that the value of the entity is represented by the market value of the assets owned by the entity, less the market value of any liabilities. The net asset value method, an asset-based approach, assumes that the values of all assets are realized through the course of normal business operations while the liquidation method assumes that all assets are liquidated in an orderly fashion. The net asset value method derives a value by determining the market value of the individual balance sheet components. This method typically assumes liquidation of the entity’s property on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets. National Capital did not believe that the net asset value method was appropriate to use in this transaction because the Richland State is a going concern and because the net asset value method is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), the net asset value method results in a liquidation value for Richland State and does not take into account the values attributable to the going concern, such as the interrelationship among Richland State’s assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth. Therefore, National Capital gave no weight to the net asset value method of valuation in determining the fairness of the transaction consideration.

Market-Based Approaches. In market-based approaches, financial characteristics and other information for transactions on which public information is available are utilized as a basis for determining the value of the subject company. Market-based approaches work on the financial theory of substitution or economic indifference. That is, by obtaining financial information and other data regarding transactions on which public information is available, an appraiser may analyze the subject company and make appropriate adjustments to recognize differences between the subject company and comparable companies in order to make a determination as to value.

In determining a range of values for our common stock and in rendering its fairness opinion, National Capital analyzed the consideration paid in selected financial institution merger transactions. The objective of National Capital’s analysis was to determine an appropriate value by analyzing data related to actual sales transactions of similar entities and making appropriate adjustments to recognize the differences between our organization and comparable bank or bank holding companies that have recently been sold.

National Capital identified a nationwide group of 26 comparable financial institution acquisitions announced between January 1, 2015 and July 21, 2018, involving selling institutions with total assets between $229 million and $381 million (a range based on Richland State’s March 31, 2018 total assets of $305 million, +/- 25%), a trailing 12-month Return on Average Assets (ROAA) of 0.80% to 1.34% (based on Richland State Bank’s trailing twelve month tax-equivalent ROAA of 1.07% as of March 31, 2018, +/- 25%) and Tangible Equity / Assets of 6.0% to 15.0%. This set of criteria was selected based on Richland State’s relevant financial attributes in an attempt to collect a group of institutions whose key financial attributes were similar to that of Richland State. Terminated transactions, distressed institution sales and transactions where material data was unavailable were excluded from the analysis. The following table sets forth the transaction multiples of selected financial indicators for the comparable financial institution acquisition group identified by National Capital, along with comparative balance sheet and earnings data.

In its analysis, National Capital weighted the various financial indicators in the manner that it determined appropriate, in its professional judgment, in light of the characteristics of our organization and the comparable financial institution data set. By applying these key valuation indicators to the relevant financial statistics of our organization, and after consideration of all appropriate valuation adjustments described below, National Capital determined a fair market value of $46.5 million to $46.9 million for the common stock of Richland State Bancshares.

	Average	Median	80% Trim Average	Subject
	(dollars in thousands)
Total Assets	$303,170	$303,688	$302,544	$304,994

Tangible Book Value Multiple	1.72	1.71	1.72
Equity / Assets and Normalized Equity / Assets	10.3 / 9.0	10.0 / 9.0	10.2 / 9.0	10.9 / 9.0

Earnings Multiple	16.21	15.68	15.91
ROAA	1.01	0.95	1.00	1.07

Price to Deposits	18.27	18.62	18.29
Total Deposits	$257,857	$265,141	$257,565	$269,894

Resulting Value of Richland State Bancshares	$46,895	$46,565	$46,500

The transactions included in the comparable data set above are:

Buyer	City	State	Seller	City	State	Announced
Arbor Bancorp	Ann Arbor	MI	Birmingham Bloomfield Bancshares	Birmingham	MI	07/20/2016
Charter Financial Corp.	West Point	GA	CBS Financial Corp.	Smyrna	GA	12/03/2015
Citizens Community Bancorp	Eau Claire	WI	Wells Financial Corp.	Wells	MN	03/17/2017
Citizens Community Bancorp	Eau Claire	WI	United Bank	Osseo	WI	06/21/2018
CNB Bank Shares	Carlinville	IL	Jacksonville Bancorp	Jacksonville	IL	01/18/2018
CVB Financial Corp.	Ontario	CA	County Commerce Bank	Ventura	CA	10/14/2015
Equity Bancshares	Wichita	KS	Kansas Bank Corp.	Liberal	KS	12/18/2017
First Defiance Financial Corp.	Defiance	OH	Commercial Bancshares	Upper Sandusky	OH	08/23/2016
First Financial Bankshares	Abilene	TX	Commercial Bancshares	Kingwood	TX	10/12/2017
Glacier Bancorp	Kalispell	MT	Canon Bank Corp.	Canon City	CO	07/30/2015
Glacier Bancorp	Kalispell	MT	TFB Bancorp	Yuma	AZ	11/16/2016
Independent Bank Corp.	Grand Rapids	MI	TCSB Bancorp	Traverse City	MI	12/04/2017
Investar Holding Corp.	Baton Rouge	LA	Citizens Bancshares	Ville Platte	LA	03/08/2017
National Commerce Corp.	Birmingham	AL	Private Bancshares	Atlanta	GA	08/31/2016
Peoples Bancorp	Marietta	OH	ASB Financial Corp.	Portsmouth	OH	10/24/2017
Progress Financial Corp.	Huntsville	AL	First Partners Financial	Birmingham	AL	02/14/2017
River Financial Corp.	Prattville	AL	Keystone Bancshares	Auburn	AL	05/13/2015
SB One Bancorp	Rockaway	NJ	Enterprise Bank N.J.	Kenilworth	NJ	06/20/2018
Seacoast Banking Corp.	Stuart	FL	Palm Beach Community Bank	West Palm Beach	FL	05/04/2017
Seacoast Commerce Banc	San Diego	CA	Capital Bank	San Juan Capistrano	CA	05/02/2017
SmartFinancial	Knoxville	TN	Tennessee Bancshares	Tullahoma	TN	12/12/2017
Southern Bancshares (N.C.)	Mount Olive	NC	Heritage Bankshares	Norfolk	VA	10/21/2015
Spirit of Texas Bancshares	Conroe	TX	Comanche National Corp.	Comanche	TX	07/19/2018
State Bank Financial Corp.	Atlanta	GA	NBG Bancorp	Athens	GA	04/05/2016
Suncrest Bank	Visalia	CA	CBBC Bancorp	West Sacramento	CA	11/07/2017
Sunshine Bancorp	Plant City	FL	FBC Bancorp	Orlando	FL	05/10/2016

Following the same valuation process, National Capital identified seven comparable financial institution acquisitions involving selling institutions based in Louisiana, announced between January 1, 2012 and June 30, 2017. Filter criteria for this dataset was: Seller assets below $1 billion, a trailing 12-month Return on Average Assets (ROAA) of 0.35% to 2.00% and Tangible Equity / Assets of 6.0% to 15.0%. Based on the data from this data set, as summarized below, National Capital determined a fair market value of $45.5 million to $49.3 million for the common stock of Richland State Bancshares.

	Average	Median	Subject
	(dollars in thousands)
Total Assets	$449,794	$367,321	$304,994

Tangible Book Value Multiple	1.56	1.46
Equity / Assets and Normalized Equity / Assets	10.7 / 9.0	10.1 / 9.0	10.9 / 9.0

Earnings Multiple	18.81	17.61
ROAA	0.84	0.87	1.07

Price to Deposits	17.22	15.44
Total Deposits	$362,293	$264,215	$269,894

Resulting Value of Richland State Bancshares	$49,266	$45,540

The transactions included in the comparable data set above are:

Buyer	City	State	Seller	City	State	Announced
BancorpSouth, Inc.	Tupelo	MS	Ouachita Bancshares Corp.	Monroe	LA	1/08/2014
Business First Bancshares	Baton Rouge	LA	American Gateway Financial Corp.	Port Allen	LA	7/24/2014
Home Bancorp	Lafayette	LA	Saint Martin Bancshares	St. Martinville	LA	8/23/2017
IBERIABANK Corporation	Lafayette	LA	Teche Holding Company	New Iberia	LA	1/13/2014
Investar Holding Corp.	Baton Rouge	LA	Citizens Bancshares, Inc.	Ville Platte	LA	3/08/2017
Investar Holding Corp.	Baton Rouge	LA	BOJ Bancshares, Inc.	Jackson	LA	8/07/2017
The First Bancshares, Inc.	Hattiesburg	MS	Iberville Bank	Plaquemine	LA	10/14/2016

Income-Based Approaches. Income-based approaches measure value by capitalizing or discounting the cash flow or earnings of the enterprise. A discounted cash flow analysis measures enterprise value by discounting future cash flows to present value. This analysis considers projected levels of asset growth, required regulatory capital, earnings, dividend paying capacity and future residual or terminal value. A capitalization of historical earnings analysis measures enterprise value by capitalizing the subject company’s earnings stream. Based on its experience and the characteristics of the Bank, National Capital determined that the discounted cash flow analysis was an appropriate method for valuing our organization as a going concern.

Discounted cash flow analysis. National Capital used a discounted cash flow analysis that analyzed (i) a stream of cash flow from projected dividends over the current and next four years and (ii) a terminal value that could be derived from the Bank at the end of this period. The following tables summarize the historical financial information and financial projections utilized by National Capital in determining our projected financial performance and cash flow through 2022.

	Actual	Actual	Actual	Actual	Actual	Actual	Historical	Projected	Projected	Projected	Projected	Projected	Projected
	2012	2013	2014	2015	2016	2017	5Yr CAGR	2018	2019	2020	2021	2022	5Yr CAGR
Bank Data
EOY Loans	121,170	127,775	143,152	179,679	190,088	191,311	9.6%	200,450	210,473	220,996	232,046	243,648	5.0%
Average Loans (avg. of 4 quarterly averages)	120,387	132,084	143,355	173,355	191,802	193,872	10.0%	201,763	211,851	222,444	233,566	245,244	5.2%
Average Loans / Deposits Ratio		56%	58%	69%	78%	76%		74%	74%	74%	74%	74%
Average Loans / Assets Ratio		51%	51%	58%	65%	67%		65%	65%	65%	65%	65%

EOY Assets	242,692	273,989	289,216	290,426	282,890	304,177		319,364	335,332	352,099	369,704	388,189	5.0%
Average Assets (avg. of 4 quarterly averages)	237,213	258,236	282,766	298,490	294,111	291,093	4.2%	310,161	325,669	341,953	359,050	377,003	5.1%

EOY Deposits	214,611	245,669	257,562	252,666	242,656	267,510		280,850	294,893	309,637	325,119	341,375	5.0%
Average Deposits (avg. of last 4 EOQ)	210,001	233,852	247,837	250,552	244,405	253,607	3.8%	273,033	286,685	301,019	316,070	331,873	5.4%

EOY Equity Capital (ex. Unreal. G/L)	24,997	26,263	28,417	30,531	32,106	33,818		31,914	33,548	35,193	36,911	38,812	2.8%

Growth Rates (EOY to EOY)
Loans		5.5%	12.0%	25.5%	5.8%	0.6%		4.8%	5.0%	5.0%	5.0%	5.0%	5.0%
Assets		12.9%	5.6%	0.4%	-2.6%	7.5%		5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Total Deposits		14.5%	4.8%	-1.9%	-4.0%	10.2%		5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Earnings (Company C-Corp Equivalent)		0.6%	6.8%	9.2%	-11.8%	7.2%		0.6%	7.1%	4.5%	4.6%	4.6%

Growth Rates (Average to Average)
Loans		9.7%	8.5%	20.9%	10.6%	1.1%		4.1%	5.0%	5.0%	5.0%	5.0%	5.2%
Assets		8.9%	9.5%	5.6%	-1.5%	-1.0%		6.6%	5.0%	5.0%	5.0%	5.0%	5.1%
Total Deposits		11.4%	6.0%	1.1%	-2.5%	3.8%		7.7%	5.0%	5.0%	5.0%	5.0%	5.4%

Subchapter S Election?	Yes	Yes	Yes	Yes	Yes	Yes		Yes	Yes	Yes	Yes	Yes

Pre-Tax Taxable Income per Call Report	2,504	2,575	2,901	3,236	2,836	3,360		3,351	3,684	3,945	4,218	4,501
Tax-Free Income per Call Report	923	891	927	858	755	559		585	550	500	450	400	-6.5%
Reported Pre-Tax Income per Call Report	3,427	3,466	3,828	4,094	3,591	3,919		3,936	4,234	4,445	4,668	4,901
less Income Taxes Paid	-	-	-	-	-	-		-	-	-	-	-
Reported Net Income	3,427	3,466	3,828	4,094	3,591	3,919		3,936	4,234	4,445	4,668	4,901	4.6%
Reported ROAA		1.34%	1.35%	1.37%	1.22%	1.35%		1.27%	1.30%	1.30%	1.30%	1.30%

C-Corp Equivalent Net Income	2,901	2,925	3,219	3,414	2,995	3,213		3,232	3,460	3,617	3,782	3,956
C-Corp Equivalent ROAA		1.13%	1.14%	1.14%	1.02%	1.10%		1.04%	1.06%	1.06%	1.05%	1.05%

	Actual	Actual	Actual	Actual	Actual	Actual	Projected	Projected	Projected	Projected	Projected
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Parent Company Only
Cash	80	58	186	345	418	650	943	836	829	872	865
Investment in Bank	24,997	26,263	28,417	30,531	34,097	33,818	31,914	33,548	35,193	36,911	38,812
Other Tangible Assets @ FMV	-	(1)	10	1	-	-	-	-	-	-	-
Unrealized Security Gain (Loss)	1,155	(245)	706	453	(208)	(129)
Non-Bank Intangible Assets	-	-	-	-	-	-	-	-	-	-	-
Total Assets	26,232	26,075	29,319	31,330	34,307	34,339	32,857	34,384	36,022	37,783	39,677

Liabilities (including preferred stock)	684	-	50	-	-	3,000	3,000	3,000	3,000	3,000	3,000
Unrealized Security Gain (Loss)	1,155	(245)	706	453	(208)	(129)
Common Equity (ex. unreal. G/L)	24,393	26,320	28,563	30,877	34,515	34,468	32,857	34,384	36,022	37,783	39,677
Liabilities & Equity	26,232	26,075	29,319	31,330	34,307	37,339	35,857	37,384	39,022	40,783	42,677

Reported Net Income	(12)	(19)	(139)	(25)	(3)	(7)	(7)	(7)	(7)	(7)	(7)

C-Corp Equivalent Net Income	(9)	(15)	(110)	(20)	(2)	(6)	(6)	(6)	(6)	(6)	(6)

	Actual	Actual	Actual	Actual	Actual	Actual	Projected	Projected	Projected	Projected	Projected	Projected
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	5Yr CAGR
Consolidated Data
Pre-Tax Taxable Income	2,492	2,556	2,762	3,211	2,833	3,353	3,344	3,677	3,938	4,211	4,494
Tax-Free Income	923	891	927	858	755	559	585	550	500	450	400
Reported Pre-Tax Income	3,415	3,447	3,689	4,069	3,588	3,912	3,929	4,227	4,438	4,661	4,894
less Income Taxes Paid	-	-	-	-	-	-	-	-	-	-	-
Reported Net Income	3,415	3,447	3,689	4,069	3,588	3,912	3,929	4,227	4,438	4,661	4,894
Reported ROAA	1.44%	1.33%	1.30%	1.36%	1.22%	1.34%	1.27%	1.30%	1.30%	1.30%	1.30%

C-Corp Equivalent Net Income	2,892	2,910	3,109	3,395	2,993	3,208	3,227	3,455	3,611	3,776	3,950
C-Corp Equivalent ROAA	1.22%	1.13%	1.10%	1.14%	1.02%	1.10%	1.04%	1.06%	1.06%	1.05%	1.05%
Distributions from Bank	1,603	2,202	1,673	1,989	2,015	2,238	3,000	2,600	2,800	2,950	3,000
Dividend / Distribution to Shareholders	1,204	1,511	1,650	1,990	1,940	1,938
Shareholder Tax Rate	34.0%	43.4%	43.4%	43.4%	43.4%	43.4%
Shareholder Taxes Due	847	1,109	1,199	1,394	1,230	1,455
After-Tax Cash to Shareholder	357	402	451	596	710	483
Tax Equiv. Cash Dividend	468	527	592	783	932	634
Dividend or Distribution / BHC Earnings	35.3%	43.8%	44.7%	48.9%	54.1%	49.5%
Effective C-Corp Dividend Payout Ratio	16.2%	18.1%	19.0%	23.1%	31.2%	19.8%

Dividend / Distribution Capacity (controlling interest)				Excess Equity		2,840	2,700	2,700	2,800	2,900	3,000	9.1%
Shareholder Tax Rate							32.6%	32.6%	32.6%	32.6%	32.6%
Shareholder Taxes Due							1,091	1,200	1,285	1,374	1,467
After-Tax Cash to Shareholder							1,609	1,500	1,515	1,526	1,533	26.0%
Tax Equiv. Cash Dividend							2,111	1,968	1,988	2,002	2,012	26.0%
Dividend or Distribution / BHC Earnings							68.7%	63.9%	63.1%	62.2%	61.3%
Effective C-Corp Dividend Payout Ratio							65.4%	57.0%	55.0%	53.0%	50.9%

Expected Distributions (per management)							2,000	2,100	2,200	2,300	2,400	4.4%
Shareholder Taxes Due							1,091	1,200	1,285	1,374	1,467
After-Tax Cash to Shareholder							909	900	915	926	933	14.1%
Tax Equiv. Cash Dividend							1,192	1,181	1,200	1,215	1,225	14.1%
Dividend or Distribution / BHC Earnings							50.9%	49.7%	49.6%	49.3%	49.0%
Effective C-Corp Dividend Payout Ratio							36.9%	34.2%	33.2%	32.2%	31.0%

The projections utilized by National Capital were developed by National Capital based on an analysis of historical results and discussions with management. They include a $3 million adjustment (shown in the tables above as a parent company liability) to recognize the contractual liabilities triggered upon a change in control, including data processing system termination fees, employment-related contracts and agreements awarded under deferred compensation or long term incentive plans. The financial projections indicated for 2022 were also used in determining a terminal value based on the comparable whole bank sale method described in the Market-Based Approaches section above. The discounted cash flow analysis assumes that the projected cash flows from dividends and the terminal value are discounted back to present value at a discount rate derived using the Ibbotson Buildup Method. National Capital determined that a discount rate of 13.41% was appropriate based on current market conditions and risk characteristics of our organization. Discounting the future cash flows from dividends and the terminal value to present value, National Capital determined a fair market value of $44.9 million for the common stock of Richland State Bancshares under this method.

Capitalization of historical earnings analysis. The historical earnings method is an income-based approach that relies on historical data as a basis for valuation rather than estimates of future performance. Although past performance may not be indicative of future results, the historical earnings method can provide a reasonable indication of value, especially in cases where the subject company has a history of stable earnings or growth and this history can reasonably be expected to continue in the foreseeable future. As a part of its analysis, National Capital reviewed the historical earnings data included in the tables above and, based on a $3.2 million average historical tax-equivalent annual earnings level and a 9.35% capitalization rate, determined a fair market value of $38.5 million for the common stock of Richland State under this method.

Valuation adjustments. The purpose of a valuation adjustment is to reflect differences between the characteristics of the subject company and those of the comparable datasets from which the indications of value are derived. As valuations are based on the financial principle of substitution, these adjustments are an attempt to account for the varying degrees of risk associated with the subject company as measured against “comparable” similar investments.

Richland State operates with capital in excess of industry norms, as shown in Tables 1 and 3. In our market and earnings methods, National Capital normalized equity by excluding excess equity from the valuation methods and adding the excess to the raw valuation method results. All valuation results reported above include the addition of this excess equity. Richland State’s trailing earnings were adjusted to exclude earnings associated with the excess equity, as well.

Merger Consideration. The merger consideration includes a cash component and a stock component with a fixed number of shares, meaning the value of the total compensation received by Richland State shareholders will vary with the market price of Business First’s common stock. The table below shows the impact of changes in Business First’s stock price on total deal value.

BFST Price	Cash Value	Stock Value	Deal Value
(dollars in thousands, except per share data)
$20.00	$10,628	$33,592	$44,220
$21.00	$10,628	$35,272	$45,900
$22.00	$10,628	$36,951	$47,579
$23.00	$10,628	$38,631	$49,259
$24.00	$10,628	$40,311	$50,938
$25.00	$10,628	$41,990	$52,618
$26.00	$10,628	$43,670	$54,298
$27.00	$10,628	$45,349	$55,977
$28.00	$10,628	$47,029	$57,657

Between May 1, 2018 and July 31, 2018, Business First’s common stock traded within a range of $23.10 to $27.89, with an average closing price of $25.22 and a volume-weighted closing price of $25.78. Over the same period, average trading volume was 57,521 shares, with an 80% trimmed average volume of 33,400 shares.

Conclusion. The following table summarizes the results of each method considered by National Capital. The weights applied reflect National Capital’s opinion of the relative applicability of each method to Richland State’s market value.

Method	Description	Result	Weight
(dollars in thousands)
Market	National Comps - Average	$46,895	0%
Market	National Comps - Median	$46,565	10%
Market	National Comps - Trimmed Average	$46,500	10%
Market	Louisiana Comps - Average	$49,266	15%
Market	Louisiana Comps - Median	$45,540	15%
Income	Discounted Future Cash Flow	$44,893	50%
Income	Capitalized Historical Earnings	$38,539	0%
	Weighted Valuation Result	$45,974	100%

Based upon its review of the empirical information described in this information statement and all of the other relevant factors and information deemed appropriate in its professional judgment, National Capital advised our board of directors that, in its professional opinion, the consideration to be received as set forth in the proposed transaction, is fair, from a financial point of view, to all shareholders of Richland State Bancshares, including those shareholders who are not directors or executive officers of Richland State Bancshares.

National Capital received a fee of $15,000 for the preparation and delivery of its fairness opinion to Richland State, no portion of which is contingent upon consummation of the transaction. In addition, in its engagement letter, Richland State agreed to reimburse National Capital for its reasonable out-of-pocket expense. Richland State also agreed to indemnify and hold harmless National Capital and its officers and employees against certain liabilities in connection with its services under its engagement letter, except to the extent such liabilities arise due to the misconduct or negligence of National Capital.

The summary contained in this section provides a description of the material analyses prepared by National Capital and does not purport to be a complete description of the analyses prepared by National Capital in connection with the valuation analysis and in rendering the opinion. The preparation of a valuation analysis and a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such a valuation or opinion is not necessarily susceptible to partial analysis or summary description. National Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in National Capital’s presentations to the board of directors and in the fairness opinion.

In its valuation and fairness opinion, National Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters. While National Capital believes that these projections and the assumptions upon which they were based were reasonable, National Capital has no control over the future occurrence of any of the events upon which the projections were based. Certain of the projections are based on factors, such as general and local economic conditions, that are beyond our control. In addition, estimates of values of other companies used in rendering the appraisal and fairness opinion do not purport to be appraisals of those companies or necessarily reflect the prices at which those companies or their securities may actually be sold. National Capital selected comparable public companies and comparable acquisitions based on various factors, including the size and similarity of selected companies, their business mix and similar characteristics of the transactions; however, no company or transaction utilized as a comparison in these analyses summarized above is identical to Richland State or the transaction.

Business First’s Reasons for the Merger

After careful consideration, the Business First board of directors determined that the merger agreement and the transactions contemplated thereby are in the best interests of Business First and its shareholders at a meeting held on May 31, 2018. Accordingly, the Business First board of directors approved the merger agreement.

In evaluating the merger agreement, the merger and the other transactions contemplated thereby, the Business First board of directors consulted with Business First’s management and legal and financial advisors and, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Business First board of directors considered a number of factors, including the following material factors:

•	each of Business First’s, Richland State’s, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects;

•	Richland State’s established presence in and knowledge of the Northeast Louisiana market;

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the potential to broaden the scale of Business First’s organization along the I-20 corridor and the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, and geographic footprint;

•	the anticipated pro forma impact of the merger on the combined company, including the expected positive impact on financial metrics including earnings, funding sources, and capital;

•	Richland State’s complementary management team, which Business First believes should facilitate integration and implementation of the merger;

•	its review and discussions with Business First’s management concerning the due diligence examination of Richland State’s business;

•	the expectation of annual cost savings resulting from the transaction, enhancing efficiencies; and

•	the terms of the merger agreement, including the expected tax treatment and deal protection and termination fee provisions, which it reviewed with Business First’s management and legal advisors.

The Business First board of directors also considered the potential risks related to the merger but concluded that the anticipated benefits of the merger were likely to outweigh these risks. These potential risks include:

•	the possibility of encountering difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the time frame contemplated;

•	the possibility of encountering difficulties in completing the merger;

•	the possibility of encountering difficulties in successfully integrating Richland State’s business, operations, and workforce with those of Business First;

•	certain anticipated merger related costs;

•	the diversion of management attention and resources from the operation of Business First’s business towards the completion of the merger;

•	the regulatory and other approvals required in connection with the merger and the risk that such regulatory approvals will not be received in a timely manner or may impose unacceptable conditions; and

•	other risks, including those set forth in this proxy statement/prospectus under the heading “Risk Factors” beginning on page 22.

The foregoing discussion of the factors considered by the Business First board of directors is not intended to be exhaustive, but, rather, includes the material factors primarily considered by the Business First board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Business First board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Business First board of directors considered all of these factors as a whole and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the Business First board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 22.

Interests of Richland State’s Directors and Executive Officers in the Merger

In considering the recommendation of the Richland State Board with respect to the merger agreement, Richland State shareholders should be aware that certain of Richland State’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Richland State shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Richland State shareholders include the following. The Richland State Board was aware of these interests and considered them, among other matters, in approving the merger agreement.

Director Support Agreements. Business First has entered into separate support agreements with each of the non-employee directors of Richland State, to be effective, if at all, upon completion of the merger. Each of those agreements provides, among other things, that each such director agrees to use reasonable efforts to refrain from harming the goodwill and customer and client relationships of Richland State, as well as certain confidentiality, non-competition and non-solicitation obligations following the closing date.

Voting Agreement. Business First has entered into a voting agreement with each director and executive officer of Richland State, pursuant to which each has agreed, solely in their capacity as shareholders of Richland State, to vote their shares of common stock in favor of the Richland State merger proposal.

Payments to Directors and Officers Under Existing Plans and Agreements.  Richland State has previously adopted various plans and entered into various agreements with certain directors and officers that will result in payments to them upon consummation of the merger.

Richland State has adopted three non-qualified deferred compensation plans that provide for accelerated vesting and lump-sum payment upon a change in control:

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Richland State Bank Officers’ Deferred Compensation Plan effective as of December 1, 2008 (the “Officer Deferred Compensation Plan”). Richland State entered into award agreements under the Officer Deferred Compensation Plan with each of Todd Colvin, Carolyn Daigle, Dan Gibson, Johnny Harrington, Robyn Hillman and Jerome Vascocu. Under the terms of the Officer Deferred Compensation Plan, all participants become fully vested upon a change in control (as that term is defined in the plan). The merger would constitute a change in control under the plan. The plan requires all participants to receive the fully vested portion of their respective benefits, less tax withholdings, in a lump-sum payment within thirty (30) days following the change in control. Accordingly, if the transaction were to close on December 1, 2018, the foregoing participants in the Officer Deferred Compensation Plan would be entitled to receive an aggregate amount of approximately $3,022,116, less tax withholdings, upon consummation of the merger.

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Richland State Bank Directors’ Deferred Compensation Plan effective as of December 1, 2008 (the “Director Deferred Compensation Plan”). Richland State entered into award agreements under the Director Deferred Compensation Plan with each of Joseph Banks, Robert Calvert, Albert Clark, Fred Franklin, John Morris, Mike Mulhearn, Chad Still and Jerome Vascocu. Under the terms of the Director Deferred Compensation Plan, all participants become fully vested upon a change in control (as that term is defined in the plan). The merger would constitute a change in control under the plan. The plan requires all participants to receive the fully vested portion of their respective benefits, less tax withholdings, in a lump-sum payment within thirty (30) days following the change of control. Accordingly, if the transaction were to close on December 1, 2018, the foregoing participants in the Director Deferred Compensation Plan would be entitled to receive an aggregate amount of approximately $651,840, less tax withholdings, upon consummation of the merger.

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Richland State Bank Officers’ Supplemental Deferred Compensation Plan effective as of January 1, 2011 (the “Supplemental Deferred Compensation Plan”). Richland State entered into an award agreement under the Supplemental Deferred Compensation Plan with Jerome Vascocu. Under the terms of the Supplemental Deferred Compensation Plan, all participants become fully vested upon a change in control (as that term is defined in the plan). The merger would constitute a change in control under the plan. The plan requires all participants to receive the fully vested portion of their respective benefits, less tax withholdings, in a lump-sum payment within thirty (30) days following the change of control. Accordingly, if the transaction were to close on December 1, 2018, Mr. Vascocu would be entitled to receive approximately $604,800, less tax withholdings, upon consummation of the merger.

Richland State has adopted a fourth non-qualified deferred compensation plan, the Richland State Bank Officers’ Death Benefit and Deferred Compensation Plan effective as of January 1, 2016 (the “Death Benefit Deferred Compensation Plan”), and has entered into award agreements thereunder with each of Todd Colvin, Robyn Hillman and Adam Richardson. The Death Benefit Compensation Plan does not provide for accelerated vesting in the event of a change in control (as that term is defined in the plan), nor are any amounts due by virtue of a change in control because none of the participants are currently vested in any portion of their respective benefits. However, Richland State anticipates terminating the Death Benefit Deferred Compensation Plan concurrently with the consummation of the merger. Pursuant to the terms of the Death Benefit Deferred Compensation Plan, all amounts accrued to the benefit of each participant are to be paid out, less tax withholdings, in a lump-sum if the plan is terminated in connection with a change in control. The merger would constitute a change in control under the plan. Thus, assuming a December 1, 2018 closing date for the merger, the foregoing participants in the Death Benefit Deferred Compensation Plan will be entitled to a receive aggregate amount of approximately $151,892, less tax withholdings, under the Death Benefit Deferred Compensation Plan.

In 2010, Richland State adopted a Long-Term Cash Incentive Plan (the “LTCI Plan”) to provide certain performance-based incentive awards. Under the LTCI Plan, Richland State entered into agreements with each of Jerome Vascocu, Todd Colvin and Robyn Hillman setting forth target goals for earnings in the 2015 fiscal year. Richland State met those goals. Under the provisions of the LTCI Plan, all awards become fully vested upon a change in control, as that term is defined in the plan, and all unpaid awards become payable in a lump-sum within thirty (30) days following a change in control. Thus, the foregoing participants in the LCTI Plan will be entitled to receive an aggregate amount of approximately $93,978, less tax withholdings, upon consummation of the merger.

In addition, Todd Colvin, President of Richland Bank, has entered into a Non-Solicitation, Confidentiality, and Change in Control Agreement dated as of January 8, 2015 with Richland State (the “Change in Control Agreement”). Under the terms of the Change in Control Agreement, if Mr. Colvin’s employment with Richland Bank is terminated (1) without cause and (2) within six (6) months of a change in control (as defined in the agreement), he is entitled to a lump-sum payment equal to his then current base salary, less tax withholdings. The merger would constitute a change in control under the agreement. Mr. Colvin did not accept an offer by Business First Bank of post-merger employment. As Mr. Colvin’s employment will terminate upon consummation of the merger, Mr. Colvin is entitled to a payment equal to $198,600, less tax withholdings, under the Change in Control Agreement.

Stock Options. Certain officers and directors of Richland State hold stock options to purchase shares of Richland State common stock. Richland State has agreed to cause all its stock option holders to either agree to exercise such options prior to closing or agree to the cancellation of the options in exchange for a cash payment, as discussed in more detail in “The Merger Agreement—Structure of the Merger—Treatment of Richland State Stock Options” beginning on page 108.

Indemnification and Insurance. The directors and officers of Richland State will receive indemnification from Business First for a period of four years after completion of the merger to the same extent and subject to the conditions set forth in the articles of incorporation and bylaws of Richland State and continued director and officer liability insurance coverage for such four year period. Payment of the premium for the continued director and officer liability coverage will be considered a transaction expense and accounted for in determining Richland State’s adjusted tangible shareholders’ equity, as discussed in more detail in “The Merger Agreement—Structure of the Merger—Adjustments to Merger Consideration” beginning on page 108.

Employee Benefit Plans. Employees of Richland State who continue on as employees of Business First will be entitled to participate as newly-hired employees in the employee benefit plans and programs maintained for employees of Business First and Business First Bank. These employees will receive credit for their years of service with Richland State for all purposes under the employee welfare benefit plans and other employee benefit plans and programs sponsored by Business First or Business First Bank, to the extent permitted by applicable law and the terms of such plans.

Employment Agreement. Business First has entered into an executive employment agreement with Jerome Vascocu, Richland State Bancorp, Inc.’s President and Chief Executive Officer, to be effective, if at all, upon completion of the merger. The agreement includes, among other things, certain compensation, benefits and severance obligations, as well as certain confidentiality, noncompetition and non-solicitation obligations following the closing date. Mr. Vascocu will be employed by Business First Bank as Chairman of the Northeast Louisiana Region. Under the terms of the employment agreement, Mr. Vascocu will also be appointed to the board of directors of Business First and Business First Bank.

Retention Agreements. Business First has entered into retention agreements with certain employees of Richland State that provide for a lump sum payment to the employee if they remain employed by Business First at a specified time. In the even the employee is terminated other than for cause prior to such date, the amount of the retention benefit will be payable immediately.

Public Trading Markets

Business First’s common stock is listed for trading on NASDAQ under the symbol “BFST” and will continue to be listed under that symbol following the merger. Under the terms of the merger agreement, Business First will cause the shares of common stock to be issued to Richland State’s shareholder in the merger to be approved for listing on NASDAQ.

Business First’s Dividend Policy

Subject to the approval of its board of directors, Business First intends to continue the payment of a cash dividend on a quarterly basis to holders of its common stock. Business First’s board of directors may change the amount of, or entirely eliminate the payment of, future dividends in its sole discretion and without notice to its shareholders. Any future determination relating to Business First’s dividend policy will depend upon a number of factors, including, but not limited to: (1) Business First’s historical and projected financial condition, liquidity and results of operations, (2) Business First’s capital levels and needs, (3) any acquisitions or potential acquisitions that Business First is considering, (4) contractual, statutory and regulatory prohibitions and other limitations (as briefly discussed below), (5) general economic conditions and (6) other factors deemed relevant by the Business First board. Business First cannot assure you that it will be able to pay dividends to holders of its common stock in the future.

As a Louisiana corporation, Business First is subject to certain restrictions on dividends under the Louisiana Business Corporation Act. Generally, a Louisiana corporation may pay dividends to its shareholders unless, after giving effect to the dividend, either: (1) the corporation would not be able to pay its debts as they come due in the usual course of business; or (2) the corporations’ total assets are less than the sum of its total liabilities and the amount that would be needed, if the corporation were to be dissolved at the time of the payment of the dividend, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the dividend.

Business First’s status as a bank holding company also affects its ability to pay dividends, in two ways. First, as a holding company with no material business activities, Business First’s ability to pay dividends is substantially dependent upon the ability of Business First Bank to transfer funds to it in the form of dividends, loans and advances. Business First Bank’s ability to pay dividends and make other distributions and payments to Business First is itself subject to various legal, regulatory and other restrictions. Second, as a holding company of a bank, Business First’s payment of dividends must comply with the policies and enforcement powers of the Federal Reserve.

For additional information about the regulatory restrictions and limitations on both Business First and Business First Bank with respect to the payment of dividends, see the section entitled “Business—Supervision and Regulation—Dividends” in Business First’s Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this proxy statement/prospectus.

Restrictions on Resale of Business First Common Stock

The shares of Business First common stock to be issued in connection with the merger will be registered under the Securities Act, and will be freely transferable, except for shares issued to any shareholder who may be deemed to be an “affiliate” of Business First for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Business First include individuals or entities that control, are controlled by, or are under common control with Business First and may include the executive officers, directors and significant shareholders of Business First.

Dissenters’ Rights in the Merger

The following discussion is not a complete description of the law relating to appraisal rights available under Louisiana law. This description is qualified in its entirety by the full text of the relevant provision of the LBCA, which is reprinted in its entirety as Annex C to this proxy statement/prospectus. If you desire to exercise your appraisal rights, you should review carefully the LBCA and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Holders of the common stock of Richland State who are entitled to vote on the merger have a right to demand payment in cash of the “fair value” of their shares of Richland State common stock, as that term in defined in the LBCA. Shareholders who receive a fair value cash payment will not be entitled to receive any shares of Business First common stock or the cash consideration offered in the merger. Part 13 of the LBCA sets forth the rights of Richland State’s shareholders who wish to demand appraisal for their shares. The following is a summary of the material terms of the statutory procedures to be followed by a holder of Richland State’s common stock in order to perfect appraisal rights under the LBCA. Shareholders who do not properly follow appraisal rights procedures will receive the merger consideration provided under the merger agreement if the merger is effected. A copy of Part 13 of the LBCA is attached as Annex C to this proxy statement/prospectus.

Requirements of Appraisal Rights

If a Richland State shareholder elects to exercise the right to demand appraisal, such shareholder must satisfy all of the following conditions:

•	The shareholder must be entitled to vote on the merger;

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The shareholder must deliver to Richland State, before the vote on approval or disapproval of the Richland State merger proposal is taken, written notice of the shareholder’s intent to demand payment if the merger is effectuated. This notice must be in addition to and separate from any proxy or vote against the Richland State merger proposal. Neither voting against, abstaining from voting, nor failing to vote on the Richland State merger proposal will constitute a notice within the meaning of Part 13.

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The shareholder must not vote, or cause or permit to be voted, any shares in favor of the plan of merger. A failure to vote will satisfy this requirement, as will a vote against the plan of merger, but a vote in favor of the plan of merger, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the plan of merger or contain a direction to abstain, will constitute a waiver of the shareholder’s appraisal rights.

If the requirements above are not satisfied and the merger becomes effective, a Richland State shareholder will not be entitled to payment for such shareholder’s shares under the provisions of Part 13.

Required Notice to Richland State

Written notices of intent to demand appraisal should be addressed to Richland State Bancorp, Inc., 724 Louisa Street, Rayville, Louisiana 71269, Attention: Corporate Secretary. The notice should be executed by the holder of record of shares of Richland State’s common stock.

Appraisal Notice from Surviving Corporation

If the merger becomes effective, the surviving corporation will be required to deliver a written appraisal notice and form to all shareholders who have satisfied the requirements described above. The appraisal notice and form must be sent no earlier than the effective date of the merger and no later than ten days after such effective date. The appraisal notice must include:

•	a form requiring a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the merger;

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a statement of where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the appraisal form described in the next sentence;

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a statement of the date by which the surviving corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent. The form must also state that the shareholder will have waived the right to demand appraisal with respect to the shares unless the form is received by the surviving corporation by the demand deadline;

•	the surviving corporation’s estimate of the fair value of the shareholder’s shares;

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a statement that, if requested in writing, the surviving corporation will provide to the shareholder so requesting, within ten days after the date the appraisal notice and form are sent, the number of shareholders who return the forms by the specified date and the total number of shares owned by them;

•	a statement of the date by which the notice to withdraw from the appraisal process must be received, which date must be within 20 days after the demand deadline;

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a statement specifying the first date of any announcement to shareholders, made prior to the date the merger became effective, of the principal terms of the merger, and if such an announcement was made, the form must require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and

•	a copy of Article 13 of the LBCA.

A shareholder who receives an appraisal notice from the surviving corporation must demand payment by signing and returning the appraisal form included with the notice and, in the case of certificated shares, deposit his or her share certificates in accordance with the terms of the appraisal notice. Shareholders should respond to the appraisal form’s request discussed above regarding when beneficial ownership of the shares was acquired. A failure to provide this certification allows the surviving corporation to treat the shares as “after-acquired shares” subject to the surviving corporation’s authority to delay payment as described below. Once a shareholder deposits his or her certificates or, in the case of uncertificated shares, returns the signed appraisal form, the shareholder loses all rights as a shareholder unless a timely withdrawal occurs as described below. A shareholder who does not sign and return the appraisal form and, in the case of certificated shares, fails to deposit the shares, is not entitled to payment under Part 13 of the LBCA and will receive the merger consideration.

A shareholder who has complied with all the steps required for appraisal may thereafter decline to exercise appraisal rights and withdraw from the appraisal process by notifying the surviving corporation in writing. The appraisal notice will include a date by which the withdrawal notice must be received. Following this date, a shareholder may only withdraw from the appraisal process with the surviving corporation’s consent. Shareholder who withdraw from the appraisal process will receive the merger consideration.

Surviving Corporation’s Payment to Dissenting Shareholders

Within thirty days after the deadline for making a demand for appraisal rights, the surviving corporation from the merger is required to pay each shareholder the amount that the surviving corporation estimates to be the fair value of such shareholder’s shares, plus interest accrued from the effective date of the merger to the date of payment. The payment must be accompanied by the following:

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Richland State’s most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available quarterly financial statements, if any;

•	a statement of the surviving corporation’s estimate of the fair value of the shares, which must equal or exceed the estimate in the earlier-provided appraisal notice; and

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a statement that the shareholder has the right to submit a final payment demand as described below and that, if the shareholder does not submit a final payment demand within the specified time frame the shareholder will (i) lose the right to submit a final payment demand and (ii) be deemed to have accepted the provided payment in full satisfaction of the surviving corporation’s obligations under Part 13 of the LBCA.

Final Payment Demand by Dissenting Shareholders

A shareholder who is dissatisfied with the amount of the payment received from the surviving corporation may notify the surviving corporation in writing of such shareholder’s own estimate of the fair value of the shares and the amount of interest due, and demand payment of the excess of this estimate over the amount previously paid by the surviving corporation. A shareholder who does not submit a final payment demand within thirty days after receiving payment from the surviving corporation is only entitled to the amount previously paid by the surviving corporation.

After-Acquired Shares

The surviving corporation may withhold payment with respect to any shares which a shareholder failed to certify on the appraisal form as being beneficially owned prior to the date stated in the appraisal notice as the date on which the principal terms of the merger were first announced. If the surviving corporation withholds payment, it must, within thirty days after the demand deadline, provide affected shareholders with Richland State’s most recently available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than sixteen months before the date of payment, and the latest available quarterly financial statements, if any. The surviving corporation must also inform such shareholders that they may accept the surviving corporation’s estimate of the fair value of their shares, plus interest, in full satisfaction of their claim or submit a final payment demand. Shareholders who wish to accept the offer must notify the surviving corporation of their acceptance within thirty days after receiving the offer. The surviving corporation must send payment to such shareholders within ten days after receiving their acceptance. Shareholders who are dissatisfied with the offer must reject the offer and demand payment of the shareholder’s own estimate of the fair value of the shares, plus interest. If a shareholder does not explicitly accept or reject the surviving corporation’s offer, the shareholder will be deemed to have accepted the offer. The surviving corporation must send payment to these shareholders within 40 days after sending the notice regarding withholding of payment.

Judicial Appraisal of Shares

If the surviving corporation does not pay the amount demanded pursuant to a shareholder’s final payment demand, the surviving corporation must commence a proceeding in the district court in East Baton Rouge Parish within 60 days after receiving the final demand. The purpose of the proceeding is to determine the fair value of the shares and the interest due. If the surviving corporation does not commence the proceeding within the 60-day period, it must pay each shareholder demanding appraisal the amount demanded, plus interest.

All shareholders whose payment demands remain unsettled will be parties to the action. Each shareholder who is a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the surviving corporation to the shareholder for the shares.

The court will determine all court costs of the proceeding and will assess the costs against the surviving corporation, except that the court may assess costs against some or all of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13. The court may also assess expenses (including legal fees) for the respective parties, in the amounts the court finds equitable (i) against the surviving corporation if the court finds that it did not comply with the statutes or (ii) against the surviving corporation or the shareholder demanding appraisal, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that the expenses should not be assessed against the surviving corporation, it may direct that the expenses be paid out of the amounts awarded to the shareholders who were benefited.

If the surviving corporation fails to make a required payment to a shareholder under Part 13, the shareholder entitled to payment can commence an action against the surviving corporation directly for the amount owed and recover the expenses of that action. A shareholder’s right to enforce the surviving corporation’s payment obligation is preempted five years after the date that the corporation’s payment to the shareholder becomes due under Part 13.

If you do not follow the prescribed procedures, you will not be entitled to appraisal rights with respect to your shares. Because of the complexity of the procedures necessary to exercise appraisal rights, any shareholder wishing to exercise the right to appraisal should consult with his or her own legal counsel.

Regulatory Approvals Required for the Merger

The completion of the merger is subject to receipt of the prior approval of the OFI, the FDIC and the Federal Reserve. Subject to the terms of the merger agreement, Business First has agreed, with the cooperation of Richland State, to use its commercially reasonably best efforts to obtain the regulatory approvals necessary to complete the transactions contemplated by the merger agreement, including the merger.

The U.S. Department of Justice has between 15 and 30 days following approval by the OFI and FDIC to challenge the approval on antitrust grounds. While Business First and Richland State do not know of any reason that the Department of Justice would challenge regulatory approval by the OFI and FDIC and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

Notifications and/or applications requesting approval of the merger, or other transactions contemplated by the merger agreement, may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed transaction.

Business First and Richland State are not aware of any material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described in this proxy statement/prospectus. If any additional governmental approvals or actions are required, the parties presently intend to seek those approvals or actions. However, the parties cannot assure you that any of these additional approvals or actions will be obtained.

The Merger Agreement

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Each of the boards of directors of Business First and Richland State has approved the merger agreement. Under the merger agreement, Richland State will merge with and into Business First, with Business First continuing as the surviving entity.

Prior to the effective time, Business First and Richland State may, by mutual agreement, change the method or structure of effecting the acquisition of Richland State by Business First, except that no such change may (i) alter or change the per share merger consideration to be paid to each holder of Richland State stock, (ii) adversely affect the tax treatment of the transaction to Richland State’s shareholders, (iii) adversely affect the tax treatment of the transaction to Business First or Richland State, or (iv) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner.

Merger Consideration

At the effective time, each outstanding share of Richland State (other than shares of Richland State held in the treasury of Richland State or by any dissenting shareholder) will be converted into the right to receive, subject to possible adjustment, a number of shares of Business First common stock (which we refer to as the “per share stock consideration”) and an amount in cash, (which we refer to as the “per share cash consideration”, and together with the per share stock consideration, the “aggregate merger consideration”) the amounts of which are determined as described below. In the aggregate, the consideration paid to Richland State shareholders and option holders will consist of 1,679,608 shares of Business First common stock and $10,627,737 in cash.

There are anticipated to be 98,553 issued and outstanding shares of Richland State stock immediately prior to the effective time, assuming no outstanding stock options are exercised prior to that time. Because the value of Business First’s common stock may fluctuate between the date of this proxy statement/prospectus, the date of the Richland State special meeting, and the closing date, Richland State shareholders will not know with certainty the exact number of shares or amount of cash each will receive, or the value of those shares, when they vote to approve the Richland State merger proposal. For illustrative purposes only, based upon the closing price of Business First common stock of $26.55 on September 28, 2018, the latest practicable trading day before the printing of this proxy statement/prospectus, and assuming there are no adjustments to the aggregate merger consideration, the implied value of the aggregate merger consideration would have been $55.2 million and the implied value of the per share merger consideration would have been $554.60 if the transaction were to have been consummated on that date.

Each Richland State option that is unexpired, outstanding and unexercised immediately prior to the effective time shall be cancelled and converted automatically into the right to receive an amount in cash per option. The aggregate cash consideration payable to Richland State shareholders will be reduced by the aggregate option consideration. Assuming no outstanding stock options are exercised, there are anticipated to be 2,500 Richland State options unexpired, outstanding and unexercised, with a weighted average exercise price of $229.80 per share, resulting in an aggregate exercise price of $574,500, immediately prior to the effective time. See “Treatment of Richland State Options” below.

As a result of the foregoing, assuming no adjustment to the aggregate merger consideration and based on the number of shares of Business First common stock and Richland State stock outstanding as of September 28, 2018, the last date before the date of this proxy statement/prospectus for which it was practicable to obtain this information, approximately 87.3% of outstanding Business First common stock following the merger will be held by shareholders who were holders of Business First common stock immediately prior to the effectiveness of the merger and approximately 12.7% of outstanding Business First common stock will be held by shareholders who were holders of Richland State stock immediately prior to the effectiveness of the merger.

Adjustments to Merger Consideration

Pre-Closing Distributions. With Business First’s consent, Richland State may make distributions to its shareholders in excess of its normal Subchapter S distributions (which we refer to as “permitted distributions”). Any such permitted distributions will reduce the aggregate cash consideration on a dollar-for-dollar basis.

Minimum Adjusted Tangible Shareholders’ Equity. Richland State is required to deliver to Business First at closing at least $34,600,000 in adjusted tangible shareholders’ equity, as defined in the merger agreement. Any permitted distributions will reduce the adjusted tangible shareholders' equity threshold on a dollar-for-dollar basis. Adjusted tangible shareholders’ equity is defined as the shareholders’ equity of Richland State, including the effect of any unrealized gains and losses on securities as of April 30, 2018, and excluding any goodwill, the effect of any unrealized gains and losses on securities after April 30, 2018, and up to $5,400,000 in certain transaction expenses set forth in the merger agreement on a pre-tax basis. To the extent that adjusted tangible shareholders’ equity is less than $34,600,000, less any permitted distributions, Business First may either terminate the merger agreement or reduce the aggregate merger consideration on a dollar-for-dollar basis.

“Kill or Fill” Provision. Richland State has the right to terminate the merger agreement if the value of Business First’s common stock declines below a specified threshold and declines beyond a specified threshold relative to the NASDAQ Bank Index, as described in “The Merger Agreement—Termination of the Merger Agreement.” Should Richland State give notice of its intent to terminate under this provision, Business First may instead increase, in its discretion, the aggregate stock consideration and/or the aggregate cash consideration such that the shareholders of Richland State receive aggregate merger consideration with an implied value equal to the sum of (i) the aggregate stock consideration, prior to adjustment, multiplied by $20.00, and (ii) the aggregate cash consideration, prior to adjustment. For the purposes of this provision, the value of Business First’s common stock is determined as the per share volume weighted average price reported on NASDAQ during the 10 consecutive trading days immediately prior to the fifth business day prior to closing (which we refer to as the “average quoted price”).

Fractional Shares

Business First will not issue any fractional shares of its common stock in the merger. Instead, Richland State shareholders who would otherwise be entitled to receive a fraction of a share of Business First common stock will receive cash in lieu thereof. The applicable cash amount will be determined by multiplying the fraction of a share of Business First common stock to which the holder would otherwise be entitled by the average quoted price.

Treatment of Richland State Stock Options

Richland State has agreed to cause each holder of stock options to purchase Richland State common stock, at least 15 days prior to the closing, to either (i) exercise or agree in writing to exercise such options prior to closing, or (ii) agree to the cancellation of such options in exchange for a cash payment equal to the sum of (x) the per share cash consideration and (y) the per share stock consideration multiplied by the average quoted price, less the exercise price of such option. Each holder of a Richland State option will be required to enter into an option termination agreement as a condition to receiving cash for the cancellation of such Richland State options.

The per share merger consideration to be received by Richland State shareholders may change depending on whether the holders of stock options choose to exercise or cancel their stock options. Because option holders that elect to cancel their options will receive only cash and no shares of Business First common stock, Richland State shareholders will generally receive fewer shares of Business First common stock and more cash consideration if Richland State stock options are exercised. Holders of stock options that elect to exercise their option prior to closing will receive the same per share merger consideration with respect to the shares issued upon exercise of their options as any other holder of Richland State common stock. However, the aggregate merger consideration to be received by Richland State’s shareholders and option holders will not change as a result of the exercise of options.

Closing and Effective Time

The merger will be closed on a mutually agreed upon date within 15 days of receipt of all necessary regulatory and corporate approvals and the expiration of all mandatory waiting periods. It currently is anticipated that the merger will be completed in the fourth quarter of 2018, subject to the receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, but neither Business First nor Richland State can guarantee when or if the merger will be completed. See “Merger Agreement—Conditions to Complete the Merger” beginning on page 43.

Conversion of Shares; Exchange of Certificates

The conversion of Richland State stock into the right to receive the merger consideration will occur automatically at the effective time. After completion of the merger, the exchange agent will exchange certificates representing shares of Richland State stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

As promptly as reasonably practicable after completion of the merger, the exchange agent will mail to each holder of record of Richland State stock as of immediately prior to the effective time a letter of transmittal and instructions on how to surrender shares of Richland State stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for Richland State stock has been lost, stolen or destroyed, the exchange agent will issue the per share merger consideration deliverable in respect of Richland State stock represented by such certificate upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required by Business First or the exchange agent, the posting of a bond in an amount as Business First or the exchange agent may direct as indemnity against any claim that may be made against the surviving entity or Richland State with respect to such certificate.

After the effective time, there will be no transfers on the share transfer books of Richland State of shares of Richland State stock which were outstanding immediately before such time.

Withholding

Business First and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of Richland State common stock or Richland State options, or otherwise payable pursuant to the merger agreement, such amounts as Business First or the exchange agent, in its reasonable discretion, determines it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the person or entity from whom they were withheld.

Dividends and Distributions

No dividends or other distributions declared with respect to Business First common stock will be paid to the holder of any unsurrendered certificates of Richland State stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the shares of Business First common stock represented by such certificate.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Business First and Richland State, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Business First and Richland State rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Business First, Richland State or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Business First or Richland State. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

The merger agreement contains customary representations and warranties of each of Business First and Richland State relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time.

The merger agreement contains representations and warranties made by Richland State relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;

•	the absence of conflicts with, or violations of, organizational documents, contracts or other obligations as a result of the merger;

•	financial statements, Richland State call reports and allowance for loan and lease losses;

•	legal proceedings;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	absence of undisclosed liabilities;

•	title to tangible assets;

•	the absence of certain changes or events;

•	certain contracts, leases and agreements;

•	certain tax matters;

•	insurance matters;

•	proprietary rights matters;

•	loan portfolio and reserve for loan losses;

•	deposit matters;

•	investment securities and commodities;

•	employee relationship matters;

•	condition of tangible assets;

•	environmental matters;

•	regulatory compliance matters;

•	the absence of certain business practices;

•	books and records;

•	internal controls;

•	the availability of forms of notes, mortgages, deeds of trust and other routine documents;

•	guaranties of another person’s or entity’s obligations or liabilities;

•	employee benefit matters;

•	compliance with applicable laws, permits and instruments;

•	dissenting shareholder matters;

•	receipt by the Richland State Board of an opinion from its financial advisor;

•	broker’s fees payable in connection with the merger;

•	the ability to obtain regulatory approvals; and

•	the accuracy of representations and warranties and due diligence materials.

The merger agreement contains representations and warranties made by Business First relating to a more limited number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;

•	the absence of conflicts with, or violations of, organizational documents, contracts or other obligations as a result of the merger;

•	SEC filings, financial statements, internal controls and accounting matters;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events;

•	compliance with applicable laws, permits and instruments, and regulatory compliance and reports; and

•	the accuracy of representations and warranties and due diligence materials.

Certain representations and warranties of Business First and Richland State are qualified as to “materiality” or “Material Adverse Change.” For purposes of the merger agreement, a “Material Adverse Change” means any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on the financial condition, assets, capitalization, management, business, or results of operations of either Business First or Richland State or their respective subsidiaries, taken as a whole, or the ability of Business First or Richland State to timely perform its obligations under the merger agreement, except for any such effects resulting from: (a) changes in general economic or political conditions or the securities or financial markets in general; (b) acts of terrorism, war (whether or not declared) or armed conflicts; (c) changes in GAAP; (d) changes occurring generally in the banking industry; (e) any action taken by a party in accordance with the merger agreement or as required by law; or (f) changes in laws after the date of the merger agreement; provided, in the case of clauses (a), (b), (c), (d) or (f), except to the extent that any such change has had, or is reasonably likely to have, a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to other entities in the banking industry in Louisiana.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

Richland State has agreed that, prior to the closing date and subject to specified exceptions, it will not, without the prior written consent of Business First:

•	enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies;

•	open, close or relocate any branch office, or acquire or sell or agree to acquire or sell any branch office or deposit liabilities;

•

issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its common stock or permit new shares of its stock to become subject to new grants, other than upon the exercise of outstanding stock options;

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issue, grant, or accelerate the vesting of any option, restricted stock award, warrant, call, commitment, subscription, right to repurchase or agreement of any character related to the authorized or issued capital stock of Richland State or Richland State Bank, or any securities convertible its shares of such stock;

•

except for (a) customary S corporation distributions to shareholders in the approximate amount of tax liabilities associated with the earnings of Richland State Bank and Richland State on the same terms and in accordance with past practices, and (b) distributions in excess of the customary S corporation distributions that as permitted by Business First, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than any dividends from its wholly-owned Subsidiaries to it or another of its wholly-owned Subsidiaries) or directly or indirectly adjust, split, combine, redeem, reclassify, purchase of otherwise acquire, any shares of its stock;

•

sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for immaterial transactions in the ordinary course of business consistent with past practice;

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acquire all or any portion of the assets, deposits, business or properties of any other entity or enter into any other transaction, except for immaterial transactions in the ordinary course of business consistent with past practice that, in the aggregate, do not present a material risk that the closing date will be materially delayed or that the requisite regulatory approvals will be more difficult to obtain;

•	amend the articles of incorporation or bylaws of Richland State or Richland State Bank;

•	implement or adopt any change in its accounting principles or policies, other than as may be required by GAAP;

•

knowingly take or omit to take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or that is reasonably likely to result in any of the conditions to closing of the merger not being satisfied;

•	incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

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except for changes in employee compensation consistent with past practice for employees that are not executive employees, make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by the merger agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles and except as may be required by law;

•

settle any legal or regulatory proceeding involving the payment by it of monetary damages in excess of $50,000 in the aggregate or imposing a restriction on the operations of Richland State or Richland State Bank;

•	enter into, amend, renew or terminate certain material contracts specified in the merger agreement;

•

mortgage, pledge or subject to lien any of its property, business or assets, corporeal or incorporeal, except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure public funds deposits;

•	make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

•

sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

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sell (other than for payment at maturity) or purchase any investment other than (a) U.S. Treasury or U.S. Government Agency securities, or (b) any other security with a duration of one year or less and a AAA rating by at least on nationally recognized ratings agency;

•

commit to make, renew, extend the maturity of, or alter any of the material terms of any loan in excess of $500,000, provided that Business First will be deemed to have consented to such loan unless it objects within three business days of receiving a notice from Richland State identifying the proposed borrower, the loan amount, and the material loan terms;

•

make, commit to make any, renew, extend the maturity of, or alter any of the material terms of any loan to a borrower or to a known related interest of a borrower who has a loan with Richland State Bank that is classified as “substandard”;

•	enter into any acquisitions or leases of immovable property, including new leases and lease extensions; or

•	enter into any contract, with respect to, or otherwise agree or commit to do, any of the foregoing.

Additionally, each of Business First and Richland State have agreed that from the date of the merger agreement until closing, except with the prior written consent of the other, such party will, and will cause its subsidiaries to:

•

conduct its business in the ordinary and usual course and use commercially reasonable efforts to preserve intact their organizations and assets and maintain their rights, franchises and authorizations and their existing relations with customers, suppliers, employees and business associates;

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extend credit only in accordance with existing lending policies and promptly classify and charge-off loans and deposit accounts overdrawn and make appropriate adjustments to loss reserves in accordance with the Call Report Instructions and the Uniform Retail Credit Classification and Account Management Policy;

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use commercially reasonable efforts to obtain any approvals or consents required to maintain all existing material contracts, leases and documents relating to or affecting its assets, properties and business;

•	comply in all material respects with all applicable laws and regulations;

•	timely file all tax returns required to be filed by it and promptly pay all taxes that become due and payable, except those being contested in good faith by appropriate proceedings;

•	withhold from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and pay the same to the proper governmental authorities;

•	perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as it may in good faith reasonably dispute;

•	account for all transactions and prepare all financial statements and all call reports in accordance with GAAP, as applicable;

•

maintain in full force and effect all insurance policies and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion; and

•

timely file all reports required to be filed with all governmental authorities and observe and conform in all material respects to all applicable laws and regulations, except those being contested in good faith by appropriate proceedings.

Regulatory Matters

Business First has agreed to, with the cooperation of Richland State, file or cause to be filed applications for all regulatory approvals required to be obtained by Business First and Business First Bank in connection with the merger agreement and the transactions contemplated thereby, including the necessary application for the prior approval of the merger by the FDIC and OFI. Richland State and its advisors have the right to review and comment upon the non-confidential portions of regulatory applications prior to submission, provided that they review and provide comments in a reasonably prompt manner. Business First will use its commercially reasonably best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time. Business First has agreed to keep Richland State reasonably informed as to the status of such applications and filings, and to promptly furnish Richland State and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

Shareholder Meeting and Recommendation of Richland State’s Board of Directors

Richland State has agreed to submit to its shareholders the Richland State merger proposal as soon as reasonable practicable after the registration statement on Form S-4 of which this proxy statement/prospectus is a part is declared effective by the SEC. The Richland State Board has agreed to recommend that Richland State’s shareholders vote in favor of the Richland State merger proposal.

However, should Richland State receive an acquisition proposal from a third party that it deems to be superior to the terms of the merger agreement, and has complied with its covenant not to solicit other offers, then the Richland State Board may change its recommendation. Please see “Agreement Not to Solicit Other Offers” below. Additionally, a change in recommendation by the Richland State Board may permit Business First to terminate the merger agreement, and Richland State may have to pay a termination fee of $2,250,000 and certain transaction expenses to Business First. Please see “Termination of the Merger Agreement” and “Termination Fee” below.

Agreement Not to Solicit Other Offers

Richland State has agreed that it will not, and will cause its directors, officers, agents and representatives not to directly or indirectly take any action to solicit, initiate, encourage or facilitate the making of any inquiries with respect to, or provide any information to, conduct any assessment of or negotiate with any third party with respect to any proposal pursuant to which at least 25% or more of the voting securities or assets of Richland State would be acquired (which we refer to as an “acquisition proposal”). However, in the event Richland State receives an unsolicited acquisition proposal from a third party and it determines in good faith that (i) the acquisition proposal may constitute a superior offer, from a financial point of view, than the merger agreement with Business First and (ii) failure to pursue the acquisition proposal would or would be reasonably likely to violate its fiduciary duties, then Richland State shall provide notice to Business First of the acquisition proposal, including the identity of the third party and the terms of the acquisition proposal. Richland State is obligated to negotiate in good faith the terms of an amended merger agreement to counter the acquisition proposal, if Business First so elects.

Richland State may have the right to terminate this merger agreement if they receive an unsolicited acquisition proposal that they believe is superior to the financial terms of the merger agreement, but may have to pay a termination fee of $2,250,000 to Business First, in addition to up to $250,000 of Business First's expenses related to the transaction. Please see “Termination of the Merger Agreement” and “Termination Fee” below.

Other Agreements

In addition to the covenants and agreements described above, the parties made certain other customary covenants and agreements in the merger agreement, including but not limited to the following:

•	each party will obtain certain consents and approvals from third parties;

•	each party will keep the proprietary information of the other confidential;

•	each party will notify the other of certain events and circumstances, including material litigation, a material adverse change, or other events and circumstances specified in the merger agreement;

•	each party will cooperate to effect the merger of Business First Bank and Richland State Bank;

•

Business First will provide the same benefits to employees of Richland State following the merger, including giving credit to Richland State employees for prior service with Richland State and permitting Richland State employees to roll their 401(k) assets into Business First Bank’s 401(k) plan.

•	Richland State will terminate certain employee benefit plans;

•	Richland State will terminate its data processing contract;

•	Richland State will terminate its employment, deferred compensation, change in control and similar agreements;

•	Business First shall file all documents required to have the shares to be issued to Richland State’s shareholder listed on the NASDAQ Stock Market; and

•	Richland State will terminate the legal existence of RSB Insurance Company, LLC and begin liquidation of its investment in Community Insurance Financial Center, LLC.

Conditions to Complete the Merger

Business First’s and Richland State’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the Richland State merger proposal by Richland State’s shareholders;

•	receipt of all required regulatory approvals upon terms and conditions satisfactory to the parties;

•	receipt of certain consents and approvals set forth in the merger agreement;

•

the other party’s representations and warranties contained in the merger agreement being true and correct in all material respects (except for those representations and warranties which are qualified by materiality standard, which shall be true and correct in all respects) as of the date of the merger agreement and as of the closing date (other than those limited to a specified date, which shall speak only as to such date);

•

no action having been taken, and no law or regulation having been promulgated, enacted, entered, enforced or deemed applicable to the merger by any governmental authority that would (i) make the merger agreement or any other agreement contemplated by the merger agreement, or the transactions contemplated thereby, illegal, invalid or unenforceable in any material respect, (ii) impose material limits on the ability of any party to the merger agreement to consummate the merger or the transactions contemplated by the merger agreement, or (iii) otherwise prohibit or restrain the merger; and no proceeding before any governmental authority having been threatened, instituted or pending that would reasonably be expected to result in any such consequences;

•	the merger qualifying as a reorganization under Section 368(a) of the Code; and

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the Business First common stock to be issued upon the consummation of the merger, the absence of any stop order or proceedings to suspend the effectiveness of the registration statement, and the receipt of all necessary approvals under state securities laws relating to the issuance or trading of the shares of Business First common stock to be issued in the merger.

In addition to the conditions applicable to both parties, Business First’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•

all representations and warranties of Richland State being true and correct, in all material respects, as of the date of the merger agreement and the closing date, except with respect to representations and warranties that are qualified by materiality (other than references to a “material adverse change”), which must be true and correct in all respects;

•	Richland State having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by Richland State;

•	receipt of all documents and instruments required to be delivered by Richland State at or prior to closing;

•	holders of no more than 5% of the issued and outstanding shares of Richland State stock demanding or being entitled to exercise appraisal rights under the LBCA;

•	no Richland State stock options being outstanding, each having been exercised or cancelled prior to closing in accordance with the terms of the merger agreement;

•	receipt of an instrument from each director and executive officer of Richland State reaffirming the releases delivered by such individuals to Business First at the signing of the merger agreement;

•	there having been no “material adverse change” (as defined in the merger agreement) with respect to Richland State or Richland State Bank;

•

the required regulatory approvals not having imposed any non-standard conditions, restrictions or requirements that, individually or in the aggregate, would be reasonably likely to materially and adversely diminish the economic benefit of the merger to Business First;

•	the adjusted tangible shareholders’ equity of Richland State not being less than $34,600,000, less any permitted distributions;

•	the legal existence of RSB Insurance Company, LLC, having been terminated; and

•	Richland State having begun the liquidation of its investment in Community Insurance Financial Center, Inc.

In addition to the conditions applicable to both parties, Richland State’s obligations to complete the merger are also subject to the satisfaction or waiver of the following conditions:

•

all representations and warranties of Business First being true and correct, in all material respects, as of the date of the merger agreement and the closing date, except with respect to representations and warranties that are qualified by materiality (other than references to a “material adverse change”), which must be true and correct in all respects;

•	Business First having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by Business First;

•	receipt of all documents and instruments required to be delivered by Business First at or prior to closing; and

•	there having been no “material adverse change” (as defined in the merger agreement) with respect to Business First or Business First Bank.

Neither Richland State nor Business First can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to the effective time in the following circumstances, whether before or after approval of the Richland State merger proposal by Richland State’s shareholders:

•	upon the mutual written agreement of the parties;

•

by either party if the merger has not been consummated by the close of business on March 31, 2019, unless a failure to comply with the terms of the agreement or breach of a representation or warranty by the party desiring to terminate the merger agreement has materially contributed to the failure to consummate the merger by that date;

•

by either party if any required regulatory approval is denied by a final, nonappealable action of any governmental authority or if either party reasonably determines that there is a substantial likelihood such required regulatory approval will not be obtained or will only be obtained upon conditions that make it inadvisable to proceed with the merger;

•

by either party (provided such party is not then in material breach of the merger agreement) if there has been a material breach of the merger agreement by the other party thereto and such breach either has not been cured within 30 days after notice from the non-breaching party or such breach cannot be cured;

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by Richland State if at any time before the receipt of approval for the merger from Richland State’s shareholders, Richland State receives an unsolicited proposal for the acquisition of all or substantially all of Richland State’s capital stock or assets and the Richland State Board determines in good faith that (i) such proposal, after consideration of all relevant factors including the payment of Business First’s transaction expenses and the termination fee described below, constitutes a superior proposal and (ii) the failure to terminate the merger agreement and accept such proposal would constitute or would be reasonably likely to constitute a violation of its fiduciary duties under applicable law; provided, however, that in order to terminate under this provision of the merger agreement, Richland State must (x) deliver written notice to Business First of the terms of the proposal at least five days prior to termination, and (y) renegotiate the terms of the merger agreement in good faith with Business First, should Business First elect to do so. Following such renegotiation, if the unsolicited acquisition proposal is no longer superior, in the good faith judgment of the Richland State Board, to the terms of the renegotiated merger agreement, Richland State shall enter into the renegotiated merger agreement with Business First and a new proxy statement/prospectus will be delivered to Richland State’s shareholders;

•

by Richland State if the volume weighted average closing price of Business First’s common stock for the 10 trading days immediately prior to the fifth business day prior to closing (which we refer to as the “average quoted price”) shall be (i) less than $20.00, and (ii) the ratio of the average quoted price to $25.00 shall be less than 80% of the ratio of the average closing price of the NASDAQ Bank Index during the ten trading days immediately prior to the fifth business day prior to closing to the average closing price of the NASDAQ Bank Index during the 10 trading days immediately prior to execution of the merger agreement. Should Richland State provide written notice of its election to terminate the merger agreement under this provision, Business First may elect within two business days of receipt of such notice, in its sole discretion, to increase the amount of the aggregate cash consideration and/or aggregate stock consideration such that, using the average quoted price, the aggregate merger consideration to be received by Richland State’s shareholders and option holders shall be valued at no less than the aggregate merger consideration that would be received if the average quoted price was $20.00. Should Business First elect to increase the aggregate merger consideration in accordance with this provision of the merger agreement, Richland State may not terminate the merger agreement under the terms of this provision of the merger agreement;

•

by Business First if (i) Richland State has breached its covenant not to solicit acquisition proposals, (ii) the Richland State Board has resolved to accept another acquisition proposal, or (iii) the Richland State Board changes its recommendation to its shareholders with regard to the Richland State merger proposal; or

•	by either party should the Richland State shareholders fail to approve the Richland State merger proposal.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (i) designated provisions of the merger agreement will survive the termination, including those relating to the effect of termination of the merger agreement, the confidential treatment of information and certain other provisions specified in the merger agreement, and (ii) each of Business First and Richland State will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement.

Termination Fee

Provided that Business First in not in material breach of the merger agreement, Richland State may be required to pay a termination fee of $2,250,000 to Business First and Business First’s expenses related to the merger (subject to a $250,000 maximum limitation). If the merger agreement is terminated:

•	by Richland State to pursue another acquisition proposal, Richland State must pay to Business First both the termination fee and its expenses;

•

by Business First because (i) Richland State has breached its covenant not to solicit acquisition proposals, (ii) the Richland State Board has resolved to accept another acquisition proposal, or (iii) the Richland State Board changes its recommendation to its shareholders with regard to the Richland State merger proposal, Richland State must pay to Business First both the termination fee and its transaction expenses;

•

by either party due to a failure to consummate the transaction prior to March 31, 2019 if (i) at the time of termination, the registration statement on Form S-4 of which this proxy statement/prospectus is a part has been declared effective for at least 25 business days and Richland State has failed to call, give notice of, convene and hold the Richland State special meeting, or (ii) the Richland State shareholders fail to approve the Richland State merger proposal and there exists an acquisition proposal with respect to Richland State, then Richland State shall pay Business First its transaction expenses;

•

by either party due to (i) a failure to consummate the transaction prior to March 31, 2019 if Richland State’s shareholder have not approved the Richland State merger proposal or (ii) the Richland State shareholders fail to approve the Richland State merger proposal and there exists an acquisition proposal with respect to Richland State, and with respect to each circumstance, within twelve months of such termination, Richland State enters into an agreement with a third party pursuant to which all or substantially all of Richland State’s capital stock or assets will be acquired by such third party, then Richland State shall pay to Business First the termination fee and its transaction expenses.

Expenses and Fees

Except as specifically provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and all agreements and documents contemplated thereby, and the consummation of the transactions contemplated thereby and by the merger agreement, will be paid by the party incurring such costs or expenses.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the Richland State merger proposal by Richland State shareholders, except that after approval of the Richland State merger proposal by Richland State shareholders, there may not be, without further approval of Richland State shareholders, any amendment of the merger agreement that decreases the consideration paid for the shares of Richland State stock or that materially and adversely affects the rights of Richland State shareholders under the merger agreement. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

At any time before the closing date, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party in the manner provided above.

Director Support Agreements and Voting Agreement

Director Support Agreements

In connection with entering into the merger agreement, each of the directors of Richland State has entered into a Director Support Agreement with Business First pursuant to which they agree to use their reasonable efforts to refrain from harming the goodwill of Richland State and its customer and client relationships. By entering such director support agreements, each director also agreed to certain additional restrictive covenants, including certain confidentiality, non-competition and non-solicitation obligations following the closing date.

The foregoing description of Richland State director support agreements is subject to, and qualified in its entirety by reference to, Richland State director support agreements, a form of which is attached as Exhibit C to the merger agreement (which is attached to this proxy statement/prospectus as Annex A) and is incorporated by reference into this proxy statement/prospectus.

The Richland State Voting Agreements

In connection with entering into the merger agreement, Business First entered into a voting agreement with the executive officers and directors of Richland State, solely in their capacity as shareholders of Richland State. The shareholders who are party to the voting agreement beneficially own in the aggregate 26,589 shares of Richland State common stock, including options to purchase shares of Richland State common stock, or approximately 26.3% of the outstanding shares of Richland State common stock, on a fully diluted basis. The voting agreement requires, among other things, that the shareholders party thereto vote all of their shares of Richland State stock in favor of the approval of the Richland State merger proposal and against any acquisition proposal, subject to certain specified exceptions, and generally prohibits them from transferring their shares of Richland State stock prior to the termination of the Richland State voting agreements. The Richland State voting agreement will terminate upon the earlier of the termination of the merger agreement in accordance with its terms or the consummation of the merger.

The foregoing description of Richland State voting agreement is subject to, and qualified in its entirety by reference to, the Richland State voting agreement, a form of which is attached as Exhibit B to the merger agreement (which is attached to this proxy statement/prospectus as Annex A) and is incorporated by reference into this proxy statement/prospectus.

Accounting Treatment

The accounting principles applicable to the merger as described in FASB ASC 805 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (i) identifying the acquirer; (ii) determining the acquisition date; (iii) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (iv) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for the merger is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Business First (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Material U.S. Federal Income Tax Consequences of the Merger

The following general discussion constitutes the opinion of Fenimore, Kay, Harrison & Ford, LLP, subject to the assumptions and qualifications set forth below as to certain material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Richland State common stock that exchange their shares for the merger consideration. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

Further, this discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, for example, dealers or brokers in securities, commodities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations and entities, including pension plans, individual retirement accounts and employee stock ownership plans, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of Richland State stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who exercise appraisal rights, or holders who actually or constructively own more than 5% of Richland State stock.

The following discussion applies only to U.S. holders of shares of Richland State stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Richland State stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Richland State stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Richland State stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of possible changes in those laws after the date of this proxy statement.

Tax Consequences of the Merger Generally

The closing of the merger is conditioned upon the merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Business First nor Richland State currently intends to waive this condition to its obligation to consummate the merger. If either Business First or Richland State waives this condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to Richland State shareholders have materially changed, Business First and Richland State will recirculate appropriate soliciting materials to resolicit the votes of Richland State shareholders. Business First and Richland State have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which these opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Subject to the conditions and limitations of the preceding section, it is the opinion of Fenimore, Kay, Harrison & Ford LLP that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, when a holder of Richland State stock receives a combination of Business First common stock and cash (other than cash received instead of fractional shares of Business First common stock) in the merger, (1) you will not recognize any loss upon surrendering your Richland State common stock, and (2) you will recognize gain upon surrendering your Richland State stock equal to the lesser of  (a) the excess, if any, of  (i) the sum of the amount of cash consideration that you receive plus the fair market value (determined as of the effective time) of the Business First common stock that you receive over (ii) your aggregate adjusted tax basis in the shares of Richland State stock that you surrender, and (b) the amount of cash consideration that you receive.

The aggregate tax basis of the Business First common stock that you receive in the merger, including any fractional shares deemed received and redeemed for cash as described below, will equal your aggregate adjusted tax basis in the shares of Richland State stock that you surrender in the merger, decreased by the amount of any cash consideration (other than cash received instead of fractional shares of Business First common stock) received and increased by the amount of any gain recognized or any amount treated as a dividend, as described below (but excluding any gain resulting from the deemed receipt and redemption of fractional shares). Your holding period for the shares of Business First common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period for the shares of Richland State stock that you surrendered in the merger in exchange therefor. If you acquired different blocks of Richland State stock at different times or at different prices, any gain or loss is calculated separately for each identifiable block of shares of Richland State stock surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. The basis and holding period of each block of Business First common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Richland State stock exchanged for such block of Business First common stock. Holders should consult their tax advisors regarding the manner in which cash and shares of Business First common stock should be allocated among different blocks of their Richland State stock surrendered in the merger.

Potential Treatment of Cash Consideration as a Dividend.

Any gain described in the paragraph above will be capital gain unless your receipt of cash consideration has the effect of a distribution of a dividend, in which case the gain will be treated as a dividend to the extent of your ratable share of Richland State’s accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether your receipt of cash consideration has the effect of a distribution of a dividend, you will be treated as if you first exchanged all of your Richland State stock solely in exchange for Business First common stock (instead of the combination of stock consideration and cash consideration actually received in the merger) and then Business First immediately redeemed a portion of that stock for the cash consideration that you actually received in the merger, which is referred to herein as the deemed redemption.

Receipt of cash will generally be treated as capital gain and will not have the effect of a dividend to you if such receipt is “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. The deemed redemption will generally be “substantially disproportionate” with respect to a shareholder if the percentage of the outstanding voting Richland State stock that a shareholder actually and constructively owns immediately after the deemed redemption is less than 80% of the percentage of the outstanding voting Richland State stock that the shareholder is deemed actually and constructively to have owned immediately before the deemed redemption. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of Business First following the merger. The determination generally requires a comparison of the percentage of the outstanding stock of Business First that you are considered to have owned immediately before the deemed redemption to the percentage of the outstanding stock of Business First that you own immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment.

For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock the shareholder actually owns and the stock the shareholder constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if your holding period for your Richland State stock is more than one year as of the date of the exchange. If, after applying these tests, the deemed redemption results in the gain recognized being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you at the long-term capital gains rate, provided you held the shares giving rise to such income for more than 60 days during the 121 day period beginning 60 days before the effective time. The determination as to whether you will recognize a capital gain or dividend income as a result of your exchange of Richland State stock for a combination of Business First common stock and cash in the merger is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.

Cash Instead of Fractional Shares

If you receive cash instead of a fractional share of Business First common stock, you will be treated as having received such fractional share of Business First common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Business First common stock. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in your fractional share of Business First common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the holding period for such fractional share (including the holding period of shares of Richland State stock surrendered therefor) exceeds one year.

Tax Treatment of Permitted Distributions

With the written consent of Business First, Richland State may elect to make a distribution to its shareholders prior to closing, which we refer to as a “permitted distribution.” Any permitted distribution would reduce the aggregate cash consideration to be received by Richland State’s shareholder on a dollar-for-dollar basis, and would be intended as a distribution in respect of Richland State common stock. The Internal Revenue Service may take a contrary position, and to the extent the Internal Revenue Service were to prevail, the amount paid would be treated as additional cash received in connection with the merger and not as a distribution. If the permitted distribution is treated as a distribution with respect to Richland State common stock, it would first be treated as a tax-free reduction of the holder’s adjusted tax basis in his, her or its shares of Richland State’s common stock. To the extent the permitted distribution exceeds a holder’s adjusted tax basis, such excess would be treated as gain from the sale or exchange of property (which will generally be capital gain, and will be long-term capital gain if, as of the date of the distribution, the holding period for the shares is greater than one year).

Subchapter S Considerations

Richland State is taxed under Subchapter S of the Internal Revenue Code as an “S corporation.” Business First is taxed under Subchapter C of the Internal Revenue Code as a “C corporation.” Certain tax consequences will change for Richland State stockholders as a result of holding stock in a C corporation instead of an S corporation.

The income (or loss) of an S corporation is passed through to its stockholders for United States federal income tax purposes. As a result, holders of Richland State common stock have been required to include their pro rata share of Richland State’s income (or loss) on their United States federal income tax returns and have been directly liable for any resulting taxes owed. Richland State, as an S corporation, does not incur any separate United States federal income tax liability except in limited situations.

As a C corporation, Business First’s income (or loss) is not passed through to its stockholders, but instead Business First is subject to taxation on any income realized from its operations. Accordingly, there is no “pass-through” of any items of income or loss to the holders of Business First common stock. Instead, stockholders of Business First are generally taxed on distributions received from Business First. Distributions from Business First to holders of its common stock will be treated as dividend income to the extent of Business First’s current or accumulated undistributed earnings and profits. Distributions in excess of Business First’s current and accumulated earnings and profits will be treated first as a return of a stockholder’s tax basis in his, her or its Business First common stock to the extent of the holder’s basis in the common stock and then as capital gain.

Upon the consummation of the merger, Richland State will be required to file a final short-period S corporation corporate income tax return for the period ending on the closing date of the merger. The former holders of Richland State common stock will include in their individual returns, as appropriate, the items of income, gain, loss, deduction or credit realized from Richland State’s final short period.

Net Investment Income Tax

A holder that is an individual is subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year; or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders should consult their tax advisors as to the application of this additional tax to their circumstances.

Information Reporting and Backup Withholding

Richland State shareholders are required to retain permanent records and make such records available to any authorized IRS officers and employees. The records should include the number of shares of Richland State stock exchanged, the number of shares of Business First common stock received, the fair market value of the Richland State stock exchanged, and the holder’s adjusted basis in the Business First common stock received.

If you are a non-corporate holder of Richland State stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%) on any cash payments you receive pursuant to the merger. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

Certain Reporting Requirements

If a U.S. holder that receives Business First common stock in the merger is considered a “significant holder,” such U.S. holder will be required (i) to file a statement with its U.S. federal income tax return in accordance with Treasury Regulation Section 1.368-3 providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the Richland State stock surrendered by such U.S. holder in the merger, and (ii) to retain permanent records of these facts relating to the merger. A “significant holder” is any Richland State shareholder that, immediately before the merger, (i) owned at least 5% (by vote or value) of the outstanding shares of Richland State common stock, or (ii) owned Richland State securities with a tax basis of  $1.0 million or more.

This discussion of certain material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of Richland State stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty. Holders of Richland State stock are also urged to consult their tax advisors with respect to the effect of possible changes in any of those laws after the date of this proxy statement.

Legal Matters

The validity of the Business First common stock to be issued in the merger will be passed upon for Business First by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Business First by Fenimore, Kay, Harrison & Ford, LLP.

Experts

The consolidated financial statements appearing in Business First’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Hannis T. Bourgeois, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Minden Bancorp, Inc. and its subsidiaries for the year ended December 31, 2017, appearing in Business First’s Current Report on Form 8-K filed with the SEC on May 22, 2018, and for the year ended December 31, 2016, appearing in Business First’s Current Report on Form 8-K/A filed with the SEC on February 15, 2018, have been audited by Heard, McElroy & Vestal, LLC, independent auditors, as set forth in their report thereon, included in such Current Report on Form 8-K, and incorporated herein by reference in reliance upon the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Richland State Bancorp, Inc. and its subsidiaries for the year ended December 31, 2017, have been audited by Heard, McElroy & Vestal, LLC, independent auditors, as set forth in their report therein and are included in this proxy statement/prospectus in reliance upon the authority of such firm as an expert in accounting and auditing.

Where You Can Find More Information

Business First has filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of its common stock that Richland State shareholders will be entitled to receive in connection with the merger. This proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached annexes, exhibits and schedules, contains additional information about Business First and Business First common stock. The rules and regulations of the SEC allow Business First to omit certain information included in the registration statement from this proxy statement/prospectus.

Business First also files annual, quarterly and current reports, and other information with the SEC. Business First’s SEC filings are available to the public at the SEC's web site at www.sec.gov. You may also read and copy any document Business First files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows Business First to “incorporate by reference” into this proxy statement/prospectus certain information in documents filed by Business First with the SEC, which means that Business First can disclose important information to you by referring you to those documents without actually including the specific information in this proxy statement/prospectus. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. You should not assume that the information in this proxy statement/prospectus is current as of any date other than the date of this proxy statement/prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). Business First incorporates by reference into this proxy statement/prospectus the documents listed below (other than any portions thereof deemed furnished and not filed in accordance with SEC rules):

•	Business First’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 21, 2018;

•	Business First’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the SEC on May 11, 2018;

•	Business First’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the SEC on August 10, 2018;

•

Business First’s Current Report on Form 8-K filed on May 22, 2018 which includes the Audited Consolidated Financial Statements of Minden Bancorp, Inc. as of and for the years ended December 31, 2017 and 2016, and unaudited pro forma condensed financial information as of and for the year ended December 31, 2017;

•

Business First’s Current Report on Form 8-K/A filed with the SEC on February 15, 2018 which includes the Audited Consolidated Financial Statements of Minden Bancorp, Inc. as of and for the years ended December 31, 2016 and 2015, unaudited consolidated financial statements as of September 30, 2017 and for the nine month periods ended September 30, 2017 and 2016, and unaudited pro forma condensed financial information as of and for the nine months ended September 30, 2017 and for the fiscal year ended December 31, 2016;

•

Business First’s Current Reports on Form 8-K filed on January 3 (as amended by our Current Report on Form 8-K/A filed on February 15, 2018), February 15, March 16, March 23, April 27, June 4, and June 8, 2018 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•

the description of Business First’s common stock contained in its Registration Statement on Form 8-A, filed with the SEC on April 4, 2018, and any other amendment or report filed for the purposes of updating such description.

All reports and other documents Business First subsequently files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, will also be incorporated by reference into this proxy statement/prospectus and deemed to be part of this proxy statement/prospectus from the date of the filing of such reports and documents. The most recent information that Business First files with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this proxy statement/prospectus commencing on the date on which the document is filed.

You may obtain from Business First a copy of any documents incorporated by reference into this proxy statement/prospectus without charge to you either from Business First or from the SEC as described above. You can obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Business First at the following address:

Business First Bancshares, Inc.
500 Laurel Street, Suite 101
Baton Rouge, Louisiana 70801
Attention: Corporate Secretary
Telephone: (225) 248-7600

Richland State is a private company and accordingly does not filed reports or other information with the SEC. If you would like to request documents from Richland State, please send a request in writing or by telephone to Richland State at the following address:

Richland State Bancorp, Inc.
724 Louisa Street
Rayville, Louisiana 71269
Attention: Corporate Secretary
Telephone: (318) 728-2024

If you would like to request documents, please do so by               , 2018 to receive them before the Richland State special meeting. If you request any incorporated documents from Business First, then Business First will mail them to you by first-class mail, or another equally prompt means, within one business day after Business First receives your request.

Business First has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Business First, and Richland State has supplied all information contained in this proxy statement/prospectus relating to Richland State.

Neither Business First nor Richland State has authorized anyone to give any information or make any representation about the merger, the Business First common stock to be received by Richland State shareholders in the merger or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/ prospectus does not extend to you. The information contained herein speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Index to

Financial Statements

Richland State Bancorp, Inc.

Unaudited Consolidated Financial Statements of Richland State Bancorp, Inc. and Subsidiaries as of and for the six months ended June 30, 2018 and 2017.
Consolidated Balance Sheets	F-2
Consolidated Statements of Income	F-3

Audited Consolidated Financial Statements of Richland State Bancorp, Inc. and Subsidiaries as of and for the six months ended December 31, 2017 and 2016.
Consolidated Balance Sheets	F-9-10
Consolidated Statements of Income	F-11
Consolidated Statements of Comprehensive Income (Loss)	F-12
Consolidated Statements of Changes in Stocholder's Equity	F-13
Consolidated Statements of Cash Flows	F-14-15
Notes to Consolidated Financial Statements	F-16-36

Richland State Bancorp, Inc.
Condensed Consolidated Balance Sheet
Unaudited

	As of
	6/30/2018	6/30/2017
Assets
Cash and cash equivalents	$19,133	$9,281
Held-to-maturity investment securities	27,640	28,895
Available-for-sale investment securities	42,428	35,122
Loans, net of unearned income	196,988	197,726
Allowance for loan losses	(1,835)	(1,524)
Net loans	195,153	196,202
Mortgage loans held for sale	317	267
Premises and equipment (net)	4,822	4,389
Bank owned life insurance	7,196	7,449
Others real estate owned	453	453
Goodwill	-	-
Other intangible assets	-	-
Other assets	3,813	3,582
Total assets	$300,955	$285,640
Liabilities
Non-interest-bearing	$62,794	$60,018
Interest bearing	201,045	183,796
Total deposits	263,839	243,814
Borrowings	-	6,100
Other liabilities	2,863	2,734
Total liabilities	266,702	252,648
Equity
Common stock	493	493
Surplus	355	355
Retained earnings	34,349	31,932
Accumulated other comprehensive income	(944)	212
Total shareholders’ equity	34,253	32,992
Total liabilities and shareholders’ equity	$300,955	$285,640

Richland State Bancorp, Inc.
Condensed Consolidated Income Statement
Unaudited

	For the Six Months Ended
	6/30/2018	6/30/2017

Total interest income	$6,867	$6,338
Total interest expense	578	385
Net interest income	6,289	5,953
Provision for loan losses	120	180
Non-interest income	1,450	1,244
Gain on sale of securities	-	-
Non-interest expense	5,362	5,135
Merger-related Entries	-	-
Net income before taxes	2,257	1,882
Income tax expenses (benefit)	-	-
Net income	$2,257	$1,882

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Financial Statements

and Other Financial Information

RAYVILLE, LOUISIANA

DECEMBER 31, 2017 AND 2016

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

RAYVILLE, LOUISIANA

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OTHER FINANCIAL INFORMATION

Independent Auditor’s Report on Other Financial Information	F-38

Details of Consolidated Balance Sheet-December 31, 2017	F-39-40

Details of Consolidated Balance Sheet-December 31, 2016	F-41-42

Details of Consolidated Statement of Income-December 31, 2017	F-43

Details of Consolidated Statement of Income-December 31, 2016	F-44

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2018

The Audit Committee and Stockholders

Richland State Bancorp, Inc. and Subsidiary

Rayville, Louisiana

Independent Auditor’s Report

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Richland State Bancorp, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richland State Bancorp, Inc. and Subsidiary as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Shreveport, Louisiana

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

A S S E T S	2017	2016

Cash and cash equivalents:
Cash and noninterest-bearing accounts	12,564,687	6,493,261
Federal funds sold	-	-
Total cash and cash equivalents	12,564,687	6,493,261

Interest bearing deposits	13,655,023	4,161,148

Investment securities:
Securities available for sale	42,988,347	36,363,577
Securities held to maturity	29,230,354	31,541,148
Other investment securities	1,750,796	1,736,316
Total investment securities	73,969,497	69,641,041

Loans, less allowance for loan losses of $1,683,291 and $1,455,449 respectively	189,628,252	188,632,876

Accrued interest receivable	1,632,161	1,587,300
Premises and equipment, net	4,388,831	4,436,975
Cash value of life insurance	7,546,257	7,128,751
Other real estate	453,113	455,549
Other assets	339,215	353,199

Total assets	304,177,036	282,890,100

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016

Liabilities:
Deposits:
Noninterest-bearing deposits	67,547,558	65,827,535
Interest-bearing deposits	76,329,550	65,973,631
Savings	53,132,286	47,717,517
Time	69,849,891	62,720,243
Total deposits	266,859,285	242,238,926

Accrued interest payable	44,414	22,928
Accrued expenses	2,934,006	2,780,505
Federal Home Loan Bank advances	-	5,500,000

Total liabilities	269,837,705	250,542,359

Stockholders’ equity:
Common stock, $5 par value; 600,000 shares authorized; 97,303 and 97,506 shares issued and outstanding at December 31, 2017 & 2016	486,515	487,530
Additional paid-in capital	126,121	162,683
Retained earnings	33,855,818	31,905,457
Accumulated other comprehensive income	(129,123)	(207,929)
Total stockholders’ equity	34,339,332	32,347,741

Total liabilities and stockholders’ equity	304,177,036	282,890,100

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Interest income:
Interest on loans	10,332,821	9,780,167
Interest on federal funds sold	140	1,156
Interest on investment securities	1,387,867	1,620,435
Other	18,840	16,515
Total interest income	11,739,668	11,418,273

Interest expense:
Interest on deposits	867,152	611,535
Interest on other borrowings	62,381	95,882
Total interest expense	929,533	707,417

Net interest income	10,810,135	10,710,856

Provision for loan losses	360,000	994,000

Net interest income, net of provision for loan losses	10,450,135	9,716,856

Other income:
Service charges on deposit accounts	1,818,002	1,683,610
Commissions and fees	1,256,724	1,372,883
Increase in cash value of life insurance	157,647	152,346
Life insurance proceeds	-	127,972
Net investment security gains	-	54,486
Other income	445,349	526,356
Total other income	3,677,722	3,917,653

Other expenses:
Salaries	4,873,486	4,695,766
Employee benefits	1,174,298	972,137
Net occupancy expense	596,098	589,735
Furniture and equipment expense	349,221	369,636
Data processing fees	630,950	620,282
Other operating expenses	2,614,981	2,767,038
Total other expenses	10,239,034	10,014,594

Net income	3,888,823	3,619,915

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Net income	3,888,823	3,619,915

Other comprehensive income (loss):
Unrealized holding gain (loss) arising during period	78,806	(550,256)
Less-reclassification adjustment for gains realized in net income	-	(110,981)
Total other comprehensive income (loss)	78,806	(661,237)

Comprehensive income	3,967,629	2,958,678

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive
	Stock	Capital	Earnings	Income	Total

Balance-December 31, 2015	487,530	162,683	30,225,911	453,308	31,329,432

Comprehensive income:
Net income	-	-	3,619,915	-	3,619,915

Other comprehensive income	-	-	-	(661,237)	(661,237)

Shareholder distributions	-	-	(1,940,369)	-	(1,940,369)

Balance-December 31, 2016	487,530	162,683	31,905,457	(207,929)	32,347,741

Comprehensive income:
Net income	-	-	3,888,823	-	3,888,823

Stock options vested	-	22,714	-	-	22,714

Purchase of 203 shares of Company stock	(1,015)	(59,276)	-	-	(60,291)

Other comprehensive income	-	-	-	78,806	78,806

Shareholder distributions	-	-	(1,938,462)	-	(1,938,462)

Balance-December 31, 2017	486,515	126,121	33,855,818	(129,123)	34,339,331

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows from operating activities:
Net income	3,888,823	3,619,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	409,558	401,301
Provision for loan losses	360,000	994,000
(Gain) loss on sale of assets and other real estate	(139,010)	(15,880)
Amortization of investment security premiums	501,239	593,745
Accretion of investment security discounts	(3,808)	(11,013)
Realized (gain) on sale of investment securities	-	(54,486)
Stock option expense	22,714	-
(Increase) decrease in:
Accrued interest receivable	(44,861)	110,060
Other assets	13,984	45,213
Cash value of life insurance	(417,506)	(148,091)
Increase (decrease) in:
Accrued expenses	232,308	24,308
Interest payable	21,486	3,180
Total adjustments	956,104	1,942,337
Net cash provided by operating activities	4,844,927	5,562,252

Cash flows from investing activities:
(Increase) in time deposits at other banks	(9,493,875)	(855,831)
Maturities, pay-downs and calls of available for sale securities	7,584,113	14,548,992
Purchases of available for sale securities	(14,361,762)	(5,204,276)
Proceeds from sale of available for sale securities	-	1,153,729
Maturities, paydowns and calls of securities held to maturity	5,417,650	4,842,000
Purchases of securities held to maturity	(3,451,408)	(2,705,030)
Net (increase) in loans	(1,355,376)	(11,598,113)
Purchases of premises and equipment	(361,414)	(693,110)
Proceeds from premises and equipment	-	17,500
Purchase of other investment securities	(14,480)	(97,972)
Purchase of life insurance		(1,420,000)
Proceeds of life insurance	141,446	127,972
Net cash (used) provided by investing activities	(15,895,106)	1,884,139

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows from financing activities:
Net increase in noninterest-bearing deposits	1,720,022	1,175,565
Net increase (decrease) in interest-bearing deposits	10,355,919	(9,350,662)
Net increase (decrease) in savings deposits	5,414,769	(3,674,429)
Net increase in time deposits	7,129,648	1,767,777
Purchase and conversion of stock	(60,291)	-
Advances from FHLB	(5,500,000)	1,500,000
Shareholder distributions	(1,938,462)	(1,940,369)
Net cash provided (used) by financing activities	17,121,605	(10,522,118)

Net increase (decrease) in cash and cash equivalents	6,071,426	(6,844,005)

Cash and cash equivalents-beginning of year	6,493,261	13,337,266

Cash and cash equivalents-end of year	12,564,687	6,493,261

Supplementary cash flow information:
Interest paid on deposits and borrowed funds	908,047	704,309

Income taxes	-	-

Loans transferred to other real estate	215,000	-

The accompanying notes are an integral part of these consolidated financial statements.

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

1.	Summary of Significant Accounting Policies

Consolidation – The accounting and reporting policies of Richland State Bancorp, Inc. and its wholly-owned subsidiary conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The consolidated financial statements include the accounts of Richland State Bancorp, Inc. (the Company) and its wholly-owned subsidiary, Richland State Bank (the Bank). All significant intercompany accounts and transactions have been eliminated in the consolidation.

Business – The Bank generates commercial, real estate, mortgage and consumer loans and receives deposits from customers located primarily in the northeast and north central region of Louisiana. Services are provided at its main office in Rayville, Louisiana and other regional branch offices. The Company is subject to regulation of the Office of Financial Institutions of the State of Louisiana and the Federal Reserve Bank of Dallas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to examination by the Office of Financial Institutions of the State of Louisiana and by the Federal Deposit Insurance Corporation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and fair values of financial instruments. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near future.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand, amounts due from banks with a maturity of three months or less and federal funds sold.

Investment Securities – The Bank classifies its debt and marketable equity securities in one or more of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Bank has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

1.	Summary of Significant Accounting Policies (Continued)

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses on available-for-sale securities are reported as a separate component of stockholders’ equity (accumulated other comprehensive income) until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Unrealized holding gains and losses on securities available for sale which have been reported as direct increases or decreases in stockholders’ equity are accounted for as other comprehensive income. Cumulative changes in unrealized gains and losses on such securities are accounted for in accumulated other comprehensive income as part of stockholders’ equity.

The Bank reviews securities for impairment on at least an annual basis. Declines in the fair value of held-to-maturity and available for sale securities below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, the length of time and the extent to which the fair value has been less than cost, the financial condition and the near-term prospects of the issuer, and the intent and ability of the Bank to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. There were no impairment losses for the years ended December 31, 2017 and 2016.

Loans – Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees and certain direct origination costs are recognized in the year incurred as the loan portfolio mainly consists of short-term loans.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in the process of collection. Past due status is based on contractual terms of the loan. However, loans may be placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet the schedule payments they become due.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is subsequently accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured, or when the loan becomes well secured and in the process of collection.

1.	Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses – The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified by management as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial, real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Bank Premises and Equipment – Land is carried at cost. Bank premises and equipment are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is provided on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the estimated useful lives of the improvements or the expected terms of the leases, if shorter. Accelerated depreciation methods are used for income tax purposes. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. When premises and equipment are retired or otherwise disposed of, the cost of the assets and related accumulated depreciation are removed from the accounts and the resulting gains or losses are recognized.

1.	Summary of Significant Accounting Policies (Continued)

Other Real Estate – Other real estate represents property acquired through foreclosure or deeded in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. These properties are carried at the lower of cost of acquisition or the asset’s fair value less estimated selling costs. Reductions in the balance at the date of acquisition are charged to the allowance for loan losses. Any subsequent write-downs to reflect current fair value are charged to noninterest expense. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value. The Bank held $453,113 and $455,549 in other real estate, and there were no allowances for possible write-downs in the value of other real estate owned at December 31, 2017 or 2016, respectively.

Income Taxes – Effective January 1, 2008, the Company filed an election to be taxed under the provisions of Subchapter S of Section 1361 of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their proportionate share of the Company’s taxable income. As a result of the election, no income taxes will be recognized in the financial statements.

Advertising – The Bank charges the costs of advertising and promotion to expense as incurred. These costs were $128,781 and $167,574 in the years ended December 31, 2017 and 2016, respectively.

Bank-Owned Life Insurance – The Company has purchased life insurance contracts on the lives of certain key employees. The Bank is the beneficiary of these policies. These contracts are reported at the cash surrender value and changes in the cash surrender value are included in other non-interest income.

Stock-Based Compensation – GAAP requires all share-based payments to employees, including grants of employee stock options to be recognized as expense in the statement of operations based on their fair values. The amount of compensation is measured at the fair value of the options when granted and this cost is expensed over the requisite service period, which is normally the vesting period of the options.

Stockholders’ Equity – On January 1, 2015, the Louisiana Business Corporation Act (the Act) became effective. Under the provisions of the Act, there is no concept of “Treasury Shares.” Rather, shares purchased by the Company constitute authorized but unissued shares. Under Accounting Standards Codification (ASC) 505-30, Treasury Stock, accounting for treasury stock shall conform to state law. Accordingly, the Company’s Consolidated Statement of Financial Condition as of December 31, 2017 and 2016 reflects this change. The cost of shares purchased by the Company has been allocated to Common Stock and Retained Earnings balances.

Recent Accounting Pronouncements – In January 2016, the FASB issued ASU 2016-01, Financial Instruments. The amendments in this Update supersede the guidance to classify equity securities with readily determinable fair values into different categories and require equity securities to be measured at fair value with changes in the fair value recognized through net income.  The amendments allow equity investments that do not have readily determinable fair values to be re-measured at fair value either upon the occurrence of an observable price change or upon identification of an impairment.  The amendments in this Update also simplify the impairment assessment of equity investments without readily determinable fair values by requiring assessment for impairment qualitatively at each reporting period. In addition, the amendments supersede the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities.

1.	Summary of Significant Accounting Policies (Continued)

The provisions within this Update require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument- specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option. This amendment excludes from net income gains or losses that the entity may not realize because those financial liabilities are not usually transferred or settled at their fair values before maturity. The amendments in this Update require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or in the accompanying notes to the financial statements.

The amendments in ASU 2016-01 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has elected to early adopt the provision that allows the Company not to disclose the fair value of financial instruments in accordance with guidance in ASC 825. The adoption of the remaining provisions is not expected to have a material impact on the Company’s consolidated financial statements.

2.	Investment Securities

The carrying amounts of investment securities as shown in the consolidated balance sheets and their approximate market values at December 31, 2017 and 2016 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities available for sale:
December 31, 2017:
U.S. government agency	8,779,914	25,124	(90,814)	8,714,224
Mortgage-backed	34,337,556	126,851	(190,284)	34,274,123
	43,117,470	151,975	(281,098)	42,988,347

Securities available for sale:
December 31, 2016:
U.S. government agency	7,530,468	48,590	(88,191)	7,490,867
Mortgage-backed	29,041,039	174,913	(343,242)	28,872,710
	36,571,507	223,503	(431,433)	36,363,577

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities held to maturity:
December 31, 2017:
State and municipal	29,230,354	324,836	(107,925)	29,447,265

Securities held to maturity:
December 31, 2016:
State and municipal	31,541,148	365,395	(199,818)	31,706,725

2.	Investment Securities (Continued)

For the years ended December 31, 2017 and 2016, proceeds from sales of securities available for sale amounted to $-0- and $1,153,729, respectively. Gross realized gains for sales amounted to $-0- and $25,877, respectively, and gross realized losses amounted to ($-0-) and ($2,741), respectively. Gross realized gains related to call of securities amounted to $-0- and $31,350, respectively.

The following stocks are considered a restricted stock as only banks, which are members of these organizations, may acquire or redeem the stock. The stock is redeemable at its face value; therefore there are no gross unrealized gains or losses associated with these investments.

Restricted investment securities at December 31, 2017 and 2016 are as follows:

	2017	2016

Federal Home Loan Bank stock, at cost	1,243,600	1,229,900
Texas Independent Bank, at cost	101,840	101,840
Community Financial Insurance Center, LLC	405,356	404,576
	1,750,796	1,736,316

Information pertaining to securities with gross unrealized losses at December 31, 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position is as follows:

	Less than 12 Months		12 Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Securities available for sale:
December 31, 2017:
U.S. government/agency	991,250	(7,283)	5,100,446	(83,531)	6,091,696	(90,814)
Mortgage backed	12,796,965	(82,015)	6,418,946	(108,269)	19,215,911	(190,284)
	13,788,215	(89,298)	11,519,392	(191,800)	25,307,607	(281,098)

Securities available for sale:
December 31, 2016:
U.S. government/agency	5,266,847	(88,181)	-	-	5,266,847	(88,191)
Mortgage backed	19,177,512	(282,607)	1,489,971	(60,635)	20,667,483	(343,242)
	24,444,359	(370,798)	1,489,971	(60,635)	25,934,330	(431,433)

Securities held to maturity:
December 31, 2017:
State and municipal securities	10,292,512	(82,633)	1,168,304	(25,292)	11,460,816	(107,925)
	10,292,512	(82,633)	1,168,304	(25,292)	11,460,816	(107,925)

Securities held to maturity:
December 31, 2016:
State and municipal securities	11,451,780	(199,818)	-	-	11,451,780	(199,818)
	11,451,780	(199,818)	-	-	11,451,780	(199,818)

2.	Investment Securities (Continued)

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Management has determined that there was no other-than-temporary impairment associated with these securities at December 31, 2017 and 2016.

The amortized cost and estimated fair value of investment securities, whether held to maturity or available for sale at December 31, 2017 and 2016, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities		Securities
	Held-to-Maturity		Available-for-Sale
	Amortized	Approximate	Amortized	Approximate
	Cost	Market Value	Cost	Market Value

December 31, 2017:
Due in one year or less	2,960,033	2,980,846	1,500,227	1,490,846
Due from one-five years	13,794,682	13,959,602	7,925,465	7,867,319
Due from five-ten years	12,475,639	12,506,818	13,874,959	13,832,808
Due after ten years	-	-	19,817,819	19,797,374
	29,230,354	29,447,266	43,118,470	42,988,347

December 31, 2016:
Due in one year or less	4,562,248	4,592,601	22,626	22,940
Due from one-five years	14,338,819	14,548,728	6,669,701	6,622,128
Due from five-ten years	12,081,003	12,018,344	12,853,722	12,818,823
Due after ten years	559,078	549,702	17,025,458	16,899,686
	31,541,148	31,709,375	36,571,507	36,363,577

Maturities of mortgage-backed securities are reported at their estimated maturity date as furnished by the Bank’s investment broker. Maturities may differ due to the borrowers’ right to prepay obligations with or without penalty.

Investment securities with an amortized cost of $28,081,044 and approximate market value of $28,020,019 at December 31, 2017 and an amortized cost of $30,346,686 and approximate market value of $30,230,181 at December 31, 2016, were pledged to secure various repurchase transactions, public funds on deposit and for other purposes as required or permitted by law.

3.	Loans and Reserve for Credit Losses

Major classifications of loans at December 31, 2017 and 2016 are as follows:

	2017	2016

Consumer/Installment	5,000,492	5,091,696
Real estate	135,188,673	123,169,596
Commercial	51,122,378	61,827,033
	191,311,543	190,088,325
Less-Allowance for loan losses	(1,683,291)	(1,455,449)
Loans, net	189,628,252	188,632,876

The following tables detail loans by type individually and collectively evaluated for impairment at December 31, 2017 and 2016:

	Loans Evaluated for Impairment
	Individually	Collectively	Total

December 31, 2017:
Installment	-	5,000,492	5,000,492
Real estate	7,273,816	127,914,857	135,188,673
Commercial	4,974,197	46,148,181	51,122,378
	12,248,013	179,063,530	191,311,543

December 31, 2016:
Installment	32,748	5,058,948	5,091,696
Real estate	12,389,785	110,779,811	123,169,596
Commercial	2,901,952	58,925,081	61,827,033
	15,324,485	174,763,840	190,088,325

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when contractually due. Loans that experience insignificant payment delays or payment shortfalls are generally not classified as impaired. On a case-by-case basis, management determines the significance of payment delays and payment shortfalls, taking into consideration all of the circumstances related to the loan, including; the length of the payment delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. If determined to be impaired, the loan is evaluated using one of the valuation criteria permitted under FASB ASC Topic 310. If, after review, a specific valuation allowance is not assigned to the loan and the loan is not considered to be impaired, the loan remains with a pool of similar risk-rated loans and is evaluated collectively.

The following tables present loans individually evaluated for impairment as of December 31, 2017 and 2016:

	For the Year Ended December 31, 2017
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no impairment allowance recorded:
Consumer	-	-	-	-	-
Real estate	7,102,799	7,102,799	-	7,174,368	441,549
Commercial	4,974,197	4,974,197	-	6,177,268	165,518

Subtotal	12,076,996	12,076,996	-	13,351,636	607,067

3.	Loans and Reserve for Credit Losses (Continued)

	For the Year Ended December 31, 2017
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With an impairment allowance recorded:
Consumer	-	-	-	-	-
Real estate	171,017	171,017	24,559	170,805	2,450
Commercial	-	-	-	-	-

Subtotal	171,017	171,017	24,559	170,805	2,450

Total:
Consumer	-	-	-	-	-
Real estate	7,273,816	7,273,816	24,559	7,345,173	443,999
Commercial	4,974,197	4,974,197	-	6,177,268	165,518

Total	12,248,013	12,248,013	-	13,522,441	609,517

	For the Year Ended December 31, 2016
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no impairment allowance recorded:
Consumer	32,748	32,748	-	34,897	6,322
Real estate	11,758,461	11,758,461	-	11,037,645	35,064
Commercial	2,901,952	2,901,952	-	3,528,926	580,618

Subtotal	14,693,161	14,693,161	-	14,601,468	622,004

With an impairment allowance recorded:
Consumer	-	-	-	-	-
Real estate	631,324	631,324	173,899	860,519	35,065
Commercial	-	-	-	-	5,088

Subtotal	631,324	631,324	173,899	860,519	40,153

Total:
Consumer	32,748	32,748	-	34,897	5,322
Real estate	12,389,785	12,389,785	173,899	11,898,164	70,129
Commercial	2,901,952	290,952	-	3,528,926	585,706

Total	15,324,485	12,713,485	173,899	15,461,987	661,157

Included in impaired loans are non-accrual loans of $197,142 and $234,370 at December 31, 2017 and 2016, respectively. No additional funds are committed to be advanced in connection with impaired loans.

Troubled debt restructuring (“TDRs”) are loans for which the contractual terms on the loan have been modified and both of the following conditions exist: (i) the borrower is experiencing financial difficulty and (ii) the restructuring constitutes a concession. The Bank assesses all loan modifications to determine whether they constitute a TDR. Restructurings resulting in an insignificant delay in payment are not considered to be TDRs. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length and the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

3.	Loans and Reserve for Credit Losses (Continued)

All TDRs are considered impaired loans. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

The following tables summarize loans restructured with both term and rate changes in troubled debt restructurings:

December 31, 2017
	Total TDRs			TDRs in Default
		Pre-	Post-		Pre-	Post-
	Number	Modification	Modification	Number	Modification	Modification
	of	Recorded	Recorded	of	Recorded	Recorded
	Contracts	Balance	Balance	Contracts	Balance	Balance

Installments loans	-	-	-	-	-	-
Real estate loans				-	-	-
Commercial loans	-	-	-	-	-	-
				-	-	-

December 31, 2016
	Total TDRs			TDRs in Default
		Pre-	Post-		Pre-	Post-
	Number	Modification	Modification	Number	Modification	Modification
	of	Recorded	Recorded	of	Recorded	Recorded
	Contracts	Balance	Balance	Contracts	Balance	Balance
Installments loans	-	-	-	-	-	-
Real estate loans	1	517,417	216,000	-	-	-
Commercial loans	-	-	-	-	-	-
	1	517,417	216,000	-	-	-

The Bank has established a loan grading system that consists of eight individual credit risk grades (risk ratings) that encompass a range from loans where the expectation of loss is negligible to loans where loss has been established. The model is based on the risk of default for an individual credit and establishes certain criteria to delineate the level of risk across the eight unique credit risk grades. Credit risk grade definitions are as follows:

Pass (Risk Rate (RR) 1 through 4) – Grades one through four represent groups of loans that exhibit characteristics that represent low to marginal risk measured by using a variety of credit risk criteria such as cash flow coverage, debt service coverage, liquidity, management experience, prevailing economic conditions and other factors that may be relevant to a specific loan. In general, these loans are supported by properly margined collateral and guarantees of principal parties.

Special Mention (RR 5) – a loan that exhibits a potential weakness that if left uncorrected will lead to a more severe rating. This rating is for credits that are currently protected but potentially weak because of an adverse feature or condition.

3.	Loans and Reserve for Credit Losses (Continued)

Substandard (RR 6) – a loan that has at least one identified weakness that is well defined. This rating is for credits that are inadequately protected by current worth or paying capacity of borrower or collateral. These loans are specifically evaluated for impairment and further deterioration could lead to a downgrade.

Doubtful (RR 7) – a loan with an identified weakness and collection or liquidation in full is highly questionable or improbable. Generally, these credits have an impaired primary source of repayment and secondary sources are not sufficient to prevent a loss in the credit.

Loss (RR 8) – a loan or a portion of a loan that is deemed to be uncollectible.

The tables below illustrate the carrying amount of loans by credit quality indicator at December 31, 2017 and 2016:

		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total

December 31, 2017:
Loans by type:
Consumer	4,670,507	259,836	57,123	13,026	-	5,000,492
Real Estate	127,606,064	6,136,014	1,349,370	97,225	-	135,188,673
Commercial	46,188,568	4,761,199	172,611	-	-	51,122,378
	178,465,139	11,157,049	1,579,104	110,251	-	191,311,543

December 31, 2016:
Loans by type:
Consumer	4,774,816	222,300	81,160	13,420	-	5,091,696
Real Estate	110,679,637	9,614,163	2,779,821	95,975	-	123,169,596
Commercial	58,679,183	2,992,478	155,372	-	-	61,827,033
	174,133,636	12,828,941	3,016,353	109,395	-	190,088,325

The following tables provide an aging analysis of past due loans and non-accrual loans by class at December 31, 2017 and 2016:

	Past Due	Past Due Over 90 Days
	30-89	and	Non-	Total		Total
	Days	Accruing	Accruing	Past Due	Current	Loans

December 31, 2017:
Loans by type:
Consumer	153,571	-	-	153,571	4,846,921	5,000,492
Real estate	1,329,594	-	139,253	1,468,847	133,719,826	135,188,673
Commercial	108,797	11,909	18,167	138,873	50,983,505	51,122,378
	1,591,962	11,909	157,420	1,761,291	189,550,252	191,311,543

December 31, 2016:
Loans by type:
Consumer	74,920	8,082	-	83,002	5,008,694	5,091,696
Real estate	136,031	323,405	142,086	601,522	122,568,074	123,169,596
Commercial	178,929	139,415	85,629	403,973	61,423,060	61,827,033
	389,880	470,902	227,715	1,088,497	188,999,828	190,088,325

4.	Allowance for Loan Losses

Changes in the allowance for loan losses were as follows:

	2017	2016

Balance-beginning of year	1,455,449	1,650,352

Provision for loan losses	360,000	994,000
Loans charged off	(451,016)	(1,286,425)
Recoveries	318,858	97,522

Balance-end of year	1,683,291	1,455,449

The following tables detail the balance in the allowance for loan losses by portfolio segment at December 31, 2017 and 2016:

	Balance	Provision	Loans		Balance
	January 1,	for Loan	Charged		December
	2017	Losses	Off	Recoveries	31, 2017
Loans by type:
Consumer	84,680	(8,553)	(40,050)	11,330	47,407
Real estate	828,292	420,974	(367,092)	218,616	1,100,790
Commercial	542,477	(52,421)	(43,874)	88,912	535,094
	1,455,449	360,000	(451,016)	318,858	1,683,291

	Balance	Provision	Loans		Balance
	January 1,	for Loan	Charged		December
	2016	Losses	Off	Recoveries	31, 2016
Loans by type:
Consumer	76,286	3,039	(33,344)	38,699	84,680
Real estate	744,421	102,027	(53,700)	35,544	828,292
Commercial	829,645	888,934	(1,199,381)	23,279	542,477
	1,650,352	994,000	(1,286,425)	97,522	1,455,449

	Allowance for Loan Losses
	Disaggregated by Impairment Method
	Individually	Collectively	Total
December 31, 2017:
Consumer	-	47,407	47,407
Real estate	24,559	1,076,231	1,100,790
Commercial	-	535,094	535,094
	24,559	1,658,732	1,683,291

December 31, 2016:
Consumer	32,748	51,932	84,680
Real estate	173,899	654,393	828,292
Commercial	-	542,477	542,477
	206,647	1,248,802	1,455,449

5.	Bank Premises and Equipment

Major classifications of premises and equipment at December 31, 2017 and 2016 are summarized below:

	2017	2016

Land	1,407,559	1,407,559
Buildings	5,137,366	5,005,768
Furniture and equipment	3,166,029	3,035,774
Vehicles	256,980	258,251
Construction in process	83,755	2,500
	10,051,689	9,709,852
Less-accumulated depreciation	(5,662,858)	(5,272,877)
Premises and equipment, net	4,388,831	4,436,975

Depreciation and amortization expense for the years ending December 31, 2017 and 2016 was $409,558 and $401,301, respectively.

6.	Time Deposits

Included in time deposits at December 31, 2017 and 2016, respectively, were approximately $15,145,637 and $8,347,560 of certificates of deposit and IRAs in denominations of $250,000 or more.

At December 31, 2017, the scheduled maturities of Certificates of Deposit and IRAs are as follows:

2017	45,843,066
2018	19,524,173
2019	1,341,196
2020	1,202,075
2021	1,939,381
69,849,891

7.	Accumulated Other Comprehensive Income (Loss)

The following table presents amounts reclassified out of accumulated other comprehensive income (loss) for the year ended December 31, 2017 and 2016:

	Amount Reclassified from	Affected Line Items in
	Accumulated Other Comprehensive	the Consolidated
	Income (Loss)	Statement of Income

Unrealized gains and (losses) on available-for-sale securities	-	Net investment security gains

Unrealized gains and (losses) on available-for-sale securities	110,981	Net investment security gains

8.	Other Borrowed Funds

The Bank had outstanding advances from the Federal Home Loan Bank at December 31, 2017 and 2016, in the amount of $-0- and $5,500,000, respectively. Advances outstanding incur market interest rates based on the time the borrowing is initiated. The contract rate as of December 31, 2017 was 1.30%. Security for all indebtedness and outstanding commitments consists of a security interest in all of the first mortgage loans, farm/agriculture loans, small business loans, capital stock of Federal Home Loan Bank, and deposit accounts in the Federal Home Loan Bank owned by the Bank. The net available under the blanket floating lien as of December 31, 2017 and 2016 was $83,685,265 and $75,218,920, respectively.

The Bank also has the ability to borrow funds under multiple federal funds lines of credit with First National Bankers Bank. The unsecured federal funds lines of credit total $9,700,000. Borrowings under these lines, including the rates and maturities for such borrowings, are at the sole discretion of the issuing banks and depend upon the availability of funds. Outstanding borrowings under these federal funds lines were $-0- and $-0- at December 31, 2017 and 2016, respectively.

9.	Employees’ Retirement Trust

The Bank has a contributory retirement plan for the benefit of substantially all of its employees. The Bank’s annual contribution is determined by the Board of Directors subject to the limitation of fifteen (15) percent of the participating employees’ compensation. The Bank’s contributions amounted to $231,500 in 2017 and $129,200 in 2016.

10.	Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unfunded commitments to extend credit, and commercial letters of credit. These instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

The Bank’s exposure to credit loss is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The following table summarizes the Bank’s maximum exposure to credit losses represented by the contractual amount of the commitments to extend credit and letters of credit as of December 31:

	2017	2016

Commitments to extend credit	82,960,432	87,152,271
Unfunded commitments to extend credit	29,872,558	32,564,023
Commercial letters of credit	165,954	596,799

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counter-party. Approximately $50,084,425 and $28,190,981 of commitments to extend credit at December 31, 2017 and 2016, respectively, were at variable rates and the remainder was at fixed rates.

10.	Financial Instruments with Off-Balance Sheet Risk (Continued)

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreement are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and ultimately may not be drawn upon to the total extent to which the Bank is committed.

Commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments. Guarantees that are not derivative contracts have been reported on the Bank’s statement of condition at their fair value at inception. The Bank considers commercial letters of credit to be guarantees, and considers the liability related to such guarantees at December 31, 2017 and 2016 to be immaterial and therefore not recorded on the consolidated financial statements.

11.	Contingencies

The Company and Bank are involved in certain litigation incurred in the normal course of business. In the opinion of management and legal counsel, liabilities arising from such claims, if any, would not have a material effect upon the consolidated financial statements.

12.	Related Party Transactions

Some of the directors and executive officers of the Company and the Bank are customers of the Bank, and some of the individuals are principals in entities which are customers of the Bank. As such customers, they have had transactions in the ordinary course of business with the Bank, including borrowings, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present any other unfavorable features to the Bank. At December 31, 2017 and 2016, the aggregate indebtedness of those individuals and their interests as a group to the Bank was approximately $8,686,240 and $5,895,762, respectively. Total principal loan additions were approximately $10,028,032 and $3,353,713, and total principal payments were $7,237,554 and $3,202,353 for the years ended December 31, 2017, and 2016. Deposits from related parties held by the Bank at December 31, 2017 and 2016 amounted to $9,534,679 and $9,504,079, respectively.

Financial Institutions Service Center (FISC) provides various computer services and equipment to the Bank. For the years ended December 31, 2017 and 2016, the amounts paid for these services amounted to approximately $587,873 and $611,466, respectively. The Bank owns an equity interest in FISC.

13.	Concentration of Credit Risk

The Bank grants loans primarily to customers throughout northeast and north central Louisiana. Although the bank has a diversified loan portfolio, a substantial portion of its loans, although not necessarily originated for the purposes of real estate acquisition, is secured by real estate and agricultural production and its ability to fully collect its loans could depend upon these markets in this region. The bank typically requires collateral with sufficient margin in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the bank.

13.	Concentration of Credit Risk (Continued)

Additionally, at times, the Bank maintains deposits and federal funds sold in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and feels the Bank’s risk is negligible.

14.	Operating Leases

The Bank leases branch bank office space in Monroe, West Monroe and Bastrop, Louisiana and several ATMs at its branches under non-cancelable operating leases. The leases can require the Bank to pay a pro-rated annual share for maintenance, insurance and property taxes. Lease expense amounted to $297,212 in 2017 and $319,115 in 2016.

Minimum future obligations on all leases in effect at December 31, 2017 are as follows:

For the years ended December 31,

2018	206,295
2019	142,354
2020	147,063
2021	147,063
2022	147,063
Thereafter	294,126
1,083,964

15.	Regulatory Matters

The Company and its subsidiary bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total capital (as defined in the regulations) to risk-weighted assets (as defined), and tangible and core capital (as defined) to tangible assets (as defined). Management believes that as of December 31, 2017, the Company and its subsidiary bank meets all capital adequacy requirements to which it is subject.

The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2017 and 2016 are presented below:

As of June 30, 2016, the date of the most recent notification from the Office of Financial Institutions, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action.

15.	Regulatory Matters (Continued)

					Minimum
			Minimum		To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Procedures
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2017:
Total Capital to Risk Weighted Assets:
Consolidated	36,151,000	16.43%	≥$17,600,000	≥8.0%	N/A	N/A
The Bank	35,501,000	16.14%	≥$17,600,000	≥8.0%	≥$22,000,000	≥ %

Tier I Capital to Risk Weighted Assets:
Consolidated	34,468,000	15.67%	≥$13,200,000	≥6.0%	N/A	N/A
The Bank	33,818,000	15.37%	≥$13,200,000	≥6.0%	≥$17,600,000	≥ %

Common Equity/Tier 1 Capital to Risk weighted assets:
Consolidated	34,468,000	15.67%	≥$9,900,000	≥4.5%	N/A	N/A
The Bank	33,818,000	15.37%	≥$9,900,000	≥4.5%	≥$14,300,000	≥ %

Tier I Capital to Average Assets:
Consolidated	33,406,000	10.80%	≥$12,133,000	≥4.0%	N/A	N/A
The Bank	32,106,000	10.59%	≥$12,133,000	≥4.0%	≥$15,166,000	≥ %

As of December 31, 2016:
Total Capital to Risk Weighted Assets:
Consolidated	$33,979,000	15.74%	≥$17,270,000	≥8.0%	N/A	N/A
The Bank	$33,561,000	15.55%	≥$17,270,000	≥8.0%	≥$21,587,000	≥10.0%

Tier I Capital to Risk Weighted Assets:
Consolidated	$32,524,000	15.07%	≥$12,952,000	≥6.0%	N/A	N/A
The Bank	$32,106,000	14.87%	≥$12,952,000	≥6.0%	≥$17,270,000	≥8.0%

Common Equity/Tier 1 Capital to Risk weighted assets:
Consolidated	$32,524,000	15.07%	≥$9,714,000	≥4.5%	N/A	N/A
The Bank	$32,106,000	14.87%	≥$9,714,000	≥4.5%	≥$14,032,000	≥6.5%

Tier I Capital to Average Assets:
Consolidated	$32,524,000	11.09%	≥$11,729,000	≥4.0%	N/A	N/A
The Bank	$32,106,000	10.95%	≥$11,729,000	≥4.0%	≥$14,662,000	≥5.0%

The Company’s ability to pay dividends to shareholders is substantially dependent on funds received from its subsidiary bank. The Bank may not, without prior approval from the Office of Financial Institutions, declare dividends in excess of current year earnings plus net earnings from the close of the prior year. Regulations allow both the Office of Financial Institutions and the FDIC to prohibit capital distributions in certain circumstances.

16.	Employee Stock Option Plan

The Company has an employee stock option plan for certain employees. The Plan grants the employees the option to purchase stock in Richland State Bancorp, Inc. at an exercise price which has been determined by the Board of Directors to be the fair market value of the minority shares of common stock at the date of grant. These options vest over a six year period and must be exercised no later than 10 years after date of grant. The options are incentive stock options.

On December 31, 2015, the Board of Directors of Richland State Bancorp, Inc. approved and entered into a stock option agreement with three employees to issue 1,000 total stock options that represent the right to purchase one share of the Company at an exercise price of $278. These options vest 15% at the date of grant, 15% per year for the next five years from the date of grant and 10% on the sixth year from the date of grant. Compensation expense for these equity-classified awards is recognized over the requisite service or vesting period based upon the fair value at the date of grant.

The Company uses the Black-Scholes model in order to estimate the fair value of the stock options granted in 2015. This model relies on certain assumptions and estimations in order to assign value. More specifically the model relies on the estimation of the total equity and on specific assumptions concerning the expected equity volatility of the Company, the expected time period until vesting, the risk free rate of return that corresponds to the effective term and the expected dividend yield of the common stock. The fair value of the stock options granted in 2016 was $75.71 per share.

The following set of assumptions was used in the development of the Black Scholes pricing model in order to determine the fair value of the stock options:

Estimated equity volatility	30.32%
Estimated term (years)	7
Risk-free rate of return	2.09%
Dividend yield	2.00%

For the year ended December 31, 2017, the Company recognized approximately $22,714 related to compensation expense for stock options that vested during the year.

The following summarizes the option activity in the Plan:

	Option Price Per Share
	$115.00	$188.00	$200.00	$278.00
	Per Share	Per Share	Per Share	Per share

December 31, 2017:
At beginning	-	1,500	1,250	1,000
Options granted	-	-	-	-
Options exercised	-	-	-	-
At ending	-	1,500	1,250	1,000

December 31, 2016:
At beginning	-	1,500	1,250	1,000
Options granted	-	-	-	-
Options exercised	-	-	-	-
At ending	-	1,500	1,250	1,000

16.	Employee Stock Option Plan (Continued)

Vesting Table

A summary of the status of the Company’s non-vested options as of December 31, 2017, and changes during the year ended December 31, 2017, is as follows:

	Number of	Weighted average
	shares	exercise price

Non-vested - January 1, 2017	600	$277.50
Granted	-	-
Vested	(150)	-
Forfeited	-	-
Non-vested - December 31, 2017	450	$277.50

17.	Deferred Compensation Arrangements

The Company instituted a “Non-Qualified Deferred Compensation Arrangement” with participating employees and members of the Board of Directors. An actuarially determined charge, which is included in other operating expense, is made each year based on the future benefits to be paid to the participant (or beneficiary) under the Plan. Total amounts paid or accrued under such arrangements, amounted to $193,044 in 2017 and $208,920 in 2016.

The Company has also implemented a “Long-Term Cash Incentive Plan” for its participating members of management, whereby the participants are paid a cash incentive based upon the Company’s performance (return on equity, targeted growth in equity, etc.). The payment is at the discretion of the Board of Directors, and is payable at the discretion of the participant as a lump-sum cash distribution, in accordance with the three (3) year vesting schedule, or upon the participant’s separation from service from the Company. The Plan may be amended or terminated by the Board of Directors at any time, provided the amendment or termination does not impair the rights of the participants under the plan provisions. Total compensation expense under the plan was $69,501 and $104,997 for the years ended December 31, 2017 and 2016, respectively.

18.	Fair Value of Financial Instruments

Fair value measurements are used to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures, as well as the methodology and significant assumptions used in estimating fair values. In accordance with FASB ASC 820, “Fair Value Measurement and Disclosures,” the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. All nonfinancial instruments, by definition, have been excluded from these disclosure requirements. Accordingly, the fair value estimates do not represent the underlying value of the Company and may not be realized in an immediate settlement of the instrument.

18.	Fair Value of Financial Instruments (Continued)

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy. In accordance with this guidance, financial assets and financial liabilities, generally measured at fair value, are grouped in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

Fair values of assets and liabilities measured at fair value on a recurring basis at December 31, 2016 and 2015 are as follows:

	Level 1	Level 2	Level 3	Fair Value

December 31, 2017:
Securities available-for-sale:
Debt securities:
U.S. government and agency	-	8,714,224	-	8,714,224
Mortgage-backed	-	34,274,123	-	34,274,123
Total securities available-for-sale	-	42,988,347	-	42,988,347

18.	Fair Value of Financial Instruments (Continued)

	Level 1	Level 2	Level 3	Fair Value

December 31, 2016:
Securities available-for-sale:
Debt securities:
U.S. government and agency	-	7,490,868	-	7,490,868
Mortgage-backed	-	28,872,709	-	28,872,709
Total securities available-for-sale	-	36,363,577	-	36,363,577

19.	Income Taxes

The Company, as required by accounting standards, reviewed its various tax positions taken or expected to be taken in its tax return and has determined it does not have unrecognized tax benefits. The Company does not expect the position to change significantly over the next twelve months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of other expenses. As of December 31, 2017, the Company has not accrued interest or penalties related to uncertain tax positions.

The Company files a consolidated federal tax return. The Company’s federal income tax returns for the tax years 2014 and subsequent remain subject to examination by the Internal Revenue Service.

20.	Subsequent Events

In accordance with FASB ASC Topic 855, “Subsequent Events,” the Company evaluated events and transactions that occurred after the balance sheet date but before the financial statements were made available for potential recognition or disclosure in the financial statements. The Company evaluated such events through February 28, 2018, the date for which the financial statements were available for distribution, for potential recognition and disclosure, noting no subsequent events requiring potential recognition or disclosure in the financial statements.

OTHER FINANCIAL INFORMATION

February 28, 2018

The Audit Committee and Stockholders

Richland State Bancorp, Inc. and Subsidiary

Rayville, Louisiana

Independent Auditor’s Report on Other Financial Information

We have audited the consolidated financial statements of Richland State Bancorp, Inc. and Subsidiary as of and for the years ended December 31, 2017 and 2016, and our report thereon dated February 28, 2018, which expressed an unmodified opinion on those consolidated financial statements, appears on Pages 1-2. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information on Pages 32 through 35 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Shreveport, Louisiana

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

	Richland State	Richland
A S S E T S	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Cash and cash equivalents:
Cash and noninterest-bearing balances due from banks	650,411	12,564,687	(650,411)	12,564,687
Total cash and cash equivalents	650,411	12,564,687	(650,411)	12,564,687

Time deposits in banks	-	13,655,023	-	13,655,023

Investment securities:
Securities available for sale	-	42,988,347	-	42,988,347
Securities held to maturity	-	29,230,354	-	29,230,354
Other investment securities	-	1,750,796	-	1,750,796
Total investment securities	-	73,969,497	-	73,969,497

Investment in subsidiary	33,688,920	-	(33,688,920)	-

Loans, less allowance for loan losses of $1,683,291	-	189,628,252	-	189,628,252

Accrued interest receivable	-	1,632,161	-	1,632,161
Bank premises, automobiles and equipment	-	4,388,831	-	4,388,831
Cash value life insurance	-	7,546,257	-	7,546,257
Real estate owned other than bank premises	-	453,113	-	453,113
Other assets	-	339,215	-	339,215

Total assets	34,339,331	304,177,036	(34,339,331)	304,177,036

LIABILITIES AND	Richland State	Richland
STOCKHOLDERS’ EQUITY	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Liabilities:
Deposits:
Demand	-	68,197,969	(650,411)	67,547,558
Interest-bearing demand	-	76,329,550	-	76,329,550
Savings		53,132,286	-	53,132,286
Time	-	69,849,891	-	69,849,891
Total deposits	-	267,509,696	(650,411)	266,859,285

Accrued interest payable	-	44,414	-	44,414
Accrued expenses	-	2,934,006	-	2,934,006
Federal Home Loan Bank advances	-	-	-	-

Total liabilities	-	270,488,116	(650,411)	269,837,705

Stockholders’ equity:
Common stock $5 par value; 600,000 shares authorized; 97,303 shares issued and outstanding	486,515	512,500	(512,500)	486,515
Additional paid-in capital	126,121	13,487,500	(13,487,500)	126,121
Retained earnings	33,855,818	19,818,043	(19,818,043)	33,855,818
Accumulated other comprehensive income	(129,123)	(129,123)	129,123	(129,123)
Total stockholders’ equity	34,339,331	33,688,920	(33,688,920)	34,339,331

Total liabilities and stockholders’ equity	34,339,331	304,177,036	(34,339,331)	304,177,036

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2016

	Richland State	Richland
A S S E T S	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Cash and cash equivalents:
Cash and noninterest-bearing balances due from banks	417,795	6,493,261	(417,795)	6,493,261
Total cash and cash equivalents	417,795	6,493,261	(417,795)	6,493,261

Time deposits in banks	-	4,161,148	-	4,161,148

Investment securities
Securities available for sale	-	36,363,577	-	36,363,577
Securities held to maturity	-	31,541,148	-	31,541,148
Other investment securities	-	1,736,316	-	1,736,316
Total investment securities	-	69,641,041	-	69,641,041

Investment in subsidiary	31,929,946	-	(31,929,946)	-

Loans, less allowance for loan losses of $1,455,449	-	188,632,876	-	188,632,876

Bank premises, automobiles and equipment	-	4,436,975	-	4,436,975
Real estate owned other than bank premises	-	455,549	-	455,549
Accrued interest receivable	-	1,587,300	-	1,587,300
Cash value life insurance	-	7,128,751	-	7,128,751
Other assets	-	353,199	-	353,199

Total assets	32,347,741	282,890,100	(32,347,741)	282,890,100

LIABILITIES AND	Richland State	Richland
STOCKHOLDERS’ EQUITY	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Liabilities:
Deposits:
Demand	-	66,245,330	417,795	65,827,535
Interest-bearing demand	-	65,973,631	-	65,973,631
Savings	-	47,717,517	-	47,717,517
Time	-	62,720,243	-	62,720,243
Total deposits	-	242,656,721	417,795	242,238,926

Accrued interest payable	-	22,928	-	22,928
Other liabilities	-	2,780,505	-	2,780,505
Federal Home Loan Bank advances	-	5,500,000	-	5,500,000

Total liabilities	-	250,960,154	417,795	250,542,359

Stockholders’ equity:
Common stock, $5 par value; 600,000 shares authorized; 97,506 shares issued and outstanding	487,530	512,500	512,500	487,530
Additional paid-in capital	162,683	13,487,500	13,487,500	162,683
Retained earnings	31,905,457	18,137,875	18,137,875	31,905,457
Accumulated other comprehensive income	(207,929)	(207,929)	(207,929)	(207,929)
Total stockholders’ equity	32,347,741	31,929,946	32,347,741	32,347,741

Total liabilities and stockholders’ equity	32,347,741	282,890,100	32,347,741	282,890,100

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2017

	Richland State	Richland
	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Interest income:
Interest and fees on loans	-	10,332,821	-	10,332,821
Interest on investment securities	-	1,387,867	-	1,387,867
Interest on federal funds sold	-	140	-	140
Other	-	18,840	-	18,840
Total interest income	-	11,739,668	-	11,739,668

Interest expense:
Interest on deposits	-	867,152	-	867,152
Interest on borrowings	-	62,381	-	62,381
Total interest expense	-	929,533	-	929,533

Net interest income	-	10,810,135	-	10,810,135

Provision for loan losses	-	360,000	-	360,000

Net interest income after provision for loan losses	-	10,450,135	-	10,450,135

Other income:
Service charges	-	1,818,002	-	1,818,002
Commissions and fees	-	1,256,724	-	1,256,724
Increase in cash value life insurance	-	157,647	-	157,647
Life insurance proceeds	-	-	-	-
Investment security gains	-	-	-	-
Other	-	445,349	-	445,349
Total other income	-	3,677,722	-	3,677,722

Other expenses:
Salaries	-	4,873,486	-	4,873,486
Employee benefits	-	1,174,298	-	1,174,298
Net occupancy expense	-	596,098	-	596,098
Equipment expense and depreciation	-	349,221	-	349,221
Other operating expenses	29,807	2,585,174	-	2,614,981
Data processing fees	-	630,950	-	630,950
Total other expenses	29,807	10,209,227	-	10,239,034

Income (loss) before equity in earnings of subsidiary	(29,807)	3,918,630	-	3,888,823

Equity in earnings of subsidiary	3,918,630	-	3,918,630	-

Net income	3,888,823	3,918,630	3,918,630	3,888,823

RICHLAND STATE BANCORP, INC. AND SUBSIDIARY

DETAILS OF CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

	Richland State	Richland
	Bancorp, Inc.	State Bank	Eliminations	Consolidated

Interest income:
Interest and fees on loans	-	9,780,167	-	9,780,167
Interest on investment securities	-	1,620,435	-	1,620,435
Interest on federal funds sold	-	16,515	-	16,515
Other	-	1,156	-	1,156
Total interest income	-	11,418,273	-	11,418,273

Interest expense:
Interest on deposits	-	611,535	-	611,535
Interest on borrowings	-	95,882	-	95,882
Total interest expense	-	707,417	-	707,417

Net interest income	-	10,710,856	-	10,710,856

Provision for loan losses	-	994,000	-	994,000

Net interest income after provision for loan losses	-	9,716,856	-	9,716,856

Other income:
Service charges	-	1,683,610	-	1,683,610
Commissions and fees	-	1,372,883	-	1,372,883
Increase in cash value life insurance	-	152,346	-	152,346
Life insurance proceeds	-	127,972	-	127,972
Investment security gains	-	54,486	-	54,486
Other	-	526,356	-	526,356
Total other income	-	3,917,653	-	3,917,653

Other expenses:
Salaries		4,695,766	-	4,695,766
Employee benefits	-	972,137	-	972,137
Occupancy expense	-	589,735	-	589,735
Equipment expense and depreciation	-	369,636	-	369,636
Other operating expenses	2,119	2,764,919	-	2,767,038
Data processing fees	-	620,282	-	620,282
Total other expenses	2,119	10,012,475	-	10,014,594

Income (loss) before equity in earnings of subsidiary	(2,119)	3,622,034	-	3,619,915

Equity in earnings of subsidiary	3,622,034	-	3,622,034	-

Net income	3,619,915	3,622,034	3,622,034	3,619,915

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subpart E (Sections 1-850 through 1-859) of the Louisiana Business Corporation Act, or LBCA, governs indemnification of directors and officers of a corporation. In general, the LBCA provides that Business First may indemnify each of its current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, Business First may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, Business First has the power to obtain and maintain insurance with respect to any person who is or was acting on its behalf, regardless of whether it has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability. In furtherance of this authority, Business First maintains directors’ and officers’ liability insurance.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit Business First’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

Business First’s amended and restated articles of incorporation and amended and restated bylaws generally require that Business First indemnify and hold harmless, to the fullest extent permitted by Louisiana law, a director or officer with regards to actions taken in their capacity as such. Additionally, Business First’s amended and restated articles of incorporation also require reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, so long as the director or officer follows certain procedures.

The foregoing is only a general summary of certain aspects of Louisiana law and Business First’s amended and restated articles of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the LBCA referenced above and Business First’s amended and restated articles of incorporation, which are incorporated by reference into this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Business First under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, Business First’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

ITEM 22.         UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)     That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)     That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Reorganization by and between Business First Bancshares, Inc. and Richland State Bancorp, Inc. dated June 1, 2018 (included as part of Annex A to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4)

3.1	Amended and Restated Articles of Incorporation of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Business First Bancshares, Inc. on October 2, 2017 (File No. 001-38447))

3.2	Amended and Restated Bylaws of Business First Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2017 filed by Business First Bancshares, Inc. on November 9, 2017 (File No. 001-38447))

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Business First Bancshares, Inc. on November 12, 2014 (File No. 333-200112))

5.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP

8.1	Opinion of Fenimore, Kay, Harrison & Ford, LLP with regard to certain tax matters

10.1	Form of Bank Merger Agreement by and between Business First Bank and Richland State Bank (attached as Exhibit A to the merger agreement which is attached as Annex A to this proxy statement/prospectus)

10.2

Form of Voting Agreement by and between Business First Bancshares, Inc. and the shareholders of Richland State Bancorp, Inc. set forth therein (attached as Exhibit B to the merger agreement which is attached as Annex A to this proxy statement/prospectus)

10.3

Form of Director Support Agreement by and between Business First Bancshares, Inc. and the directors of Richland State Bancorp, Inc. (attached as Exhibit C to the merger agreement which is attached as Annex A to this proxy statement/prospectus)

10.4

Form of Release, by and between Richland State Bancorp, Inc. and the executive officers and directors of Richland State Bancorp, Inc. (attached as Exhibit D to the merger agreement which is attached as Annex A to this proxy statement/prospectus)

23.1	Consent of Hannis T. Bourgeois, LLP*

23.2	Consent of Heard, McElroy & Vestal, LLC*

23.3	Consent of Fenimore, Kay, Harrison & Ford, LLP (contained in Exhibit 5.1)

24.1	Powers of attorney (included on signature page)*

99.1	Consent of National Capital, LLC*

99.2	Form of Proxy for holders of shares of common stock of Richland State Bancorp, Inc.

99.3	Consent of Proposed Director

*	Previously filed
Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 5th day of October, 2018.

business first bancshares, inc.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 5, 2018.

Signature		Title	Date

By:	/s/ David R. Melville, III	President, Chief Executive Officer and Director	October 5, 2018
	David R. Melville, III	(Principal Executive Officer)

By:	/s/ Gregory Robertson	Chief Financial Officer	October 5, 2018
	Gregory Robertson	(Principal Financial and Accounting Officer)

By:	*	Director	October 5, 2018
Lloyd Benny Alford

By:	*	Director	October 5, 2018
Jack E. Byrd, Jr.

By:	*	Director	October 5, 2018
John Graves

By:	*	Chairman of the Board	October 5, 2018
Robert S. Greer, Jr.

	Signature	Title	Date

By:	*	Director	October 5, 2018
David L. Laxton, III

By:	*	Director	October 5, 2018
Rolfe Hood McCollister, Jr.

By:	*	Director	October 5, 2018
Andrew D. McLindon

By:	*	Director	October 5, 2018
Patrick E. Mockler

By:	*	Director	October 5, 2018
David A. Montgomery, Jr.

By:	*	Director	October 5, 2018
Arthur Price

By:	*	Director	October 5, 2018
Fayez K. Shamieh

By:	*	Director	October 5, 2018
C. Stewart Slack

By:	*	Director	October 5, 2018
Kenneth Smith

By:	*	Director	October 5, 2018
Thomas Everett Stewart, Jr.

By:	*	Director	October 5, 2018
Steve White

By:	*	Director	October 5, 2018
Robert Yarborough

*By:	/s/ David R. Melville, III
Attorney-in-Fact
October 5, 2018

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

BY AND between

BUSINESS FIRST BANCSHARES, INC.
BATON ROUGE, LOUISIANA

AND

RICHLAND STATE BANCORP, INC.
Rayville, LOUISIANA

DATED AS OF June 1, 2018

i

ii

EXHIBITS

FORM OF BANK MERGER AGREEMENT	EXHIBIT A
FORM OF VOTING AGREEMENT	EXHIBIT B
FORM OF DIRECTOR SUPPORT AGREEMENT	EXHIBIT C
FORM OF RELEASE	EXHIBIT D
CONFIDENTIAL SCHEDULES

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AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of June 1, 2018, by and between Business First Bancshares, Inc., a Louisiana corporation and registered bank holding company (“BFST”) and Richland State Bancorp, Inc., a Louisiana corporation and registered bank holding company (“RSBI”).

WITNESSETH:

WHEREAS, BFST owns all of the issued and outstanding shares of capital stock of Business First Bank, a Louisiana state non-member bank based in Baton Rouge, Louisiana (“BF Bank”);

WHEREAS, RSBI owns all of the issued and outstanding shares of capital stock of Richland State Bank, a Louisiana state non-member bank based in Rayville, Louisiana (“Richland State Bank”);

WHEREAS, the respective boards of directors of RSBI and BFST have determined that it is desirable and in the best interests of their respective companies and shareholders to enter into a strategic business combination through the merger (the “Merger”) of the RSBI with and into BFST;

WHEREAS, for federal income tax purposes, the parties intend that the Merger be treated and qualify as a tax-free reorganization within the meaning of the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with this Agreement being adopted as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations;

WHEREAS, the parties intend that, following the Merger, Richland State Bank will merge with and into BF Bank, with BF Bank surviving the merger, on the terms and subject to the conditions set forth in the Agreement and Plan of Merger attached hereto as Exhibit A (the “Bank Merger Agreement”);

WHEREAS, the respective boards of directors of RSBI and BFST have approved this Agreement and the transactions contemplated by this Agreement; and

WHEREAS, as a condition and inducement to BFST’s willingness to enter into this Agreement, each director and executive officer of RSBI and Richland State Bank has executed and delivered to BFST an agreement to vote in favor of the Merger at any RSBI shareholders’ meeting called for the purpose of considering such matter, and each non-employee director of RSBI and Richland State Bank has executed and delivered to BFST a non-competition and confidentiality agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good, valuable and lawful consideration and cause, the receipt, sufficiency and validity of which are hereby acknowledged, the parties agree as follows:

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Article I
DEFINITIONS; INTERPRETATION

Section 1.01     Definitions. In this Agreement, unless the context otherwise requires or unless otherwise specifically provided in this Agreement:

“Acquisition Agreement” is defined in Section 9.04D.

“Acquisition Proposal” is defined in Section 9.04E.

“Acquisition Transaction” is defined Section 9.04F.

“Adjusted Tangible Shareholders’ Equity” is defined in Section 2.06.

“Affiliate” means, with respect to any Entity, any other Entity that directly or indirectly controls, is controlled by or is under common control with such Entity. For purposes of this definition, the term “control” means the power to direct the management of such Entity through voting rights, ownership or contractual obligations.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a).

“Aggregate Cash Consideration” is defined in Section 2.05C.

“Aggregate Cash Equivalent Stock Consideration” is defined in Section 2.08.

“Aggregate Merger Consideration” is defined in Section 2.05C.

“Aggregate Stock Consideration” is defined in Section 2.05C.

“Agreement” is defined in the Preamble.

“AJCA” means the American Jobs Creation Act of 2004, as amended.

“Approved Distributions” is defined in Section 2.06.

“Average Index Price” is defined in Section 9.01F.

“Average Quoted Price” is defined in Section 9.01F.

“Bank Merger” is defined in Section 2.01.

“Bank Merger Agreement” is defined in the Recitals.

“Banking Laws” is defined in Section 4.05A.

“Bankruptcy Exception” means any limitation imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar law affecting creditors’ rights and remedies generally and, with respect to enforceability, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

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“BF Bank” is defined in the Recitals.

“BF Bank Stock” is defined in Section 4.02A

“BFST” is defined in the Preamble.

“BFST Annual Financial Statements” is defined in Section 4.04.

“BFST Board” means the Board of Directors of BFST.

“BFST Common Stock” means the common stock of BFST, par value $1.00 per share.

“BFST Expenses” is defined in Section 9.04A(i).

“BFST Interim Financial Statements” is defined in Section 4.04.

“Business Day” means any day other than a Saturday, a Sunday or a day on which Louisiana state banks are authorized or required to be closed.

“Certificate” is defined in Section 2.12A.

“Change in Recommendation” is defined in Section 7.03A.

“Closing” is defined in Section 3.01.

“Closing Date” is defined in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Constituent Documents” means, with respect to any Entity, its certificate or articles of incorporation, bylaws and any similar charter or other organizational documents.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or similar state law, and (v) under corresponding or similar provisions of foreign laws or regulations.

“Data Conversion” is defined in Section 7.14.

“Determination Date” is defined in Section 2.06.

“Disclosing Party” is defined in Section 7.07A.

“Dissenting Share” is defined in Section 2.10.

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“Effective Time” is defined in Section 3.04.

“Employment Agreement” is defined in Section 7.18D.

“Entity” means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Governmental Authority.

“Environmental Laws” means the Legal Requirements now or hereafter in effect, relating to pollution, preservation, remediation or protection of the environment, natural resources, human health or safety, or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Authorization Act, as amended, 49 U.S.C. § 5101, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” with respect to an Entity means any other Entity that, together with such first Entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the Entity designated by BFST to effect the exchange of RSBI Stock for the Aggregate Merger Consideration. Unless otherwise designated, the Exchange Agent will be American Stock Transfer & Trust Company, LLC.

“FDIA” means the Federal Deposit Insurance Act, as in effect on the date of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means any governmental body, whether administrative, executive, judicial, legislative, police, regulatory, or taxing, including any international, federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or Entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other Entity of any of the foregoing.

4

“Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, without limitation, (i) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, mold, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, waste or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Laws; and (iii) any other chemical, material, waste or substance which is in any way regulated as hazardous or toxic by any Governmental Authority, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead; provided, however, that “Hazardous Material” does not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of the business of a Party or its Subsidiary in compliance with all Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Indemnified Party” is defined in Section 7.17A.

“IRS” means the Internal Revenue Service.

“Knowledge,” “knowledge” or any variation thereof means the actual knowledge of the Person, which if an Entity, means the actual knowledge of its board of directors and senior executive officers, after reasonable due inquiry.

“LBCA” means the Louisiana Business Corporation Act, La. Rev. Stat. §§12:1 et seq.

“Legal Requirement” means collectively, with respect to a Person, any (i) federal, state, local, municipal or other constitution, law, ordinance, principle of common law, code, rule, regulation, statute, treaty, or administrative pronouncement having the force of law, (ii) any order, judgment, decree, decision, ruling, writ, assessment, charge, stipulation, injunction or other determination of any Governmental Authority, or any arbitration award entered into by an arbitrator, in each case having competent jurisdiction to render such, or (iii) other similar requirement enacted, adopted or promulgated by any Governmental Authority, in each case, that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Lien” means any mortgage, lien (statutory or other) or encumbrance, or other security agreement, arrangement or interest, hypothecation, pledge or other deposit arrangement, assignment, charge, levy, executory seizure, attachment, garnishment, encumbrance (including any unallocated title reservations or any other title matters which impairs marketability of title), conditional sale, title retention or other similar agreement, arrangement, device or restriction, preemptive or similar right, any financing lease involving substantially the same economic effect as any of the foregoing, the filing of any financing statement under the Uniform Commercial Code or comparable Legal Requirement of any jurisdiction, restriction on sale, transfer, assignment, disposition or other alienation, or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

“Loan” means all evidences of indebtedness and leases, including any renewals and extensions (individually a “Loan” and collectively, the “Loans”).

5

“Material Adverse Change” means any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on the financial condition, assets, capitalization, management, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or the ability of such Party to timely perform its obligations under this Agreement, except for any such effects resulting from: (a) changes in general economic or political conditions or the securities or financial markets in general; (b) acts of terrorism, war (whether or not declared) or armed conflicts; (c) changes in GAAP; (d) changes occurring generally in the banking industry; (e) any action taken by a Party in accordance with this Agreement or the transactions contemplated by this Agreement (or the announcement thereof to third parties or the public in accordance with the terms of this Agreement) or as required by law; or (f) changes in laws after the date of this Agreement; provided, in the case of clauses (a), (b), (c), (d) or (f), except to the extent that any such change has had, or is reasonably likely to have, a materially disproportionate effect on such Party and its Subsidiaries, taken as a whole, relative to other Entities in the banking industry in Louisiana.

“Merger” is defined in the Recitals.

“Minimum Merger Consideration” is defined in Section 9.01F.

“Notice Period” is defined in Section 9.01E(i).

“Option Payment” is defined in Section 2.08.

“Option Termination Agreement” is defined in Section 2.08.

“Outstanding RSBI Shares” is defined in Section 2.05C.

“Party” or “parties” means BFST and RSBI.

“Per Share Cash Consideration” is defined in Section 2.05D.

“Per Share Cash Equivalent Stock Consideration” is defined in Section 2.08.

“Per Share Merger Consideration” is defined in Section 2.05D.

“Per Share Stock Consideration” is defined in Section 2.05D

“Person” means any natural individual or any Entity.

“Proceeding” means any action, claim, demand, lawsuit, assessment, arbitration, judgment, award, decree, order, injunction, prosecution or investigation, or other proceedings before any Governmental Authority or arbitration.

“Proxy Statement/Prospectus” is defined in Section 7.03B.

“Recipient Party” is defined in Section 7.07A.

“Release” is defined in Section 7.18C.

6

“Representatives” means, with respect to any Person, its directors, officers, employees, members, partners, shareholders, agents, representatives or advisers (including attorneys, accountants, insurers, rating agencies, consultants, bankers and financial advisers).

“Requisite Regulatory Approvals” is defined in Section 7.09.

“Retention Agreement” is defined in Section 7.18E.

“Richland State Bank” is defined in the Recitals.

“Richland State Bank Call Report” is defined in Section 5.06.

“RSBI” is defined in the Preamble.

“RSBI Audited Statements” is defined in Section 5.05.

“RSBI Board” means the Board of Directors of RSBI.

“RSBI Contracts” is defined in Section 5.13.

“RSBI Employees” is defined in Section 7.12A.

“RSBI Employee Plan” is defined in Section 5.28A.

“RSBI Financial Statements” is defined in Section 5.05.

“RSBI Intellectual Property” is defined in Section 5.17A.

“RSBI Meeting” is defined in Section 7.03A.

“RSBI Options” is defined in Section 2.08.

“RSBI Personal Property” is defined in Section 5.11.

“RSBI Real Property” is defined in Section 5.10A.

“RSBI Shareholder Approval” is defined in Section 7.03A.

“RSBI Stock” means the common stock, $5.00 par value per share, of RSBI.

“RSBI Unaudited Statements” is defined in Section 5.05.

“S Election Date” is defined in Section 5.14J.

“S-4 Registration Statement” is defined in Section 7.03B.

“Schedules” means the disclosure schedules supplementing the representations and warranties made by the parties under this Agreement.

7

“Securities Act” means the Securities Act of 1933, as amended.

“Starting Price” is defined in Section 9.01F.

“Subject Information” is defined in Section 7.07A.

“Subsidiary” has the meaning ascribed to that term in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

“Superior Proposal” is defined in Section 9.04G.

“Surviving Bank” is defined in Section 2.01.

“Surviving Corporation” is defined in Section 2.01.

“Tail Policy” is defined in Section 2.06.

“Tax” and “Taxes” mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology Related Contracts” is defined in Section 7.14.

“Termination Fee” is defined in Section 9.04A(i).

“Trading Determination Date” is defined in Section 9.01F.

“Transaction Expenses” is defined in Section 2.06.

“Treasury Regulation” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury under the Code.

“Treasury Shares” means all shares of RSBI Stock, if any, that are held by RSBI or Richland State Bank, other than (i) shares of RSBI Stock held, directly or indirectly, in trust or managed accounts or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) shares of RSBI Stock held in respect of a debt previously contracted.

8

Section 1.02     Interpretation. The table of contents, headings and captions contained in this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or any provision of this Agreement. When a reference is made in this Agreement to the Preamble or Recitals or a Section or Schedule, such reference is to the Preamble or Recitals to, a Section of, or Schedules to this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such agreement, instrument or statute in effect as of the date of this Agreement unless the context in which the agreement, instrument or statute is used expressly provides otherwise. References to a Person are also to its successors and permitted assigns. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of the Agreement. Each use of the masculine, feminine or neuter gender is deemed to include the other genders, and each use of the plural is deemed to include the singular, and vice versa, in each case as the context requires. This Agreement is the product of negotiation by the parties, having assistance of counsel and other advisors. The parties intend that this Agreement not be construed more strictly with regard to one Party than with regard to the other. No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or omit to take any action, which action or omission would violate any Legal Requirement. All references to days in this Agreement are to calendar days, unless the context expressly otherwise provides, except that any time period provided for in this Agreement that will end on a day other than a Business Day will extend to the next Business Day.

Article II
THE MERGER

Section 2.01     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, RSBI will merge with and into BFST in accordance with the LBCA. BFST will be the surviving corporation in the Merger (“Surviving Corporation”) and will continue its corporate existence under the LBCA. At the Effective Time, the separate corporate existence of RSBI will cease. Immediately following the Merger, BFST will cause the merger of Richland State Bank with and into BF Bank (“Bank Merger”), with BF Bank as the surviving bank in the Bank Merger (“Surviving Bank”), on the terms and subject to the conditions set forth in the Bank Merger Agreement.

Section 2.02     Effects of the Merger. At the Effective Time, the Merger will have the effects set forth in Section 1107 of the LBCA and this Agreement. Without limiting the generality of and subject to the foregoing and subject to Section 1107(A)(9) of the LBCA, all of the property, rights, privileges, powers and franchises of RSBI will vest in BFST, and all debts, liabilities, obligations, restrictions and duties of RSBI will become the debts, liabilities, obligations, restrictions and duties of BFST. The name of the Surviving Corporation will be “Business First Bancshares, Inc.”

Section 2.03     Constituent Documents. At the Effective Time and until thereafter changed in accordance with any Legal Requirement or the Constituent Documents of the Surviving Corporation, the Constituent Documents of the Surviving Corporation will be the Constituent Documents of BFST as in effect at the Effective Time.

Section 2.04     Directors and Executive Officers. At the Effective Time and until thereafter changed in accordance with applicable Legal Requirement or the Constituent Documents of the Surviving Corporation, the members of the board of directors of BFST at the Effective Time shall be the board of directors of the Surviving Corporation. At the Effective Time and until thereafter changed in accordance with any Legal Requirement or the Constituent Documents of the Surviving Corporation, the senior officers of BFST immediately prior to the Effective Time shall be the senior officers of the Surviving Corporation.

9

Section 2.05     Merger Consideration. At the Effective Time, by virtue of this Agreement and without any further action on the part of any shareholder of BFST or RSBI:

A.     All shares of RSBI Stock, other than Treasury Shares, will be cancelled and converted into the right to receive the consideration described in Section 2.05C–Section 2.05E.

B.     All of the issued and outstanding shares of common stock of BFST will remain issued and outstanding as the stock of the Surviving Corporation.

C.    All of the shares of RSBI Stock outstanding immediately prior to the Effective Time (the “Outstanding RSBI Shares”) shall be converted into and represent the right to receive aggregate merger consideration (the “Aggregate Merger Consideration”) consisting of: (i) an aggregate of $10,627,737 in cash, less the aggregate amount of the Aggregate Cash Equivalent Stock Consideration to be paid to Option Holders as set forth in Section 2.08 (the “Aggregate Cash Consideration”), and (ii) an aggregate of 1,679,608 shares of BFST Common Stock (the “Aggregate Stock Consideration”), unless such consideration is otherwise adjusted as provided in Section 2.06 below.

D.      At the Effective Time, all Outstanding RSBI Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the allocable portion of the Aggregate Merger Consideration. Each such Outstanding RSBI Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive: (i) an amount of cash (the “Per Share Cash Consideration”) equal to the quotient obtained by dividing (a) the Aggregate Cash Consideration by (b) the number of outstanding shares of RSBI Stock on a fully diluted basis; and (ii) a number shares of BFST Common Stock (the “Per Share Stock Consideration”) equal to the quotient obtained by dividing (a) the Aggregate Stock Consideration by (b) the number of Outstanding RSBI Shares (together with the Per Share Cash Consideration, the “Per Share Merger Consideration”), unless such Per Share Cash Consideration and/or Per Share Stock Consideration is otherwise adjusted as provided in Section 2.06.

E.     Notwithstanding anything in this Agreement to the contrary, BFST will not issue any fractional shares of BFST Common Stock otherwise issuable pursuant to the Merger. In lieu of the issuance of any such fractional shares, BFST shall pay to each former holder of RSBI Stock otherwise entitled to receive such fractional share an amount of cash determined by multiplying (i) the Average Quoted Price (as defined in Section 9.01F) by (ii) the fraction of a share of BFST Common Stock which such holder would otherwise be entitled to receive pursuant to this Section 2.05.

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F.     Notwithstanding anything in this Agreement to the contrary, any holder of RSBI Stock who properly perfects such holder’s appraisal rights in connection with the Merger by following the exact procedure required by the LBCA will be entitled to receive payment of the fair value, as contemplated in the LBCA, paid in cash for such holder’s shares of RSBI Stock in accordance with and to the extent required under the applicable provisions of the LBCA in lieu the allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E; provided, however, that if such holder fails in any respect to strictly comply with the procedural requirements to perfect the holder’s appraisal rights under the applicable provisions of the LBCA, such holder will be entitled only to receive his or her allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E. RSBI will give prompt written notice to BFST of any communications received from any shareholder of RSBI related to the exercise of, or indicating an intent to exercise appraisal rights.

G.     Treasury Shares, if any, will be canceled and extinguished without any conversion thereof or consideration therefor.

Section 2.06     Adjustment to Merger Consideration for Equity Capital. The Aggregate Merger Consideration assumes that RSBI will deliver at least $34,600,000 of Adjusted Tangible Shareholders’ Equity (defined below) to BFST at the Closing, less Approved Distributions (defined below). Distributions by RSBI in respect of the RSBI Stock in excess of customary S Corporation distributions permitted pursuant to Section 6.01E shall be made only with written consent of BFST (“Approved Distributions”), which Approved Distributions shall result in a dollar-for-dollar reduction in (a) the Aggregate Cash Consideration and (b) the threshold amount of $34,600,000 of RSBI’s Adjusted Tangible Shareholder’s Equity. In the event RSBI’s Adjusted Tangible Shareholders’ Equity, calculated as of a date that is within ten days prior to the Closing (the “Determination Date”) is less than $34,600,000, or any lesser amount that shall result from Approved Distributions, the Aggregate Merger Consideration will be reduced, on a dollar for dollar basis, through a reduction in the Aggregate Cash Consideration and/or the Aggregate Stock Consideration, in BFST’s sole discretion. For the purposes of a reduction in the Aggregate Stock Consideration pursuant to this Section 2.06, each share of BFST Common Stock shall be valued at the Average Quoted Price. For purposes of this Agreement, the “Adjusted Tangible Shareholders’ Equity” of RSBI will equal the sum of the capital stock, surplus and undivided profits of RSBI, on a consolidated basis in accordance with GAAP, consistently applied, including the effect of any unrealized gains or losses on available-for-sale securities as of April 30, 2018, and excluding any goodwill and the effect of any unrealized gains or losses on available-for-sale securities after April 30, 2018, and up to $5,400,000 in Transaction Expenses on a pre-tax basis. For purposes of this Agreement, “Transaction Expenses” includes the following, whether or not paid or accrued by RSBI at or prior to the Determination Date: (a) the amount of all costs and expenses related to the Merger, the Bank Merger, this Agreement and the transactions contemplated hereby (including, without limitation, any professional fees) which are payable by RSBI or any of its Subsidiaries; (b) the amount of any fees and commissions payable by RSBI or any of its Subsidiaries to any broker, finder, financial advisor or investment banking firm in connection with the Merger or the Bank Merger; (c) the amount of the accrual through the Closing Date in accordance with GAAP of any future benefit payments due by RSBI or Richland State Bank under any salary continuation, deferred compensation or other similar agreements of RSBI or Richland State Bank; (d) the amount of any cost to fully fund and liquidate any RSBI Employee Plan and to pay all related expenses and fees to the extent such termination is requested by BFST; (e) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation, or other similar arrangement, or severance, noncompetition, retention or bonus arrangement between the RSBI, Richland State Bank and any other person; (f) the amount of all contract termination fees, penalty or liquidated damages associated with the termination of RSBI’s or Richland State Bank’s contracts with any third-party service provider, including without limitations, the amount of any contract termination fees, penalty or liquidated damages associated with the termination of RSBI’s or Richland State Bank’s contracts with any third-party provider of electronic banking and data processing services prior to or following the Closing Date; (g) the cost of tail insurance premiums for the past acts and extended reporting period insurance coverage under RSBI’s current directors’ and officers’ insurance policy (or comparable coverage) a period of four (4) years following the Closing Date (the “Tail Policy”); and (h) the cost of any post-closing utilization by BFST or BF Bank of RSBI’s or its Subsidiaries’ data processing agreement(s) and conversion costs related to the migration or conversion of data processing systems from Richland State Bank to BF Bank.

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Section 2.07     Anti-Dilutive Adjustment. The aggregate number of shares of BFST Common Stock to be exchanged for each share of RSBI Stock shall be adjusted appropriately to reflect any change in the number of shares of BFST Common Stock by reason of any stock dividends or splits, reclassification, recapitalization or conversion with respect to BFST Common Stock, received or to be received by holders of BFST Common Stock, when the record date or payment occurs prior to the Effective Time.

Section 2.08     Treatment of Stock Options. No later than fifteen (15) days prior to the Effective Time, RSBI will cause all holders of outstanding stock options of RSBI Stock (such stock options, the “RSBI Options”), whether or not vested, to (i) exercise, or agree in writing to exercise immediately prior to closing, such RSBI Options or (ii) agree to the cancellation of such RSBI Options and release of any claims thereunder pursuant to the terms of an option termination agreement, the form of which shall be reasonably acceptable to BFST (each, an “Option Termination Agreement”), which will provide for a cash payment equal to the sum of the Per Share Cash Consideration and the Per Share Cash Equivalent Stock Consideration (each, an “Option Payment”) and the full release of any claims related to such RSBI Options against RSBI and Richland State Bank. For purposes of this Agreement, “Per Share Cash Equivalent Stock Consideration” shall mean the Per Share Stock Consideration multiplied by the Average Quoted Price, less the exercise price of such option; and the “Aggregate Cash Equivalent Stock Consideration” shall mean the aggregate Per Share Cash Equivalent Stock Consideration to be paid to RSBI optionholders. Prior to the Effective Time, RSBI shall take all actions as necessary to give effect to such transactions, including, without limitation, entering into Option Termination Agreements with the holders of RSBI Options, the payment of Option Payments, and the adoption of any necessary amendments to the applicable plans and award agreements. The Option Payments shall be treated as compensation and shall be payable by RSBI net of any applicable federal and state income and employment withholding taxes.

Section 2.09     Effect on BFST Common Stock. The Merger will have no effect on the shares of BFST Common Stock issued and outstanding immediately prior to the Effective Time.

Section 2.10     Dissenting Shares. Each share of RSBI Stock issued and outstanding immediately prior to the Effective Time, the holder of which has properly perfected such holder’s rights of appraisal by following the exact procedure required by under the LBCA, is referred to herein as a “Dissenting Share.” Each Dissenting Share owned by each holder thereof who has not effectively withdrawn or lost his or her appraisal rights, shall not be converted into or represent the right to receive the Per Share Merger Consideration pursuant to Section 2.05 and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the LBCA. If any holder of any Dissenting Shares shall effectively withdraw or lose his appraisal rights under the applicable provisions of the LBCA, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Per Share Merger Consideration for each of such holder’s Dissenting Shares without any interest thereon in accordance with the provisions of Section 2.05.

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Section 2.11     Rights as Shareholders; Stock Transfers. At the Effective Time, holders of RSBI Stock will cease to be, and will have no rights as, shareholders of RSBI, other than rights to receive (i) any then unpaid dividend or other distributions on RSBI Stock having a record date before the Effective Time and (ii) allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E upon compliance with the exchange procedures described in Section 2.12. From and following the Effective Time, the stock transfer books of RSBI will be closed, and there will be no transfers on the stock transfer books of RSBI of the shares of RSBI Stock that were outstanding immediately prior to the Effective Time.

Section 2.12     Exchange Procedures.

A.     Immediately prior to the Effective Time, BFST shall deposit with the Exchange Agent, for the benefit of the holders of the Certificates, an amount of cash equal to the Aggregate Cash Consideration. As soon as practicable after the Effective Time, BFST will instruct the Exchange Agent, at the cost of BFST, to mail to each record holder of a certificate which immediately prior to the Effective Time represented one or more outstanding shares of RSBI Stock (the “Certificate”) a letter of transmittal that will (i) specify that delivery will be effected, and risk of loss and title to the Certificate(s) will pass, only upon delivery of the Certificate(s) to the Exchange Agent, (ii) include instructions for use in surrendering the Certificate(s) in exchange for such holder’s allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E, and (iii) include such other reasonable provisions as BFST may specify and which are consistent with the terms of this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and executed, and such other documents as may reasonably be required by the Exchange Agent or BFST, the holder of such Certificate will be entitled to receive such holder’s allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E. The Exchange Agent will cancel or cause to be cancelled the Certificates surrendered in accordance with this Section 2.12 and will deliver or cause to be delivered the cancelled Certificates to BFST. All costs for services of Exchange Agent, as contemplated herein, shall be paid by BFST.

B.     BFST may withhold all distributions on the shares of BFST Common Stock held by any shareholder prior to the surrender of his or her Certificate(s) in accordance with the exchange procedures described in this Section 2.12. No interest will be paid or will accrue to the holders of the Certificate(s) with respect to the Aggregate Merger Consideration or any distributions on BFST Common Stock withheld in accordance with this paragraph. Subject to the effect of applicable escheat or similar laws, following the proper surrender of a Certificate as described in this Section 2.12, BFST will pay to the holder of such Certificate(s) the amount of any distributions that had been withheld in accordance with this paragraph.

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C.     Any portion of the Aggregate Merger Consideration that remains unclaimed by the shareholders of RSBI for six (6) months after the Exchange Agent mails the transmittal materials to such shareholders will be returned to the Surviving Corporation upon demand, and holders of Certificate(s) who have not complied with the exchange procedures described in this Section 2.12 will look only to the Surviving Corporation, and not the Exchange Agent, for the payment of their allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E. Notwithstanding anything herein to the contrary, none of BFST, RSBI, or any Exchange Agent will be liable to any former holder of RSBI Stock with respect to any amount delivered in good faith to a public official in accordance with any applicable abandoned property, escheat or similar laws.

D.     If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by BFST or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as BFST may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for the lost, stolen or destroyed Certificate the allocable portion of the Aggregate Merger Consideration described in Section 2.05C–Section 2.05E due to such Person under this Agreement.

Section 2.13     Tax Consequences. It is intended by the parties that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code (and any comparable provision of state law), and the parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

Section 2.14     Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, BFST may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the shareholders of RSBI as a result of such modification, (ii) the consideration to be paid to holders of RSBI Stock under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

Article III
THE CLOSING AND THE CLOSING DATE

Section 3.01     Time and Place of the Closing and Closing Date. On a date to be determined by BFST and RSBI, which date will be within fifteen (15) days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of all mandatory waiting periods (the “Closing Date”), a meeting (the “Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents to determine whether all of the conditions set forth in Article VIII have been satisfied or waived and whether any condition exists that would permit a Party to this Agreement to terminate this Agreement. If no such condition then exists or if no Party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties will execute such documents and instruments as may be necessary or appropriate to effect the transactions contemplated by this Agreement. The Closing will take place at such time and place as the parties may agree.

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Section 3.02     Actions to be Taken at the Closing by BFST. At the Closing, BFST will execute and acknowledge (where appropriate) and deliver or cause to be delivered to RSBI, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to RSBI’s obligations to close hereunder):

A.     A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of BFST, acting solely in his or her official capacity, certifying (i) the due adoption by the board of directors of BFST of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated by this Agreement; (ii) the Constituent Documents of BFST; and (iii) the incumbency and true signatures of those officers of BFST duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and the other agreements, documents and instruments contemplated by this Agreement;

B.     A certificate, dated as of the Closing Date, duly executed by the Chief Executive Officer or other duly authorized executive officer of BFST, acting solely in his official capacity, certifying that the conditions to Closing described in Section 8.03A and Section 8.03B have been satisfied;

C.     Evidence reasonably satisfactory to RSBI that all consents and approvals required to be obtained by BFST from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed in Section 4.07 of the Schedules have been obtained and are in full force and effect; and

D.     All other documents required to be delivered to RSBI by BFST under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by RSBI or its counsel.

Section 3.03     Actions to be Taken at the Closing by RSBI. At the Closing, RSBI will execute and acknowledge (where appropriate) and deliver or cause to be delivered to BFST, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including, without limitation, the following (all of such actions constituting conditions precedent to BFST’s obligations to close hereunder):

A.     A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of RSBI, acting solely in his or her official capacity, certifying (i) the due adoption by the board of directors of RSBI of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated by this Agreement; (ii) the approval by the shareholders of RSBI of this Agreement and the transactions contemplated by the Agreement; (iii) the Constituent Documents of RSBI; (iv) a true and correct list of record shareholders of RSBI as of the Closing Date; and (v) the incumbency and true signatures of those officers of RSBI duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and the other agreements, documents and instruments contemplated by this Agreement.

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B.     A certificate, dated as of the Closing Date, duly executed by the Chief Executive Officer or other duly authorized executive officer of RSBI, acting solely in his official capacity, certifying that the conditions to Closing described in Section 8.02A, Section 8.02B, Section 8.02D and Section 8.02E have been satisfied;

C.     Evidence reasonably satisfactory to BFST that all consents and approvals required to be obtained by RSBI from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed in Section 5.09 of the Schedules have been obtained and are in full force and effect; and

D.     All other documents required to be delivered to BFST by RSBI under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by BFST or its counsel.

Section 3.04     Effective Time. The Merger will become effective on the date and at the time (the “Effective Time”) following the Closing specified in the Certificate of Merger issued by the Louisiana Secretary of State; provided, however, that the parties will use commercially reasonable efforts to cause the Merger to become effective on the Closing Date.

Article IV
REPRESENTATIONS AND WARRANTIES OF BFST

Except as specifically set forth in a Section to the Schedules, BFST makes the following representations and warranties to RSBI as of the date of this Agreement and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties are made as of such earlier date).

Section 4.01     Organization and Qualification.

A.     BFST is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended, subject to all laws, rules and regulations applicable to bank holding companies. BF Bank is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana.

B.     BFST and its Subsidiaries have full power and authority (including all licenses, registrations, qualifications, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate their properties, to engage in the business and activities now conducted by them and to enter into this Agreement.

C.     BF Bank (i) is duly authorized to conduct a general banking business, embracing all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the FDIC and the Louisiana Office of Financial Institutions, and (ii) is an insured bank as defined in the FDIA.

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Section 4.02     Capitalization.

A.     The authorized capital stock of BFST consists of 55,000,000 shares of BFST Common Stock, $1.00 par value, 10,271,931 shares of which are outstanding as of May 8, 2018, and 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding as of the date of this Agreement. BFST owns all of the issued and outstanding shares of common stock, $1.00 par value, of BF Bank (“BF Bank Stock”). All of the issued and outstanding shares of BFST Common Stock and BF Bank Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person.

B.     At the Effective Time, the shares of BFST Common Stock issued pursuant to the Merger in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights or any applicable federal or state laws.

Section 4.03     Execution and Delivery; No Violation.

A.     BFST has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of all required regulatory and shareholder approvals, to perform its obligations under this Agreement. BFST has taken all requisite corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated by this Agreement to which it is a party. This Agreement has been duly and validly executed and delivered by BFST. Assuming due authorization, execution and delivery by RSBI, this Agreement constitutes the legal, valid and binding obligation of BFST, enforceable against BFST in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

B.     Subject to the receipt of any regulatory consents and approvals set forth in Section 4.07 and the expiration of related waiting periods, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement, constitutes or will constitute: (i) a breach or violation of any provision of the Constituent Documents of BFST or BF Bank; (ii) a violation of any Legal Requirement applicable to BFST, BF Bank or any of their respective properties or assets; or (iii) a breach or violation of, a conflict with, the loss of any benefit under, a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, an event of termination or cancellation under, an event giving rise to acceleration of the performance required by or rights or obligations under, or an event resulting in the creation of any Lien upon any of the properties or assets of BFST or BF Bank under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization to which BFST or BF Bank is a party, or by which it or any of its properties, assets or business activities may be bound or affected.

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Section 4.04     BFST Financial Statements.

A.     BFST has furnished or made available to RSBI true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission, which contains BFST’s audited consolidated balance sheets as of December 31, 2017 and 2016, and the related statements of income, comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2017, 2016 and 2015 (the “BFST Annual Financial Statements”) and (ii) Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2018, September 30, 2017, June 30, 2017 and March 31, 2017, as filed with the SEC, which contain BFST’s unaudited consolidated balance sheets and related statements of income, comprehensive income, shareholders’ equity and cash flows as of and for the quarters and interim periods ended March 31, 2018, September 30, 2017, June 30, 2017 and March 31, 2017 (the “BFST Interim Financial Statements”).

B.     The BFST Annual Financial Statements and BFST Interim Financial Statements have been prepared from the books and records of BFST and its Subsidiaries and fairly present, in all material respects, the consolidated financial position, results of operations, shareholders’ equity and cash flows of BFST at the dates and for the periods indicated in conformity with GAAP applied on a consistent basis throughout the periods indicated, except that the BFST Interim Financial Statements (i) omit the footnote disclosure required by GAAP and (ii) are subject to normal year-end audit adjustments required by GAAP. The consolidated balance sheets as of future dates and the related statements of income, comprehensive income, shareholders’ equity and cash flows of BFST for the periods then ended, which may be filed by BFST with the SEC subsequent to the date hereof, will be prepared from the books and records of BFST and its Subsidiaries and will fairly present, in all material respects, the consolidated financial position, results of operations, shareholders’ equity and cash flows of BFST at the dates and for the periods indicated in conformity with GAAP applied on a consistent basis throughout the periods indicated, except that unaudited financial statements may (i) omit the footnote disclosure required by GAAP and (ii) be subject to normal year-end audit adjustments required by GAAP.

Section 4.05     Compliance with Laws and Regulatory Filings.

A.     BFST and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any Legal Requirement relating to BFST or any of its Subsidiaries, including all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act, Regulation X, Flood Disaster Protection Act, Home Owners Equity Protection Act, Right to Financial Privacy Act, Unfair, Deceptive or Abusive Acts or Practices and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans (collectively, the “Banking Laws”).

B.     Neither BFST nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority.

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C.     BF Bank is “well capitalized” (as that term is defined in 12 C.F.R. Section 325.103(b)), and “well managed” (as that term is defined is 12 C.F.R. Section 225.2(s)), and its Community Reinvestment Act of 1977 rating is no less than “satisfactory.” BF Bank has not been informed that its status as “well capitalized,” “well managed” or “satisfactory,” respectively, will change and has no basis for believing that its status will change.

Section 4.06     SEC Reports. BFST has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Securities and Exchange Commission pursuant to the Exchange Act of 1934 for the past three (3) years. As of their respective dates (or if amended, as of the date so amended), each of such reports and statements (i) complied in all material respects as to form with the applicable requirements under the Exchange Act and (ii) were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.07    Consents and Approvals. Except as disclosed in Section 4.07 of the Schedules, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be made or obtained by BFST or BF Bank in connection with the execution, delivery or performance of this Agreement or to consummate the transactions contemplated by this Agreement.

Section 4.08     Absence of Certain Changes or Events. Since December 31, 2017, BFST and BF Bank have conducted their respective businesses in the ordinary and usual course consistent with safe and sound banking practices (except as otherwise required by this Agreement and excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), and (b) no Material Adverse Change on BFST or BF Bank has occurred.

Section 4.09     Representations Not Misleading. No representation or warranty by BFST contained in this Agreement, nor any statement, exhibit or schedule furnished to RSBI by BFST under or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading, in any material respect. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, in any material respect, has been withheld by BFST.

Article V
REPRESENTATIONS AND WARRANTIES OF RSBI

Except as specifically set forth in a Section to the Schedules, RSBI makes the following representations and warranties to BFST as of the date of this Agreement and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties are made as of such earlier date).

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Section 5.01     Organization and Qualification.

A.     RSBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended, subject to all laws, rules and regulations applicable to bank holding companies. Richland State Bank is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. Each of RSBI’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Louisiana.

B.     RSBI and its Subsidiaries have full power and authority (including all licenses, registrations, qualifications, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate their properties, to engage in the business and activities now conducted by them and to enter into this Agreement.

C.     Richland State Bank (i) is duly authorized to conduct a general banking business, embracing all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the FDIC and the Louisiana Office of Financial Institutions, and (ii) is an insured bank as defined in the FDIA.

D.     Except as disclosed in Section 5.01D of the Schedules, other than Richland State Bank, RSBI has no equity interest, direct or indirect, in any bank or corporation or in any other Entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by RSBI has not been conducted through any other direct or indirect Subsidiary of RSBI. Except as disclosed in Section 5.01D of the Schedules, Richland State Bank has no equity interest, direct or indirect, in any other bank or corporation or in any other Entity, except as acquired (i) in the ordinary course of business as part of the investment portfolio of Richland State Bank or (ii) through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Richland State Bank has not been conducted through any other direct or indirect Subsidiary of Richland State Bank.

E.     All of the issued and outstanding shares of the common stock of Richland State Bank are owned by RSBI free and clear of any Lien with respect thereto.

Section 5.02     Capitalization.

A.     The authorized capital stock of RSBI consists of 600,000 shares of common stock, par value $5.00 per share, 98,553 shares of which are issued and outstanding. The outstanding shares of RSBI Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person and have been issued in compliance with applicable securities laws. There are no restrictions applicable to the payment of dividends or other distributions on the shares of the capital stock of RSBI, except under any Legal Requirement, and all dividends and other distributions declared prior to the date of this Agreement on RSBI Stock have been paid. Except as disclosed in Section 5.02A of the Schedules, there are no (i) other outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating RSBI to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of RSBI. There are no outstanding contractual obligations of RSBI to vote or dispose of any shares of the capital stock of RSBI. Except as disclosed in Section 5.02A of the Schedules, there are no shareholder agreements, voting trusts or similar agreements relating to the RSBI Stock to which RSBI is a party.

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B.     The authorized capital stock of Richland State Bank consists of 110,000 shares of common stock, par value $5.00 per share, 102,500 of which are issued and outstanding. The outstanding shares of common stock of Richland State Bank have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person and have been issued in compliance with applicable securities laws. There are no restrictions applicable to the payment of dividends or other distributions on the shares of the capital stock of Richland State Bank, except under any Legal Requirement, and all dividends and other distributions declared prior to the date of this Agreement on the common stock of Richland State Bank have been paid. There are no (i) other outstanding equity securities of any kind or character, or (ii) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating Richland State Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Richland State Bank. There are no outstanding contractual obligations of Richland State Bank to vote or dispose of any shares of the capital stock of Richland State Bank. There are no shareholder agreements, voting trusts or similar agreements relating to the common stock of Richland State Bank to which Richland State Bank is a party.

Section 5.03     Execution and Delivery; No Violation.

A.     RSBI has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of all required regulatory and shareholder approvals, to perform its obligations under this Agreement. RSBI has taken all requisite corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated by this Agreement to which it is a party. This Agreement has been duly and validly executed and delivered by RSBI. Assuming due authorization, execution and delivery by BFST, this Agreement constitutes the legal, valid and binding obligation of RSBI, enforceable against RSBI in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exception.

B.     Subject to the receipt of any regulatory consents and approvals set forth in Section 5.09 and the expiration of related waiting periods, and neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement, constitutes or will constitute (i) a breach or violation of any provision of the Constituent Documents of RSBI or Richland State Bank; (ii) a violation of any Legal Requirement applicable to RSBI, Richland State Bank or any of their respective properties or assets; or (iii) a breach or violation of, a conflict with, the loss of any benefit under, a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, an event of termination or cancellation under, an event giving rise to acceleration of the performance required by or rights or obligations under, or an event resulting in the creation of any Lien upon any of the properties or assets of RSBI or Richland State Bank under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization to which RSBI or Richland State Bank is a party, or by which it or any of its properties, assets or business activities may be bound or affected.

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Section 5.04     Compliance with Laws and Regulatory Filings.

A.     Except as disclosed in Section 5.04A of the Schedules, RSBI and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any Banking Laws. Neither RSBI nor Richland State Bank have had or suspected any material incidents of fraud or defalcation involving RSBI, Richland State Bank or any of their respective officers, directors or Affiliates during the last two years. Each of RSBI and Richland State Bank has timely and properly filed and maintained in all material respects all requisite Currency Transaction Reports and Suspicious Activity Reports and has systems customarily used by financial institutions of a similar size to Richland State Bank that are designed to properly monitor transaction activity (including wire transfers).

B.     RSBI and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with all Governmental Authorities having supervisory jurisdiction over RSBI and its Subsidiaries, and such reports, registrations and statements as finally amended or corrected, are true and correct in all material respects. Except as set forth in Section 5.04B of the Schedules, there is no unresolved violation, criticism or exception by any bank regulatory agency with respect to any report relating to any examinations of RSBI or Richland State Bank.

C.     None of RSBI or its Subsidiaries, or to the Knowledge of RSBI, any director, officer, employee, agent or other Person acting on behalf of RSBI or any of its Subsidiaries has, directly or indirectly, (i) used any funds of RSBI or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of RSBI or any of its Subsidiaries, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of RSBI or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of RSBI or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for RSBI or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for RSBI or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury.

D.     Richland State Bank is “well capitalized” (as that term is defined in 12 C.F.R. Section 325.103(b)), and “well managed” (as that term is defined is 12 C.F.R. Section 225.2(s)), and its Community Reinvestment Act of 1977 rating is no less than “satisfactory.” Richland State Bank has not been informed that its status as “well capitalized,” “well managed” or “satisfactory,” respectively, will change and has no basis for believing that its status will change.

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Section 5.05     RSBI Financial Statements. RSBI has furnished to BFST true and complete copies of (i) the audited consolidated financial statements of RSBI as of and for the years ended December 31, 2017, 2016 and 2015, including balance sheets and the related statements of income, stockholders’ equity and cash flows (collectively, the “RSBI Audited Statements”), and (ii) the unaudited consolidated financial statements of RSBI as of and for the three months ended March 31, 2018, including balance sheets and the related statements of income, stockholders’ equity and cash flows (collectively, the “RSBI Unaudited Statements” and, together with the RSBI Audited Statements, the “RSBI Financial Statements”). The RSBI Audited Statements and, subject to the absence of footnotes and normal year-end adjustments consistent with past practice that are immaterial in amount and substance, the RSBI Unaudited Statements, were prepared in accordance with the books of account and other financial records of RSBI and Richland State Bank, as applicable, and fairly present in all material respects the financial condition, results of operations and cash flows (other than cash flows for the RSBI Unaudited Statements) of RSBI and Richland State Bank, as applicable, as of the dates thereof and for the periods covered thereby in accordance with GAAP, applied on a basis consistent during the periods involved. The RSBI Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

Section 5.06     Richland State Bank Call Reports. RSBI has furnished BFST with true and complete copies of the Reports of Condition and Income of Richland State Bank as of and for each period during the year ended December 31, 2017 and as of and for the period ended March 31, 2018 (each, a “Richland State Bank Call Report”). Each Richland State Bank Call Report fairly presents, in all material respects, the financial position of Richland State Bank and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. None of the Richland State Bank Call Reports contain items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

Section 5.07     Undisclosed Liabilities. RSBI has not incurred any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any RSBI Employee Plan or liabilities for federal, state or local taxes or assessments or liabilities under any tax sharing agreements between RSBI and Richland State Bank), that is not reflected in or disclosed in the RSBI Financial Statements or the Richland State Bank Call Reports, except (a) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the RSBI Financial Statements or the Richland State Bank Call Reports, respectively or (b) as disclosed in Section 5.07 of the Schedules.

Section 5.08     Proceedings. Except as set forth in Section 5.08 of the Schedules, there are no Proceedings pending or, to the Knowledge of RSBI, threatened against RSBI or any of its Subsidiaries, and RSBI has no Knowledge of any basis on which any such Proceedings could be brought. Neither RSBI nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority.

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Section 5.09    Consents and Approvals. Except for the approval of the shareholders of RSBI or as disclosed in Section 5.09 of the Schedules, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be made or obtained by RSBI or Richland State Bank in connection with the execution, delivery or performance of this Agreement or to consummate the transactions contemplated by this Agreement.

Section 5.10     Real Property Owned or Leased.

A.     Section 5.10A of the Schedules contains a true, correct and complete list of all immovable property owned or leased by RSBI or its Subsidiaries, including non-residential other real estate, and the owner or lessee thereof (the “RSBI Real Property”). True and complete copies of all deeds and leases for, or other documentation evidencing ownership of or a leasehold interest in, RSBI Real Property, title insurance policies for RSBI Real Property that is owned by RSBI or its Subsidiaries, and all mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to BFST.

B.     Except as set forth in Section 5.10A of the Schedules, no lease or deed with respect to any RSBI Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such RSBI Real Property pertaining to its current primary business purpose.

C.     None of the buildings and structures located on any RSBI Real Property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any RSBI Real Property, except for those violations and encroachments which in the aggregate could not reasonably be expected to cause a Material Adverse Change on RSBI or Richland State Bank. No condemnation proceeding is pending or, to RSBI’s Knowledge, threatened, which could reasonably be expected to preclude or materially impair the use of any RSBI Real Property in the manner in which it is currently being used.

D.     Except as set forth in Section 5.10A of the Schedules, RSBI or one of its Subsidiaries has good and indefeasible title to, or a valid and enforceable leasehold interest in, all RSBI Real Property, and such interest is free and clear of all liens, including Tax liens, charges, imperfections of title or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and for which adequate reserves have been provided in the RSBI Financial Statements and (ii) easements, covenants, restrictions and other matters of record which do not, individually or in the aggregate, materially adversely affect the use and enjoyment of the relevant immovable property.

E.     All buildings and other facilities used in the business of RSBI and its Subsidiaries are in adequate condition (ordinary wear and tear excepted) and are free from defects which could reasonably be expected to materially interfere with the current or future use of such facilities consistent with past practices.

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Section 5.11     Personal Property. Except as set forth in Section 5.11 of the Schedules, each of RSBI and its Subsidiaries has good title to, or a valid leasehold interest in, all movable property, whether corporeal or incorporeal, used in the conduct of its business (the “RSBI Personal Property”), free and clear of all liens, charges, imperfections of title or other encumbrances and except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and for which adequate reserves have been provided in the RSBI Financial Statements and (ii) such other liens, charges imperfections of title and encumbrances as do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant RSBI Personal Property. Subject to ordinary wear and tear, the RSBI Personal Property, taken as a whole, is in good operating condition and repair and is adequate for the uses to which it is being put.

Section 5.12     Absence of Certain Changes or Events. Since December 31, 2017, RSBI has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices or as disclosed in Section 5.12 of the Schedules:

A.     Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, none of which, individually or in the aggregate, result in a Material Adverse Change;

B.     Discharged or satisfied any Lien or paid any obligation or liability, whether absolute or contingent, due or to become due;

C.     Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

D.     Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

E.     Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any Entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

F.     Mortgaged, pledged or subjected to Lien any of its property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (iv) pledges of assets to secure public funds deposits, and (v) those assets and properties disposed of for fair value since the dates of the most recent RSBI Financial Statement or Richland State Bank Call Report;

G.     Sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim (except in conjunction with the settlement of litigation described in Section 5.12L) of material value;

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H.     Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not constituting, or may reasonably be anticipated to result in, a Material Adverse Change covered by insurance), which, in any case or in the aggregate, may reasonably constitute a Material Adverse Change;

I.     Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or RSBI Proprietary Right (as defined in Section 5.17) or modified any existing rights with respect thereto;

J.     Made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

K.     Except for improvements or betterments relating to its properties, made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

L.     Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $50,000;

M.     Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

N.     Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any Person;

O.     Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

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P.     Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP; or

Q.     Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through P. above.

Section 5.13     Certain Leases, Contracts and Agreements.

A.     Except as set forth in Section 5.13 of the Schedules (the “RSBI Contracts”), neither RSBI nor any of its Subsidiaries is a party to or bound by any of the following (whether written or oral, express or implied):

(i)     employment contracts, change-in-control agreements or severance arrangements (including any collective bargaining contract or union agreement or agreement with an independent consultant);

(ii)     bonus, stock option, restricted stock, stock appreciation, deferred compensation arrangement, profit-sharing plan, pension plan, retirement plan, welfare plan or other employee benefit agreement or arrangement;

(iii)     any material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee;

(iv)     contract or commitment for capital expenditures;

(v)     material contract or commitment for the purchase of materials or supplies or for the performance of services over a period of more than sixty (60) days after the date of this Agreement;

(vi)     contract or option to purchase or sell any real or personal property other than any contract for the purchase of personal property in the ordinary course of business;

(vii)     contract, agreement or letter with respect to the management or operations of RSBI or Richland State Bank imposed by any Governmental Authority having supervisory jurisdiction over RSBI or RSBI Bank;

(viii)     note, debenture, agreement, contract or indenture related to the borrowing by RSBI or any Subsidiary of money other than those entered into in the ordinary course of business;

(ix)     guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business;

(x)     agreement with or extension of credit to any executive officer or director of RSBI or any Subsidiary or holder of ten percent (10%) or more of the issued and outstanding RSBI Stock, or any affiliate of such Person;

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(xi)     agreement with any executive officer or director of RSBI or any Subsidiary or holder of ten percent (10%) or more of the issued and outstanding RSBI Stock or any affiliate of such Person, relating to bank owned life insurance;

(xii)     lease of immovable property;

(xiii)     any agreement containing covenants that limit the ability of RSBI or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, RSBI (including any successor thereof) or any of its Subsidiaries (including any successor thereof) may carry on its business (other than as may be required by law or any Governmental Authority);

(xiv)     any data processing or other electronic banking services agreement or contract which may not be terminated without payment or penalty upon notice of 30 days or less;

(xv)     any agreement pursuant to which RSBI or any of its Subsidiaries may become obligated to invest in or contribute capital to any Person; or

(xvi)     contracts, other than the foregoing, with payments aggregating $50,000 or more not made in the ordinary course of business.

B.     Each RSBI Contract is legal, valid and binding on RSBI or its Subsidiaries, as the case may be, and to the Knowledge of RSBI, the other parties thereto, enforceable against RSBI or its Subsidiaries, as the case may be, in accordance with its terms, except as enforceability may be limited by the Bankruptcy Exception, and is in full force and effect. Each of RSBI and its Subsidiaries has performed in all material respects all obligations required to be performed by it to date under each RSBI Contract and there are no existing defaults by RSBI or its Subsidiary, as the case may be, or, to the Knowledge of RSBI, the other party thereunder and there are no allegations or assertions of such by any party under such RSBI Contract or any events that with notice, lapse of time or the happening or occurrence of any other event would be reasonably likely to constitute a default thereunder. A true and complete copy of each RSBI Contract has been delivered or made available to BFST.

Section 5.14     Taxes and Tax Returns.

A.     Subject to applicable extension periods, RSBI and its Subsidiaries have filed all Tax Returns that each was required to file, including any Tax Returns of any affiliated, consolidated, combined or unitary group of which either RSBI or any Subsidiary is or was a member. At the time of filing, all such Tax Returns were correct and complete in all material respects. All Taxes due and owing by RSBI or any Subsidiary and any affiliated, consolidated, combined or unitary group of which either RSBI or any Subsidiary is or was a member (whether or not shown on any Tax Return) have been paid. Neither RSBI nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been raised in writing by an authority in a jurisdiction where RSBI or any Subsidiary does not file Tax Returns that RSBI or any Subsidiary is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of RSBI or any Subsidiary that arose in connection with any failure (or alleged failure) of RSBI or any Subsidiary to pay any Tax, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that RSBI or any Subsidiary is contesting in good faith through appropriate proceedings, if any, and for which adequate reserves have been established on the most recent applicable balance sheet in accordance with GAAP, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

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B.     RSBI and its Subsidiaries have collected or withheld and duly paid to the appropriate governmental authority all Taxes required to have been collected or withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

C.     There is no action, suit, proceeding, audit, assessment, dispute or claim concerning any Tax Liability of RSBI or any Subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which RSBI or any Subsidiary has Knowledge based upon contact with any agent of such authority. Section 5.14C of the Schedules lists all federal, state, local, and foreign income Tax Returns filed with respect to RSBI or any Subsidiary for any taxable period that is still open under the applicable statute of limitations, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. RSBI has made available to BFST correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by RSBI and its Subsidiaries with respect to all taxable periods that are still open under the applicable statute of limitations.

D.     Neither RSBI nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

E.     RSBI has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither RSBI nor any of its Subsidiaries has participated in a reportable or listed transaction as defined under Sections 6011 and 6111 of the Code and Treasury Regulation Section 1.6011-4. Except as set forth in Section 5.14E of the Schedules, neither RSBI nor any of its Subsidiaries (i) is a party to any Tax allocation or sharing agreement, (ii) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than the Affiliated Group of which RSBI is the common parent) or (iii) has any Liability for the Taxes of any Person (other than RSBI and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

F.     Neither RSBI nor any of its Subsidiaries has been required to disclose on its federal income Tax Returns any position that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

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G.     Neither RSBI, any of its Subsidiaries nor BFST will be required to include any item of income in, nor will RSBI, any of its Subsidiaries or BFST be required to exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

H.     Neither RSBI nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

I.     The unpaid Taxes of RSBI and its Subsidiaries (i) did not, as of December 31, 2017, exceed the current liability accruals for Tax Liability (excluding any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth in RSBI Financial Statements and (ii) do not exceed such current liability accruals for Taxes (excluding reserves any for deferred Taxes) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of RSBI and its Subsidiaries in filing its Tax Returns.

J.     RSBI made an election to be treated as an S corporation under Subchapter S of the Code effective January 1, 2008 (the “S Election Date”) and RSBI has continued to qualify as an S corporation since such election for all periods up to and including the Closing Date. Effective as of the S Election Date, Richland State Bank made a valid election to be taxed as a qualified subchapter S subsidiary (within the meaning of Section 1361(b)(3)(B) of the Code) for federal income tax purposes and such election has at all times since the S Election Date remained validly in effect and will remain validly in effect for all periods up to and including the Closing Date. Neither RSBI nor Richland State Bank has, in the past 5 years (i) acquired assets from another corporation in a transaction in which RSBI or Richland State Bank’s tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a qualified subchapter S subsidiary. RSBI and Richland State Bank are not currently and will not at any time before the Closing Date be liable for any Tax under Section 1374 of the Code.

K.     To RSBI’s Knowledge, for any tax year of RSBI beginning after the S Election Date, each RSBI shareholder's treatment of Subchapter S items with respect to RSBI is consistent with the manner in which RSBI has filed its Tax Returns, and no audit by the IRS of any RSBI shareholder has occurred.

L.     Since the S Election Date, RSBI has not been required to include in income any material adjustment pursuant to Code §481 by reason of a voluntary change in accounting method initiated by RSBI, and the IRS has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by RSBI). No dividend or other distribution declared or paid by RSBI since the S Election Date has exceeded the portion of RSBI’s “accumulated adjustments account” (within the meaning of Treasury Regulation Section 1.1368-2) properly allocated to such distribution in accordance with that regulation, and no dividend or distribution declared or paid by RSBI before the Effective Time will exceed the portion of RSBI’s accumulated adjustments account properly allocated to such distribution in accordance with that regulation.

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M.     RSBI has not been subject to any disallowance of interest expense under Section 291(a)(3) of the Code (or any similar provision of state, local, or foreign Tax law) since the S Election Date.

Section 5.15     Insurance.  A true, correct and complete list of all fidelity bonds and insurance policies (including any bank owned life insurance) owned or held by or on behalf of either RSBI or any of its Subsidiaries (other than credit-life policies), including the insurer, policy numbers, amount of coverage, deductions, type of insurance, effective and termination dates and any material pending claims thereunder is set forth in Section 5.15 of the Schedules.B.      All policies of general liability, theft, life, fire, workers’ compensation, health, directors and officers, business interruption and other forms of insurance owned or held by RSBI or any Subsidiary (i) are in full force and effect and all premiums that are due and payable with respect thereto are currently paid; (ii) are sufficient for compliance with all Legal Requirements and all agreements to which RSBI or such Subsidiary is a party; (iii) are usual and customary as to amount and scope for the business conducted by RSBI and its Subsidiaries in respect of amounts, types and risks insured; (iv) are valid, outstanding and enforceable policies (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies); and (v) will remain in full force and effect through the Effective Time, subject to normal renewal policies and procedures, including the payment of premiums. No insurer under any such policy or bond has canceled or indicated to RSBI or any of its Subsidiaries an intention to cancel or not to renew any such policy or bond effective at any time prior to the Effective Time or generally disclaimed liability thereunder. Neither RSBI nor any of its Subsidiaries is in default under any such policy or bond, and all material claims thereunder have been filed. Neither RSBI nor any of its Subsidiaries has been denied or had revoked or rescinded any policy of insurance since December 31, 2012.

Section 5.16    No Material Adverse Change. Since December 31, 2017, there has not been any Material Adverse Change with respect to RSBI, nor has any event or condition occurred that has resulted in, or, to the Knowledge of RSBI, has a reasonable possibility of resulting in the foreseeable future in a Material Adverse Change.

Section 5.17     Proprietary Rights.

A.     Section 5.17A of the Schedules contains a true, correct and complete list of all registered trademarks, registered service marks, trademark and service mark applications, trade names and registered copyrights (the “RSBI Intellectual Property”) presently owned or held by RSBI or any Subsidiary or used in a material manner by them in the conduct of their business under license pursuant to a material contract. RSBI and its Subsidiaries own or have the right to use and continue to use the RSBI Intellectual Property in the operation of their business. Neither RSBI nor any Subsidiary is, to RSBI’s Knowledge, infringing or violating any patent, copyright, trademark, service mark, label filing or trade name owned or otherwise held by any other party, nor has RSBI or any Subsidiary used any confidential information or any trade secrets owned or otherwise held by any other party, without holding a valid license for such use.

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B.     Neither RSBI nor any Subsidiary is engaging, nor has any been charged with engaging, in any kind of unfair or unlawful competition. Neither the execution, delivery or performance of this Agreement or the related documents nor the consummation of the transactions contemplated hereby or thereby will in any way impair the right of RSBI or any Subsidiary or the Surviving Corporation to use, sell, license or dispose of, or to bring any action for the infringement of, the RSBI Intellectual Property.

Section 5.18     Investments. Section 5.18 of the Schedules sets forth a true, correct and complete list, as of April 30, 2018, of all securities, including municipal bonds, owned by RSBI and Richland State Bank. Except as set forth in Section 5.18 of the Schedules, all such securities are owned by RSBI and Richland State Bank (a) of record, except those held in bearer form, and (b) beneficially, free and clear of all mortgages, liens, pledges and encumbrances. Section 5.18 of the Schedules also discloses any Person in which the ownership interest of RSBI, whether held directly or indirectly, equals 5% or more of the issued and outstanding voting securities of the issuer thereof. To RSBI’s Knowledge, there are no voting trusts or other agreements or understandings with respect to the voting of any of such securities.

Section 5.19     Certain Loans and Related Matters.

A.     Except as set forth in Section 5.19A of the Schedules, as of April 30, 2018, neither RSBI nor any of its Subsidiaries is a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other material provisions as of the date of this Agreement; (ii) loan agreement, note or borrowing arrangement which has been or, in the exercise of reasonable diligence by RSBI or any of its Subsidiaries, should have been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” “other assets especially mentioned” or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of RSBI or any of its Subsidiaries, or any 10% or more shareholder of RSBI, or any Person controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to RSBI or any of its Subsidiaries including those promulgated, interpreted or enforced by any regulatory agency with supervisory jurisdiction over RSBI or any of its Subsidiaries and which violation is reasonably likely to result in a Material Adverse Change on RSBI or Richland State Bank.

B.     Section 5.19B of the Schedules contains the “watch list” of loans of Richland State Bank as of September 30, 2017, December 31, 2017, March 31, 2018, and April 30, 2018. To the Knowledge of RSBI, there is no other Loan, loan agreement, note or borrowing arrangement which should be included on the watch list based on RSBI’s or Richland State Bank’s ordinary course of business and safe and sound banking principles.

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Section 5.20     Loan Portfolio and Reserve for Loan Losses.

A.     All Loans of RSBI or any of its Subsidiaries, were solicited, originated and currently exist in compliance in all material respects with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented, and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights, and all actions necessary to protect any related security interest have been duly taken. Neither RSBI nor any of its Subsidiaries has entered into any oral modifications or amendments or additional agreements related to the Loans that are not reflected in its records. Except as set forth in Section 5.20A of the Schedules, there is no valid claim or defense to the enforcement of any Loan and none has been asserted, and RSBI has no Knowledge of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense.

B.     The credit files of RSBI and each of its Subsidiaries contain all material information (excluding general, local or national industry, economic or similar conditions) known to RSBI or any of its Subsidiaries that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectability of the Loan portfolio of RSBI or any of its Subsidiaries (including Loans that will be outstanding if it advances funds it is obligated to advance).

C.     The allowance for loan losses shown on RSBI Financial Statements as of December 31, 2017 was, and the allowance for loan losses to be shown on any financial statements of RSBI or Richland State Bank, or Consolidated Reports of Condition and Income of Richland State Bank, as of any date subsequent to the execution of this Agreement will be, calculated in accordance with GAAP in all material respects as applied to banking institutions and all applicable rules and regulations, and in the reasonable opinion of management, adequate in all respects to provide for all possible losses, net of recoveries relating to loans previously charged off, on Loans outstanding (including accrued interest receivable) of RSBI or any of its Subsidiaries and other extensions of credit (including letters of credit or commitments to make loans or extend credit); provided, however, that no representation or warranty is made as to the sufficiency of collateral securing or the collectability of such Loans.

Section 5.21     Employee Relationships. The relations of each of RSBI and its Subsidiaries with its respective employees are satisfactory. Neither RSBI nor any Subsidiary has received any notice of any controversies with, or organizational efforts or other pending actions by, Representatives of its respective employees. RSBI and its Subsidiaries have complied with all laws relating to the employment of labor with respect to their respective employees, and any independent contractors it has hired, including any provisions thereof relating to wages, hours, workplace discrimination, collective bargaining and the payment of workman’s compensation insurance and social security and similar Taxes, and no Person has asserted to RSBI or any Subsidiary that RSBI or any Subsidiary is liable for any arrearages of wages, workman’s compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Section 5.21 of the Schedules, to the Knowledge of RSBI, no key executive officer or manager of RSBI or Richland State Bank or any group of employees of RSBI or Richland State Bank has or have any present plans to terminate their employment with RSBI or Richland State Bank.

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Section 5.22     Environmental Laws. RSBI and its Subsidiaries and any business owned or operated by any of them, whether or not held in a fiduciary or representative capacity, are and for the last seven (7) years have been in compliance in all material respects with all Environmental Laws and permits thereunder. Neither RSBI nor any of its Subsidiaries has received notice of any violation of any Environmental Laws or generated, stored, or disposed of any materials designated as Hazardous Materials, and they are not subject to any claim, lien, charge or other encumbrance under any Environmental Laws. Except as set forth in Section 5.22 of the Schedules, to the knowledge of RSBI, no RSBI Real Property and no real estate currently owned, operated or leased (including any property acquired by foreclosure or deeded in lieu thereof) by RSBI or its Subsidiaries or owned, operated or leased by RSBI or its Subsidiaries within the ten (10) years preceding the date of this Agreement, requires any environmental investigation, cleanup or response action to comply with Environmental Laws, or has been the site of any release of any Hazardous Materials. To RSBI’s Knowledge, (a) RSBI Real Property is free of asbestos, (b) no immovable property currently or previously owned by it, any Subsidiary or their respective predecessors is, or has been, a heavy industrial site or landfill, and (c) there are no underground storage tanks at any properties owned or operated by RSBI or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by RSBI or any of its Subsidiaries. RSBI has made available to BFST all environmental audits, site assessments, documentation regarding off-site disposal of Hazardous Materials, reports and other material environmental documents related to RSBI Real Property, any immovable property formerly owned or operated by RSBI or any of its Subsidiaries or any of their respective predecessors, and any other immovable property acquired by foreclosure or deeded in lieu thereof, which are in the possession or reasonable control of RSBI or any of its Subsidiaries.

Section 5.23     Regulatory Matters.

A.     Except as set forth on Section 5.23 of the Schedules, neither RSBI nor Richland State Bank is now or has been, within the last five (5) years, (i) subject to any cease-and-desist or other order or enforcement action issued by, (ii) a party to any written agreement, consent agreement or memorandum of understanding with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by, (v) ordered to pay any civil penalty by, (vi) a recipient of a supervisory letter from, or (vii) subject to any board resolutions adopted at the request or suggestion of, any Governmental Authority that restricts or restricted the conduct of its business or that relates or related to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor has RSBI been notified by any Governmental Authority that it is considering initiating any such Proceeding.

B.     Neither RSBI nor any Subsidiary knows of any fact or circumstance relating to it that would materially impede or delay receipt of any Requisite Regulatory Approvals, the Merger, or the other transactions contemplated by this Agreement, nor does RSBI or any Subsidiary have any reason to believe that the parties will not be able to obtain all Requisite Regulatory Approvals

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Section 5.24    Accounting Controls. Each of RSBI and its Subsidiaries has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (a) all transactions are executed in accordance with general or specific authorization of its board of directors (or similar management body) and/or its duly authorized executive officers; (b) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to institutions such as it or other criteria applicable to such financial statements, and to maintain accountability for items therein; (c) control of its properties and assets is permitted only in accordance with general or specific authorization of its board of directors (or similar management body) and/or its duly authorized executive officers; and (d) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

Section 5.25     Books and Records. The minute books, stock certificate books and stock transfer ledgers of each of RSBI and Richland State Bank have been kept accurately in the ordinary course of business and are complete and correct in all material respects; the transactions entered therein represent bona fide transactions; and there have been no transactions involving the business of RSBI or Richland State Bank that properly should have been set forth therein and that have not been accurately so set forth. The minute books, stock certificate books and stock transfer ledgers of each of RSBI and Richland State Bank have been made available for inspection by BFST.

Section 5.26   Trust Business. Neither RSBI nor any of its Subsidiaries has been appointed in a fiduciary or representative capacity in respect of any trusts, executorships, administrations, guardianships, conservatorships, or other fiduciary representative capacity. Neither RSBI nor any of its Subsidiaries administers or otherwise holds any indenture, pooling and servicing, private label, paying agency, collateral or disbursing agency, securities (whether bond, note, debenture or other) registrar, transfer agency, document custody or other fiduciary or agency contracts.

Section 5.27     Guaranties. Except for items in the process of collection in the ordinary course of Richland State Bank’s business, none of the obligations or liabilities of RSBI or Richland State Bank are guaranteed by any other Person, nor, except in the ordinary course of business, according to prudent business practices and in compliance with all Legal Requirements, has RSBI or Richland State Bank guaranteed the obligations or liabilities of any other Person.

Section 5.28     Employee Benefit Plans.

A.     Section 5.28A of the Schedules lists all employee benefit plans, arrangements or agreements providing benefits or compensation to any current or former employees, directors or consultants of RSBI or any of its ERISA Affiliates (as defined below) that are sponsored or maintained by RSBI or any of its ERISA Affiliates or to which RSBI or any of its ERISA Affiliates contributes or is obligated to contribute on behalf of current or former employees, directors or consultants of RSBI or any of its ERISA Affiliates or with respect to which RSBI or any of its ERISA Affiliates has any Liability, including any employee welfare benefit plan within the meaning of Section 3(1) of the ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA or any employment agreement or collective bargaining, employee stock ownership, bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan (each of the foregoing, a “RSBI Employee Plan”). There is no pending or, to the Knowledge of RSBI, threatened Proceeding relating to any RSBI Employee Plan. All of the RSBI Employee Plans comply and have been administered in all material respects with their terms and with all Legal Requirements. To the Knowledge of RSBI, there has occurred no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to the RSBI Employee Plans which is likely to result in the imposition of any penalties or Taxes upon RSBI or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code. All contributions, premiums or other payments required by law or by any RSBI Employee Plan that are due as of the date of this Agreement have been made by the due date thereof.

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B.     Neither RSBI nor any of its Subsidiaries has any liabilities for post-retirement or post-employment welfare benefits under any RSBI Employee Plan that cannot be amended or terminated upon 60 days’ notice or less without incurring any Liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. To the Knowledge of RSBI, each RSBI Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code is qualified in form and operation and no event or circumstance has occurred that would disqualify any such RSBI Employee Plan. RSBI has provided or made available copies of (i) each RSBI Employee Plan, (ii) the most recent summary plan descriptions of each RSBI Employee Plan, (iii) each trust agreement, insurance policy or other instrument relating to the funding or administration of any RSBI Employee Plan, (iv) the three most recent annual reports (Form 5500 series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each RSBI Employee Plan, (v) the most recent determination, advisory or opinion letter issued by the IRS with respect to each RSBI Employee Plan that is intended to qualify under Section 401 of the Code, (vi) the most recent available financial statements for each RSBI Employee Plan, and (vii) the most recent audited financial statements for each RSBI Employee Plan for which audited statements are required by ERISA.

C.     Neither RSBI nor any ERISA Affiliate (as defined below) has any Liability with respect to a Multiemployer Plan. Neither RSBI nor any ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to any multiemployer plan, as defined by Section 3(37) of ERISA (a “Multiemployer Plan,”) and neither RSBI, nor any ERISA Affiliate has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full. Neither RSBI nor any ERISA Affiliate sponsors, maintains or contributes to any employee benefit plan that is subject to Title IV of ERISA, and neither RSBI nor any ERISA Affiliate has, at any time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to any plan subject to Title IV of ERISA.

D.     There does not now exist, nor, to the Knowledge of RSBI, do any circumstances exist that could result in, any Controlled Group Liability of RSBI or any of its Subsidiaries now or following the Closing.

E.     Except as set forth in Section 5.28E of the Schedules, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee of RSBI or any of its Subsidiaries to severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment from RSBI or any of its Subsidiaries, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee. There is no contract, agreement, plan or other arrangement covering any service provider or former service provider of RSBI or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment by RSBI or any of its Subsidiaries of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

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F.     Except as set forth in Section 5.28F of the Schedules, there are no outstanding compensatory equity awards with respect to shares of the capital stock of RSBI, including any arrangements awarding stock options, stock appreciation rights, stock appreciation units, restricted stock, deferred stock, phantom stock or any other equity compensation to any employee, director or other service provider of RSBI or any ERISA Affiliate.

G.     No RSBI Employee Plan is invested in or provides the opportunity for the purchase of any employer security (within the meaning of ERISA §407(d)). Except as set forth in Section 5.28G of the Schedules, each RSBI Employee Plan may be amended or terminated at any time by RSBI or Richland State Bank subject only to regulations promulgated under the Code, ERISA, and the regulations of the Pension Benefit Guaranty Corporation and without RSBI or Richland State Bank making any additional contributions to such RSBI Employee Plan.

H.     Except as set forth in Section 5.28H of the Schedules, there are no claims for worker’s compensation benefits arising out of occurrences prior to the Closing Date.

I.     Each RSBI Employee Plan that is a nonqualified deferred compensation plan subject to Code §409A has been operated in compliance with Code §409A since January 1, 2005. No RSBI Employee Plan that would be a nonqualified deferred compensation plan subject to Code §409A but for the effective date provisions that are applicable to §409A, has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 22, 2004.

Section 5.29     Deposits. Except as set forth in Section 5.29 of the Schedules, no deposit of Richland State Bank is a “brokered” deposit (as such term is defined in 12 C.F.R. § 337.6(a)(2)) or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business).

Section 5.30     Derivative Contracts. Neither RSBI nor any Subsidiary is a party to nor has agreed to enter into an exchange traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in the BFST Financial Statements which is a financial derivative contract (including various combinations thereof).

Section 5.31     Brokers. Except as set forth in Section 5.31 of the Schedules, no broker, finder or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of RSBI or any of its Subsidiaries.

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Section 5.32    Exercise of Appraisal Rights. RSBI has no Knowledge of any plan or intention on the part of any shareholder of RSBI to make written demand for payment of the fair value of such holder’s shares of RSBI Stock in the manner provided in Section 2.05F.

Section 5.33    Fairness Opinion. Prior to the execution of this Agreement, RSBI has received a written opinion from National Capital, LLC, dated as of the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date of this Agreement, the Aggregate Merger Consideration to be received by the shareholders of RSBI under his Agreement is fair, from a financial point of view, to such shareholders. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 5.34    Representations Not Misleading. No representation or warranty by RSBI contained in this Agreement, nor any statement, exhibit or schedule furnished to BFST by RSBI under and or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading, in any material respect. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, in any material respect, has been withheld by RSBI.

Article VI
CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01     Forbearances of RSBI. RSBI agrees that from the date of this Agreement until the Effective Time, except as set forth in Section 6.01 of the Schedules, as expressly contemplated by this Agreement or as required by Legal Requirement, without the prior written consent of the other Party (which consent will not be unreasonably withheld or delayed), it will not, and will cause each of its Subsidiaries not to:

A.     Banking Operations. Enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies;

B.     Banking Offices. Open, close or relocate any branch office, or acquire or sell or agree to acquire or sell any branch office or deposit liabilities;

C.     Capital Stock. Issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its common stock or permit new shares of its stock to become subject to new grants, other than upon the exercise of the RSBI Options prior to the Closing;

D.     Stock Awards. Issue, grant, or accelerate the vesting of any option, restricted stock award, warrant, call, commitment, subscription, right to repurchase or agreement of any character related to the authorized or issued capital stock of RSBI or Richland State Bank, or any securities convertible its shares of such stock;

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E.     Dividends, Distributions and Repurchases. Except for (a) customary S corporation distributions to shareholders in the approximate amount of Tax liabilities associated with the earnings of Richland State Bank and RSBI on the same terms and in accordance with past practices, and (b) Approved Distributions, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than any dividends from its wholly-owned Subsidiaries to it or another of its wholly-owned Subsidiaries) or directly or indirectly adjust, split, combine, redeem, reclassify, purchase of otherwise acquire, any shares of its stock (other than repurchases of common shares in the ordinary course of business to satisfy obligations under dividend reinvestment or employee benefit plans);

F.     Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole;

G.     Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, deposits, business or properties of any other Entity or enter into any other transaction, except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain;

H.     Constituent Documents. Amend its Constituent Documents or those of its Subsidiaries;

I.      Accounting Methods. Implement or adopt any change in its accounting principles or policies, other than as may be required by GAAP;

J.     Adverse Actions. Knowingly take or omit to take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or that is reasonably likely to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

K.    Indebtedness. Incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

L.    Employee Arrangements. Except for changes in employee compensation consistent with past practice for employees that are not executive employees, make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles and except as may be required by law;

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M.   Proceedings. Settle any Proceeding involving the payment by it of monetary damages in excess of $50,000 in the aggregate or imposing a restriction on the operations of RSBI or its Subsidiaries;

N.    Continuing Contracts. Enter into, amend, renew or terminate any agreement of the type that is or would be required to be disclosed in Section 5.13 of the Schedules;

O.    Liens. Mortgage, pledge or subject to Lien any of its property, business or assets, corporeal or incorporeal, except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure public funds deposits;

P.     Capital Expenditures. Make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

Q.    Books and Records. Sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

R.     Investment Securities. Sell (other than for payment at maturity) or purchase any investment other than: (a) U.S. Treasury or U.S. Government Agency security; or (b) any other security with a duration of one (1) year or less and a AAA rating by at least on nationally recognized ratings agency;

S.     Material Loans. Commit to make, renew, extend the maturity of, or alter any of the material terms of any Loan in excess of $500,000 without BFST’s consent, which consent BFST will be deemed to have given, unless it objects to the Loan within three Business Days of receiving a notice from RSBI (the date of the notice being the first day) identifying the proposed borrower, the loan amount, and the material Loan terms;

T.     Problem Loans. Make, commit to make any, renew, extend the maturity of, or alter any of the material terms of any Loan to a borrower or to a known related interest of a borrower who has a loan with Richland State Bank that is classified as “substandard”;

U.    Immovable Property. Enter into any acquisitions or leases of immovable property, including new leases and lease extensions; or

V.     Commitments. Enter into any contract, with respect to, or otherwise agree or commit to do, any of the foregoing.

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Section 6.02     Affirmative Covenants of the Parties. Each of the Parties agrees that, from the date of this Agreement until the Effective Time, except with the prior written consent of the other Party (which consent will not be unreasonably withheld or delayed), it will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to:

A.     Ordinary Course. Conduct its business and the business of its Subsidiaries in the ordinary and usual course and use commercially reasonable efforts to preserve intact their organizations and assets and maintain their rights, franchises and authorizations and their existing relations with customers, suppliers, employees and business associates;

B.     Lending. Extend credit only in accordance with existing lending policies and promptly classify and charge-off loans and deposit accounts overdrawn and make appropriate adjustments to loss reserves in accordance with the Call Report Instructions and the Uniform Retail Credit Classification and Account Management Policy;

C.     Existing Agreements. Use commercially reasonable efforts to obtain any approvals or consents required to maintain all existing material contracts, leases and documents relating to or affecting its assets, properties and business;

D.     Compliance with Laws. Comply in all material respects with all Legal Requirements, the noncompliance with which could be expected to result in a Material Adverse Change on such Party;

E.    Taxes. Timely file all Tax Returns required to be filed by it and promptly pay all Taxes that become due and payable, except those being contested in good faith by appropriate proceedings;

F.     Withholding. Withhold from each payment made to each of its employees the amount of all Taxes required to be withheld therefrom and pay the same to the proper Governmental Authorities;

G.     Existing Obligations. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as it may in good faith reasonably dispute;

H.     Accounting. Account for all transactions and prepare all financial statements and all call reports in accordance with GAAP, as applicable.

I.      Insurance. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion; and

J.     Regulatory Matters. Timely file all reports required to be filed with all Governmental Authorities and observe and conform in all material respects to all Legal Requirements, except those being contested in good faith by appropriate proceedings.

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Article VII
COVENANTS

Section 7.01     Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party will use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under all Legal Requirements, so as to permit consummation of the transactions contemplated by this Agreement as promptly as practicable, and each Party will cooperate fully with, and furnish information to, the other Party to that end.

Section 7.02     Litigation and Claims. Each Party will promptly notify the other Party in writing of any Proceeding pending or, to the Knowledge of such Party, threatened against any Party or any of its Subsidiaries that questions or might question the validity of this Agreement or any other agreement contemplated by this Agreement or any action taken or to be taken by the parties or their respective Subsidiaries with respect hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 7.03     Shareholder Approval; Change of Recommendation; Proxy Statement/ Prospectus.

A.     RSBI will submit to its shareholders for their approval this Agreement and any other matters required to be approved or adopted by its shareholders to carry out the intentions of this Agreement. In furtherance of that obligation, the board of directors of RSBI will take all actions necessary to convene a meeting of its shareholders (including any adjournment or postponement, the “RSBI Meeting”), as promptly as practicable after the S-4 Registration Statement has been declared effective by the SEC, to consider and vote upon approval of this Agreement as well as any other appropriate matters, and will recommend that the shareholders of RSBI vote to approve the Agreement and the Merger. The RSBI Board shall not make any third party or public communication proposing or announcing an intention to withdraw, amend or modify in a manner adverse to BFST its recommendation (a “Change in Recommendation”) and will use its commercially reasonable efforts to obtain the necessary approvals by RSBI’s shareholders of this Agreement and the transactions contemplated hereby (the “RSBI Shareholder Approval”). Notwithstanding the foregoing, if RSBI has complied with Section 7.08, the RSBI Board may effect a Change in Recommendation and cease such efforts if RSBI or any of its representatives receives an unsolicited bona fide Acquisition Proposal before the RSBI Shareholder Approval that the RSBI Board has (i) determined in its good faith judgment (after consultation with its financial advisors, if any, and outside legal counsel) that such Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal, and (ii) determined in its good faith judgment (after consultation with its outside legal counsel) that the failure to effect a Change in Recommendation would cause or is reasonably likely to cause it to violate its fiduciary duties under applicable law.

B.     BFST and RSBI will jointly prepare the Proxy Statement/Prospectus to be submitted to the shareholders of RSBI in connection with the RSBI Meeting (as defined below), and BFST shall prepare and file with the SEC the Registration Statement on Form S-4 to be filed with the SEC by BFST in connection with the issuance of shares of BFST Common Stock in the Merger (including the proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof) (the “S-4 Registration Statement”) and will use commercially reasonable efforts to make all necessary filings in respect of the S-4 Registration Statement within forty-five (45) days following the date hereof. BFST and RSBI shall cooperate and shall furnish to the other all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement, or any other filing, notice or application made on behalf of BFST or its Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement. BFST and RSBI each shall use commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement/Prospectus to the shareholders of RSBI. BFST shall also use commercially reasonable efforts to satisfy prior to the effective date of the S-4 Registration Statement, all necessary state securities law or “blue sky” notice requirements in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

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C.     BFST and RSBI each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders of RSBI and at the time of the meeting of shareholders of RSBI to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Party further agrees that if it becomes aware that (1) any information furnished by it would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or (2) any material fact necessary to make the statements therein not false or misleading has been omitted, it will promptly inform the other Party thereof and take appropriate steps to correct or amend the Proxy Statement/Prospectus. BFST and RSBI will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

Section 7.04     Consents and Approvals.

A.     BFST will use commercially reasonable efforts, and RSBI will reasonably cooperate with BFST at the BFST’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described in Section 4.07 of the Schedules.

B.     RSBI will use commercially reasonable efforts, and BFST will reasonably cooperate with RSBI at the RSBI’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described in Section 5.09 of the Schedules.

Section 7.05    Public Disclosure. No Party will issue any press release, written employee communication, written shareholder communication or other public disclosure of the existence, terms, conditions or status of this Agreement or the transactions contemplated by this Agreement without first consulting with the other Party, nor will any Party issue any such communication or make such public statement without the consent of the other Party, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, a Party may, without the prior consent of the other Party (but after prior consultation, to the extent practicable under the circumstances), issue such communication or make such public statement as may be required by any Legal Requirement.

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Section 7.06     Access; Information.

A.     Except as prohibited by any Legal Requirement, upon reasonable notice from the other Party, each Party will (and will cause each of its Subsidiaries to): (i) afford the other Party and its employees, officers and authorized Representatives (including legal counsel, accountants and consultants) full access to its properties, books and records (and those of its Subsidiaries) during normal business hours so that such other Party may have the opportunity to make such reasonable investigation as it will desire to make of the affairs of such Party and its Subsidiaries, and (ii) furnish such other Party with such additional financial and operating data and other information as to its business and properties as such other Party may, from time to time, reasonably request. Neither Party nor any of its Subsidiaries will be required to afford access to or disclose information that would jeopardize attorney-client privilege (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties), contravene any binding arrangement with any third party or violate any Legal Requirement. The parties will make appropriate substitute arrangements in circumstances where the previous sentence applies.

B.     As soon as practicable after they become available, each Party will deliver or make available to the other Party all unaudited monthly and quarterly financial information prepared for the internal use of management of such Party and all Consolidated Reports of Condition and Income filed by such Party and its Subsidiary(ies) after the date of this Agreement.

C.     No access or investigation by a Party of the business and affairs of the other Party under this Section 7.06 or otherwise will affect or be deemed to modify or waive any representation, warranty, covenant or agreement of such other Party in this Agreement or any Schedule delivered in accordance with this Agreement, the conditions to the Party’s obligation to consummate the transactions contemplated by this Agreement, or any remedies available to the Party under this Agreement.

Section 7.07     Confidentiality.

A.     Each Party (such Party when disclosing information being the “Disclosing Party,” and such Party when receiving information being the “Recipient Party”) acknowledges that any information, materials and documentation of the other Party that it receives or observes under this Agreement or in connection with the Merger, either before or after execution of this Agreement, relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party, is confidential (“Subject Information”); provided, however, that Subject Information will not include information that (i) is or becomes available to the public other than as a result of a disclosure by the Recipient Party, (ii) was known to the Recipient Party or in its possession prior to its disclosure to the Recipient Party, (iii) becomes available to the Recipient Party from a source other than the Disclosing Party, provided that such information is not known by the Recipient Party to have been provided in breach of a confidentiality agreement with the Disclosing Party or in breach of a contractual, legal or fiduciary obligation to the Disclosing Party, or (iv) is or was developed independently by the Recipient Party without reference to confidential information provided by the Disclosing Party.

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B.     Each Recipient Party will use, and will cause its Representatives to use, commercially reasonable efforts to protect and maintain the confidentiality of such Subject Information; provided, however, that the foregoing will not prevent the Recipient Party from disclosing or making available such information (i) on a confidential basis to its Representatives for the purpose of carrying out the Merger, (ii) to the extent required by a Legal Requirement, or (iii) in connection with obtaining any Requisite Regulatory Approval. Prior to disclosing or making available such information to its Representatives, the Recipient Party will inform its Representatives of the confidential nature of the Subject Information and will direct its Representatives to treat the Subject Information confidentially. The Recipient Party will be strictly liable for any breach of these confidentiality provisions by its Representatives.

C.     In the event of termination of this Agreement for any reason, the Recipient Party will promptly return to the Disclosing Party all written material containing or reflecting any Subject Information other than information contained in any application, notice or other document filed with any Governmental Authority and not returned to the Recipient Party by such Governmental Authority. In making any such filing, the Recipient Party will request confidential treatment of such Subject Information included in any application, notice or other document filed with any Governmental Authority.

Section 7.08     Acquisition Proposals.

A.     Neither RSBI, its Subsidiaries nor any of their respective directors, officers, agents or representatives shall directly or indirectly take any action to solicit, initiate, encourage or facilitate the making of any inquiries with respect to, or provide any information to, conduct any assessment of or negotiate with any other Person with respect to any Acquisition Proposal or any transaction which is reasonably expected to lead to an Acquisition Proposal; provided, however, that none of the foregoing will prohibit RSBI or its Subsidiaries or Representatives from informing any Person of the restrictions set forth in this Section 7.08A or from contacting any Person or its Representatives who has made, after the date of this Agreement, an Acquisition Proposal solely to request the clarification of the terms and conditions of that Acquisition Proposal for the purpose of determining whether it constitutes or is reasonably likely to result in a Superior Proposal.

B.     Notwithstanding anything to the contrary in Section 7.08A, if RSBI has complied with Section 7.08A and RSBI or its Representatives receives an unsolicited bona fide Acquisition Proposal from another Person before the RSBI Shareholder Approval that the RSBI Board has (i) determined in its good faith judgment (after consultation with RSBI’s financial advisors and outside legal counsel) that such Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal, and (ii) determined in its good faith judgment (after consultation with RSBI’s outside legal counsel) that the failure to take such action would cause, or is reasonably expected to cause, it to violate its fiduciary duties under applicable law, then RSBI or its Representatives may furnish information to and enter into discussions and negotiations with such other Person, provided that such Person executes appropriate confidentiality agreement that is no less protective of RSBI’s confidential information than the confidentiality provisions set forth in Section 7.07 of this Agreement.

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C.     RSBI agrees to notify BFST in writing (which may be electronically) within two (2) business days after receipt of an unsolicited Acquisition Proposal and provide reasonable detail as to the identity of the Person making the Acquisition Proposal and the material terms of the Acquisition Proposal. RSBI represents that as of the date of this Agreement, it is not engaged in any existing activities, discussions or negotiations with any Person that relates to any Acquisition Proposal, other than the transactions contemplated by this Agreement. RSBI will, and will cause each of its Subsidiaries to, take the necessary steps to inform the appropriate Persons referred to in this Section 7.08 of the obligations undertaken in this Section 7.08.

D.     Nothing in this Agreement shall impair BFST’s ability to engage in any discussions or enter into any agreements with respect to any mergers, acquisitions of financial institutions or other assets, or other similar transactions; provided, however, that BFST shall not take any action or omit to take any action that would, or is reasonably likely to, (i) materially delay or impede the consummation of the transactions contemplated by this Agreement (including without limitation materially delay or impede the S-4 Registration Statement from being declared effective by the Security and Exchange Commission, or materially delay or impede receipt of all Requisite Regulatory Approvals); (ii) prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code; or (iii) result in (1) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (2) any of the conditions set forth in Sections 8.01 and 8.03 not being satisfied, or (3) a material violation of any provision of this Agreement. BFST will communicate with RSBI regarding any offer it has made to acquire control of any financial institution other than RSBI.

Section 7.09     Regulatory Applications.

A.     Each Party will cooperate and use commercially reasonable efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement (the “Requisite Regulatory Approvals”) and will use commercially reasonable efforts to make all necessary filings in respect of the Requisite Regulatory Approvals within thirty (30) days following the date hereof. Each Party may review in advance, and to the extent practicable each will consult with the other, in each case subject to any Legal Requirement relating to the exchange of information, with respect to all public portions of any applications or other material written information submitted to any third party or any Governmental Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each Party will act reasonably and as promptly as practicable. Each Party will consult with the other Party with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and will keep the other Party apprised of the status of material matters relating to the completion of the transactions contemplated by this Agreement.

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B.     Each Party will, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, assets, liabilities, business, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries with or to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement.

Section 7.10     Disclosure Schedules. At least five (5) days prior to the Closing, each Party will deliver to the other Party updated Schedules reflecting any material changes to the Schedules between the date of this Agreement and the Closing Date.

Section 7.11     Notification of Certain Matters.

A.     BFST will promptly notify RSBI in writing if it becomes aware of any fact or condition that makes or shows to be untrue any representation or warranty made by BFST in, or any information disclosed on the Schedules provided to RSBI by BFST under, this Agreement; reasonably would be expected to cause or constitute a breach of, of failure to comply with, any of the covenants or agreements of BFST contained in this Agreement; or reasonably would be expected to give rise, individually or in the aggregate, to the failure to occur of any closing condition under this Agreement. No information received by RSBI under this Section 7.11A will affect or be deemed to modify or waive any representation, warranty, covenant or agreement of BFST in this Agreement, any Schedules delivered in accordance with this Agreement, any condition to RSBI’s obligation to consummate the Merger or any remedies available to RSBI under this Agreement.

B.     RSBI will promptly notify BFST in writing if it becomes aware of any fact or condition that makes or shows to be untrue any representation or warranty made by RSBI in, or any information disclosed on the Schedules provided to BFST by RSBI under, this Agreement; reasonably would be expected to cause or constitute a breach of, or failure to comply with, any of the covenants or agreements of RSBI contained in this Agreement; or reasonably would be expected to give rise, individually or in the aggregate, to the failure to occur of any closing condition under this Agreement. No information received by BFST under this Section 7.11B will affect or be deemed to modify or waive any representation, warranty, covenant or agreement of RSBI in this Agreement, any Schedules delivered in accordance with this Agreement, any condition to BFST’s obligation to consummate the Merger or any remedies available to BFST under this Agreement.

Section 7.12     Employee Matters.

A.     To the extent requested by BFST, RSBI or its appropriate Subsidiary will execute and deliver such instruments and take such other actions as BFST may reasonably require to cause the freeze, amendment or termination of any RSBI Employee Plan terms satisfactory to BFST and in accordance with all Legal Requirements, to be effective as of the Effective Date or at any time thereafter in the sole discretion of BFST. BFST agrees that the employees of RSBI and its Subsidiaries who continue their employment after the Closing Date (the “RSBI Employees”) will be entitled, subject to Section 7.12B, to either (i) continue participation in any continuing RSBI Plans or (ii) participate as newly hired employees in the employee benefit plans and programs maintained for employees of BFST and BF Bank, in accordance with the respective terms of such plans and programs, and BFST will take all actions reasonably necessary or appropriate to facilitate coverage of the RSBI Employees in such plans and programs from and after the Closing Date. To the extent that BFST desires to maintain the effectiveness of any RSBI Employee Plan, RSBI or its appropriate Subsidiary will execute and deliver such instruments and take such other actions as BFST may reasonably require in furtherance of the transfer of such RSBI Employee Plan to BFST on terms satisfactory to BFST and in accordance with all Legal Requirements. Notwithstanding the foregoing, after the Closing Date, the assets of Richland State Bank’s 401(k) retirement plan will be provided with the opportunity to be transferred to BF Bank’s 401(k) retirement plan, and to the extent permissible under the terms of such plan, each RSBI Employee will be entitled to credit for past service with Richland State Bank for the purpose of satisfying any eligibility or vesting periods under BF Bank’s 401(k) retirement plan. The Parties will cooperate to take all actions necessary and appropriate to effectuate the plan to plan transfer.

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B.     Each RSBI Employee will be entitled to credit for prior service with RSBI for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (excluding vesting requirements under any stock incentive plan and severance for RSBI Employees who are terminated within six months following the Effective Time, which severance is addressed in Section 7.12C) sponsored by BFST or BF Bank to the extent permitted by such BFST Employee Plan and any Legal Requirements. To the extent permitted by such BFST Employee Plan and any Legal Requirements, any eligibility waiting period and pre-existing condition exclusion applicable to such BFST Employee Plan will be waived with respect to each RSBI Employee and his or her eligible dependents. To the extent permitted by Legal Requirement and the applicable BFST Employee Plan, BFST will credit each RSBI Employee and his or her eligible dependents for the year during which coverage under BFST’s group health plan begins, with any deductibles, co-pays or out-of-pocket payments already incurred by such RSBI Employee during such year under the RSBI’s group health plan. Each RSBI Employee shall retain the vacation accrual earned under RSBI’s vacation policy as of the Effective Time so that such RSBI Employee shall receive under BF Bank’s vacation policy a vacation benefit no less than what such RSBI Employee had earned under RSBI’s vacation policy as of the Effective Time; provided, however, that any future accrual of benefits shall be in accordance with BFST’s vacation policy. From and following the Closing Date, such RSBI Employee will begin to accrue vacation, sick and personal time under BFST’s policies, with such RSBI Employee being given credit for prior service with RSBI or Richland State Bank for purposes of RSBI’s policies governing vacation, sick and personal time. For purposes of determining a RSBI Employee’s benefits for the calendar year in which the Merger occurs under BFST’s vacation program, any vacation taken by a RSBI Employee immediately preceding the Closing Date for the calendar year in which the Merger occurs will be deducted from the total BFST vacation benefit available to such RSBI Employee for such calendar year.

C.     Any current RSBI Employee who is not a party to an employment, change in control or severance agreement or other separation agreement that provides a benefit on termination of employment, whose employment is terminated involuntarily (other than for cause) within one (1) year following the Effective Time, will receive a lump sum severance payment from BF Bank (which payment BFST will cause to be made) in an amount equal to one weeks’ compensation at such employees’ base rate of compensation, multiplied by the number of whole years of service by such employee with RSBI as of the Effective Time (with a minimum of four (4) weeks’ base salary and subject to a maximum of up to 26 weeks’ base salary), subject to the execution of a release of claims against BFST and its Affiliates. For purposes of this Section, “cause” means any termination of employment due to the occurrence of one of more of the following events: (i) the employee’s willful refusal to comply in any material respect with the lawful employment policies of BFST and its Subsidiaries, (ii) the employee’s commission of an act of fraud, embezzlement or theft against BFST or any of its Subsidiaries, (iii) the conviction or plea of nolo contendere to any crime involving moral turpitude or a felony, or (iv) the failure to substantially perform the duties and responsibilities of his or her position with BF Bank.

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Section 7.13     Bank Merger Transaction. The parties will cooperate to take all actions (including making all such filings) necessary and appropriate to effectuate the Bank Merger, to be effective as soon as practicable following the Effective Time.

Section 7.14    Termination of Data Processing Contracts. BFST intends to convert some or all of RSBI’s information and data onto BFST’s information technology systems (the “Data Conversion”). RSBI agrees to cooperate with BFST in preparing for the Data Conversion, including providing reasonable access to data, information systems, and personnel having expertise with RSBI’s and Richland State Bank’s information and data systems. Until the Effective Time, RSBI shall advise BFST of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, data processing hardware lease agreements, and other material technology-related licensing, maintenance or servicing agreements with independent vendors (“Technology-Related Contracts”) involving RSBI or Richland State Bank. RSBI will cooperate with BFST and take all necessary actions to ensure that all Technology-Related Contracts will, if the Merger occurs, be terminated on such date(s) as may be requested by BFST.

Section 7.15   Conforming Accounting Adjustments. If requested by BFST, RSBI will and will cause Richland State Bank to, consistent with GAAP, immediately prior to Closing, make such accounting entries as BFST may reasonably request to conform the accounting records of RSBI and Richland State Bank to the accounting policies and practices of BFST and BF Bank, respectively. No such adjustment will by itself constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement or be an acknowledgment by RSBI or Richland State Bank of any adverse circumstances for purposes of determining whether the conditions to BFST’s obligations under this Agreement have been satisfied or that such adjustment has any bearing on the Aggregate Merger Consideration. No adjustment required by BFST will require any prior filing with any Governmental Authority or violate any Legal Requirement applicable to RSBI or Richland State Bank.

Section 7.16    Financial Statements. The consolidated balance sheets as of future dates and the related statements of income, changes in stockholders’ equity and cash flows of any Party for the periods then ended, that may be provided by such Party to the other Party subsequent to the date hereof, will be prepared from the books and records of such Party and its Subsidiaries and will fairly present, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flows of such Party at the dates and for the periods indicated in conformity with GAAP applied on a consistent basis throughout the periods indicated, except that unaudited financial statements may (i) omit the footnote disclosure required by GAAP and (ii) be subject to normal year-end audit adjustments required by GAAP. The Consolidated Reports of Condition and Income filed by the Subsidiary of a Party subsequent to the date hereof will fairly present the financial position of such Subsidiary and the results of its operations at the dates and for the periods indicated in compliance with all Legal Requirements.

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Section 7.17     Indemnification.

A.     To the extent not prohibited by any Legal Requirements, BFST agrees that all rights to indemnification and all limitations of liability existing in favor of any director or officer of RSBI or Richland State Bank, determined as of the Effective Time (each, an “Indemnified Party”), as provided in RSBI’s or Richland State Bank’s Constituent Documents (including, without limitation, the right to the advancement of expenses, if so provided), in each case as of the date of this Agreement, with respect to matters occurring on or prior to the Effective Time will survive the Merger and continue in full force and effect, without any amendment thereto, for a period of four (4) years.

B.     The rights to indemnification granted by this Section 7.17 are subject to the following limitation: amounts otherwise required to be paid by BFST to any Indemnified Party under this Section 7.17 will be reduced by any amounts that such Indemnified Party recovers from any third party.

C.     Any Indemnified Party wishing to claim indemnification under Section 7.17A, upon learning of any Proceeding described above, must promptly notify BFST, but the failure to so notify will not affect the obligations of BFST under Section 7.17A, except to the extent that BFST is actually prejudiced as a consequence of such failure to so notify. With respect to any such Proceeding, (i) BFST will have the right to assume the defense thereof and BFST will not be liable to an Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by an Indemnified Party in connection with the defense thereof, except that if BFST elects not to assume such defense or counsel for the Indemnified Party is of the opinion that there are issues that raise conflicts of interest between BFST and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to BFST (which may not exceed one firm in any jurisdiction), and BFST will be subject to the obligations with respect to legal fees and expenses as provided in RSBI’s or Richland State Bank’s Constituent Documents; (ii) the Indemnified Party will cooperate in the defense of any such matter; (iii) BFST will not be liable for any settlement effected without its prior written consent; and (iv) BFST will have no obligation hereunder if indemnification of an Indemnified Party in the manner contemplated by this Agreement is prohibited by any Legal Requirement.

D.     The provisions of this Section 7.17 (i) are intended to be for the benefit of, and are enforceable by, each Indemnified Party and his successors and representatives and (ii) are in addition to, and not in substitution for, any other indemnification or contribution that any such person may have by contract or otherwise.

Section 7.18     Other Agreements.

A.     RSBI will deliver to BFST, contemporaneously with the execution of this Agreement, a Voting Agreement in substantially the form attached hereto as Exhibit B, executed as of the date hereof by each director and each executive officer of RSBI and Richland State Bank.

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B.     RSBI will deliver to BFST, contemporaneously with the execution of this Agreement, non-competition agreements, in substantially the form attached hereto as Exhibit C, executed by each of the directors of RSBI and its Subsidiaries that did not enter into an Employment Agreement (as defined below), which non-competition agreements shall not become effective until the Effective Time.

C.     Each of the directors and executive officers of RSBI and Richland State Bank listed on Section 7.18C of the Schedules will deliver to BFST, contemporaneously with the execution of this Agreement, a release in the form attached hereto as Exhibit D (“Release”), releasing RSBI and its Subsidiaries from any and all claims of such directors and officers (except as described in such instrument). At the Closing, RSBI agrees to deliver to BFST an instrument executed by each of the directors of RSBI and its Subsidiaries listed on Section 7.18 of the Schedules, reaffirming, as of the Closing Date, such director’s or officer’s release, obligations and other covenants contained in such director’s or officer’s release agreement delivered pursuant this Section 7.18C. The Release shall not be construed to release the insurance coverage of any director and officer under existing insurance policies and/or coverage purchased under Section 7.17 of this Agreement.

D.     Certain officers of RSBI and Richland State Bank, the names of which persons are listed on Section 7.18D of the Schedules, will deliver to BFST, contemporaneously with the execution of this Agreement, an employment agreement (the “Employment Agreements”).

E.     Certain employees of RSBI and Richland State Bank, the names of which persons are listed on Section 7.18E of the Schedules, will deliver to BFST, contemporaneously with the execution of this Agreement, a retention agreement (the “Retention Agreements”).

Section 7.19     Employment and Change in Control Agreements. RSBI will cause Richland State Bank to take all actions necessary to terminate the deferred compensation, change-in-control or other similar agreements listed on Section 7.19 of the Schedules, without further liability to Richland State Bank, BFST or any of their respective Affiliates and all amounts owed thereunder will be paid or accrued by RSBI prior to the Determination Date, except for liability for payments required to be made upon, or as a result of, the termination of such agreements, which payments will be made or accrued by RSBI prior to the calculation of Adjusted Tangible Shareholders’ Equity pursuant to Section 2.06.

Section 7.20    NASDAQ Listing. BFST shall file all documents required to be filed to have the shares of BFST Common Stock to be issued pursuant to this Agreement included for listing on the NASDAQ Stock Market and use its commercially reasonable efforts to effect said listing.

Section 7.21    Issuance of BFST Common Stock. The shares of BFST Common Stock to be issued by BFST to the shareholders of RSBI pursuant to this Agreement will, on the issuance and delivery to such shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of BFST Common Stock to be issued to the shareholders of RSBI pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of BFST or any other Person. The BFST Common Stock to be issued to the shareholders of RSBI pursuant to this Agreement will, when issued, not be subject to any restrictions on transfer arising under the Securities Act, except for BFST Common Stock issued to any shareholder of RSBI who may be deemed to be an “affiliate” (under the Exchange Act) of BFST after completion of the Merger.

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Section 7.22    Minutes of Director and Committee Meetings. RSBI will provide BFST with the following relating to Board of Directors or senior management committee meetings held after the date of this Agreement: (i) minutes of each regulator and special meeting of the Board of Directors of RSBI or Richland State Bank within ten (10) days of approval by said Board of Directors; and (ii) copies of the minutes of each regular and special meeting of any Board or senior management committee of RSBI or Richland State Bank within ten (10) days after the date of the approval thereof. Any portion of the cited minutes may specifically exclude, upon the advice of legal counsel, portions of such minutes devoted to the discussion of this Agreement or the Merger.

Section 7.23   No Control. Nothing contained in this Agreement shall give BFST, directly or indirectly, the right to control or direct the operations of RSBI or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of RSBI and BFST shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its Subsidiaries respective operations

Section 7.24   Calculation of Adjusted Tangible Shareholders’ Equity. No later than five (5) Business Days prior to the Closing, RSBI shall prepare and deliver to BFST a draft statement setting forth in reasonable detail a calculation of the Adjusted Tangible Shareholders’ Equity of RSBI as of the Determination Date. Upon receipt of such draft statement, the parties shall work in good faith to finalize and agree upon the calculation of the Adjusted Tangible Shareholders’ Equity of RSBI in accordance with Section 3.01B.

Section 7.25   Section 16 Matters. If the Parties determine that any officer of RSBI will be subject to the “short swing” liability provisions of Section 16 of the Exchange Act immediately following the Effective Time, then the RSBI Board and the BFST Board shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt (i) the conversion of RSBI Stock into BFST Common Stock and (ii) the acquisition of BFST Common Stock pursuant to the terms of this Agreement by officers and directors of RSBI subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of RSBI who may become an officer or director of BFST subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, (i) the RSBI Board shall adopt resolutions that specify (A) the name of each individual whose disposition of RSBI Stock (including RSBI stock options and other derivative securities with respect to RSBI Stock) is to be exempted, (B) the number of shares of RSBI (including RSBI stock options and other derivative securities with respect to RSBI Stock) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act and (ii) the BFST Board shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of BFST Common Stock is to be exempted, (B) the number of shares of BFST Common Stock to be acquired by each such individual and (C) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act. BFST and RSBI shall provide to counsel of the other Party for its review copies of such resolutions to be adopted by the respective boards of directors prior to such adoption and RSBI shall provide BFST with such information as shall be reasonably necessary for the BFST Board to set forth the information required in the resolutions of the BFST Board.

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Section 7.26     Appointment of Director. As soon as practicable after the Effective Time, BFST shall, and shall cause BF Bank to, appoint N. Jerome Vascocu to a newly created position on the board of directors of BFST and BF Bank, respectively.

Section 7.27    RSB Insurance Company, LLC. RSBI shall take any and all actions necessary to terminate the legal existence of RSB Insurance Company, LLC, effective no later than one (1) Business Day prior to the Closing Date.

Section 7.28     Community Insurance Financial Center, LLC. RSBI shall take any and all actions necessary to begin liquidation of its investment in Community Insurance Financial Center, LLC, effective no later than one (1) Business Day prior to the Closing Date.

Article VIII
CONDITIONS TO CLOSING

Section 8.01     Conditions to Each Party’s Obligation. The obligation of each Party to consummate the Merger is subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

A.     The Agreement and the Merger will have been approved by the shareholders of RSBI.

B.     All Requisite Regulatory Approvals will have been obtained and will remain in full force and effect and all statutory waiting periods in respect thereof will have expired, and such Requisite Regulatory Approvals will have been received upon terms and conditions satisfactory to the parties.

C.     All consents and approvals listed in Section 4.07 and Section 5.09 of the Schedules will have been received and will remain in full force and effect and will have been received upon terms and conditions satisfactory to the parties.

D.     No action will have been taken, and no Legal Requirement will have been promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Governmental Authority, including the entry of a preliminary or permanent injunction, that would (i) make the Agreement or any other agreement contemplated by this Agreement, or the transactions contemplated hereby or thereby, illegal, invalid or unenforceable in any material respect, (ii) impose material limits on the ability of any Party to this Agreement to consummate the Agreement or any other agreement contemplated by this Agreement, or the transactions contemplated hereby or thereby, or (iii) otherwise prohibit or restrain the Merger; and no Proceeding before any Governmental Authority will be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (i) through (iii) above.

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E.     The Merger will qualify as a reorganization under Section 368(a) of the Code.

F.     The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

Section 8.02     Conditions to Obligations of BFST. The obligation of BFST to consummate the Merger is also subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

A.     The representations and warranties of RSBI in this Agreement will be true and correct, in all material respects, as of the date of this Agreement and as of the Closing Date, except with respect to representations and warranties that are qualified by materiality (other than Material Adverse Change), which will be true and correct in all respects.

B.     The covenants and obligations of RSBI to be performed or observed on or before the Closing Date under this Agreement will have been performed or observed in all material respects.

C.     BFST will have received all documents and instruments required to be delivered by RSBI at or prior to the Closing.

D.     Holders of shares of RSBI Stock representing no more than five percent (5%) of the issued and outstanding RSBI Stock will have demanded or be entitled to exercise appraisal rights under the LBCA.

E.     No RSBI Options shall be outstanding, and each shall have been exercised or terminated and cancelled prior to the Effective Time in accordance with Section 2.08.

F.     BFST will have received from each of the directors and executive officers of RSBI and Richland State Bank an instrument reaffirming, as of the Closing Date, such director’s or officer’s release, obligations and other covenants contained in such director’s or officer’s Release delivered in connection with this Agreement pursuant to Section 7.18C.

G.     There will have been no Material Adverse Change with respect to RSBI or Richland State Bank.

H.     The Requisite Regulatory Approvals shall not have imposed any non-standard conditions, restrictions or requirements that, individually or in the aggregate, would be reasonably likely to materially and adversely diminish the economic benefit of the Merger to BFST.

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I.     The Adjusted Tangible Shareholders’ Equity of RSBI, determined in accordance with Section 2.06 as of the Determination Date shall be not less than $34,600,000, less any Approved Distributions.

J.     The legal existence of RSB Insurance Company, LLC, shall have been terminated, effective no later than one (1) Business Day prior to the Closing Date.

K.     RSBI’s investment in Community Insurance Financial Center, LLC, shall have been liquidated, effective no later than one (1) Business Day prior to the Closing Date.

Section 8.03     Conditions to Obligations of RSBI. The obligation of RSBI to consummate the Merger is also subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

A.     The representations and warranties of BFST in this Agreement will be true and correct, in all material respects, as of the date of this Agreement and as of the Closing Date, except with respect to representations and warranties that are qualified by materiality (other than Material Adverse Change), which will be true and correct in all respects.

B.     The covenants and obligations of BFST to be performed or observed on or before the Closing Date under this Agreement will have been performed or observed in all material respects.

C.     RSBI will have received all documents and instruments required to be delivered by BFST at or prior to the Closing.

D.     There will have been no Material Adverse Change with respect to BFST or BF Bank.

Article IX
TERMINATION

Section 9.01     Right of Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time before the Effective Time, as follows, and in no other manner:

A.     By the mutual written agreement of RSBI and BFST.

B.     By either BFST or RSBI, if the Effective Time has not occurred by the close of business on March 31, 2019, or such later date as may be mutually agreeable to the parties; provided, however, that the right to terminate this Agreement under this Section 9.01B will not be available to any Party whose failure to comply with its obligations under, or breach of any representation or warranty set forth in, this Agreement has materially contributed to the failure of the Effective Time to occur on or before such date.

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C.     By either BFST or RSBI, if any Requisite Regulatory Approval is denied by a final, nonappealable action of any Governmental Authority, or if BFST or RSBI reasonably determines in good faith after consultation with their respective counsel that there is substantial likelihood that any Requisite Regulatory Approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

D.     By either BFST or RSBI (provided that the Party terminating this Agreement is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there has been a material breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement or in any Schedule or document delivered under this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement such that Section 8.02A or Section 8.02B, with respect to RSBI, or Section 8.03A or Section 8.03B, with respect to BFST, would not be satisfied and such breach is not curable or, if curable, has not been cured within thirty (30) days after written notice of the breach is given by the non-breaching Party to the breaching Party.

E.     By RSBI at any time before the RSBI Shareholder Approval if before such time, RSBI receives an unsolicited bona fide Acquisition Proposal and the board of directors of RSBI determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel), that (i) such Acquisition Proposal (if consummated pursuant to its terms and after giving effect to the payment of the Termination Fee and BFST Expenses (each as defined herein)) is a Superior Proposal and (ii) the failure to terminate this Agreement and accept such Superior Proposal would cause or is reasonably likely to cause it to violate its fiduciary duties under applicable law; provided, however, that RSBI may not terminate this Agreement under this Section 9.01D unless:

(i)     RSBI has provided prior written notice to BFST at least five (5) business days in advance (the “Notice Period”) of taking such action, which notice advises BFST that the board of directors of RSBI has received a Superior Proposal, specifies the material terms and conditions of such Superior Proposal (including the identity of the Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) making the Superior Proposal); and

(ii)     during the Notice Period, RSBI negotiates, and causes its financial advisor, if any, and outside legal counsel to negotiate, with BFST in good faith (to the extent BFST desires to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and the board of directors of RSBI considers such adjustments in the terms and conditions of this Agreement resulting from such negotiations and concludes in good faith based upon consultations with its financial advisors and the advice of its outside legal counsel that such Superior Proposal remains a Superior Proposal even after giving effect to the adjustments in the terms and conditions of this Agreement proposed by BFST.

If during the Notice Period any revisions are made to the Superior Proposal and the RSBI Board in its good faith judgment determines such revisions are material, RSBI shall deliver a new written notice to BFST and shall comply with the requirements of this Section 9.01E with respect to such new written notice, except that the new Notice Period shall be three (3) business days. Termination under this Section 9.01E shall not be deemed effective until payment of the Termination Fee and/or BFST Expenses as required by Section 9.04.

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F.     By RSBI if:

(i)     the Average Quoted Price is less than 80% of the Starting Price; and

(ii)     the quotient obtained by dividing the Average Quoted Price by the Starting Price is less than 80% of the quotient obtained by dividing the Average Index Price as of the fifth Business Day immediately prior to the Closing Date (the “Trading Determination Date”) by the Average Index Price as of the Business Day immediately prior to the execution of this Agreement.

If RSBI elects to exercise its termination right pursuant to this Section 9.01F, it shall give prompt written notice thereof to BFST at any time during the two (2) Business Day period following the Trading Determination Date. During the two (2) Business Day period immediately following the day on which BFST receives such notice, BFST shall have the option, in its sole and absolute discretion, to increase the Aggregate Cash Consideration or Aggregate Stock Consideration such that, as a result of such adjustment, the sum of (i) the Aggregate Cash Consideration and (ii) the Aggregate Stock Consideration multiplied by the Average Quoted Price shall be no less than the Minimum Merger Consideration. If BFST should so elect, it shall give prompt written notice thereof to RSBI of such election and the increase in Aggregate Cash Consideration or Aggregate Stock Consideration, whereupon no termination shall have occurred pursuant to this Section 9.01F and this Agreement shall remain in effect in accordance with its terms, except as the Aggregate Cash Consideration or Aggregate Stock Consideration shall have been so modified.

For purposes of this Section 9.01F, the following terms shall have the meanings indicated below:

(i)     “Average Index Price” means the average closing price of the NASDAQ Bank Index (as reported in The Wall Street Journal or, if not reported thereby, another alternative source as chosen by BFST) during the ten (10) consecutive trading days immediately prior to the applicable date.

(ii)     “Average Quoted Price” means the per share volume weighted average price (rounded to two decimal places) of BFST Common Stock as reported on NASDAQ during the ten (10) consecutive trading days immediately prior to Trading Determination Date.

(iii)      “Minimum Merger Consideration” shall be the sum, prior to any adjustments under this Section 9.01F, of (i) $20.00 multiplied by the Aggregate Stock Consideration and (ii) the Aggregate Cash Consideration.

(iv)     “Starting Price” means $25.00.

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G.     By BFST if (i) RSBI has breached its covenant contained in Section 7.08 prior to the termination of this Agreement; (ii) the RSBI Board resolves to accept a Superior Proposal; or (iii) the RSBI Board effects a Change in Recommendation.

H.     By either BFST or RSBI if the RSBI Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the RSBI Meeting.

Section 9.02     Notice of Termination. The power of termination provided for by Section 9.01 may be exercised only by a notice given in writing, as provided in Section 10.06.

Section 9.03    Effect of Termination. Except as provided in Section 9.04, if this Agreement is terminated, neither Party will have any further liability or obligation under this Agreement; provided, however, that termination will not relieve a Party from any liability for any breach by it occurring prior to termination; and provided further, that Section 7.07, this Section 9.03 and Article X (other than Section 10.09) will survive any termination of this Agreement.

Section 9.04    Termination Fee and Expenses. To compensate BFST for entering into this Agreement, taking actions to consummate the transactions contemplated hereunder and incurring the costs and expenses related thereto and other losses and expenses, including foregoing the pursuit of other opportunities by BFST, RSBI and BFST agree as follows:

A.     Provided that BFST is not in material breach of any covenant or obligation under this Agreement (which breach, if curable, has not been cured within fifteen (15) days following receipt of written notice thereof by RSBI specifying in reasonable detail the basis of such alleged breach), if this Agreement is terminated by:

(i)     RSBI under the provisions of Section 9.01E, then RSBI shall pay to BFST the sum of $2,250,000 (the “Termination Fee”) plus all expenses incurred by BFST in connection with the proposed transaction in immediately available funds, provided that the aggregate amount of all such expenses shall not exceed $250,000 (“BFST Expenses”);

(ii)     BFST under the provisions of Section 9.01G, then RSBI shall pay to BFST the Termination Fee plus the BFST Expenses in immediately available funds;

(iii)     either BFST or RSBI under the provisions of (A) Section 9.01B, if at the time of termination, the S-4 Registration Statement has been declared effective for at least twenty-five (25) business days prior to such termination and RSBI shall have failed to call, give notice of, convene and hold the RSBI Meeting in accordance with Section 7.03, or (B) Section 9.01H, if, at the time of termination, there exists an Acquisition Proposal with respect to RSBI, then RSBI shall pay to BFST the BFST Expenses in immediately available funds; and

(iv)     either BFST or RSBI under the provisions of (A) Section 9.01B, if at such time the RSBI Shareholder Approval has not occurred, or (B) Section 9.01H, if, at the time of termination, there exists an Acquisition Proposal with respect to RSBI and, with respect to either clause (A) or (B), within twelve (12) months of the termination of this Agreement, RSBI enters into an Acquisition Agreement with any Person with respect to any Acquisition Proposal, then RSBI shall pay to BFST the Termination Fee in immediately available funds, which shall be in addition to the BFST Expenses to be paid pursuant to Section 9.04A(iii).

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B.     The payment of the Termination Fee and/or BFST Expenses shall be BFST’s sole and exclusive remedy with respect to termination of this Agreement as set forth in this Section 9.04. For the avoidance of doubt, in no event shall the Termination Fee described in this Section 9.04 be payable on more than one occasion.

C.     Any payment required by Section 9.04 shall become payable within two (2) business days after receipt by the non-terminating Party of written notice of termination of this Agreement; provided, however, that if the payment of the Termination Fee is required pursuant to Section 9.04A(iv), then such payment shall become payable on or before the date of execution by RSBI of an Acquisition Agreement.

D.     For purposes of this Agreement, an “Acquisition Agreement” means any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or any similar agreement related to any Acquisition Proposal.

E.     For purposes of this Agreement, “Acquisition Proposal” means any proposal (whether communicated to RSBI or publicly announced to RSBI’s shareholders) by any Person (other than BFST or any of its Affiliates) for an Acquisition Transaction involving RSBI, any Subsidiary or any future Subsidiary of RSBI, or any combination of such Subsidiaries, the assets of which constitute, or would constitute, 20% or more of the consolidated assets of RSBI as reflected on RSBI’s most recent consolidated statement of condition prepared in accordance with GAAP.

F.     For purposes of this Agreement, “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from RSBI by any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act), other than BFST or any of its Affiliates, of 25% or more in interest of the total outstanding voting securities of RSBI or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than BFST or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of RSBI or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving RSBI or any of its Subsidiaries pursuant to which the shareholders of RSBI immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license, acquisition or disposition of 25% or more of the assets of RSBI or any of its Subsidiaries; or (iii) any liquidation or dissolution of RSBI or any of its Subsidiaries.

G.     For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal which the RSBI Board reasonably determines, in its good faith judgment based on, among other things, the advice of RSBI’s outside counsel and its financial advisors, if any, to be (i) more favorable from a financial point of view to the shareholders of RSBI than the Merger taking into account all terms and conditions of the proposal and (ii) reasonably capable of being consummated on the terms proposed, taking into account all legal, financial, regulatory (including the advice of RSBI’s outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable law; provided, that for purposes of the definition of “Superior Proposal,” the references to “25%” and “75%” in the definitions of Acquisition Proposal and Acquisition Transaction shall be deemed to be references to “50%.”

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Article X
MISCELLANEOUS

Section 10.01    Survival of Representations and Warranties. Except for those covenants and agreements expressly to be performed or observed after the Effective Time, the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered under this Agreement will not survive the Effective Time.

Section 10.02     Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger will be borne and paid by the Party incurring the expense.

Section 10.03     Entire Agreement. This Agreement (and all related documents referenced in this Agreement, including the Schedules and Exhibits) constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the Merger, and supersedes all prior agreements, undertakings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations, covenants, obligations or agreements between the parties, except as set forth in this Agreement (or any such related documents).

Section 10.04    Further Cooperation. Each Party will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required to fully consummate the transactions contemplated by this Agreement in accordance its terms.

Section 10.05    Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any Legal Requirement, (i) such term or provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision were not a part of this Agreement; (ii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (iii) there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

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Section 10.06    Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement will be in writing and delivered by hand, facsimile transmission, a nationally recognized overnight courier service, or prepaid registered mail (return receipt requested) as follows:

If to BFST:

Business First Bancshares, Inc. 500 Laurel Street, Suite 101 Baton Rouge, Louisiana 70801 Attn: David R. Melville, III Fax: (225) 248-7650 Electronic mail: jude.melville@b1bank.com

With a copy to:

Fenimore, Kay, Harrison & Ford, LLP
812 San Antonio Street, Suite 600
Austin, Texas 78701
Attention: Lowell W. Harrison, Esq.
Fax: (512) 583-5940
Electronic mail: lharrison@fkhpartners.com

If to RSBI:

Richland State Bancorp, Inc. 724 Louisa Street Rayville, Louisiana 71269
Attention: N. Jerome Vascocu
Fax: (318) 728-6834
Electronic mail: jvascocu@richlandbank.net

With a copy to:

Kantrow, Spaht, Weaver & Blitzer (APLC)
445 North Boulevard, Suite 300
Baton Rouge, Louisiana 70802
Attention: Bob D. Tucker, Esq.
Fax: (225) 343-0630
Electronic mail: bob@kswb.com

Section 10.07     Governing Law; Waiver of Right to Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH PARTY SUBJECT TO THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER.

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Section 10.08     Multiple Counterparts. This Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts together will be deemed to be one and the same Agreement. A telecopy, facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the Party or parties whose signature(s) appear thereon.

Section 10.09     Specific Performance. Each Party acknowledges that the other Party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement was not performed in accordance with its terms or otherwise was materially breached. Therefore, each Party agrees that, without the necessity of proving actual damages or posting bond or other security, the other Party will be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

Section 10.10     Attorneys’ Fees and Costs. In the event of a dispute between the parties to this Agreement related to or arising out of any material breach or alleged material breach of this Agreement that gives rise to a Proceeding, the prevailing Party in such Proceeding will be entitled to reimbursement from the non-prevailing Party for all losses, damages, costs, liabilities or expenses reasonably incurred by the prevailing Party in furtherance of or defense of the Proceeding, including, without limitation, reasonable attorneys’ fees, whether incurred in preparation for or in the conduct of the Proceeding (including, without limitation, a Proceeding to determine the entitlement and amount to any award of attorneys’ fees).

Section 10.11    Binding Effect; Assignment. No Party to this Agreement will assign this Agreement or any of its rights or obligations, in whole or in part, without the prior written consent of the other Party. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties.

Section 10.12     Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and permitted assigns, except that the Indemnified Parties are the stipulated beneficiaries of, and will be entitled to enforce their respective rights under, Section 7.17. Nothing in this Agreement will act to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor will any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

Section 10.13   Amendment; Waiver; Extension. Except as prohibited by any Legal Requirement, BFST and RSBI may amend this Agreement, extend the time for the performance of any obligations or other acts of any other Party to this Agreement, waive any inaccuracy in the representations and warranties contained in this Agreement or any Schedules provided in accordance with this Agreement, or waive compliance with any agreements or conditions contained in this Agreement by an instrument signed in writing by or on behalf of each Party. No Party to this Agreement will by any act (other than a written instrument) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, any right, power or privilege hereunder by any Party will operate as a waiver. No waiver of any provision, or any portion of any provision, of this Agreement will constitute a waiver of any other part of the provision or any other provision of this Agreement, nor will it operate as a waiver, or estoppels with respect to, any subsequent or other failure. Notwithstanding the foregoing, a Party may unilaterally waive a right that is solely applicable to it.

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Section 10.14    Disclosure Schedules; Supplements to the Disclosure Schedules.

A.     Information in the Schedules qualifies the representations and warranties in the Section to which the particular Schedule relates (or makes cross-reference), as well as representations and warranties in other Sections of this Agreement, but only to the extent that the specific item on any such Schedule is reasonably apparent on its face as being applicable to such other Section(s). The inclusion of an item in a Schedule as an exception to a representation or warranty will not be deemed an admission by the disclosing party that the item represents an exception or a material fact, event or circumstance.

B.     Each Party may from time to time prior to the Closing supplement the Schedules delivered by such Party with respect to any matter that (i) arises and becomes known by the disclosing Party after the date of this Agreement and that would have been required or permitted to be set forth or described on the Schedules had such matter existed as of the date of this Agreement, and (ii) does not arise from a breach of this Agreement. No such supplemental disclosure will be deemed to have cured any breach of a representation or warranty made in this Agreement unless the other Party waives the breach in the manner set forth in this Agreement.

[Signature Page Follows]

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[Signature Page to Agreement and Plan of Reorganization]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer

RICHLAND STATE BANCORP, INC.

By:	/s/ N. Jerome Vascocu
N. Jerome Vascocu
President and Chief Executive Officer

EXHIBIT A

FORM OF BANK MERGER AGREEMENT

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Bank Merger Agreement”), is made and entered into as of the 1st day of June, 2018, by and between Business First Bank, a Louisiana state bank headquartered in Baton Rouge, Louisiana (“Business First Bank”), and Richland State Bank, a Louisiana state bank headquartered in Rayville, Louisiana (“Richland State Bank”).

RECITALS:

WHEREAS, Business First Bancshares, Inc., a Louisiana corporation and registered bank holding company (“BFST”), owns all of the outstanding capital stock of Business First Bank, and Richland State Bancorp, Inc., a Louisiana corporation and registered bank holding company (“RSBI”), owns all of the outstanding capital stock of Richland State Bank;

WHEREAS, BFST and RSBI are parties to that certain Agreement and Plan of Reorganization, dated as of June 1, 2018 (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which BFST will acquire all of the outstanding capital stock of RSBI through the merger of RSBI with and into BFST, with BFST surviving the merger (the “Merger”);

WHEREAS, immediately following the Merger, BFST desires to cause Richland State Bank to merge with and into Business First Bank in accordance with the terms of this Bank Merger Agreement;

WHEREAS, Richland State Bank is a Louisiana state bank, duly organized and existing under the laws of the State of Louisiana, having its principal office in the City of Rayville, State of Louisiana, with authorized capital stock consisting of 110,000 shares of common stock, par value $5.00 per share (“Richland State Bank Stock”), of which 102,500 are issued and outstanding;

WHEREAS, Business First Bank is a Louisiana state bank, duly organized and existing under the laws of the State of Louisiana, having its principal office in the City of Baton Rouge, State of Louisiana, with authorized capital stock consisting of 10,000,000 shares of common stock, par value $1.00 per share (“Business First Bank Stock”), of which 3,215,979 shares are issued and outstanding and 1,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding;

WHEREAS, subject to consummation of the Merger and the receipt of all required regulatory approvals, the Boards of Directors of Richland State Bank and Business First Bank have approved this Bank Merger Agreement, under which Richland State Bank shall be merged with and into Business First Bank (“Bank Merger”), and have authorized the execution hereof; and

WHEREAS, as and when required by the provisions of this Bank Merger Agreement, all such action as may be necessary or appropriate shall be taken by Richland State Bank and Business First Bank in order to consummate the Bank Merger.

NOW, THEREFORE, in consideration of the premises, Business First Bank and Richland State Bank hereby agree that Richland State Bank shall be merged with and into Business First Bank on the following terms and conditions:

1.      Merger of Richland State Bank and Business First Bank.  At the Effective Time (as defined in Section 12), Richland State Bank shall be merged with and into Business First Bank in accordance with Section 351 et seq. of the Louisiana Banking Law.

2.      Effects of the Bank Merger.  The Bank Merger will have the effects set forth in Section 355 of the Louisiana Banking Law.  At the Effective Time, the corporate existence of Richland State Bank will be merged with and into and continued in Business First Bank, as the bank surviving the Bank Merger (“Surviving Bank”).  The name of the Surviving Bank will be “Business First Bank”.  Without limiting the generality of and subject to the foregoing, all of the property, rights, privileges, powers and franchises of Richland State Bank will vest in Business First Bank, as the Surviving Bank, without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon, and all debts, liabilities, obligations, restrictions and duties of Richland State Bank will become the debts, liabilities, obligations, restrictions and duties of Business First Bank.

3.      Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws of Business First Bank, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Bank until thereafter changed or amended as provided by applicable law.

4.      Directors and Officers.  The directors and officers of Business First Bank immediately prior to the Effective Time will remain the directors and officers of the Surviving Bank from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Bank or as otherwise provided by law; provided, however, that as soon as practicable after the Effective Time, Business First Bank shall appoint N. Jerome Vascocu to a newly created position on the board of directors of Business First Bank.

5.      Conversion of Securities.  At the Effective Time, by virtue of this Bank Merger Agreement and without any further action on the part of any holder, (i) each issued and outstanding share of Business First Bank Stock will continue to remain outstanding and to represent one share of common stock of Business First Bank, and (ii) each issued and outstanding share of Richland State Bank Stock will be cancelled.

6.      Shareholder Approval.  This Bank Merger Agreement shall be submitted for approval to the sole shareholder of Business First Bank and the sole shareholder of Richland State Bank for approval by written consent as soon as practicable after execution of this Bank Merger Agreement.  Upon approval by the sole shareholder of Business First Bank and the sole shareholder of Richland State Bank, this Bank Merger Agreement shall be made effective as soon as practicable thereafter as provided in Section 12 hereof but not prior to the consummation of the Merger in accordance with the terms and conditions of the Reorganization Agreement.

7.      Conditions to Consummation of the Bank Merger.  Consummation of the Bank Merger as provided herein will be conditioned upon consummation of the transactions contemplated by the Reorganization Agreement.  In addition, all obligations of the parties under this Bank Merger Agreement are subject to the receipt of all consents, orders and regulatory approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Bank Merger, including, without limitation, shareholder approval and the approval of any regulatory agency having jurisdiction over Richland State Bank or Business First Bank, including, without limitation, the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation.

8.      Termination.  This Bank Merger Agreement will terminate upon the termination of the Reorganization Agreement in accordance with its terms and in no other manner.  Upon such termination, neither party will have any further liability or obligation by reason of this Bank Merger Agreement to the other party.

9.      Representations and Warranties of Richland State Bank.  Richland State Bank is a Louisiana state non-member bank, duly organized, validly existing and in good standing under the laws of the State of Louisiana.  Richland State Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Bank Merger Agreement.

10.   Representations and Warranties of Business First Bank.  Business First Bank is a Louisiana state non-member bank, duly organized, validly existing and in good standing under the laws of the State of Louisiana.  Business First Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Bank Merger Agreement.

11.   Waiver; Amendment.  Any term or condition of this Bank Merger Agreement may be waived at any time prior to the Effective Time by the party that is entitled to the benefits thereof.  This Bank Merger Agreement may be amended or modified at any time prior to the Effective Time, whether before or after action thereon by the shareholders of Richland State Bank and Business First Bank.  Any waiver or amendment must be in writing.

12.   Effective Time.  The Bank Merger will become effective in the manner set forth in Section 354 of the Louisiana Banking Law (“Effective Time”).

13.   Multiple Counterparts.  For the convenience of the parties, this Bank Merger Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Bank Merger Agreement.  A telecopy, facsimile, or scanned “PDF” transmission of a signed counterpart of this Bank Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

14.   Governing Law.  THIS BANK MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF LOUISIANA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

15.  Further Assurances.  The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Bank Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

16.  Severability.  If any provision of this Bank Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (i) this Bank Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining provisions of this Bank Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Bank Merger Agreement; and (iii) there will be added automatically as a part of this Bank Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

17.  Specific Performance.  Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Bank Merger Agreement were not performed according to its terms or otherwise were materially breached.  Each of the parties agrees that, without the necessity of proving actual damages or posting bond or other security, the other party is entitled to seek injunctive relief to prevent breach of performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled.

18.  Rules of Construction.  Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Bank Merger Agreement.  All articles and sections referred to herein are articles and sections, respectively, of this Bank Merger Agreement.  Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders.  Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.  The word “or” is used in the inclusive sense.  Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim.  If there is any conflict between the terms of this Bank Merger Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.

19.  Binding Effect; Assignment.  All of the terms, covenants, representations, warranties and conditions of this Bank Merger Agreement are binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns.  Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Bank Merger Agreement, or any provision herein contained, it being the intent of the parties hereto that this Bank Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Bank Merger Agreement and for the benefit of no other person, except as expressly provided for herein.  Nothing in this Bank Merger Agreement will act to relieve or discharge the obligation or liability of any third party to any party to this Bank Merger Agreement, nor will any provision give any third party any right of subrogation or action over or against any party to this Bank Merger Agreement, except as expressly provided for herein.  No party to this Bank Merger Agreement will assign this Bank Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party.  Except as provided for in the preceding sentence, any assignment made or attempted in violation of this Section is void and of no effect.

[Signature Pages Follow]

[Business First Bank Directors’ Signature Page to Bank Merger Agreement]

IN WITNESS WHEREOF, the undersigned directors, constituting a majority of the board of directors of Business First Bank, have caused this Bank Merger Agreement to be duly executed and delivered all as of the day and year first written above.

BUSINESS FIRST BANK,

a Louisiana state bank

By:		By:
	Robert S. Greer, Jr., Chairman		David A. Montgomery, Jr., Director

By:		By:
	Lloyd Benny Alford, Director		Arthur Price, Director

By:		By:
	Jack E. Byrd, Jr., Director		Fayez K. Shamieh, Director

By:		By:
	John Graves, Director		C. Stewart Slack, Director

By:		By:
	David L. Laxton III, Director		Kenneth W. Smith, Director

By:		By:
	Rolfe Hood McCollister, Jr., Director		Thomas Everett Stewart, Jr., Director

By:		By:
	Andrew D. McLindon, Director		Steven G. White, Director

By:		By:
	David R. Melville III, Director		Robert V. Yarborough, Director

By:
Patrick E. Mockler, Director

[Richland State Bank Directors’ Signature Page to Bank Merger Agreement]

IN WITNESS WHEREOF, the undersigned directors, constituting a majority of the board of directors of Richland State Bank, have caused this Bank Merger Agreement to be duly executed and delivered all as of the day and year first written above.

RICHLAND STATE BANK,

a Louisiana state bank

By:		By:
	Robert W. Calvert, Jr., Chairman		Timothy M. Mulhearn, Sr., Director

By:		By:
	Herbert J. Banks, III, Director		Thomas A. Sanders, Jr., Director

By:		By:
	A. Carlton Clark, III, Director		Thomas C. Still, Director

By:		By:
	Fred Scott Franklin, Director		N. Jerome Vascocu, Director

By:
John C. Morris, III, Director

SECRETARY’S CERTIFICATE OF SHAREHOLDER APPROVAL

1.

I hereby certify that I am the Secretary of Business First Bank, a Louisiana state bank, located in the City of Baton Rouge, State of Louisiana (“Business First Bank”) and that I have been duly appointed and am presently serving in that capacity.

2.	I further certify that by written consent dated _______________, 2018, the sole shareholder of Business First Bank adopted and approved the forgoing Bank Merger Agreement.

IN WITNESS WHEREOF, I have executed this certification on this ___ day of _______________, 2018.

Whitney Dees, Assistant Secretary

SECRETARY’S CERTIFICATE OF SHAREHOLDER APPROVAL

1.

I hereby certify that I am the Secretary of Richland State Bank, a Louisiana state bank, located in the City of Rayville, State of Louisiana (“Richland State Bank”) and that I have been duly appointed and am presently serving in that capacity.

2.	I further certify that by written consent dated _______________, 2018, the sole shareholder of Richland State Bank adopted and approved the forgoing Bank Merger Agreement.

IN WITNESS WHEREOF, I have executed this certification on this ___day of _______________, 2018.

, Secretary

[CEO’s Signature Page to Bank Merger Agreement]

IN WITNESS WHEREOF, Business First Bank and Richland State Bank have caused this Bank Merger Agreement to be executed by their duly authorized officers as of the date first above written, and the officers of each such bank have hereunto subscribed their names.

BUSINESS FIRST BANK, a Louisiana state bank

By:
David R. Melville, III
President and Chief Executive Officer

RICHLAND STATE BANK, a Louisiana state bank

By:
N. Jerome Vascocu
Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF LOUISIANA                       §

PARISH OF EAST BATON ROUGE   §

On this the ___ day of _______________, 2018, before me, the undersigned authority, personally came and appeared David R. Melville, III, to me personally known, who, being by me duly sworn, declared and acknowledged before me and the undersigned competent witnesses, that he is the President and Chief Executive Officer of Business First Bank, a Louisiana state bank (“Business First Bank”), and that in such capacity he was duly authorized to and did execute the foregoing Bank Merger Agreement on behalf of Business First Bank for the purposes therein expressed and as his and Business First Bank’s free act and deed.

WITNESSES:

David R. Melville, III
Name:		President and Chief Executive Officer
(Please print)

Name:
(Please print)

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT

STATE OF LOUISIANA                     §

PARISH OF RICHLAND                    §

On this the ___ day of _______________, 2018, before me, the undersigned authority, personally came and appeared N. Jerome Vascocu, to me personally known, who, being by me duly sworn, declared and acknowledged before me and the undersigned competent witnesses, that he is the Chief Executive Officer of Richland State Bank, a Louisiana state bank (“Richland State Bank”), and that in such capacity he was duly authorized to and did execute the foregoing Bank Merger Agreement on behalf of Richland State Bank for the purposes therein expressed and as his and Richland State Bank’s free act and deed.

WITNESSES:

N. Jerome Vascocu
Name:		Chief Executive Officer
(Please print)

Name:
(Please print)

Notary Public

My Commission Expires:

EXHIBIT B

FORM OF VOTING AGREEMENT

EXHIBIT B

VOTING AGREEMENT

This Voting Agreement (this “Voting Agreement”), dated as of June 1, 2018, is executed by and among Business First Bancshares, Inc. (“BFST”), a Louisiana corporation, Richland State Bancorp, Inc. (“RSBI”), a Louisiana corporation, and the persons who are signatories hereto (each a “Shareholder” and collectively the “Shareholders”).

RECITALS:

WHEREAS, contemporaneously with the execution of this Voting Agreement, BFST and RSBI are entering into that certain Agreement and Plan of Reorganization, dated June 1, 2018 (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which RSBI will merge with and into BFST, with BFST as the surviving entity (the “Merger”), which will be followed immediately by the merger of Richland State Bank, a Louisiana state bank and wholly-owned subsidiary of RSBI (“Richland State Bank”) with and into Business First Bank, a Louisiana state bank and wholly-owned subsidiary of BFST (“Business First Bank”), with Business First Bank as the surviving entity;

WHEREAS, Louisiana law requires that the Reorganization Agreement and the Merger be approved by the Shareholders of RSBI;

WHEREAS, as a condition and inducement to BFST’s willingness to enter into the Reorganization Agreement, the Reorganization Agreement requires that this Voting Agreement be executed by the undersigned Shareholders, contemporaneously with the execution of the Reorganization Agreement, such that, subject to the terms hereof, each such Shareholder will vote his or her shares of RSBI stock in favor of approval of the Reorganization Agreement and the transactions contemplated thereby;

WHEREAS, BFST and RSBI are relying on this Voting Agreement in incurring expenses in their continuing review of RSBI’s and Richland State Bank’s business, in preparing the Proxy Statement/Prospectus for the shareholders of RSBI, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger; and

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Reorganization Agreement.

NOW, THEREFORE, in consideration of the substantial expenses that BFST and RSBI will incur in connection with the transactions contemplated by the Reorganization Agreement and to induce BFST to execute the Reorganization Agreement and to proceed to incur such expenses, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby, severally and not jointly or in solido, agree as follows:

1.            Ownership of Shares.  Each of the Shareholders hereby severally and not jointly represents and warrants to BFST and RSBI that such Shareholder is the registered owner or beneficial owner of, or has full voting power with respect to, the number of shares of the RSBI stock set forth below the Shareholder’s name on the signature page of this Voting Agreement (the “Shares”).  While this Voting Agreement is in effect, each Shareholder shall not, directly or indirectly, without the prior written consent of BFST, (a) sell or otherwise dispose of or encumber prior to the record date for the meeting of RSBI shareholders at which the Reorganization Agreement will be voted upon (the “RSBI Meeting”) any or all of his or her Shares, except for transfers by operation of law, by will, pursuant to the laws of descent and distribution or as a result of a court order or proceeding, or (b) deposit any of his or her Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of his or her Shares or grant any proxy with respect thereto, other than to other members of the RSBI Board for the purpose of voting to approve the Reorganization Agreement and the transactions contemplated thereby or as provided herein.  Any transfer or other disposition in violation of the terms of this Section 1 shall be null and void and of no effect.

2.              Voting for Reorganization Agreement.  Each Shareholder hereby agrees during the term of this Voting Agreement to vote his or her Shares, and any additional shares of RSBI stock acquired by such Shareholder after the date hereof and prior to the record date for the RSBI Meeting, in favor of the approval and adoption of the Reorganization Agreement and the transactions contemplated thereby at the RSBI Meeting.

3.            Acquisition Proposals.  Each Shareholder, solely in his capacity as a shareholder and without limiting in any way his ability to exercise his duties as a director or an officer of RSBI or otherwise take any action permitted by the Reorganization Agreement (i) shall not invite or seek any Acquisition Proposal, support (or suggest that anyone else should support) any Acquisition Proposal that may be made, or ask the RSBI Board to consider, support or seek any Acquisition Proposal, or otherwise take any action designed to make any Acquisition Proposal more likely; and (ii) meet or otherwise communicate with any Person that has made or is considering making an Acquisition Proposal or any representative of such Person after becoming aware that the Person has made or is considering making an Acquisition Proposal.

4.             Reliance of Parties.  BFST and RSBI each represent to each Shareholder that it is relying on this Voting Agreement in incurring expenses in continuing to review RSBI’s business, in preparing the Proxy Statement/Prospectus, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.  Each Shareholder and RSBI acknowledges that the performance of this Voting Agreement is intended to benefit BFST.

5.               Term.  This Voting Agreement shall continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement in accordance with its terms or (b) the consummation of the Merger.

6.               Director and Officer Duties.  Nothing in this Voting Agreement shall be deemed to restrict any Shareholder from taking any action in his or her capacity as a director or officer of RSBI that such Shareholder shall believe is necessary to fulfill such Shareholder’s duties and obligations as a director or officer (if applicable).

7.               Authority and Enforceability.  Each Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Voting Agreement.  This Voting Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors rights or by applicable equitable principles.  If the Shareholder is married and the Shareholder’s Shares constitute community property, this Voting Agreement has been, to the extent necessary, duly authorized, executed and delivered by, and, if so executed, constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such person in accordance with its terms subject to the foregoing exception.

8.                Appraisal Rights.  Each Shareholder hereby (a) confirms his/her knowledge of the availability of the appraisal rights of shareholders under the Louisiana Business Corporation Act (“LBCA”) with respect to the Merger and (b) confirms receipt of a copy of the provisions of the LBCA related to the appraisal rights of shareholders.  Each Shareholder hereby waives and agrees not to assert, and shall use his/her reasonable efforts to cause any affiliates who hold of record any of the Shareholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Shareholder or such affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of RSBI that the Shareholder shall hold of record at the time that the Shareholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the LBCA or otherwise.

9.                Amendment.  This Voting Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by BFST, RSBI and such Shareholder.

10.              Counterparts.  This Voting Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  An electronic scan in “PDF” format of a signed counterpart of this Voting Agreement delivered by electronic mail or otherwise will be sufficient to bind the party or parties whose signature(s) appear thereon.

11.             Entire Agreement.  This Voting Agreement, together with the Reorganization Agreement and the other agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein.  This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

12.              Notices.  All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be delivered to the addresses of the parties hereto set forth below their signature on the signature pages hereof (or to such other address as any party may have furnished to the others in writing in accordance herewith) either personally, by nationally recognized overnight courier service or sent by mail or by electronic mail, and all such communications are deemed delivered (a) in the case of personal delivery or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with instructions for overnight delivery.  “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Baton Rouge, Louisiana.

13.              Equitable Relief.  Each Shareholder recognizes and acknowledges that a breach by such Shareholder of any covenants or agreements contained in this Voting Agreement will cause BFST to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the parties hereto agree that, in the event of any such breach, BFST shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.  No Shareholder shall be responsible or liable for a breach of this Agreement by any other Shareholder(s).

14.              Governing Law; Venue.  This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without giving effect to any principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written.

BUSINESS FIRST BANCSHARES, INC.

By:
Name:	David R. Melville III
Title:	President and Chief Executive Officer

Address:

Business First Bancshares, Inc.
500 Laurel Street, Suite 101
Baton Rouge, Louisiana 70801

RICHLAND STATE BANCORP, INC.

By:
Name:	N. Jerome Vascocu
Title:	President and Chief Executive Officer

Address:

Richland State Bancorp, Inc.
724 Louisa Street
Rayville, Louisiana 71269

[Signature Page to Voting Agreement]

SHAREHOLDERS:
Address for Shareholders:

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

Name:
	Number of Shares:	Common

[Shareholder Signature Page to Voting Agreement]

EXHIBIT C

FORM OF DIRECTOR SUPPORT AGREEMENT

EXHIBIT C

DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2018, by and among Business First Bancshares, Inc. (“BFST”), a Louisiana corporation, Richland State Bancorp, Inc. (“RSBI”), a Louisiana corporation, and ______________, an individual resident of the State of ______________ (“Director”).  Capitalized terms used but not otherwise defined herein have the meanings given them in the Reorganization Agreement (as defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, BFST and RSBI are entering into that certain Agreement and Plan of Reorganization, dated as of June 1, 2018 (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which RSBI will merge with and into BFST, with BFST as the surviving entity (the “Merger”), which will be followed immediately by the merger of Richland State Bank, a Louisiana state bank and wholly-owned subsidiary of RSBI (“Richland State Bank”), with and into Business First Bank, a Louisiana state bank and wholly-owned subsidiary of BFST (“Business First Bank”), with Business First Bank as the surviving entity;

WHEREAS, Director is a shareholder of RSBI and will, as a result of his or her equity ownership in RSBI, receive pecuniary and other benefits as a result of the Merger;

WHEREAS, as a director and shareholder of RSBI, Director has had access to certain Confidential Information (as defined below) regarding RSBI and each Subsidiary of RSBI, including, without limitation, Richland State Bank, information concerning RSBI’s business and the relationships between RSBI and its Subsidiaries, vendors, and customers, and RSBI’s status and relationship with peer institutions that compete with RSBI, as well as the trade secrets, customer goodwill and proprietary information of RSBI and its business, which trade secrets, customer goodwill and proprietary information constitute a substantial asset to be acquired by BFST; and

WHEREAS, Director recognizes that BFST’s willingness to enter into the Reorganization Agreement is dependent on Director entering into this Agreement and, therefore, this Agreement is incident thereto.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, including the premises and mutual covenants contained herein and in the Reorganization Agreement, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, BFST and Director undertake, promise, covenant and agree with each other as follows:

1.        Director Support.  Director agrees to use his or her reasonable best efforts to refrain from harming the goodwill of RSBI and its Subsidiaries, BFST and its Subsidiaries, and their respective customer, client and vendor relationships, and from making any derogatory or disparaging remarks regarding Director’s employment by or separation from RSBI and its Subsidiaries, or regarding the financial condition, services, management, business practices, directors, officers, employees or agents of any such institution at any time.  Director also agrees to use his or her reasonable best efforts to maintain and continue the personal relationships and the business relationships of Director’s affiliated business entities, if any, with Richland State Bank (and its successor), and to consider Richland State Bank (and its successor) when obtaining banking products or services for his or her personal needs and the needs of Director’s affiliated business entities, if any and as applicable.

C-1

2.        Non-Disclosure Obligations.  Except as required by law, rule or regulation or pursuant to a judicial or other governmental order, Director agrees that he or she will not knowingly make any unauthorized disclosure, directly or indirectly, of any Confidential Information of BFST, RSBI or their Subsidiaries to third parties, or make any use thereof, directly or indirectly.  Director also agrees that he or she shall deliver promptly to RSBI or BFST at any time at its reasonable request, without retaining any copies, all documents and other material in Director’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of RSBI or Confidential Information or other information regarding third parties, acquired in such person’s position as a director, officer or shareholder of RSBI.

For purposes of this Agreement, “Confidential Information” means and includes BFST’s, Business First Bank’s, RSBI’s and RSBI’s Subsidiaries’ confidential and/or proprietary information and/or trade secrets, including those of their respective Subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources.  Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors (including any information that qualifies as “nonpublic personal information” under the Gramm-Leach-Bliley Act of 1999 or its state law equivalents), and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; capitalization plans and capital raising strategies and all information related thereto, including, but not limited to, any private offering of securities and any proposed offering of securities prior to becoming public; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for BFST, Business First Bank, RSBI, any Subsidiary of RSBI or any of their respective subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing.  The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (b) was available to the disclosing party, prior to disclosure by BFST, Business First Bank, RSBI or any Subsidiary of RSBI, on a non-confidential basis from a source other than the non-disclosing party and is not known by Director, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; (c) was independently acquired or developed by Director without violating any obligations of this Agreement; or (d) is disclosed with the consent of BFST or RSBI, as applicable.  Director acknowledges that BFST’s, Business First Bank’s, RSBI’s and Richland State Bank’s respective businesses are highly competitive, that the Confidential Information related to RSBI constitutes a valuable, special and unique asset to be acquired by BFST in the Merger and the Confidential Information related to BFST and Business First Bank disclosed to Director, if any, constitutes a valuable, special and unique asset currently owned by BFST, and, therefore, all of such Confidential Information will, following the Effective Time of the Merger, constitute a valuable, special, and unique asset, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to BFST.

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In the event that Director is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Confidential Information, Director will give BFST prompt written notice of such request or requirement so that BFST, at its sole cost and expense, may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and Director will cooperate reasonably with BFST, at the sole cost and expense of BFST, to obtain such protective order or other remedy.  In the event that such protective order or other remedy is not obtained or BFST waives compliance with the relevant provisions of this Agreement, Director will furnish only that portion of the Confidential Information which is legally required to be disclosed and, upon BFST’s request and at its sole cost and expense, use his or her reasonable commercial efforts to obtain assurances that confidential treatment no less favorable to BFST than that set forth in this Agreement will be accorded to such information.

3.        Director Covenants.

(a)        Other than in any capacity for or on behalf of BFST or any Subsidiary of BFST, and except as set forth on Schedule 1 hereto, Director agrees that, prior to the Termination Date (as defined below), Director will not, directly or indirectly, individually or as an executive, partner, officer, director or shareholder or in any other capacity whatsoever:

(i)        compete or engage, anywhere in the geographic area comprised of Bienville, Bossier, Caldwell, Claiborne, East Carroll, Franklin, Madison, Morehouse, Ouachita, Richland, Union, Webster and West Carroll parishes (collectively, the “Market Area”) in a business similar to that of BFST, Business First Bank, RSBI or Richland State Bank as of the date hereof or the Effective Time of the Merger;

(ii)        take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by or be connected in any manner (directly or indirectly), including, without limitation, as an officer, director, employee, agent or consultant, with any Person engaging in a business the same as or similar to that of RSBI or Richland State Bank anywhere within the Market Area; provided, however, Director is permitted hereunder to, directly or indirectly, own any investments owned as of the date of this Agreement (and all such investments in financial institutions conducting business in the Market Area are set forth on Schedule 2 hereto) and may subsequently acquire up to one percent (1%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

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(iii)        (A) call on, service or solicit competing banking business from any Person who is a customer of RSBI or any Subsidiary of RSBI as of the date of this Agreement or as of the Closing Date, or (B) interfere with or damage (or attempt to interfere with or damage) any relationship between RSBI or any Subsidiary of RSBI or any of their respective affiliates and any such customer; or

(iv)        call on, solicit or induce any person who is, or within the twelve (12) months preceding the Closing Date was, an employee of RSBI or any Subsidiary of RSBI to terminate employment from RSBI (or its successor) or any Subsidiary of RSBI (or its successor), and will not assist any other Person in such activities.

Director may not avoid the purpose and intent of this Section 3(a) by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, communications with third parties in the Market Area, or other similar methods.

(b)        If any court of competent jurisdiction should determine that the terms of this Section 3 are too broad in terms of time, geographic area, lines of commerce or otherwise, that court is to modify and revise any such terms so that they comply with applicable law.

(c)        Director acknowledges and agrees that (i) this Agreement is entered into in connection with the sale to BFST of the goodwill of the business of RSBI and Richland State Bank, (ii) Director is receiving substantial, valuable consideration for this Agreement, including, without limitation, access to new Confidential Information relating to the current and prospective businesses, strategies and customers of RSBI and Richland State Bank, which will become BFST’s businesses after the Effective Time of the Merger, and in a greater quantity and/or expanded nature than that already provided to Director, and access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of RSBI and Richland State Bank prior to the Effective Time of the Merger, and that such consideration constitutes fair and adequate consideration for the execution of the restrictive covenants set forth above, (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure BFST acquires the goodwill of RSBI and Richland State Bank and to protect such goodwill and the Confidential Information relating to RSBI and the RSBI Subsidiaries, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable in light of the time that Director has been engaged in the business of RSBI and Richland State Bank and Director’s relationship with the customers of RSBI and Richland State Bank.  Director further acknowledges that the restrictions contained herein are not burdensome to Director in light of the consideration paid therefor and the other opportunities that remain open to Director.  Moreover, Director acknowledges that he has and will have other means available to him for the pursuit of his livelihood after the Effective Time of the Merger.

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4.        Termination.  This restrictions and obligations set forth in Section 3 will terminate on the earlier of (a) the date the Reorganization Agreement is terminated in accordance with its terms or (b) the date that is twenty-four (24) months after the Closing Date (as applicable, the “Termination Date”).

5.        Injunctive Relief and Additional Remedies.  Director acknowledges that the injury that would be suffered by BFST or RSBI as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to BFST or RSBI, as the case may be, for such a breach would be an inadequate remedy.  Consequently, each of BFST and RSBI will have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief.  Such equitable remedies are in addition to the right to obtain compensatory and punitive damages, and attorney’s fees, and, notwithstanding BFST’s or RSBI’s, as the case may be, right to so seek damages, Director waives any defense that an adequate remedy for BFST or RSBI, as the case may be, exists under law.  If Director, on the one hand, or BFST or RSBI, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

6.        Waiver; Amendment and Modification.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. This Agreement may be modified or amended at any time, by mutual agreement of BFST and Director.  Any waiver, modification or amendment of this Agreement shall be in writing.

7.        Multiple Counterparts.  For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and is to be construed as, one and the same Agreement.  A facsimile or electronic scan in “PDF” format transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

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8.        Governing Law; Waiver of Jury Trial.  THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW (WHETHER OF THE STATE OF LOUISIANA OR ANY OTHER JURISDICTION).  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.        Binding Effect; Assignment.  All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns.  Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person.  No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

10.        Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

11.        Entire Agreement.  This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.  Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

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12.        Rules of Construction.  The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement.  Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders.  Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate.  The word “or” is used in the inclusive sense.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent.  References to a Person shall be deemed to include references to that Person’s permitted successors or assigns.

13.        Notice.  Except as explicitly provided herein, any notice given hereunder shall be in writing and shall be delivered in person, mailed by first class U.S. mail, postage prepaid or sent by facsimile, electronic mail, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to BFST:

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Attn:  David R. Melville, III

Facsimile No.: (225) 248-7650

Electronic mail: jude.melville@b1bank.com

With a copy to:

Fenimore, Kay, Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas  78701

Attn: Lowell Harrison

Facsimile No.: (512) 583-5940

Electronic mail: lharrison@fkhpartners.com

If to RSBI (prior to the Closing Date):

Richland State Bancorp, Inc.

724 Louisa Street

Rayville, Louisiana 71269

Attn:  N. Jerome Vascocu

Facsimile No.: (318) 728-6834

Electronic mail: jvascocu@richlandbank.net

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With a copy to:

Kantrow Spaht Weaver & Blitzer (APLC)

445 North Boulevard, Suite 300

Baton Rouge, Louisiana 70802

Attention: Bob D. Tucker, Esq.

Facsimile No.: (225) 343-0630

Electronic mail: bob@kswb.com

If to Director:

Fax:

Electronic mail:

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail.  All notices sent by courier as provided above shall be deemed delivered one day after being sent and all notices sent by facsimile shall be deemed delivered upon confirmation of receipt.  All other notices shall be deemed delivered when actually received.  Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

14.        Articles, Sections, Exhibits and Schedules.  All sections referred to herein are sections of this Agreement and all schedules referred to herein are schedules attached to this Agreement.  Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement.  Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BUSINESS FIRST BANCSHARES, INC.

By:
David R. Melville, III
President and Chief Executive Officer

RICHLAND STATE BANCORP, INC.

By:
N. Jerome Vascocu
President and Chief Executive Officer

DIRECTOR

Name:

Notice address:

Facsimile No.

[Signature Page to Director Support Agreement]

SCHEDULE 1

SCHEDULE 2

EXHIBIT D

FORM OF RELEASE

EXHIBIT D

RELEASE

This RELEASE (this “Release”), dated June 1, 2018, is made by _______________________, (the “Releasor”), in favor of Richland State Bancorp, Inc. (“RSBI”), a Louisiana corporation, and Richland State Bank, a Louisiana state bank headquartered in Rayville, Louisiana (“Richland State Bank”).

RECITALS:

WHEREAS, the Releasor is a duly elected or appointed director or executive officer of RSBI and/or Richland State Bank as of the date hereof;

WHEREAS, RSBI and Business First Bancshares, Inc., a Louisiana corporation (“BFST”) are parties to that certain Agreement and Plan of Reorganization dated as of June 1, 2018 (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which RSBI will merge with and into BFST, with BFST as the surviving entity (the “Merger”);

WHEREAS, immediately following the Merger, Richland State Bank will merge with and into Business First Bank, a Louisiana state bank headquartered in Baton Rouge, Louisiana and a wholly owned subsidiary of BFST (“Business First Bank”), with Business First Bank surviving the merger;

WHEREAS, it is a covenant of RSBI pursuant the Reorganization Agreement that the Releasor execute and deliver this Release in connection with the execution of the Reorganization Agreement to confirm the absence of, and release, any and all claims by the Releasor Persons (as defined below) other than the Reserved Claims (as defined below) against RSBI and Richland State Bank existing as of the date hereof; and

WHEREAS, the Reorganization Agreement provides that at Closing, the Releasor will also execute and deliver an instrument reaffirming, as of the Closing Date, such director’s or executive officer’s obligations, release of claims, and other covenants contained in this Release.

NOW, THEREFORE, for and in consideration of the premises contained herein, the consummation of the transactions contemplated by the Reorganization Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Releasor hereby agrees as follows:

1.         Capitalized Terms.  All capitalized terms not otherwise defined in this Release will have the meanings accorded them in the Reorganization Agreement.

2.         Release; Related Matters.

(a)         Effective as of the date hereof, the Releasor, on his own behalf and on behalf of his heirs, representatives, executors, and administrators (collectively, the “Releasor Persons”) irrevocably and unconditionally releases, waives and forever discharges RSBI and Richland State Bank and their respective subsidiaries and successors (each, a “Released Party” and collectively, the “Released Parties”) from any and all manners of actions, obligations, liabilities, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, liquidated or unliquidated, to the extent known, in law or equity (each a “Claim” and collectively, the “Claims”) relating to, arising out of or in connection with RSBI or Richland State Bank and their respective businesses or assets, including any Claims arising out of or resulting from the Releasor’s status, relationship, affiliation, rights, obligations or duties as a director, officer, employee or security holder of RSBI or Richland State Bank, as the case may be, for all periods through the date hereof; provided, however, that a Released Party is not released from any of its obligations or liabilities to the Releasor or other Releasor Person(s): (i) in connection with any accrued compensation and rights under any benefit plans or arrangements of RSBI or Richland State Bank existing as of the date hereof; (ii) as to any rights of indemnification and related benefits pursuant to any applicable law, the articles of incorporation or bylaws of either RSBI or Richland State Bank, or otherwise, or to claim insurance coverage or to be defended under any insurance coverage, including without limitation any directors and officers insurance coverage which applies to or benefits directors and/or officers of RSBI or Richland State Bank and which applies to the Releasor or the other Releasor Persons; (iii) in connection with any deposits or accounts of the Releasor or the other Releasor Persons at Richland State Bank as of the date hereof; (iv) any Per Share Merger Consideration to which the Releasor or the other Releasor Persons are entitled; and (v) any rights or claims of the Releasor or the other Releasor Persons under the Reorganization Agreement (collectively, the “Reserved Claims”).

(b)         The Releasor represents and warrants that in his capacity as a director, officer, employee or security holder of RSBI or Richland State Bank, as applicable, the Releasor has no knowledge of any Claims that the Releasor may have against the Released Parties other than the Reserved Claims.  The Releasor further represents and warrants to the Released Parties that the Releasor is the sole owner of, and has not sold, assigned or otherwise transferred (with or without consideration) to any person, any Claims that would otherwise be released by this Release, but for such sale, assignment or transfer.

(c)         The Releasor irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party based upon any matter purported to be released hereby.

(d)         Each Released Party hereby (a) irrevocably and unconditionally releases, waives and forever discharges the Releasor and the other Releasor Persons from all Claims relating to, arising out of or in connection with RSBI, Richland State Bank, their respective businesses and/or assets, including any Claims arising out of or resulting from the Releasor’s status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or security holder of either RSBI or Richland State Bank, as the case may be, for all periods through the date hereof only and (b) irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced or instituted, any proceeding of any kind against any Releasor Persons based upon any matter released hereby.

3.         No Admission.  Neither the execution or the delivery of this Release, nor the performance of the terms hereof, by any of the parties to this Release will be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are expressly denied by all of the parties to this Release.

4.         Covenant Not To Sue.  It is expressly intended and agreed that none of the parties to this Release will assert against any other party any claim based on the matters encompassed by this Release, other than with respect to the Reserved Claims.

5.         Authority; Representation by Counsel.  The Releasor represents and warrants that he has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Releasor in the capacity in which executed.  The Releasor further represents and warrants that he has entered into this Release freely of his own accord and without reliance on any representations of any kind or character not set forth herein.  The Releasor enters into this Release after the opportunity to consult with his own legal counsel.

6.         Successors.  This Release shall be binding upon the undersigned Releasor, the Releasor Persons and their respective heirs, executors, and administrators, and shall inure to the benefit of the Releasor, the Releasor Persons, the Released Parties and their respective successors, predecessors, parents, subsidiaries, affiliates and other related parties.

7.         Governing Law; Construction.  This Release and the rights and obligations of each party subject to this Release will be governed by, and construed and enforced in accordance with, the laws of the State of Louisiana, without giving effect to any principles of conflicts of law.  This Release is executed and delivered in connection with and under the Reorganization Agreement, and will be construed as a part of the transactions contemplated by the Reorganization Agreement.

8.         Entire Agreement; Amendment.  This Release represents the entire understanding between the parties relating to the subject matter of the Release and supersedes all prior agreements and negotiations between the parties.  This Release will not be amended, modified, or altered in any manner except in writing signed by the parties to this Release.

9.         Severability; Modification.  If any term or other provision of this Release is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, (i) such term or provision will be fully severable and this Release will be construed and enforced as if such illegal, invalid or unenforceable provision were not a part of this Release; (ii) the remaining provisions of this Release will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Release; and (iii) there will be added automatically as a part of this Release a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.  If any provision of this Release is so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

10.         Counterparts.  This Release may be signed in multiple counterparts, each of which will be deemed an original, and all executed counterparts together will be deemed to be one and the same instrument.  A telecopy, facsimile or electronic scan in “PDF” format of a signed counterpart of this Release will be sufficient to bind the party or parties whose signature(s) appear thereon.

11.         Termination of Agreement. This Release is executed and delivered contemporaneously with the execution and delivery of the Reorganization Agreement.  If the Reorganization Agreement is terminated in accordance with its terms prior to consummation of the Merger, this Release shall not become effective but shall be null and void and of no force or effect.

[Signature Page Follows]

[Signature Page to Release]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first above written.

RICHLAND STATE BANCORP, INC.

By:
N. Jerome Vascocu
President and Chief Executive Officer

RICHLAND STATE BANK

By:
N. Jerome Vascocu
Chief Executive Officer

RELEASOR

Name:

Annex B

July 31, 2018

Board of Directors

Richland State Bancorp, Inc.

724 Louisa Street

Rayville, Louisiana 71269

Members of the Board:

National Capital, L.L.C. (“National Capital”) has been engaged by the board of directors of Richland State Bancorp, Inc. (“RSBI”) to provide a fairness opinion on the consideration to be received under the Agreement and Plan of Reorganization by and between Business First Bancshares, Inc. (“BFST”) and Richland State Bancorp, Inc. (the “Agreement”).

In rendering this fairness opinion, we reviewed, analyzed and relied upon certain financial and other factors as we deemed appropriate under the circumstances, including, among others:

1.

RSBI’s historical and current financial position and results of operations, including information related to interest income, interest expense, net interest margin, net non-interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in RSBI’s financial statements;

2.	RSBI’s assets and liabilities, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

3.	results of RSBI’s recent regulatory examinations and those of its subsidiary bank;

4.	RSBI’s future earnings and dividend paying capacity;

6.	the general economic, market and financial conditions affecting RSBI’s operations and business prospects;

7.	the competitive and economic outlook for RSBI’s trade area and the banking industry in general;

8.	BFST’s historical and current financial position and results of operations;

9.	the historical and expected price performance and trading volumes of BFST common stock (NASDAQ: BFST); and

10.

publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger or share exchange transactions involving banks or bank holding companies.

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Fairness Opinion

We also used our experience in securities valuation and knowledge of financial institutions, including banks and bank holding companies, in determining the fairness of the proposed transaction. This opinion is based upon conditions as they existed, and could be evaluated, on the date of the opinion and upon information made available to National Capital through that date.

In rendering our appraisal and fairness opinion, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and did not attempt to independently verify the information. National Capital is not an expert in the independent verification of the adequacy of loan and lease losses and assumed, without independent verification, that the aggregate allowance for loan and lease losses is adequate to cover the losses. National Capital did not make or obtain any evaluations or appraisals of the properties of RSBI, nor did we examine any individual loan credit files.

We have been retained by the board of directors of RSBI to act as an independent financial advisor to RSBI in connection with the proposed transaction and will receive a fee from RSBI for our services, a portion of which is contingent upon the consummation of the proposed transaction. No portion of our compensation is contingent on the analysis, opinions or conclusions expressed in this letter. While the undersigned officer of National Capital owns a small number of BFST shares, the value of this investment is not material to his net worth and does not present a material conflict of interest with respect to the opinion presented herein.

Our opinion is necessarily based upon market, economic and other conditions as of the date set forth above, and on the information made available to us. Our opinion does not address the merits of the underlying decision by RSBI to engage in the proposed transaction and does not constitute a recommendation to any shareholder of RSBI as to how such shareholder should vote on the transaction or any other matter related thereto. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which shares of Company stock will trade at any time prior to the completion of the transaction.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the consideration to be received as set forth in the proposed transaction is fair, from a financial point of view, to all shareholders of RSBI.

Sincerely,

National Capital, L.L.C.

By:	T. Jefferson Fair, CVA
President

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Annex C

FULL TEXT OF PART 13

THE LOUISIANA BUSINESS CORPORATION ACT

Part 13. Appraisal Rights

Subpart A. Right to appraisal and payment for shares.

§ 12:1-1301. Definitions.

In this Part, the following meanings shall apply:

(1)

“Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of R.S. 12:1-1302(B)(4), an entity is deemed to be an affiliate of its senior executives.

(2)

“Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)	“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in R.S. 12:1-1322 through 1-1331, includes the surviving entity in a merger.

(3.1)

“Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(4)

“Fair value” means the value of the corporation’s shares determined immediately before the effectuation of the corporate action to which the shareholder objects, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to R.S. 12:1-1302(A)(5).

(5)	“Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of judicial interest.

(5.1)

“Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action, satisfies any of the following criteria:

(a)	Was the beneficial owner of twenty percent or more of the voting power of the corporation, other than as owner of excluded shares.

(b)

Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation.

(c)

Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

(i)	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

(ii)

Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in R.S. 12:1-862.

(iii)

In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(5.2)	“Interested transaction” means a corporate action described in R.S. 12:1-1302(A) involving an interested person in which any of the shares or assets of the corporation are being acquired or converted.

(6)	“Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7)	[Reserved.]

(8)	“Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

(9)	“Shareholder” means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.

§ 12:1-1302. Right to appraisal.

A.	A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1)	Consummation of a merger to which the corporation is a party if either of the following apply:

(a)

Shareholder approval is required for the merger by R.S. 12:1-1104, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.

(b)	The corporation is a subsidiary and the merger is governed by R.S. 12:1-1105.

(2)

Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

(3)

Consummation of a disposition of assets pursuant to R.S. 12:1-1202, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series if, under the terms of the corporate action approved by the shareholders, there is to be distributed to shareholders in cash its net assets in excess of a reasonable amount reserved to meet claims of the type described in R.S. 12:1-1406 and 1-1407, within one year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of distribution, and the disposition of assets is not an interested transaction.

(4)

An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.

(5)

Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

(6)

Consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as the shares held by the shareholder before the domestication,

(7)	Consummation of a conversion of the corporation to nonprofit status pursuant to Subpart 9C of this Part.

(8)	Consummation of a conversion of the corporation to an unincorporated entity pursuant to Subpart 9E of this Part.

B.

Notwithstanding Subsection A of this Section, the availability of appraisal rights under Paragraphs (A)(1), (2), (3), (4), (6), and (8) of this Section shall be limited in accordance with the following provisions:

(1)	Appraisal rights shall not be available for the holders of shares of any class or series of shares which is one of the following:

(a)	A covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.

(b)

Traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, and directors and by beneficial shareholders and voting trust beneficial owners owning more than ten percent of such shares.

(c)

Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

(2)	The applicability of Paragraph (B)(1) of this Section shall be determined as of either of the following:

(a)	The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.

(b)	The day before the effective date of such corporate action if there is no meeting of shareholders.

(3)

Paragraph (B)(1) of this Section shall not be applicable and appraisal rights shall be available pursuant to Subsection A of this Section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in Paragraph (B)(1) of this Section at the time the corporate action becomes effective or, in the case of the consummation of a disposition of assets pursuant to R.S. 12:1-1202, unless such cash, shares, or proprietary interests are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders as part of a distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in R.S. 12:1-1406 and 1-1407, within one year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of the distribution.

(4)

Paragraph (B)(1) of this Section shall not be applicable and appraisal rights shall be available pursuant to Subsection A of this Section for the holders of any class or series of shares where the corporate action is an interested transaction.

C.

Notwithstanding any other provision of this Section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, except for both of the following:

(1)

No such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a nonprofit conversion under Subpart 9C of this Part or a conversion to an unincorporated entity under Subpart 9E of this Part, or a merger having a similar effect.

(2)

Any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment, or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

§ 12:1-1303. Assertion of rights by nominees and beneficial shareholders.

A.

A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder or the voting trust beneficial owner and notifies the corporation in writing of the name and address of each beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this Subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

B.

A beneficial shareholder and voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in R.S. 12:1-1322(B)(2)(b), and does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or voting trust beneficial owner.

Subpart B. Procedure for exercise of appraisal rights.

§ 12:1-1320. Notice of appraisal rights.

A.

Where any corporate action specified in R.S. 12:1-1302(A) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this Part. If the corporation concludes that appraisal rights are or may be available, one of the following statements shall be included in the meeting notice sent to those record shareholders entitled to exercise appraisal rights:

(1)	If the corporation wishes for shareholders to be subject to the requirements of R.S. 12:1-1321(A)(1):

“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law: (1) to deliver to the corporation, before the vote is taken on the action described in this notice, a written notice of the shareholder’s intent to demand appraisal if the corporate action proposed in this notice takes effect, and (2) not to vote, or cause or permit to be voted, in favor of the proposed corporate action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with those requirements, and the action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights”.

(2)

If the corporation is waiving the requirements of R.S. 12:1-1321(A)(1): “Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to asset appraisal rights, a shareholder is required by law not to vote, or cause or permit to be voted, in favor of the proposed corporation action any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with the requirement, and the action proposed in this notice take effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, a copy of Part 13 of the Business Corporation Act, governing appraisal rights”.

B.

In a merger pursuant to R.S. 12:1-1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in R.S. 12:1-1322.

C.	Where any corporate action specified in R.S. 12:1-1302(A) is to be approved by written consent of the shareholders pursuant to R.S. 12:1-704.

(1)

Written notice that appraisal rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, the following statement must be included in the notice:

“Appraisal rights allow a shareholder to avoid the effects of the proposed corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. To retain the right to assert appraisal rights, a shareholder is required by law not to sign any consent in favor of the proposed corporate action with respect to any shares of the class or series for which the shareholder intends to assert appraisal rights. If a shareholder complies with this requirement, and the corporate action proposed in this notice takes effect, the law requires the corporation to send to the shareholder an appraisal form that the shareholder must complete and return, and a copy of Part 13 of the Business Corporation Act, governing appraisal rights”.

(2)

Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by R.S. 12:1-704(E) and (F), may include the materials described in R.S. 12:1-1322 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Part and the following statement:

“Appraisal rights allow a shareholder to avoid the effects of the corporate action described in this notice by selling the shareholder’s shares to the corporation at their fair value, paid in cash. A shareholder may obtain appraisal rights only by completing and returning an appraisal form that the law requires the corporation to send to the shareholder, and by complying with all other requirements of Part 13 of the Business Corporation Act, a copy of which is enclosed”.

D.

Where corporate action described in R.S. 12:1-1302(A) is proposed, or a merger pursuant to R.S. 12:1-1105 is effected, the notice referred to in Subsection A or C of this Section, if the corporation concludes that appraisal rights are or may be available, and in Subsection B of this Section shall be accompanied by both of the following:

(1)

The annual financial statements specified in R.S. 12:1-1620(B) of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than sixteen months before the date of the notice and shall comply with R.S. 12: 1-1620(B); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.

(2)	The latest available quarterly financial statements of such corporation, if any.

E.

The right to receive the information described in Subsection D of this Section may be waived in writing by a shareholder before or after the corporate action. If the information described in Subsection D of this Section is not publicly available, the shareholder who receives it owes a duty to the corporation to use and disclose the information only for purposes of deciding whether to exercise appraisal rights and for other proper purposes.

§ 12:1-1321. Notice of intent to demand appraisal and consequences of voting or consenting.

A.

If a corporate action specified in R.S. 12:1-1302(A) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do both of the following:

(1)	Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand appraisal if the proposed action is effectuated.

(2)	Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B.

If a corporate action specified in R.S. 12:1-1302(A) is to be approved by written consent, a shareholder may assert appraisal rights with respect to a class or series of shares only if the shareholder does not sign a consent in favor of the proposed action with respect to that class or series of shares.

C.	A shareholder who fails to satisfy the requirements of Subsection A or B of this Section is not entitled to appraisal under this Part.

§ 12:1-1322. Appraisal notice and form.

A.

If a corporate action requiring appraisal rights under R.S. 12:1-1302(A) becomes effective, the corporation must send a written appraisal notice and the form required by Paragraph (B)(1) of this Section to all shareholders who satisfy the requirements of R.S. 12:1-1321(A) or R.S. 12:1-1321(B). In the case of a merger under R.S. 12:1-1105, the parent must deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B.

The appraisal notice must be delivered no earlier than the date the corporate action specified in R.S. 12:1-1302(A) became effective, and no later than ten days after such date, and must do all of the following:

(1)	Supply a form that requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction.

(2)	State all of the following:

(a)

Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under Subparagraph (B)(2)(b) of this Section.

(b)

A date by which the corporation must receive the form, which date may not be fewer than forty nor more than sixty days after the date the appraisal notice is sent pursuant to Subsection A of this Section, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

(c)	The corporation’s estimate of the fair value of the shares.

(d)

That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in Subparagraph (B)(2)(b) of this Section the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

(e)	The date by which the notice to withdraw under R.S. 12:1-1323 must be received, which date must be at least twenty days after the date specified in Subparagraph (B)(2)(b) of this Section.

(3)	Be accompanied by a copy of this Part.

C.	A corporation may elect to withhold payment as permitted by R.S. 12:1-1325 only if the form required by Subsection B of this Section does both of the following:

(1)	Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action.

(2)

If such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date.

§ 12:1-1323. Perfection of rights and right to withdraw.

A.

A shareholder who receives notice pursuant to R.S. 12:1-1322 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to R.S. 12:1-1322(B)(2)(b). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to R.S. 12:1-1322(B)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under R.S. 12:1-1325. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to Subsection B of this Section.

B.

A shareholder who has complied with Subsection A of this Section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to R.S. 12:1-1322(B)(2)(e). A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C.

A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in R.S. 12:1-1322(B), shall not be entitled to payment under this Part.

§ 12:1-1324. Payment.

A.

Except as provided in R.S. 12:1-1325, within thirty days after the form required by R.S. 12:1-1322(B)(2)(b) is due, the corporation shall pay in cash to those shareholders who complied with R.S. 12:1-1323(A) the amount the corporation estimates to be the fair value of their shares, plus interest.

B.	Except as provided in Subsection C of this Section, the payment to each shareholder pursuant to Subsection A of this Section must be accompanied by all of the following:

(1)

(a)

The annual financial statements specified in R.S. 12:1-1620(B) of the corporation that issued the shares to be appraised, which shall be of a date ending not more than sixteen months before the date of payment and shall comply with R.S. 12:1-1620(B); provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.

(b)	The latest available quarterly financial statements of such corporation, if any.

(2)	A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to R.S. 12:1-1322(B)(2)(c).

(3)

A statement that shareholders described in Subsection A of this Section have the right to demand further payment under R.S. 12:1-1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this Part.

C.

The financial information described in Paragraph (B)(1) of this Section need not accompany the corporation’s payment under Subsection A of this Section if the corporation has earlier delivered to the shareholder financial information that meets the requirements of Paragraph (B)(1) of this Section as of the time of the payment.

§ 12:1-1325. After-acquired shares.

A.

A corporation may elect to withhold payment required by R.S. 12:1-1324 from any shareholder who was required to, but did not, certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date specified in the appraisal notice sent in accordance with R.S. 12:1-1322(B)(1) and R.S. 12:1-1322(C).

B.

If the corporation elects to withhold payment under Subsection A of this Section, it must, within thirty days after the form required by R.S. 12:1-1322(B)(2)(b) is due, notify all shareholders who are described in Subsection A of this Section of all of the following:

(1)	The information required by R.S. 12:1-1324(B)(1).

(2)	The corporation’s estimate of fair value pursuant to R.S. 12:1-1324(B)(2).

(3)	That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under R.S. 12:1-1326.

(4)	That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.

(5)	That those shareholders who do not satisfy the requirements for demanding appraisal under R.S. 12:1-1326 shall be deemed to have accepted the corporation’s offer.

C.

Within ten days after receiving the shareholder’s acceptance pursuant to Subsection B of this Section, the corporation must pay in cash the amount it offered under Paragraph (B)(2) of this Section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

D.

Within forty days after sending the notice described in Subsection B of this Section, the corporation must pay in cash the amount it offered to pay under Paragraph (B)(2) of this Section to each shareholder described in Paragraph (B)(5) of this Section.

§ 12:1-1326. Procedure if shareholder dissatisfied with payment or offer.

A.

A shareholder paid pursuant to R.S. 12:1-1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under R.S. 12:1-1324. A shareholder offered payment under R.S. 12:1-1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

B.

A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under Subsection A of this Section within thirty days after receiving the corporation’s payment or offer of payment under R.S. 12:1-1324 or 1-1325, respectively, waives the right to demand payment under this Section and shall be entitled only to the payment made or offered pursuant to those respective Sections.

Subpart C. Judicial appraisal of shares.

§ 12:1-1330. Court action.

A.

If a shareholder makes demand for payment under R.S. 12:1-1326 which remains unsettled, the corporation shall commence a summary proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to R.S. 12:1-1326, plus interest, within ten days after the expiration of the sixty-day period.

B.

The corporation shall commence the proceeding in the district court of the parish where the corporation’s principal office or, if none, its registered office in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the parish in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

C.

The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, and all parties must be served with a copy of the petition. Nonresidents may be served as provided by law.

D.

The jurisdiction of the court in which the proceeding is commenced under Subsection B of this Section is exclusive. The court may appoint an appraiser to file a written report with the court on the question of fair value. The appraiser shall have the powers described in the appointing order, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. If the court appoints an appraiser, the appraiser’s written report shall be treated as the report of an expert witness, and the corporation and shareholders demanding appraisal shall be entitled to depose and to examine and cross-examine the appraiser as an expert witness.

E.	Each shareholder made a party to the proceeding is entitled to judgment for either of the following:

(1)	The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.

(2)	The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under R.S. 12:1-1325.

§ 12:1-1331. Court costs and expenses.

A.

The court in an appraisal proceeding commenced under R.S. 12:1-1330 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts which the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.

B.	The court in an appraisal proceeding may also assess the expenses of the respective parties in amounts the court finds equitable against either of the following:

(1)

The corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of R.S. 12:1-1320, 1-1322, 1-1324, or 1-1325.

(2)

Either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Part.

C.

If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefitted.

D.

To the extent the corporation fails to make a required payment pursuant to R.S. 12:1-1324, 1-1325, 1-1326, or 1-1330(A), the shareholder may sue directly for the amount owed, and to the extent successful, shall be entitled to recover from the corporation all expenses of the suit. The shareholder’s right to enforce the corporation’s payment obligation under this Subsection is perempted five years after the date that the payment by the corporation becomes due under the relevant provision.

Subpart D. Other remedies.

§ 12:1-1340. Other remedies limited.

A.

The legality of a proposed or completed corporate action described in R.S. 12:1-1302(A) may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in any proceeding commenced by a shareholder after the shareholders have approved the corporate action.

B.

The appraisal rights provided by this Part are the exclusive remedy of a shareholder in connection with a corporate action for which R.S. 12:1-1302 makes appraisal rights available if either of the following conditions is satisfied:

(1)	The shareholder is not subject to the requirements of R.S. 12:1- 1321(A)(1) concerning the delivery of a written notice of the shareholder’s intent to assert appraisal rights.

(2)	The corporation waives the requirements of R.S. 12:1-1321(A)(1).

C.

If Subsection B of this Section makes appraisal rights the exclusive remedy of a shareholder, then the shareholder shall not have any other cause of action for damages or for any other form of relief against the corporation, or any director, officer, employee, agent, or controlling person of the corporation, in connection with the corporate action for which R.S. 12:1-1302 makes appraisal rights available.

D.

If the corporation waives the requirements of R.S. 12:1-1321(A)(1), a shareholder may assert appraisal rights without complying with those requirements. A corporation waives the requirements of R.S. 12:1-1321(A)(1) by sending shareholders the notice specified in R.S. 12:1-1320(A)(2).

E.	Subsections A, B, and C of this Section do not apply to a corporate action that is any of the following:

(1)	Not authorized and approved in accordance with the applicable provisions of any of the following:

(a)	Part 9, 10, 11, or 12 of this Chapter.

(b)	The articles of incorporation or bylaws.

(c)	The resolution of the board of directors authorizing the corporate action.

(2)	[Reserved.]

(3)	[Reserved.]

(4)	Approved by less than unanimous consent of the voting shareholders pursuant to R.S. 12:1-704 if both of the following requirements are met:

(a)

The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least ten days before the corporate action was effected.

(b)	The proceeding challenging the corporate action is commenced within ten days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

F.

Subsections B and C of this Section do not affect any right of a shareholder that is provided by the terms of the corporate action itself if the shareholder does not assert, or loses the right to enforce, appraisal rights under this Part.

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